As filed with the Securities and Exchange Commission on August 18, 2011

Registration No. 333-174543

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

Under

Securities Act of 1933

POWER SOLUTIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	3510	33-0963637

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

655 Wheat Lane

Wood Dale, IL 60191

(630) 350-9400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary S. Winemaster

Chief Executive Officer and President

Power Solutions International, Inc.

655 Wheat Lane

Wood Dale, IL 60191

(630) 350-9400

(Name, address, including zip code, and telephone number including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Mark D. Wood

Katten Muchin Rosenman LLP

525 W. Monroe Street

Chicago, IL 60661

Tel.: (312) 902-5200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	6,026,211 (1)	$1.26 (2)	$7,593,026 (2)	$882 (3)

(1)	This Registration Statement registers the offer and sale of 6,026,211 shares of common stock, par value $0.001 per share, of the registrant, all of which are issuable upon conversion of the registrant’s Series A Convertible Preferred Stock previously issued by the registrant, giving effect to the limitations on conversion thereof set forth in the Certificate of Designation of the Series A Convertible Preferred Stock. In addition, there are being registered hereunder such additional number of shares of common stock of the registrant, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends or similar transactions, which shares of common stock are registered hereunder pursuant to Rule 416.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the bid and asked prices of the common stock reported on the over-the-counter markets on May 24, 2011, the date two days prior to the date upon which this Registration Statement was originally filed.

(3)	The registrant previously paid $11,025 in connection with the previous filing of this Registration Statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to completion, dated August 18, 2011

Prospectus

POWER SOLUTIONS INTERNATIONAL, INC.

6,026,211 Shares of Common Stock

This prospectus relates to the sale or other disposition from time to time by selling securityholders of shares of our common stock issuable from time to time upon conversion of shares of our Series A Convertible Preferred Stock, originally issued by us pursuant to the Purchase Agreement, dated as of April 29, 2011, by and among us and the investors party thereto.

Each share of our preferred stock is convertible into shares of our common stock at any time at the election of its holder, subject to limitations on conversion set forth in the Certificate of Designation for the preferred stock (as described below), at a conversion price of $0.375 per share, subject to adjustment as set forth in the certificate of designation. After giving effect to the proposed migratory merger of our company into a Delaware corporation, which will effect our reincorporation into the State of Delaware and a 1-for-32 reverse stock split of our common stock (as described below under “Description of Capital Stock – Reverse Split and Migratory Merger”), as if it occurred on or prior to the date hereof, the conversion price at which each share of our preferred stock will convert into shares of our common stock would be $12.00 per share.

The selling securityholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of our common stock or interests in shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. If these shares are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions.

Our Series A Convertible Preferred Stock is not listed on an exchange or quoted on any over-the-counter market, and we do not intend to list our preferred stock on any exchange or to seek any such quotation.

Our common stock is quoted on the OTC Bulletin Board and the OTC Markets – OTCQB tier under the symbol “PSIX.” On August 16, 2011, the last reported closing bid price of our common stock as reported on the OTC Bulletin Board was $0.10 per share. These over-the-counter quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. You are urged to obtain current market quotations of the common stock.

Investing in the securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2011

i

Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. It may not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus carefully, including the “Risk Factors” and the financial statements and related notes and the unaudited pro forma combined financial statements included herein. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

Upon the closing of the reverse recapitalization transaction (as discussed below under “— Company History” and under “Business-Company History”), Power Solutions International, Inc. (f/k/a Format, Inc.) has succeeded to the business of The W Group. In connection with the reverse recapitalization transaction, effective April 29, 2011, we changed our corporate name to Power Solutions International, Inc. Unless the context otherwise requires, “we,” “our,” “us,” “our company” and similar expressions used in this prospectus refer to The W Group and its consolidated subsidiaries, collectively, prior to the closing of the reverse recapitalization transaction on April 29, 2011, and Power Solutions International, Inc. (f/k/a Format, Inc.), as successor to the business of The W Group, and its consolidated subsidiaries, collectively, following the closing of the reverse recapitalization transaction.

Business

We are a global producer and distributor of a broad range of high performance, certified low emission, power systems for original equipment manufacturers of off-highway industrial equipment (“industrial OEMs”). Our customers include companies that are large, industry-leading and/or multinational organizations, and we are a sole source power system provider for most of our customers. Our power systems are highly engineered, comprehensive systems which, through our technologically sophisticated development and manufacturing processes, including our in-house design, prototyping, testing and engineering capabilities and our analysis and determination of the specific components to be integrated into a given power system (driven in large part by emission standards and cost restrictions required, or desired, to be met), allow us to provide to our customers power systems customized to meet specific industrial OEM application requirements, other technical specifications of customers and requirements imposed by environmental regulatory bodies. Our power system configurations range from a basic engine block integrated with appropriate fuel system components to completely packaged power systems that include any combination of cooling systems, electronic systems, air intake systems, fuel systems, housings, power takeoff systems, exhaust systems, hydraulic systems, enclosures, brackets, hoses, tubes and other assembled componentry. The components which we integrate into our power systems include internally designed components and components for which we coordinate design efforts with third party suppliers, as well as other components supplied from third parties. Some of these key components (including engines) embody proprietary intellectual property of those suppliers. We are able to provide to our customers a comprehensive power system which can be incorporated, using a single part number, directly into a customer’s specified application. Capitalizing on our expertise in developing and manufacturing emission-certified power systems and through our access to the latest power system technologies, we believe that we are able to provide complete “green” power systems to industrial OEMs at a low cost and with fast design turnaround.

Our power systems are primarily spark-ignited, running on alternative fuels such as natural gas and propane. We design, develop, manufacture, distribute and provide after-market support for our power systems for industrial OEMs in a wide range of industries with a diversified set of applications. For these applications, our low-emission, alternative fuel power systems, which range in size from under 1 liter to over 22 liters and meet, and in many cases produce emissions at levels significantly lower than those currently required by, emission standards of the United States Environmental Protection Agency (“EPA”) and the California Air Resources Board (“CARB”), represent a cleaner, and typically less expensive, alternative to diesel fuel power systems. In addition, while our power systems primarily run on alternative fuels, we also supply low-emission standard fuel (such as diesel) power systems and are in the process of developing hybrid power systems.

Under a distributor agreement with Perkins, a wholly-owned subsidiary of Caterpillar, packaging and distribution agreements with Caterpillar engine dealers and our association with Caterpillar, we are one of the largest suppliers of Perkins and Caterpillar diesel power systems under 275 horsepower. This makes us a prominent supplier of EPA and CARB emission-certified diesel power systems to the industrial OEM marketplace. As we do for our alternative fuel power systems, we supply components for, and apply our sophisticated application engineering and design services to, these Perkins and Caterpillar power systems in a wide range of industrial applications. Building upon our experience in developing emission-compliant power systems, and with a view to serving our customers’ needs regarding emissions compliance, we are also developing a range of hybrid power systems. We plan to apply technology from our existing green power systems and our application expertise to provide tailored, cost-efficient, emission-compliant hybrid power systems to the industrial OEM marketplace, both domestically and internationally.

In addition to our emission-certified power systems, we also produce and distribute non-emission-certified power systems for industrial OEMs for particular applications in markets which do not currently maintain emission standards for those applications (for example, oil and gas equipment used in Canada). Approximately 65% of our net sales in 2010 consisted of sales of emission-certified products, with approximately 50% of our 2010 net sales consisting of sales of emission certified products for which we hold the applicable regulatory certification and approximately 15% of our 2010 net sales consisting of sales of diesel power systems for which the diesel engine supplier holds the applicable regulatory certification. Approximately 12% of our net sales in 2010 consisted of sales of aftermarket parts and the remaining approximately 23% of our net sales in 2010 consisted of sales of our non-emission-certified power systems.

Company History

Founded in 1985, we sought to break the then-prevalent OEM focus on the diesel engine as a commodity by providing value-added engineering, procurement and packaging of products and services to the industrial OEM marketplace. Because of our expanded product and service offerings, we played a significant role in moving the industrial OEM marketplace from a simple, engine-centric model to a more comprehensive model. Through implementation of our strategy, we grew our diesel power system sales and became one of the largest Perkins diesel power system distributors in the world, a position we still maintain today.

From the mid-1990s going forward, we have applied our strategy to spark-ignited gasoline and alternative fuel products. In applying our extensive, prior experience developing power systems for our diesel power system OEM customers to the spark-ignited industrial OEM marketplace, and addressing the growing demand for diesel alternatives as a result of environmental and economic considerations, we have developed a comprehensive range of alternative fuel power systems. As a result, we have become a significant supplier of power systems to prominent OEM customers located throughout North America, with sales to OEM customers located (with location determined based upon the continent to which we ship a product) throughout North America representing approximately 94% of our net sales in 2010. We also sell our power systems to OEM customers located throughout Asia (approximately 5% of our net sales in 2010) and Europe (approximately 1% of our net sales in 2010), in which regions we intend to increase our sales efforts.

On April 29, 2011, The W Group completed a reverse acquisition transaction with Format, Inc. (which is now Power Solutions International, Inc.), in which PSI Merger Sub, Inc., a Delaware corporation that was newly-created as a wholly-owned subsidiary of Format, merged into The W Group, and The W Group remained as the surviving corporation of the merger. In that transaction, The W Group became a wholly-owned subsidiary of Power Solutions International, Inc.

Immediately prior to the consummation of the reverse acquisition transaction, Format was engaged, to a limited extent, in EDGARizing corporate documents for filing with the SEC, and providing limited commercial printing services. Due to the nominal operations and assets of Format immediately prior to the consummation of this reverse acquisition transaction, this reverse acquisition transaction is accounted for as a recapitalization.

In connection with the reverse recapitalization transaction and the private placement described below, Format entered into a stock repurchase and debt satisfaction agreement, dated as of April 29, 2011, with Ryan Neely, the sole director and executive officer of Format immediately prior to the closing of the reverse recapitalization, and his wife, Michelle Neely. Pursuant to this agreement, among other things, Format repurchased 3,000,000 shares of its common stock, representing approximately 79.57% of the shares of Format’s common stock outstanding immediately prior to the completion of the reverse recapitalization transaction, from Ryan and Michelle Neely.

For a detailed description of the reverse recapitalization and this repurchase of Format common stock, see “Business – Company History” below.

Company Information

Our principal executive offices are located at 655 Wheat Lane, Wood Dale, IL 60191. Our telephone number is (630) 350-9400 and our web address is www.powergreatlakes.com. The information included or referred to on, or accessible through, our website does not constitute part of, and is not incorporated by reference into, this prospectus.

About This Offering

On April 29, 2011, we entered into a purchase agreement with 29 accredited investors, pursuant to which we issued to these investors an aggregate of 18,000 shares of Series A Convertible Preferred Stock, together with warrants to purchase shares of our common stock, at a purchase price of $1,000 per share and related warrant, receiving total gross proceeds of $18,000,000. The shares of preferred stock issued in the private placement are convertible into an aggregate of 48,000,007 shares of our common stock, subject to limitations on conversion set forth in the certificate of designation for the preferred stock. For every one share of our common stock issuable upon conversion of shares of preferred stock purchased in the private placement, each investor also received a warrant to purchase one-half of a share of our common stock at an exercise price of $0.40625 per share, subject to adjustment as set forth in the warrants. The warrants represent the right to purchase a total of 24,000,007 shares of our common stock, subject to limitations on exercise set forth in the warrants. In connection with the private placement, we also issued to Roth Capital Partners, LLC, as compensation for its role as placement agent in connection with the private placement, a warrant to purchase 3,360,000 shares of our common stock, subject to limitations on exercise set forth in the warrant issued to Roth Capital Partners, at an exercise price of $0.4125 per share, subject to adjustment as set forth in the warrant. For a detailed description of our Series A Convertible Preferred Stock, including the limitations on conversion and the adjustment provisions, see “Description of Capital Stock – Description of the Preferred Stock – Series A Convertible Preferred Stock” below; for a detailed description of the private placement warrants, including the limitations on exercise and the adjustment provisions, see “Description of Capital Stock – Description of the Warrants” below; and for a detailed description of the warrant issued to Roth Capital Partners, including the limitations on exercise and the adjustment provisions, see “Description of Capital Stock – Description of the Roth Warrant” below.

In connection with the private placement, we entered into a registration rights agreement with the investors and Roth Capital Partners, LLC, the placement agent. Pursuant to this registration rights agreement, we agreed to file a registration statement with the SEC covering the resale of the “Registrable Securities” (as defined below and contemplated by the registration rights agreement), including the shares of our common stock issuable upon conversion of shares of our preferred stock originally issued in the private placement and shares of our common stock issuable upon exercise of the warrants originally issued with the preferred stock in the private placement and upon exercise of the warrant issued to Roth Capital Partners. The shares of our common stock offered by this prospectus represent shares of our common stock issuable upon conversion of such shares of the preferred stock, giving effect to limitations on conversion set forth in the certificate of designation.

Pursuant to the terms of the private placement, we also agreed to consummate, and Format’s board of directors approved, a migratory merger of our company into a Delaware corporation, which will effect our reincorporation into the State of Delaware and a 1-for-32 reverse stock split of our common stock. The reverse split will be effected through the consummation of the migratory merger, whereby each 32 shares of our common stock will be exchanged for one share of common stock of the surviving entity in the migratory merger. The consummation of the migratory merger will constitute the reverse split for all purposes, as contemplated by the transaction documents entered into in connection with the consummation of the reverse recapitalization transaction and the private placement. References throughout this prospectus to the “reverse stock split” and the “reverse split” mean the 1-for-32 reverse stock split of our common stock which will be effected through the consummation of the migratory merger.

Trading of Our Common Stock

As of August 16, 2011, our common stock is quoted on the OTC Bulletin Board and the OTCQB tier of OTC Markets under the symbol PSIX. However, prior to the reverse recapitalization transaction, there was limited or no trading activity in Format’s common stock, and there has continued to be a lack of trading activity in our common stock. Furthermore, immediately prior to the reverse recapitalization transaction there was, and after the consummation of the reverse recapitalization transaction there continues to be, a substantial spread between the bid and asked prices for our common stock on the OTC Bulletin Board and the OTCQB tier of OTC Markets. For example, on August 16, 2011, the closing bid price for our common stock on the OTC Bulletin Board was $0.10 and the closing ask price for our common stock on the OTC Bulletin Board was $4.25. As of August 16, 2011, there are a limited number of market makers on the OTC Bulletin Board posting priced (and unpriced) quotations for our common stock (one of which is Roth Capital Partners, LLC, the placement agent for the private placement (which has posted quotations for our common stock on the OTC Bulletin Board since May 18, 2011)). Prior to the consummation of the reverse recapitalization transaction (and for a period thereafter) either only one market maker posted quotations for our common stock on the OTC Bulletin Board or, to the extent there were multiple market makers, those market makers were posting unpriced quotations. Accordingly, there is limited information available about the historical market price of our common stock on the OTC Bulletin Board.

At the effective time of the migratory merger, it is anticipated that the common stock of the surviving entity in the migratory merger, will be quoted on the OTC Bulletin Board and the OTCQB tier of OTC Markets under the symbol PSIX, as the Company expects that the current market makers for the common stock on the OTC Bulletin Board and the OTCQB tier of OTC Markets will continue posting quotations for the common stock of the surviving entity in the migratory merger on those markets. Following the migratory merger, there will likely be a lack of trading activity in the common stock of the surviving entity in the migratory merger and a substantial spread between the bid and asked prices for the common stock of the surviving entity in the migratory merger on the OTC Bulletin Board and the OTCQB tier of OTC Markets, in each case similar to the trading activity and the quotations on the OTC Bulletin Board and the OTCQB tier of OTC Markets for the common stock immediately prior to the migratory merger. Accordingly, the ability of the stockholders of the surviving entity in the migratory merger to sell their shares of common stock at the time that such stockholders wish to sell them or at a price that such stockholders consider reasonable may be impaired.

Summary Consolidated Financial Information

The following table sets forth selected historical consolidated statements of operations for the fiscal years ended December 31, 2010, 2009 and 2008 and for the six months ended June 30, 2011 and 2010, and consolidated balance sheet data as of the fiscal years ended December 31, 2010, 2009 and 2008, and as of the six months ended June 30, 2011. The W Group is considered the accounting acquiror in the reverse recapitalization and, as a result, the assets and liabilities and the historical operations that are reflected in our consolidated financial statements are those of The W Group. In other words, the historical financial data of The W Group is deemed to be our historical financial data. The balance sheet data as of December 31, 2010, 2009 and 2008 and the statement of operations data for the fiscal years ended December 31, 2010, 2009 and 2008 has been derived from our audited consolidated financial statements for those years. The audited financial statements as of December 31, 2010 and 2009 and for the fiscal years ended December 31, 2010, 2009, and 2008 are included in this prospectus beginning on page F-21 and ending on page F-43. The balance sheet data as of June 30, 2011 and the statement of operations data for the six months ended June 30, 2011 and 2010 has been derived from our unaudited consolidated financial statements for those periods. The unaudited financial statements as of June 30, 2011 and for the six months ended June 30, 2011 and 2010 are included in this prospectus beginning on page F-2 and ending on page F-19. The following data for fiscal years 2010, 2009 and 2008, and for the six months ended June 30, 2011 and 2010, should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this prospectus and with our Consolidated Financial Statements and the related notes and other financial information included in this prospectus beginning on page F-2 and ending on page F-43. See also the Pro Forma Consolidated Financial Statements included in this prospectus beginning on page P-2 and ending on page P-16, which give effect to the reverse recapitalization and related transactions.

All amounts are in thousands.

	Years ended December 31,			Six Months Ended June 30, 2011
	2010	2009	2008

Statement of Operations Data:

Net sales	$100,521	$82,902	$125,318	$66,682

Net income (loss) allocable to stockholders	1,569	2,387	664	1,575

	As of December 31,			As of June 30, 2011

	2010	2009	2008

Balance Sheet Data:

Total assets	$55,353	$65,586	$51,967	$57,755

Line of credit	21,633	22,409	23,001	16,223

Total long-term debt (1)	7,902	10,033	11,678	76

Total liabilities	$49,997	$61,799	$50,567	$40,097

(1)	Includes notes and capital lease obligations, including the current portion of these obligations. Total capital lease obligations were $78, $576 and $1,063 as of December 31, 2010, 2009 and 2008, respectively. There were no capital lease obligations as of June 30, 2011. The current portion of total debt was $2,226, $2,218 and $1,645 as of December 31, 2010, 2009 and 2008, respectively. The current portion of total debt was $22 as of June 30, 2011.

About This Prospectus

This prospectus is part of a registration statement that we filed with the SEC. We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling securityholders, or their transferees. The prospectus supplement may add, update or change information in this prospectus. If information in a prospectus supplement is inconsistent with the information in this prospectus, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “Where You Can Find More Information” for more information.

This prospectus includes industry and market data and other information, which we have obtained from, or is based upon, market research, independent industry publications or other publicly available information. Although we believe each such source to have been reliable as of its respective date, we have not independently verified the information contained in such sources. Any such data and other information is subject to change based on various factors, including those described below under the heading “Risk Factors” and elsewhere in this prospectus.

You should rely only on the information contained in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus and any prospectus supplement. This prospectus is offering to sell, and is seeking offers to buy, the securities only in jurisdictions where offers and sales are permitted.

Risk Factors

Investing in our common stock involves a high degree of risk. You should consider carefully the risks, uncertainties and other factors described below, in addition to the other information set forth in this prospectus, before deciding whether to invest in shares of our common stock. Any of these risks, uncertainties and other factors could materially and adversely affect our business, financial condition, results of operations, cash flows or prospects. In that case, the market price of our common stock could decline, and you may lose all or part of your investment in our common stock. See also “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to our Business and our Industry

Our financial position, results of operations and cash flows have been, and may continue to be, negatively impacted by the current challenging global economic conditions and the recent financial crisis.

The current challenging global economic conditions, which have had a particularly severe impact on industrial markets, have had, and may continue to have, a material adverse effect on our business. More specifically, such conditions resulted in significantly reduced demand in 2009 for our power systems and other products from our industrial OEM customers, as those customers faced sharp declines in market demand for their products into which our power systems are incorporated. Our net sales decreased 34% from 2008 to 2009, primarily due to lower power system shipment volumes and aftermarket parts sales resulting from this reduced demand. This sales decrease was reflected across our base of customers in all of the OEM categories in which our power systems are used. The difficult market conditions continue to affect our sales environment. As a result, among other things, we are experiencing pricing pressure, which is negatively impacting our margins.

The current difficult economic climate and future economic downturns may continue to materially impact our OEM customers, as well as suppliers and other parties with which we do business. Economic conditions that adversely affect our customers may cause them to terminate existing supply agreements or to reduce the volume of power systems they purchase from us in the future. In the case of a further economic downturn, we may have significant balances owing from customers that face liquidity issues. Failure to collect a significant portion of amounts due on those receivables could have a material adverse effect on our results of operations and financial condition. Similarly, with adverse market conditions, our key suppliers from which we source power system components may be unable to provide components to us. Furthermore, we may not be able to successfully anticipate, plan for and respond to changing economic conditions, and our business could be negatively affected.

In addition, the recent financial troubles affecting the banking system and financial markets and the on-going concerns and threats to investment banks and other financial institutions have resulted in a tightening in the credit markets, a low level of liquidity in many financial markets, and extreme volatility in fixed income, credit and equity markets. There could be a number of follow-on effects from the credit crisis on the industrial OEM industry generally and on our business specifically. Our OEM customers may be unable to obtain credit to finance purchases of their inventory (thus reducing demand for our power systems), or to honor their obligations to us, or may become insolvent. In addition, our key suppliers may make changes in the credit terms they extend to us, such as shortening the required payment period for our amounts owing them or reducing the maximum amount of trade credit available to us, or may become insolvent.

The market for alternative fuel spark-ignited power systems may not develop according to our expectations and, as a result, our business may not grow as planned and our business plan may be adversely affected.

Our future growth is dependent upon the market for efficient alternative fuel spark-ignited power systems (including natural gas and propane) expanding as a result of our customers and potential customers substituting alternative fuel power systems for diesel power systems. Part of our business plan is dependent on our market forecasts with respect to this expected substitution trend. However, there can be no assurance that we can accurately predict the potential impact of new diesel emission regulations, which we assume will help drive this trend by increasing the cost and product footprint of diesel power systems, nor can we assure that customers or potential customers would substitute natural gas and propane powered power systems for diesel power systems in response to these regulations. In addition, to the extent that diesel power system manufacturers develop the ability to design and produce emission-compliant diesel power systems that they can sell at a lower price and have smaller product footprints than we currently expect, diesel power systems will be more competitive with our alternative fuel power systems, and customers and potential customers may be less likely to substitute alternative fuel power systems for diesel power systems. Furthermore, even if alternative fuel power systems are substituted for diesel power systems, there can be no assurance that our power systems would capture any portion of this potential market size increase. If the industrial OEM market generally, or more specifically any of the industrial OEM categories which represent a significant portion of our business or in which we anticipate significant growth opportunities for our power systems, fails to develop or develops more slowly than we anticipate, the growth of our business and our business plan could be materially adversely affected.

Changes in environmental and regulatory policies could hurt the market for our products.

Our business is affected by government environmental policies, mandates and regulations around the world, most significantly with respect to emission standards in the United States. Examples of such regulations include those that (1) restrict the sale of power systems that do not meet emission standards, (2) impose penalties on sellers of non-compliant power systems, and (3) require the use of more expensive ultra-low sulfur diesel fuel. There can be no assurance that these policies, mandates and regulations will be continued or expanded as assumed in our growth strategy. Incumbent industry participants with a vested interest in gasoline and diesel, many of which have substantially greater resources than we do, may invest significant resources in an effort to influence environmental regulations in ways that delay or repeal requirements for more stringent carbon, particulate matter (a mixture of solid particles and liquid droplets found in the air that contain a variety of chemical components, such as dust, dirt, soot or smoke) and other emissions.

We generally must obtain product certification from both the EPA and CARB to sell our products in the United States. We may attempt to expand sales of our power systems to industrial OEMs that sell their products in Europe, which also has stringent emissions requirements. Accordingly, future sales of our product will depend upon their being certified to meet the existing and future air quality and energy standards imposed by the relevant regulatory agencies. We cannot assure you that our products will continue to meet these standards. We incur significant research and developments costs to ensure that our products comply with emission standards and meet certification requirements in the regions where our products are sold. The failure to comply with certification requirements would not only adversely affect future sales but could result in the recall of our products or civil or criminal penalties.

The adoption of new, more stringent and burdensome government emission regulations, whether at the foreign, federal, state, or local level, in markets in which we supply our power systems, may require modification of our emission certification and other manufacturing processes for our power systems. Thus, we might incur unanticipated expenses in meeting future compliance requirements, and may be required to increase our research and product development expenditures. Increases in such costs and expenses could necessitate increases in the prices we charge our OEM customers for our power systems, which could adversely affect demand for them.

We currently face, and will continue to face, significant competition, which could result in a decrease in our revenue.

The market for our products and related services is intensely competitive, subject to rapid change and sensitive to new product and service introductions and changes in technical requirements. New developments in power system technology may negatively affect the development or sale of some or all of our power systems or make our power systems uncompetitive or obsolete. Other companies, some of which have longer operating histories, greater name recognition and greater financial and marketing resources than us, are currently engaged in the development of products and technologies that are similar to, or may be competitive with, certain of our products and power system technologies. If the markets for our products (including particular industrial OEM market categories) grow as we anticipate, competition may intensify, as existing and new competitors identify opportunities in such markets.

We face competition from companies that employ current power system technologies, and may face competition in the future from additional companies as new power system technologies are adopted. Among our competitors are fuel system providers such as Westport Innovations, Inc., Fuel System Solutions and Woodward Governor, Inc., which supply engines and engine system components to the industrial OEM marketplace.

Additionally, we may face competition from companies developing technologies such as cleaner diesel engines, bio-diesel, fuel cells, advanced batteries and hybrid battery/internal combustion power systems. We may not be able to incorporate such technologies into our product offerings, or may be required to devote substantial resources to doing so. The success of our business depends in large part on our ability to provide single assembly, integrated, comprehensive, technologically sophisticated power systems to our customers. The development or enhancement by our competitors of similar capabilities could adversely affect our business.

Our industrial OEM customers may not continue to outsource their power system needs.

The purchasers of our power systems are industrial OEMs that manufacture industrial equipment. As a result of the significant resources and expertise required to develop and manufacture emission-certified power systems, these customers have historically chosen to outsource production of power systems to us. Our business depends in significant part on our industrial OEMs continuing to outsource design and production of power systems, power system components and subsystems. However, there can be no assurance that our OEM customers will continue to outsource, or outsource as much of, their power system production in the future. Industrial OEMs that otherwise might use our power systems may instead seek to internalize the production of these power systems and related components. Increased levels of OEM vertical integration could result from a number of factors, such as shifts in our customers’ business strategies, acquisition by a customer of a power system manufacturer or the emergence of low-cost production opportunities in foreign countries.

We are dependent on certain products and industrial OEM market categories for a significant share of our revenues and profits.

During fiscal 2010, a significant portion of our revenues were derived from sales of our power systems to be incorporated into equipment used in the power generation market category, and we anticipate that sales of power systems in the power generation market category will continue to represent a significant portion of our revenues for the foreseeable future. We further believe that our growth may depend in a significant part upon our ability to increase sales of our power systems in the oil and gas market category, as well as certain other industrial OEM categories. There can be no assurance that the oil and gas market category, or any other industrial market category into which we sell our power systems, will grow as quickly or as significantly as we expect (if at all), or that the current, or any future, demand for our power systems in any of these market categories will not decrease.

Failure to raise additional capital or to generate the significant capital necessary to continue our growth could reduce our ability to compete and could harm our business.

We may need to raise additional capital in the future, and we may not be able to obtain additional debt or equity financing on favorable terms, if at all. Our current credit facility contains covenants restricting our ability to enter into additional debt financing. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and capital resources – Credit agreement” for a description of our credit facility. If we raise additional equity financing, our shareholders may experience significant dilution of their ownership interests, and the per share value of our common stock could decline. Furthermore, if we engage in additional debt financing, the holders of debt would have priority over the holders of common stock, and we may be required to accept terms that restrict our ability to incur additional indebtedness, and take other actions that would otherwise be in the interests of our shareholders and force us to maintain specified liquidity or other ratios. If we need additional capital and cannot raise it on acceptable terms, we may not, among other things, be able to:

•	continue to expand our research and product development operations and sale and marketing organization;

•	expand operations both organically and through acquisitions; or

•	respond to competitive pressures or unanticipated working capital requirements.

We are dependent on relationships with our OEM customers.

Our power systems are integrated into our OEM customers’ equipment for subsequent sales and distribution to end-users of off-highway industrial equipment. One of our customers represented more than 10% of our sales in each of the last three fiscal years, and another customer represented more than 10% of our sales in fiscal 2008. We do not currently have formal, written agreements with either of these two customers or some of our other largest customers. There can be no assurance that our current material customers, or industrial OEMs in general, will continue manufacturing equipment that uses our power systems or, if they do manufacture such equipment, that the end-users of our OEM customers will choose to purchase products into which our power systems are incorporated. Any integration, design, manufacturing or marketing problems encountered by our OEM customers could adversely affect the demand for our power systems and the ability of our OEM customers to timely pay us amounts due for our products and services. Any change in our relationships with any of our key OEM customers, whether as a result of economic or competitive pressures or otherwise, including any decision by our OEM customers to reduce their commitments to purchase our power systems in favor of competing products, could have a material adverse effect on our business and financial results.

In addition, we may be subject to disputes arising from agreements and other arrangements with our OEM customers. Disputes with our OEM customers could lead to termination of arrangements with our OEM customers and delays in collaborative development or commercialization of power systems that we design for, and supply to, these customers. Moreover, disagreements may arise with our OEM customers over rights to proprietary technology and other intellectual property incorporated in our power systems and our customers’ products into which our power systems are integrated. Significant disagreements with our OEM customers could result in costly and time-consuming litigation. Any such conflicts with our OEM customers could negatively impact our relationships, reduce the number of power systems which we supply, and negatively impact our ability to obtain future business, in each case with these and other OEM customers.

We are dependent on relationships with our material suppliers, and the partial or complete loss of one of these key suppliers, or the failure to find replacement suppliers or manufacturers in a timely manner, could adversely affect our business.

We have established relationships with third party engine suppliers and other suppliers from which we source our components for our power systems. We are substantially dependent on our three key engine suppliers, General Motors, Perkins/Caterpillar and Doosan. Sales of our power systems incorporating engines from General Motors, Perkins/Caterpillar and Doosan represented approximately 58%, 16% and 14% of our total sales for fiscal 2010, respectively, and represented approximately 61%, 11% and 15% of our total sales for the six months ended June 30, 2011, respectively. If any of these three engine suppliers were to fail to provide engines in a timely manner or to supply engines that meet our quality, quantity or cost requirements, or were to discontinue manufacturing any engines we source from them or providing any such engines to us, and we were unable to obtain substitute sources in a timely manner or on terms acceptable to us, our ability to manufacture our products could be materially adversely affected. In addition, we currently source other important components used in our power systems, such as catalysts, engine controllers, fuel mixers, wiring harnesses, engine sensors and intake manifolds, from a limited number of suppliers. Much of the technology incorporated into these components that we source from a limited number of suppliers is technologically sophisticated, and we do not believe that our competitors have access to some of this sophisticated technology. Our business could be harmed by adverse changes in our relationships with our non-engine component suppliers, or if our competitors gain access to the technology. Further, if our suppliers are unable to provide components to us in a timely manner, or are unable to meet our quality, quantity or cost requirements, we may not in all cases be able to promptly obtain substitute sources. Any extended delay in receiving engines or other critical components could impair our ability to deliver products to our OEM customers.

The quality and performance of our power systems are, in part, dependent on the quality of their component parts that we obtain from various suppliers, which makes us susceptible to performance issues that could materially and adversely affect our business, reputation and financial results.

Our power systems are sophisticated and complex, and the success of our power systems is dependent, in part, upon the quality and performance of key components, such as engines, fuel systems, generators, breakers, and complex electrical components and associated software. There can be no assurance that the power system parts and components will not have performance issues from time to time, and the warranties provided by our suppliers may not always cover the potential performance issues. We may face disputes with our suppliers with respect to those performance issues and their warranty obligations, and our customers could claim damages as a result of such performance issues.

We maintain a significant investment in inventory, and a decline in our customers’ purchases could lead to a decline in our sales and profitability.

We cannot always predict the timing, frequency or size of the future orders of our OEM customers. Our ability to accurately forecast our sales is further complicated by the current global economic uncertainty. We maintain significant inventories in an effort to ensure that our OEM customers have a reliable source of supply. If we fail to anticipate the changing needs of our customers and accurately forecast our customer demands, our customers may not continue to place orders with us, and we may accumulate significant inventories of products that we will be unable to sell or return to our suppliers. This may result in a significant decline in the value of our inventory and a decrease in our future gross profit.

Changes in our product mix could materially and adversely affect our business.

The margins on our revenues from some of our product and service offerings are higher than the margins on some of our other product and service offerings. In particular, the margins vary between sales of our power systems as compared to sales of our aftermarket parts and components. Our margins can also fluctuate based upon competition, alternative products and services, operating costs and contractual factors. In addition, we may not be able to accurately estimate the margins of some of our new and developing products and services due to our limited operating history with sales of these products. Our new products and services may have lower margins than our current products and services.

While margins differ across the range of our power systems, prices for our power systems generally vary based on the relative sizes in terms of horsepower of the power systems. For example, if a greater proportion of our revenues are generated from sales of our lower-power power systems, our total revenues and profits may be lower than what they would be if we sold a comparable number of larger power systems, even if margins on these smaller power systems are greater.

We derive a substantial majority of our revenues attributed to our diesel power systems business from our relationships with Perkins and Caterpillar.

We derive a significant portion of our diesel power systems business from our distributor agreement with Perkins, packaging and distribution agreements with Caterpillar engine dealers and our association with Caterpillar. Our business with Perkins and Caterpillar represented approximately 19% and 20% of our revenues in fiscal 2010 and fiscal 2009, respectively. Any material change in our relationships with Perkins and Caterpillar, including the termination of our distribution agreement with Perkins, could have a material adverse effect on our business and financial results.

Fuel price differentials are hard to predict and may have an adverse impact on the demand for our products in the future.

The prices of various fuel alternatives are subject to fluctuation, based upon many factors, including changes in resource bases, pipeline transportation capacity for natural gas, refining capacity for crude oil and government excise and fuel tax policies. The price differential among various fuel alternatives can impact OEMs and their decisions to buy power systems from us. For example, if fossil fuel prices increase significantly, OEMs may choose to seek power systems powered by electric motors instead of ones that use fossil fuels. Furthermore, if OEMs do decide to purchase power systems from us, relative fuel prices may affect which power systems they purchase from us. The margins on our sale of certain of our power systems are higher than the margins on other power systems that we sell to our OEM customers. See “—Changes in our product mix could materially and adversely affect our business.”

Price increases in some of the key components in our power systems could materially and adversely affect our operating results and cash flows.

The prices of some of the key components of our power systems are subject to fluctuation due to market forces beyond our control, including changes in the costs of raw materials incorporated into these components. Such price increases occur from time to time due to spot shortages of commodities, increases in labor costs or longer-term shortages due to market forces. In particular, the prices of certain precious metals used in our emissions control systems have recently increased significantly. Substantial increases in the prices of raw materials used in components which we source from our suppliers may result in increased prices charged by our suppliers. If we incur price increases from our suppliers for key components in our power systems, our operating costs will increase. Given competitive market conditions, we may not be able to pass all or any of those cost increases on to our OEM customers in the form of higher sales prices. To the extent our competitors do not suffer comparable component cost increases, we may have even greater difficulty passing along price increases and our competitive position may be harmed. As a result, increases in costs of key components may adversely affect our margins and otherwise adversely affect our operating results and cash flows.

Many of our power systems involve long and variable design and sales cycles, which could have a negative impact on our results of operations for any given quarter or year.

The design and sales cycle for our customized power systems, from initial contact with our potential OEM customer to the commencement of shipments of our power systems, may be lengthy. Customers generally consider a wide range of issues before making a decision to purchase our power systems. Before an industrial OEM commits to purchase our power systems, they often require a significant technical review, assessment of competitive products and approval at a number of management levels within their organization. The current challenging economic conditions have resulted in even longer sales cycles than we had experienced previously. During the time our customers are evaluating our products, we may incur substantial sales and marketing, engineering and research and development expenses to customize our power systems to the customer’s needs. We may also expend significant management efforts, increase manufacturing capacity, order long-lead-time components or purchase significant amounts of power system components and other inventory prior to receiving an order. Even after this evaluation process, a potential customer may not purchase our products.

The product development time after an industrial OEM customer agrees to purchase our power systems can be considerable. Our process for establishing technical specifications and developing a customized, integrated power system requires use of significant engineering resources, including design, prototyping, modeling, testing and application engineering. The length of this cycle is influenced by many factors, including the difficulty of the technical specification, the novelty and complexity of the design and the customer’s procurement processes.

Our design, development and sales cycle may vary based on the specific power system and the industrial OEM market category in which our customer’s product will compete, and it is difficult to predict for any particular transaction. The length and variability of our sales cycle can make it difficult to predict whether particular sales commitments will be received in any given quarter. As a result, a significant period may elapse between our investment of time and resources in designing and developing a custom power system for an OEM customer and our revenue from sales of that power system.

The length of this process may increase the risk that an OEM customer will decide to cancel or change its plans related to its equipment into which our power system is integrated, especially in this challenging economic climate. Such a cancellation or change in plans by a customer could cause us to lose anticipated sales. In addition, our business, results of operations and financial condition could be materially adversely affected if a customer curtails, materially reduces or delays a significant order during our sales cycle, chooses not to release its equipment that contains our custom power system, or is not successful in the sale and marketing of its equipment that contains our custom power system.

The loss of one or more key members of our senior management, or our inability to attract and retain qualified personnel could harm our business.

Our success and future growth depends to a significant degree on the skills and continued services of our management team, in particular Gary Winemaster, our Chief Executive Officer and President. The loss of any of our key members of management could inhibit our growth prospects. We do not expect that the proceeds from any “key man” life insurance policies we maintain for certain members of management would adequately compensate us for the loss of any of these individuals. Our future success also depends in large part on our ability to attract, retain and motivate key management, engineering, manufacturing and operating personnel. As we develop additional capabilities, we may require more skilled personnel. Given the highly specialized nature of our power systems, these personnel must be highly skilled and have a sound understanding of our industry, business and our technology. The market for such personnel is highly competitive. As a result, we may not be able to continue to attract and retain the personnel needed to support our business.

Our existing debt could adversely affect our business and growth prospects.

At April 29, 2011, after giving effect to our entry into our credit facility with Harris N.A. in connection with the consummation of the reverse recapitalization transaction and the private placement, and the repayment of debt using a portion of the proceeds from the private placement, we had approximately $18.4 million in principal amount of outstanding debt under a credit line that allows us to borrow up to an aggregate of $35.0 million. Our indebtedness, the cash flow needed to satisfy our debt and the covenants contained in current and potential future credit agreements have important consequences, including:

•

limiting funds otherwise available for financing our capital expenditures by requiring us to dedicate a portion of our cash flows from operations to the repayment of debt and the interest on this debt;

•	limiting our ability to incur additional indebtedness;

•	limiting our ability to capitalize on significant business opportunities;

•	placing us at a competitive disadvantage to those of our competitors that are less indebted than we are;

•	making us more vulnerable to rising interest rates; and

•	making us more vulnerable in the event of a downturn in our business.

More specifically, pursuant to our current loan and security agreement with our senior lender entered into in connection with the consummation of the reverse recapitalization transaction and the private placement, we have agreed to certain financial covenants, including maintaining certain ratios between our adjusted EBITDA and our fixed charges. In addition, our current loan and security agreement places limitations on our ability to make capital expenditures and to make acquisitions of other companies. As of December 31, 2010, we were not in compliance with certain of the financial covenants set forth in our previous loan and security agreement; however, on January 20, 2011, we received a waiver from our previous senior lender with respect to our noncompliance with these financial covenants as of December 31, 2010. Any failure by us to comply with the financial covenants set forth in our current loan and security agreement in the future, if not cured or waived, could result in our senior lender accelerating the maturity of our indebtedness or preventing us from accessing availability under our credit facility. If the maturity of our indebtedness is accelerated, we may not have sufficient cash resources to satisfy our debt obligations and we may not be able to continue our operations as planned.

Our quarterly operating results are subject to variability from quarter to quarter.

Our quarter-to-quarter and quarter-over-quarter operating results (including our sales, gross profit and net income) and cash flows have been, and in the future may be, impacted by a variety of internal and external events associated with our business operations, many of which are outside of our control. Examples of such events include (1) changes in regulatory emission requirements (which generally occur on January 1 of the year in which they become effective), (2) customer product phase-in/phase-out programs, (3) supplier product (i.e. a specific engine model) phase-in/phase-out programs, (4) changes in pricing by suppliers to us of engines, components and other parts (typically effective January 1 of any year), and (5) changes in our pricing to our customers (typically effective January 1 of any year), which may be related to changes in the pricing by suppliers to us. In order to mitigate potential availability or pricing issues, customers may adjust their demand requirements from traditional patterns. We may also extend special programs to customers in advance of such events, and we are more likely to offer such programs in our fourth quarter of a year in anticipation of events expected to occur in the first quarter of the next year. The occurrence of any of the events discussed above may result in fluctuations in our operating results (including sales and profitability) and cash flows between and among reporting periods.

If we fail to adequately protect our intellectual property rights, we could lose important proprietary technology, which could materially and adversely affect our business.

We believe that the success of our business depends, in substantial part, upon our proprietary technology, information, processes and know-how. The unauthorized use of our intellectual property rights and proprietary technology by others could materially harm our business. We do not own any material patents and rely on a combination of trademark and trade secret laws, along with confidentiality agreements, contractual provisions and licensing arrangements, to establish and protect our intellectual property rights. Although certain of our employees have entered into confidentiality agreements with us to protect our proprietary technology and processes, not all of our employees have executed such agreements, nor can we ensure that employees who have executed such agreements will not violate them.

Despite our efforts to protect our intellectual property rights, existing laws afford only limited protection, and our actions may be inadequate to protect our rights or to prevent others from claiming violations of their proprietary rights. Unauthorized third parties may attempt to copy, reverse engineer or otherwise obtain, use or exploit aspects of our products and services, develop similar technology independently, or otherwise obtain and use information that we regard as proprietary. We cannot assure you that our competitors will not independently develop technology similar or superior to our technology or design around our intellectual property.

In addition, the laws of some foreign countries may not protect our proprietary rights as fully or in the same manner as the laws of the United States. In particular, we sell our power systems to industrial OEM customers, and source certain components from suppliers, in China, where commercial laws are relatively underdeveloped compared to other geographic markets into which we sell our products. Protection of intellectual property is limited under Chinese law, and the sale of our products and the local sourcing of components may subject us to an increased risk of infringement or misappropriation of our intellectual property. As a result, we cannot be certain that we will be able to adequately protect our intellectual property rights in China.

We may need to resort to litigation to enforce our intellectual property rights, to protect our trade secrets, and to determine the validity and scope of other companies’ proprietary rights in the future. However, litigation could result in significant costs or in the diversion of financial resources and management’s attention. We cannot assure you that any such litigation will be successful or that we will prevail over counterclaims against us.

In addition, many of the components we source from our suppliers and which are incorporated into our power systems use proprietary intellectual property of our suppliers. We also license or rely upon certain intellectual property from third parties, including the “back office” software and functionality for our telematics tool, MasterTrak. For a description of MasterTrak, our telematics tool, see “Business – Our Products and Industry Categories—Connected Asset Services.” Any of these third parties from which we source our power system components, from which we license intellectual property or on whose intellectual property we rely, may also supply these components (or other components that incorporate the same intellectual property) or license or provide such intellectual property, as applicable, to others, including our competitors, or terminate our access to such intellectual property.

If we face claims of intellectual property infringement by third parties, we could encounter expensive litigation, be liable for significant damages or incur restrictions on our ability to sell our products and services.

We cannot be certain that our products, services and power system technologies, including any intellectual property licensed from third parties for use therein or incorporated into components that we source from our suppliers, do not, or in the future will not, infringe or otherwise violate the intellectual property rights of third parties. We are not aware of all of the proprietary technology incorporated into, or used in developing, the components that we source and integrate into our power systems, nor are we familiar with all of the technology included in, or used in developing, products that are competitive with these components. Furthermore, the design, prototyping, testing and engineering capabilities we use to manufacture our power systems are technologically sophisticated, and we consider the processes by which we develop our power systems to be confidential and proprietary trade secrets. To compete in the industrial OEM market, our competitors likely also use proprietary development processes to manufacture their products. Given that neither we nor our competitors make information regarding such manufacturing and development processes available to the public, we cannot know the extent to which there may be any commonality between our respective processes and cannot be certain that we are not infringing on any intellectual property rights of others. In addition, for the above reasons, we cannot assure you that third parties will not claim that we have infringed their intellectual property rights.

A third party alleged, and asserted those allegations in proceedings against us (which proceedings were subsequently settled), that certain technology related to our telematics tool, MasterTrak, infringed upon the intellectual property rights of that party. As such, we may in the future be subject to similar infringement claims that may result in litigation. Successful infringement claims against us could result in substantial monetary liability, require us to enter into royalty or licensing arrangements, or otherwise materially disrupt the conduct of our business. In addition, even if we prevail in the defense of any such claims, any such litigation could be time-consuming and expensive to defend or settle, and could result in the diversion of the time and attention of management and of operational resources, which could materially and adversely affect our business. Any potential intellectual property litigation also could force us to do one or more of the following:

•

stop selling and/or using the specific products and/or services incorporating the allegedly infringing technology and/or stop incorporating the allegedly infringing technology into such products and/or services;

•

obtain from the owner of the infringed intellectual property right a license to sell and/or use the relevant technology, which license may not be available on commercially reasonable terms, or at all; or

•	redesign the products and/or services that incorporate the allegedly infringing technology.

We could suffer warranty claims.

Provisions we make for warranty accrual may not be sufficient, and we may recognize additional expenses as a result of warranty claims in excess of our current expectations. Such warranty claims may necessitate a redesign, re-specification, a change in manufacturing processes, and/or recall of our power systems, which could have an adverse impact on our finances and on existing or future sales of our power systems and other products. Even in the absence of any warranty claims, a product deficiency such as a manufacturing defect or a safety issue may necessitate a product recall, which could have an adverse impact on our finances and on existing or future sales.

We could become subject to product liability claims.

Our business exposes us to potential product liability claims that are inherent to natural gas, propane, gasoline and diesel, and products that use these fuels. Natural gas, propane and gasoline are flammable and are potentially dangerous products. Any accidents involving our power systems could materially impede widespread market acceptance and demand for our power systems. In addition, we may be subject to a claim by end-users of our OEM customers’ products or others alleging that they have suffered property damage, personal injury or death because our power systems or the products of our customers into which our power systems are integrated did not perform adequately. Such a claim could be made whether or not our power systems perform adequately under the circumstances. From time to time, we may be subject to product liability claims in the ordinary course of business, and we carry a limited amount of product liability insurance for this purpose. However, our current insurance policies may not provide sufficient or any coverage for such claims, and we cannot predict whether we will be able to maintain our insurance coverage on commercially acceptable terms.

Our telematics tool, MasterTrak, may not be successful.

We have recently begun to offer connected asset services through MasterTrak, our telematics tool, which allows our customers to collect critical data from their equipment and monitor the performance of their equipment. Our telematics tool is unproven in the market and does not yet provide a material portion of our revenues. There can be no assurance that our telematics tool will gain widespread acceptance among customers or generate meaningful revenues or profits.

We are subject to various laws and regulations relating to our telematics tool. Among other things, wireless transceiver products are required to be certified by the Federal Communications Commission and comparable authorities in foreign countries where they are sold. If we fail to obtain product certifications for our telematics product, or otherwise fail to successfully comply with applicable regulations in this area, we may be required to make significant unanticipated expenditures to bring our telematics tool within compliance with such regulations, and future sales of our telematics tool may be adversely affected. Furthermore, through our telematics tool, we transmit and store information of customers, including equipment-specific information such as performance data. Equipment-specific information may also reveal customer-identifiable information. A growing body of laws designed to protect the privacy of personally-identifiable information, as well as to protect against its misuse, and the judicial interpretations of such laws, may adversely affect the growth of our telematics business. In particular, such laws could limit our ability to collect information related to users of our telematics tool, to store or process that information in what would otherwise be the most efficient manner, or to commercialize new telematics services based on emerging technologies. In addition, we could become subject to third party claims based upon allegations of loss or misuse of customer information.

See also “— If we face claims of intellectual property infringement by third parties, we could encounter expensive litigation, be liable for significant damages or incur restrictions on our ability to sell our products and services,” for a discussion of a third party intellectual property infringement claim with respect to technology related to our telematics tool, which matter has been settled.

We may have difficulty managing the expansion of our operations.

Our current organization and our facilities currently in place may not be adequate to support our future growth. In order to effectively manage our operations and any significant growth, including any significant growth in the sales of, and services related to, our power systems, we may need to:

•	scale our internal infrastructure, including establishing additional facilities, while continuing to provide technologically sophisticated power systems on a timely basis;

•	attract and retain sufficient numbers of talented personnel, including application engineers, customer support staff and production personnel;

•	continue to enhance our compliance and quality assurance systems; and

•	continue to improve our operational, financial and management controls and reporting systems and procedures.

Rapid expansion of our operations could place a significant strain on our senior management team, support teams, manufacturing lines, information technology platforms and other resources. In addition, we may be required to place more reliance on our strategic partners and suppliers, some of whom may not be capable of meeting our production demands in terms of timing, quantity, quality or cost. Difficulties in effectively managing the budgeting, forecasting and other process control issues presented by any rapid expansion could harm our business, prospects, results of operations or financial condition.

New products may not achieve widespread adoption.

Our growth may depend on our ability to develop and/or acquire new products, and/or refine our existing products and power system technology, to complement and enhance the breadth of our power system offering with respect to engine class and the industrial OEM market categories into which we supply our products. We are currently in the process of developing a range of hybrid power systems, and have recently begun to offer connected asset services through our telematics tool, MasterTrak, to our OEM customers and other businesses to which we do not supply our power systems. We will generally seek to develop or acquire new products, or enhance our existing products and power system technology, if we believe they will provide significant additional revenues and favorable profit margins. However, we cannot know beforehand whether any new or enhanced products will successfully penetrate our target markets. There can be no assurance that newly developed or acquired products will perform as well as we expect, or that such products will gain widespread adoption among our customers.

Additionally, there are greater design and operational risks associated with new products. The inability of our suppliers to produce technologically sophisticated components for our new power systems, the discovery of any product or process defects or failures associated with production of any new products and any related product returns could each have a material adverse effect on our business, financial condition and results of operations. If new products for which we expend significant resources to develop or acquire are not successful, our business could be adversely affected.

If we do not properly manage the sales of our products into foreign markets, our business could suffer.

A significant portion of our future revenues could be derived from sales outside of the United States, particularly in Asia. We have recently begun sales and distribution activities in Asia and Europe where we may lack sufficient expertise, knowledge of local customs or contacts. In Asia, we depend upon an independent sales and support organization to complement our OEM relationships and provide knowledge of local customs and requirements, while also providing immediate sales assistance and customer support. There can be no assurance that we will be able to maintain our current relationship with this independent sales and support organization, or that we will be able to develop effective, similar relationships in foreign markets into which we supply our products in the future.

Establishment of a market for our products in Asia and other markets outside of the United States may take longer and cost more to develop than we anticipate and is subject to inherent risks, including unexpected changes in government policies, trade barriers restricting our ability to sell our products in those countries, longer payment cycles, exposure to currency fluctuations, and foreign exchange controls that restrict or prohibit repatriation of funds. As a result, if we do not properly manage foreign sales, our business could suffer.

In addition, our foreign sales are subject us to numerous stringent U.S. and foreign laws, including the Foreign Corrupt Practices Act, or FCPA, and comparable foreign laws and regulations which prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. and other business entities for the purpose of obtaining or retaining business. Safeguards that we may implement to discourage these practices could prove to be ineffective, and violations of the FCPA and other laws may result in severe criminal or civil sanctions, or other liabilities or proceedings against us, including class action lawsuits and enforcement actions from the SEC, Department of Justice and overseas regulators. Any of these factors, or any other international factors, could impair our ability to effectively sell our power systems, or other products or services that we may develop, outside of the U.S.

If our production facilities become inoperable, our business, including our ability to manufacture our power systems, will be harmed.

We operate our business, including all of our production and manufacturing processes, out of facilities that are all located in Wood Dale, Illinois. If damaged, our facilities, our manufacturing lines, the equipment we use to perform our emission certification and other tests and our other business process systems would be costly to replace and could require substantial time to repair or replace. We are particularly subject to this risk because of our current geographic concentration of our facilities. We may decide to consolidate into fewer facilities in the future, which would further exacerbate this risk. Our facilities may be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, wildfires, floods, acts of terrorism or other criminal activities, infectious disease outbreaks and power outages, which may render it difficult or impossible for us to efficiently operate our business for some period of time. In addition, such events may temporarily interrupt our ability to receive engines, fuels systems or other components for our power systems from our suppliers and to have access to our various production systems necessary to operate our business. Our insurance covering damage to our properties and the disruption of our business may not be sufficient to cover all of our potential losses and may not continue to be available to us on acceptable terms, or at all.

In the event our facilities are damaged or destroyed, we may need to find another facility into which we can move our operations. Finding a facility that meets the criteria necessary to operate our business would be time-consuming and costly and result in delays in our ability to provide our sophisticated power systems or to provide the same level of quality in our services as we currently provide.

We may be adversely impacted by work stoppages and other labor matters.

As of July 15, 2011, our workforce consisted of approximately 248 persons, including full-time and part-time employees, as well as members of our production team whose services we obtain through an arrangement with a professional employer organization. While none of the members of our workforce are currently represented by a union or covered by a collective bargaining agreement, there have been unsuccessful efforts to unionize our manufacturing employees in the past, and there can be no assurance that members of our workforce will not in the future join a union. If our employees organize and join a union in the future, there can be no assurance that future issues with our workforce will be resolved favorably or that we will not encounter future strikes, work stoppages or other types of conflicts with labor unions or our employees. Any of these consequences may have an adverse effect on us or may limit our flexibility in dealing with our workforce.

In addition, many of our suppliers have unionized work forces. Work stoppages or slow-downs experienced by our material suppliers could result in slow-downs or closures at the manufacturing facilities of our suppliers from where our power system components are sourced. If one or more of our key suppliers experience a material work stoppage, it could have a material adverse effect on our operations.

We could be adversely affected by risks associated with potential acquisitions.

From time to time, we may seek to expand our business through investments in, or acquisitions of, complementary businesses, technologies, services or products, subject to our business plans and management’s ability to identify, acquire and develop suitable investments or acquisition targets in both new and existing industrial OEM market categories and geographic markets. In certain circumstances, acceptable investments or acquisition targets might not be available. Acquisitions involve a number of risks, including: (1) difficulty in integrating the operations, technologies, products and personnel of an acquired business, including consolidating redundant facilities and infrastructure; (2) potential disruption of our ongoing business and the distraction of management from our day-to-day operations; (3) difficulty entering markets in which we have limited or no prior experience and in which competitors have a stronger market position; (4) difficulty maintaining the quality of services that such acquired companies have historically provided; (5) potential legal and financial responsibility for liabilities of acquired businesses; (6) overpayment for the acquired company or assets; (7) increased expenses associated with completing an acquisition and amortizing any acquired intangible assets; and (8) challenges in implementing uniform standards, controls, procedures and policies throughout an acquired business. In addition, under the terms of our credit facility, we may be restricted from engaging in certain acquisition transactions. See “– Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and capital resources – Credit agreement” for a description of our credit facility.

If we were to pursue acquisition or investment opportunities, these potential risks could disrupt our ongoing business, result in the loss of key customers or personnel, increase expenses and otherwise have a material adverse effect on our business, results of operations and financial condition.

We could become liable for damages resulting from our manufacturing activities.

The nature of our manufacturing operations exposes us to potential claims and liability for environmental damage, personal injury, loss of life and damage to, or destruction of, property. Our manufacturing operations are subject to numerous laws and regulations that govern environmental protection and human health and safety. These laws and regulations have changed frequently in the past and it is reasonable to expect additional and more stringent changes in the future. Our manufacturing operations may not comply with future laws and regulations, and we may be required to make significant unanticipated capital and operating expenditures to bring our operations within compliance with such regulations. If we fail to comply with applicable environmental laws and regulations, manufacturing guidelines, and workplace safety requirements, governmental authorities may seek to impose fines and penalties on us or to revoke or deny the issuance or renewal of operating permits, and private parties may seek damages from us. Under such circumstances, we could be required to curtail or cease operations, conduct site remediation or other corrective action, or pay substantial damage claims for which may not have sufficient or any insurance coverage for claims.

We may have unanticipated tax liabilities that could adversely impact our results of operations and financial condition.

We are subject to various types of taxes in the U.S., as well as foreign jurisdictions into which we supply our products. The determination of our provision for income taxes and other tax accruals involves various judgments, and therefore the ultimate tax determination is subject to uncertainty. In addition, changes in tax laws, regulations, or rules may adversely affect our future reported financial results, may impact the way in which we conduct our business, or may increase the risk of audit by the Internal Revenue Service or other tax authority. Although we are not subject to any audits currently, we may be in the future subject to an Internal Revenue Service audit or other audit by state, local and foreign tax authorities. The final determinations of any tax audits in the U.S. or abroad could be materially different from our historical income tax provisions and accruals. If any taxing authority disagrees with the positions taken by us on our tax returns, we could incur additional tax liabilities, including interest and penalties.

Variability in self-insurance liability estimates could significantly impact our results of operations.

We self-insure for employee health insurance coverage up to a predetermined level, beyond which we maintain stop-loss insurance from a third-party insurer. Our aggregate exposure varies from year to year based upon the number of participants in this health insurance plan. We estimate our self-insurance liabilities using an analysis provided by our claims administrator and our historical claims experience. Our accruals for insurance reserves reflect these estimates and other management judgments, which are subject to a high degree of variability. Any significant variation in these estimates and judgments could cause a material change to our reserves for self-insurance liabilities, as well as our earnings.

Risks Related to the Shell Company

We may have contingent liabilities related to Format, Inc.’s operations prior to the reverse recapitalization transaction of which we are not aware and for which we have not adequately provisioned.

Format, Inc. may be deemed to have been a shell company with nominal operations and assets prior to the reverse recapitalization transaction. Upon completion of the reverse recapitalization, we acquired all of the operations of The W Group and its subsidiaries. Immediately prior to the consummation of the reverse recapitalization, Format, Inc. was engaged, to a limited extent, in EDGARizing corporate documents for filing with the SEC, and providing limited commercial printing services. We cannot assure you that there are no material claims outstanding, or other circumstances of which we are not aware, that would give rise to a material liability relating to those prior operations, even though we do not record any provisions in our financial statements related to any such potential liability. If we are subject to past claims or material obligations relating to our operations prior to the consummation of the reverse recapitalization, such claims could materially adversely affect our business, financial condition and results of operations.

Risks Related to the Reverse Recapitalization and the Ownership of our Common Stock

We will incur increased costs and demands upon management and accounting and finance resources as a result of complying with the laws and regulations affecting public companies; any failure to establish and maintain adequate internal control over financial reporting or to recruit, train and retain necessary accounting and finance personnel could have an adverse effect on our ability to accurately and timely prepare our consolidated financial statements.

As a public operating company, we will incur significant administrative, legal, accounting and other burdens and expenses beyond those of a private company, including those associated with corporate governance requirements and public company reporting obligations. In particular, we will need to enhance and supplement our internal accounting resources with additional accounting and finance personnel with the requisite technical and public company experience and expertise, as well as refine our quarterly and annual financial statement closing process, to enable us to satisfy such reporting obligations. However, even if we are successful in doing so, there can be no assurance that our finance and accounting organization will be able to adequately meet the increased demands that result from being a public company.

Furthermore, we will be required to comply with Section 404 of the Sarbanes-Oxley Act of 2002. In order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, we will be required to document and test our internal control procedures and prepare annual management assessments of the effectiveness of our internal control over financial reporting. These assessments will need to include disclosure of identified material weaknesses in our internal control over financial reporting. Testing and maintaining internal control over financial reporting will involve significant costs and could divert management’s attention from other matters that are important to our business. Additionally, we cannot provide any assurances that we will be successful in remediating any deficiencies that may be identified. If we are unable to remediate any such deficiencies or otherwise fail to establish and maintain adequate accounting systems and internal control over financial reporting, or we are unable to recruit, train and retain necessary accounting and finance personnel, we may not be able to accurately and timely prepare our consolidated financial statements and otherwise satisfy our public reporting obligations. Any inaccuracies in our financial statements or other public disclosures (in particular if resulting in the need to restate previously filed financial statements), or delays in our making required SEC filings, could have a material adverse effect on the confidence in our financial reporting, our credibility in the marketplace and the trading price of our common stock.

In addition, our management team will also have to adapt to other requirements of being a public company. We will need to devote significant resources to address these public company-associated requirements, including compliance programs and investor relations, as well as our financial reporting obligations. Complying with these rules and regulations will substantially increase our legal and financial compliance costs and make some activities more time-consuming and costly.

Concentration of ownership among our existing executive officers may prevent new investors from influencing significant corporate decisions.

As of August 16, 2011, Gary Winemaster, our Chairman of the Board, Chief Executive Officer and President, and Kenneth Winemaster, our Senior Vice President and Secretary, on a fully-diluted basis, but giving effect to any limitations on conversion of our Series A Convertible Preferred Stock and any limitations on exercise of any warrants, beneficially own in the aggregate approximately 85.70% of our outstanding shares of common stock. This percentage gives effect to Gary Winemaster’s agreement to purchase shares of our capital stock issued to Thomas Somodi pursuant to the reverse recapitalization transaction, but does not give effect to the proposed reverse stock split of our common stock. On a pro forma basis as if the reverse split was consummated on or prior to such date, such shareholders would beneficially own in the aggregate approximately 77.28% or our outstanding shares of common stock. See “Certain Relationships and Related Party Transactions – Purchase and Sale Transaction” for a description of Mr. Winemaster’s agreement to purchase from Mr. Somodi the shares of preferred stock and shares of our common stock issued to Thomas Somodi pursuant to the reverse recapitalization merger agreement.

As of August 16, 2011, Gary Winemaster alone beneficially owns approximately 55.77% of our outstanding shares of common stock, on a fully-diluted basis calculated on the same basis as described above (giving effect to Mr. Winemaster’s agreement to purchase shares of capital stock from Mr. Somodi, but without giving effect to the reverse split), and approximately 50.30% on a pro forma basis as if the reverse split was consummated on or prior to such date.

The fully diluted percentage of outstanding shares held by these shareholders decreases, relative to the fully diluted ownership of investors in the private placement, when giving effect to the proposed reverse stock split of our common stock because these individuals hold both shares of our common stock and preferred stock (which preferred stock fully converts into shares of our common stock automatically upon the consummation of the migratory merger and the reverse split), while the investors in the private placement hold shares of our preferred stock and warrants (which warrants become exercisable upon the consummation of the migratory merger and the reverse split). On the other hand, for these reasons, the fully diluted percentage of outstanding shares held by the investors in the private placement increases when giving effect to the proposed reverse stock split. Upon the consummation of the proposed reverse split, holders of our common stock that do not hold any shares of our preferred stock or warrants will incur a substantial decrease in their voting power and will own a significantly smaller percentage of the outstanding shares of our common stock relative to their percentage ownership of outstanding shares of our common stock prior to the proposed reverse split.

As a result of Gary Winemaster’s and Kenneth Winemaster’s beneficial ownership of a significant majority of our outstanding shares of common stock, these shareholders can exercise control over matters requiring shareholder approval, including the election of directors, amendment of our articles of incorporation and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of our company or changes in management and will make the approval of certain transactions impossible without the support of these shareholders.

An active, liquid, public and orderly trading market for our common stock may not develop, and the price of our stock may be volatile and may decline in value.

There currently is not an active, liquid public trading market for our common stock. An active, liquid public trading market may not develop or, if developed, may not be sustained. The lack of an active, liquid public trading market may impair your ability to sell your shares of common stock at the time you wish to sell them or at a price that you consider reasonable. The lack of an active, liquid public trading market for our common stock may also impair our ability to raise capital by selling shares of common stock and may impair our ability to acquire other companies or assets by using shares of our common stock as consideration. Furthermore, a substantial spread currently exists between the bid and asked prices for our common stock on the OTC Bulletin Board and the OTC Markets – OTCQB Tier. For example, on August 16, 2011, the closing bid price for our common stock on the OTC Bulletin Board was $0.10 and the closing ask price for our common stock on the OTC Bulletin Board was $4.25.

To the extent there is trading in shares of our common stock, including the shares covered by this prospectus, the trading price is likely to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with securities traded in those markets. Broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

Our common stock may not be eligible for listing on a national securities exchange.

Our common stock is not currently listed on any national securities exchange, and we do not currently meet the initial quantitative listing standards of any national securities exchange. We cannot assure you that we will be able to meet the initial listing standards of any national securities exchange, or, if we do meet such initial qualitative listing standards, that we will be able to maintain any such listing. Our common stock is currently quoted on the OTC Bulletin Board and the OTC Markets – OTCQB tier and, until our common stock is listed on a national securities exchange, we expect that it will continue to be eligible and quoted on the OTC Bulletin Board and the OTC Markets – OTCQB tier, on another over-the-counter quotation system, or in the “pink sheets.” In those venues, however, an investor may find it difficult to obtain accurate quotations as to the market value of our common stock. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

Our common stock may be considered a “penny stock.”

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock may be less than $5.00 per share and therefore may be a “penny stock.” Broker and dealers effecting transactions in “penny stock” must disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect your ability to sell shares of our common stock in the future.

As a result of the registration of the shares covered by this prospectus, a significant number of shares of our common stock have become eligible for sale, which could depress the market price for our common stock. Future sales by us or our existing shareholders could similarly depress the market price of our common stock.

As a result of the registration of the shares covered by this prospectus, a significant number of shares of our common stock have become eligible for sale in the public market, which could cause the market price for our common stock to decline significantly. If we or our existing shareholders sell a large number of shares of our common stock, or if we sell additional securities that are convertible into common stock, in the future, the market price of our common stock similarly could decline. Further, even the perception in the public market that we or our existing shareholders might sell shares of common stock could depress the market price of our common stock.

Anti-takeover provisions contained in our articles of incorporation and bylaws, as well as provisions of Nevada law, could impair a takeover attempt.

In addition to the concentration of ownership described under “Concentration of ownership among our existing executive officers and their affiliates may prevent new investors from influencing significant corporate decisions” above, which will limit any attempt to acquire control of our company not supported by these significant shareholders, our articles of incorporation, bylaws and Nevada law contain provisions which could have the effect of rendering more difficult, delaying or preventing an acquisition deemed undesirable by our board of directors. Our organizational documents include provisions:

•	creating a classified board of directors whose members serve staggered three-year terms;

•

authorizing “blank check” preferred stock, which could be issued by our board of directors without shareholder approval and may contain voting, liquidation, dividend and other rights superior to our common stock;

•	limiting the liability of, and providing indemnification to, our directors and officers; and

•	restricting the ability of our shareholders to take action by written consent.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management. Pursuant to the purchase agreement entered into with the investors in the private placement, we agreed to consummate the migratory merger (as described below under “Description of Capital Stock – Reverse Split and Migratory Merger”), pursuant to which we will change our jurisdiction of incorporation from Nevada to Delaware, and agreed with the investors in the private placement on forms of each of the certificate of incorporation and the bylaws for the surviving entity in the migratory merger. These forms of the certificate of incorporation and the bylaws for the surviving entity in the migratory merger contain provisions similar in some respects to those contained in our current articles of incorporation and amended and restated bylaws.

As a Nevada corporation, we are also subject to provisions of Nevada law which restrict shareholders beneficially owning 10% or more of our outstanding voting shares from engaging in certain business combinations without approval of our board of directors or the holders of our stock representing a majority of the voting power not beneficially owned by the interested stockholder. Our articles of incorporation contain a similar provision restricting shareholders beneficially owning 20% or more of our outstanding voting shares from engaging in certain business combinations without approval of our board of directors or the holders of our common stock representing two-thirds of the outstanding shares of common stock, subject to the voting rights of any issued and outstanding preferred stock.

After the consummation of the migratory merger, we will be subject to Delaware law. Provisions of Delaware law, and the terms of our certificate of incorporation and bylaws (after giving effect to the migratory merger), may have anti-takeover effects.

Any provision of our charter or bylaws (including our charter and bylaws, after giving effect to the migratory merger) or Nevada law or, after the consummation of the migratory merger, Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our shareholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for our common stock.

Our shareholders may experience significant dilution if future equity offerings are used to fund operations or acquire complementary businesses.

If we engage in capital raising activities in the future, including issuances of common stock, to fund the growth of our business, our shareholders could experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of our common stock. In the future, we may adopt and establish an equity incentive plan pursuant to which equity awards may be granted to eligible employees (including our executive officers), directors and consultants, if our board of directors determines that it is in our best interest and the best interest of our shareholders to do so. The issuance of shares of our common stock upon the exercise of any such equity awards may result in dilution to our shareholders and adversely affect our earnings.

If securities or industry analysts do not publish, or cease publishing, research or reports about us, our business or our market, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by whether industry or securities analysts publish research and reports about us, our business, our market or our competitors and, if any analysts do publish such reports, what they publish in those reports. We may not obtain analyst coverage in the future. Any analysts that do cover us may make adverse recommendations regarding our stock, adversely change their recommendations from time to time, and/or provide more favorable relative recommendations about our competitors. If any analyst who may cover us in the future were to cease coverage of our company or fail to regularly publish reports on us, or if analysts fail to cover us or publish reports about us at all, we could lose, or never gain, visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

We do not anticipate paying any dividends in the foreseeable future.

We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends to holders of our common stock in the foreseeable future.

Cautionary Note Regarding Forward-Looking Statements

This prospectus includes forward-looking statements that reflect our expectations and projections about our future results, performance, prospects and opportunities. These statements can be identified by the fact that they do not relate strictly to historical or current facts. We have tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “potential,” “should,” “will,” “will be,” “would” and similar expressions, but this is not an exclusive way of identifying such statements. Our actual results, performance and achievements may differ materially from those expressed in, or implied by, the forward-looking statements contained in this prospectus as a result of various risks, uncertainties and other factors, including those described above under the heading “Risk Factors” and elsewhere in this prospectus.

Forward-looking statements speak only as of the date of this prospectus. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after the date of this prospectus, whether as a result of new information or future events or otherwise. You should not place undue reliance on the forward-looking statements included in this prospectus or that may be made elsewhere from time to time by us, or on our behalf. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

Use of Proceeds

This prospectus relates to the sale or other disposition of shares of our common stock by the selling securityholders listed under “Selling Securityholders” and their transferees. We will not receive any proceeds from any sale of the shares by the selling securityholders.

Dividend Policy

We have not paid any cash dividends on our common stock to date. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition, and will be within the discretion of our then-existing board of directors. We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, our board of directors does not anticipate paying any cash dividends to holders of our common stock in the foreseeable future. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and capital resources – Credit agreement” below for a further discussion regarding restrictions on the payment of dividends under our new credit facility.

Price Range of Common Stock

Our common stock is quoted on the OTC Bulletin Board and the OTC Markets – OTCQB tier under the symbol PSIX. The table below sets forth the high and low bid prices per share of our common stock as quoted on the OTC Markets – OTCQB tier for the periods indicated. Prior to April 29, 2011, the effective date of the reverse recapitalization, the common stock traded under the symbol FRMT. All OTCQB quotations included herein reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Prior to the reverse recapitalization, there was limited or no trading activity in Format’s common stock and there has continued to be a lack of trading activity in our common stock. There can be no assurance that there will be active trading of our common stock in the future. Furthermore, immediately prior to the reverse recapitalization transaction there was, and after the consummation of the reverse recapitalization transaction there continues to be, a substantial spread between the bid and asked prices for our common stock on the OTC Bulletin Board and the OTCQB tier of OTC Markets. For example, on August 16, 2011, the closing bid price for our common stock on the OTC Bulletin Board was $0.10 and the closing ask price for our common stock on the OTC Bulletin Board was $4.25. As of August 16, 2011, there are a limited number of market makers on the OTC Bulletin Board posting priced (and unpriced) quotations for our common stock (one of which is Roth Capital Partners, LLC, the placement agent for the private placement (which has posted quotations for our common stock on the OTC Bulletin Board since May 18, 2011)). Prior to the consummation of the reverse recapitalization transaction (and for a period thereafter) either only one market maker posted quotations for our common stock on the OTC Bulletin Board or, to the extent there were multiple market makers, those market makers were posting unpriced quotations. Accordingly, there is limited information available about the historical market price of our common stock on the OTC Bulletin Board.

At the effective time of the migratory merger, it is anticipated that the common stock of the surviving entity in the migratory merger, will be quoted on the OTC Bulletin Board and the OTCQB tier of OTC Markets under the symbol PSIX, as the Company expects that the current market makers for the common stock on the OTC Bulletin Board and the OTCQB tier of OTC Markets will continue posting quotations for the common stock of the surviving entity in the migratory merger on those markets. Following the migratory merger, there will likely be a lack of trading activity in the common stock of the surviving entity in the migratory merger and a substantial spread between the bid and asked prices for the common stock of the surviving entity in the migratory merger on the OTC Bulletin Board and the OTCQB tier of OTC Markets, in each case similar to the trading activity and the quotations on the OTC Bulletin Board and the OTCQB tier of OTC Markets for the common stock immediately prior to the migratory merger. Accordingly, the ability of the stockholders of the surviving entity in the migratory merger to sell their shares of common stock at the time that such stockholders wish to sell them or at a price that such stockholders consider reasonable may be impaired.

Pursuant to the purchase agreement entered into with the investors in the private placement, we have agreed to use our reasonable best efforts to list, our common stock for trading on a national securities exchange as soon as reasonably practicable after we meet the initial quantitative listing standards of any such exchange. However, our common stock is not currently listed on any national securities exchange, and we do not currently meet the initial quantitative listing standards of any national securities exchange. Accordingly, we cannot be certain when or whether we will meet such initial listing standards or receive approval to list our common stock on any national securities exchange.

	High	Low
Fiscal Year Ended December 31, 2009

First Quarter	N/A	N/A

Second Quarter	N/A	N/A

Third Quarter	N/A	N/A

Fourth Quarter	N/A	N/A

Fiscal Year Ended December 31, 2010

First Quarter	N/A	N/A

Second Quarter	$0.05	$0.05

Third Quarter	$2.00	$0.05

Fourth Quarter	$0.20	$0.20

Fiscal Year Ending December 31, 2011

First Quarter	$0.51	$0.20

Second Quarter	$0.51	$0.51

Third Quarter (through August 16, 2011)	$0.20	$0.20

As of August 16, 2011, the closing bid price for our common stock on the OTC Markets – OTCQB tier was $0.20 per share, and the closing bid price for our common stock on the OTC Bulletin Board was $0.10 per share.

Holders

As of August 16, 2011, there were approximately 35 holders of record of our common stock.

Securities Authorized for Issuance Under Compensation Plans

We currently do not have any compensation plans or individual compensation arrangements under which our equity securities are authorized for issuance.

Management’s Discussion and Analysis of

Financial Condition and Results of Operations

The following discussion includes forward-looking statements about our business, financial condition and results of operations, including discussions about management’s expectations for our business. These statements represent projections, beliefs and expectations based on current circumstances and conditions and in light of recent events and trends, and you should not construe these statements either as assurances of performance or as promises of a given course of action. Instead, various known and unknown factors are likely to cause our actual performance and management’s actions to vary, and the results of these variances may be both material and adverse. A description of material factors known to us that may cause our results to vary, or may cause management to deviate from its current plans and expectations, is set forth under “Risk Factors.” See “Cautionary Note Regarding Forward-Looking Statements.” The following discussion should also be read in conjunction with our audited and unaudited consolidated financial statements, including the notes thereto, and unaudited pro forma combined financial statements appearing elsewhere in this prospectus.

Overview

Organization

We design, manufacture, distribute and support power systems for industrial OEMs across a broad range of industries including stationary electricity power generation, oil and gas, material handling, aerial work platforms, industrial sweepers, arbor, welding, airport ground support, turf, agricultural, construction and irrigation. Our engineering personnel design and test power system solutions and components supporting those solutions. Our major engine suppliers include Perkins/Caterpillar, General Motors and Doosan, and we source components from a variety of domestic and global suppliers. We operate as one business and geographic segment. Accordingly, the following discussion is based upon this presentation.

Net sales

We generate revenues and cash primarily from the sale of off-highway industrial power systems and aftermarket parts to industrial OEMs. Our products are sold globally, and we are a sole source power system provider of our products for most of our customers. Net sales are derived from gross sales less sales returns and or sales discounts.

Cost of sales

We manufacture all of our products at our facilities in Wood Dale, Illinois. The most significant component of our cost of sales is the engine cost. The remainder of our cost of sales primarily includes the cost of additional materials utilized in our finished goods, labor, freight, depreciation and other inventoriable costs such as allocated overhead.

Operating expenses

Operating expenses include engineering, selling and service and general and administrative expenses. Engineering expenses include both internal personnel costs and expenses associated with outsourced third party engineering relationships. Engineering activities are staff intensive; thus costs incurred primarily consist of wages and benefits for professional engineers and amounts paid to third parties under contractual engineering agreements. Engineering consists of a Product and Application Research and Development Engineering Group and a Customer Support Engineering Group. The primary focus of the Product and Application Research and Development Engineering Group is on current and future product design, prototyping, testing and application development activities. The Customer Support Engineering Group provides dedicated engineering and technical attention to customer production support, including a direct communication link with our internal operations.

Selling and service expenses represent the costs of our OEM sales team, an aftermarket sales group and a customer support group for field service and warranty support of our products. We utilize a direct sales and marketing approach to maintain maximum customer interface and service support. Wages and benefits, together with expenses associated with travel, account for the majority of the costs in this category.

General and administrative expenses principally represent costs of our corporate office and personnel that provide management, accounting, finance, human resources, information systems and related costs which support the organization. In addition to wages and benefits, costs include professional services, insurance, banking fees and other general facility and administrative support costs.

Recent developments

Reverse Recapitalization, Private Placement and Stock Repurchase

On April 29, 2011, Format, Inc. (n/k/a Power Solutions International, Inc.) completed a reverse recapitalization transaction, in which PSI Merger Sub, Inc., a Delaware corporation that was newly-created as a wholly-owned subsidiary of Format, merged with and into The W Group, Inc. and The W Group remained as the surviving corporation of the merger. In that transaction, The W Group became a wholly-owned subsidiary of Power Solutions International, Inc. The reverse recapitalization transaction was consummated under Delaware corporate law pursuant to an agreement and plan of merger, dated as of April 29, 2011. Pursuant to this merger agreement, all of the outstanding shares of common stock of The W Group held by the three stockholders of The W Group at the closing of the reverse recapitalization converted into shares of our common stock and shares of preferred stock. In connection with the reverse recapitalization and Gary Winemaster and Thomas Somodi entering into the purchase and sale agreement (as described below under “Certain Relationships and Related Party Transactions – Purchase and Sale Transaction”), (1) The W Group and Mr. Somodi entered into a termination agreement, pursuant to which each of Mr. Somodi’s employment agreement with The W Group (the term of which expired in April 2010) and the subscription agreement between The W Group and Mr. Somodi were terminated; and (2) Power Solutions International, Inc. entered into a new employment agreement with Mr. Somodi, which sets forth the terms of Mr. Somodi’s employment with us. See “Executive Compensation – Employment Agreements” below for a description of the new employment agreement with Mr. Somodi.

The transaction is accounted for as a reverse recapitalization because, among other reasons: (1) the management of The W Group immediately prior to the reverse recapitalization dominated the management of Power Solutions International, Inc. immediately following the reverse recapitalization (i.e., the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer and the Senior Vice President of Power Solutions International, Inc. are the same individuals who then held those titles with The W Group, Inc.) and (2) immediately prior to the consummation of the reverse recapitalization, Format, Inc. had nominal assets and operations.

Concurrently with the closing of the reverse recapitalization, on April 29, 2011, we completed a private placement of shares of our Series A Convertible Preferred Stock, together with warrants to purchase shares of our common stock, to 29 accredited investors, receiving total gross proceeds of $18,000,000. Each share of preferred stock is convertible into a number of shares of our common stock equal to $1,000 divided by the conversion price then in effect, subject to limitations on conversion set forth in the certificate of designation for the preferred stock. For every one share of our common stock issuable upon conversion of preferred stock purchased in the private placement, each investor in the private placement also received a warrant to purchase one-half of a share of our common stock, at an exercise price of $0.40625 per share, subject to limitations on exercise and adjustment as set forth in the warrants.

Concurrently with the closing of the reverse recapitalization, we issued to Roth Capital Partners, LLC, as compensation for its role as placement agent, a warrant. This warrant represents the right to purchase an aggregate of 3,360,000 shares of our common stock, subject to limitations on exercise set forth in the warrant. The warrant has an exercise price of $0.4125 per share, subject to adjustment upon the effectiveness of the reverse split and non-cash dividends, distributions, stock splits or other reorganizations or reclassifications of our common stock. The warrant is not exercisable prior to the effectiveness of the reverse split, and will expire on April 29, 2016. Giving effect to the reverse split, as if it occurred immediately following the closing of the reverse recapitalization and the private placement, the warrant would represent the right to purchase an aggregate of 105,000 shares of our common stock, at an exercise price of $13.20 per share.

In connection with the reverse recapitalization and the private placement, Format, Inc. entered into a stock repurchase and debt satisfaction agreement, dated as of April 29, 2011, with Ryan Neely, who was the sole director and executive officer of Format, Inc. immediately prior to the closing of the reverse recapitalization, and his wife, Michelle Neely. Pursuant to this agreement, at the time the reverse recapitalization was completed, (1) Format repurchased 3,000,000 shares of Format common stock from Ryan and Michelle Neely, and (2) Ryan Neely and Michelle Neely terminated all of their interest in, and released Format from all obligations Format had with respect to, the loans made by Ryan Neely and Michelle Neely to Format, Inc. from time to time (which, as of the closing of the transactions contemplated by the stock repurchase and debt satisfaction agreement, were in an aggregate principal amount of $114,156), in exchange for aggregate consideration of $360,000. As part of the stock repurchase agreement, Ryan and Michelle Neely also released Format from any other obligations Format owed to them, which included the balance of accrued liabilities on Format’s balance sheet of approximately $50,000. The remaining liabilities of Format, which consisted of accounts payable, were settled in connection with but prior to, the consummation of the recapitalization with the available cash on Format’s balance sheet, and Format also transferred to Ryan Neely all of its rights and obligations under the real property lease relating to Format’s sole office space. In addition, assets, consisting of prepaid expenses, office equipment and furniture, with a net book value of approximately $5,000, were written off.

As a result of the reverse recapitalization transaction, Power Solutions International, Inc. succeeded to the business of The W Group. See “Business – Company History” below for a detailed description of the reverse recapitalization and the repurchase of shares of our common stock from Ryan Neely and Michelle Neely; see “Selling Securityholders” below for a detailed description of the private placement; and see “Certain Relationships and Related Party Transactions – Purchase and Sale Transaction” below for a detailed description of the transactions contemplated by the purchase and sale agreement between Gary Winemaster and Thomas Somodi.

Replacement of Prior Credit Agreement

On April 29, 2011, in connection with the closing of the reverse recapitalization, the repurchase of shares of our common stock from Ryan and Michelle Neely and the private placement, Power Solutions International, Inc. and The W Group entered into a loan and security agreement with Harris N.A., and such loan and security agreement replaced the then existing loan and security agreement that The W Group had with its senior lender prior to the closing of the reverse recapitalization. Pursuant to the loan and security agreement with Harris N.A., among other things, Power Solutions International, Inc. became a party to the loan and security agreement, the maximum loan amount under the senior credit facility was reduced from the maximum loan amount under The W Group’s prior credit facility to reflect The W Group’s repayment in full of its two previously outstanding term loans under the prior credit facility and the financial covenants under the prior credit facility were replaced with a new fixed charge coverage ratio. See “— Liquidity and Capital Resources — Credit Agreement” below for a discussion of our current credit facility and The W Group’s prior credit facility, which was replaced by the current credit facility in connection with the reverse recapitalization.

Reverse Split and Migratory Merger

In connection with, and prior to the consummation of, the reverse recapitalization, the board of directors of Format approved the reverse split and the migratory merger. See “Description of Capital Stock – Reverse Split and Migratory Merger” below for additional information regarding the reverse split and the migratory merger.

Further, in connection with the private placement, each of our current shareholders who was a stockholder of The W Group and who received shares pursuant to the reverse recapitalization or received as a gift stock from the stockholders of The W Group, entered into a voting agreement, pursuant to which such person agreed to vote his shares of our common stock and preferred stock, as applicable, in favor of the reverse split and the migratory merger. The persons who entered into the voting agreements hold, in the aggregate, a substantial majority of the voting securities of our company. Accordingly, approval of the reverse split and the migratory merger is probable. See “Certain Relationships and Related Party Transactions – The Voting Agreements” below for a detailed description of the voting agreements

Factors affecting future comparability

We have set forth below selected factors that we believe have had, or can be expected to have, a significant effect on the comparability of recent or future results of operations:

Public company expenses

As a result of the reverse recapitalization, we are now a public company, and anticipate that we will make an application to list our shares for trading on a national securities exchange, once we satisfy the relevant quantitative listing criteria. As a result, our general and administrative expenses will increase as we pay our employees, legal counsel and accountants to assist us in, among other things, establishing and maintaining a more comprehensive compliance and board governance function, establishing and maintaining internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, and preparing and distributing periodic public reports under the federal securities laws. In addition, as a public company the cost of director and officer liability insurance has increased. We may also incur additional costs associated with compensation of non-employee directors.

Stock-based and other executive compensation

Prior to the reverse recapitalization and the private placement, we have not granted or issued any stock-based compensation. Accordingly, we have not recognized any stock-based compensation expense. We may consider adopting an equity compensation plan and making awards under such a plan to our directors, officers and other employees and possibly to consultants. As a result, to the extent relevant, we may incur non-cash, stock-based compensation expenses in future periods.

Events affecting sales and profitability comparisons

Our quarter-to-quarter and quarter-over-quarter operating results (including our sales, gross profit and net income) and cash flows can be impacted by a variety of internal and external events associated with our business operations. Examples of such events include (1) changes in regulatory emission requirements (which generally occur on January 1 of the year in which they become effective), (2) customer product phase-in/phase-out programs, (3) supplier product (e.g., a specific engine model) phase-in/phase-out programs, (4) changes in pricing by suppliers to us of engines, components and other parts (typically effective January 1 of any year), and (5) changes in our pricing to our customers (typically effective January 1 of any year), which may be related to changes in the pricing by suppliers to us. In order to mitigate potential availability or pricing issues, customers may adjust their demand requirements from traditional patterns. We may also extend special programs to customers in advance of such events, and we are more likely to offer such programs in our fourth quarter of a year in anticipation of events expected to occur in the first quarter of the next year. The occurrence of any of the events discussed above may result in fluctuations in our operating results (including sales and profitability) and cash flows between and among reporting periods.

Critical accounting policies and estimates

The discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The preparation of these financial statements in accordance with GAAP requires us to make estimates, assumptions and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, assumptions and judgments, including those related to revenue recognition, bad debts, inventories, warranties and income taxes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and our revenue recognition. Actual results may differ from these estimates under different assumptions or conditions.

Revenue recognition

We recognize revenue at the time title and risk of loss of inventory passes to the customer, which is typically upon shipment of goods. In certain cases, we recognize revenue upon billing for goods which are not immediately shipped at the request and for the convenience of our customer, otherwise known as a “bill and hold” arrangement. In these cases, revenue is recognized under the same terms and conditions as any other sales except that the products are held by us until the customer initiates the shipment of the product from our warehouses. Transfer of the title and risk of loss pass to the customer, and there are no future performance obligations, at the time the bill and hold sale is recognized. Any product that has been sold under a bill and hold arrangement is segregated from our owned inventory. When billed to the customers, shipping and handling charges to customers are included in revenue when incurred. Shipping and handling costs incurred by the company are included in cost of sales.

Allowance for doubtful accounts

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s best estimate of the amounts that will not be collected. Management individually reviews all past due accounts receivable balances and, based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected.

Inventories

Inventories consist primarily of engines and parts. Engines are valued at the lower of cost, as determined by specific serial number identification, or market value. Parts are valued at the lower of cost (first-in, first out) or market value.

We write down inventory for an estimated amount equal to the difference between the cost of the inventory and the estimated realizable value. Estimated realizable value for each item in inventory is based upon our estimation of future demand for the quantity of inventory on hand. In determining an estimate of future demand, multiple factors are taken into consideration including (i) customer purchase orders and customer forecasted demand; (ii) historical sales/usage for each inventory item; and (iii) utilization within a current or anticipated future power system. These factors are primarily based upon quantifiable information and therefore, we have not experienced significant differences in inventory valuation due to variances in our estimation of future demand. We estimate that, in 2010, a 10% variance between the cost of the inventory and its estimated net realizable value would have a $0.3 million effect on our cost of goods sold and the estimated net realizable value of our inventory.

Warranty programs

We offer a standard limited warranty on the workmanship of our products that in most cases covers defects for a period of (i) one year from the date of shipment or (ii) six months from the date products are placed into service, whichever occurs first. Warranties for certified emission products are mandated by the EPA and/or the CARB and are longer than our standard warranty on certain emission related products. Our products also carry limited warranties from suppliers. Costs related to supplier warranty claims are borne by the supplier; our warranties apply only to the modifications we make to supplier base products. We estimate and record a liability, and related charge to income, for our warranty program at the time products are sold to customers. Our estimates are based on historical experience and reflect management’s best estimates of expected costs at the time products are sold. We make adjustments to our estimates in the period in which it is determined that actual costs may differ from our initial or previous estimates. In 2010, a 10% change in the amount of warranty expense would increase our warranty liability and related costs by approximately $32 thousand.

Income taxes

All income tax amounts reflect the use of the liability method. Under this method deferred tax assets and liabilities are determined based upon the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. These differences relate primarily to different depreciation methods for financial statement and income tax purposes, nondeductible allowances for accounts receivable and inventory, certain accrued expenses, unrealized losses on hedging activities and research and development credit carryforwards.

Deferred taxes are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and tax rates as of the date of enactment.

Private Placement Warrants

For every share of our common stock issuable upon conversion of preferred stock purchased in the private placement, each investor in the private placement also received a warrant to purchase one-half of a share of our common stock, at an initial exercise price of $0.40625 per share ($13.00 per share giving effect to the reverse split), subject to adjustment for non-cash dividends, distributions, stock splits or other reorganizations or reclassifications of our common stock. These warrants represent the right to purchase a total of 24,000,007 shares of our common stock, but the private placement warrants are not exercisable prior to the effectiveness of the reverse split. The private placement warrants are also subject to full ratchet anti-dilution protection similar to the anti-dilution provisions of our preferred stock, whereby, upon the issuance of shares of our common stock at a price below the then-current exercise price of the private placement warrants (or the issuance of securities convertible into or exercisable for shares of our common stock at a price below the then-current exercise price of the private placement warrants), subject to specified exceptions, the exercise price of the private placement warrants will be reduced to the effective price of our common stock so issued (or issuable upon conversion of issued securities). Giving effect to the reverse split, immediately following the closing of the reverse recapitalization and the private placement, the private placement warrants represent the right to purchase an aggregate of 750,002 shares of our common stock, at an exercise price of $13.00 per share. The private placement warrants will expire on April 29, 2016.

The private placement warrants issued with the 18,000 shares of our preferred stock had a fair value of $2,887,500 at the closing of the reverse recapitalization transaction and the private placement on April 29, 2011, determined based upon an agreed-upon exercise price of the private placement warrants; the agreed-upon purchase price for (value of) our preferred stock and private placement warrants, in the aggregate as agreed upon with the investors in the private placement; and assessment of an appropriate risk-free interest rate of 2.1%, an anticipated volatility factor of 50.0%, and a zero percent dividend yield, all incorporated into the valuation using the Black-Scholes option pricing model. We determined that the five-year Treasury Bond yield was a reasonable assumption for a risk-free rate, and that an appropriate volatility rate would represent the upper end of the range of implied volatility of publicly traded call options of benchmark companies, which reflects the mid-range of their historical volatility. Our past history of not paying dividends and management’s intentions to continue such a dividend policy resulted in a zero dividend yield assumption. The five-year term of the private placement warrants, the stated warrant exercise price of $13.00 per share (on a post-reverse split basis, when the private placement warrants become exercisable), and our common stock valuation of $10.08 per share (post-reverse split basis, when the private placement warrants become exercisable) comprise the balance of the inputs into our Black-Scholes pricing model for the warrant valuation.

The liability for the private placement warrants is a fair value instrument as measured under ASC Topic 825, “Financial Instruments.” As such, the private placement warrants liability is valued based upon unobservable inputs and thus is considered a “Level 3” financial instrument, the measurement of which involves various assumptions, as described in Note 6 “Fair Value of Financial Instruments” to the Condensed Consolidated Financial Statements. These assumptions include an assessment of the risk-free interest rate, an anticipated volatility factor, divided yield and other assumptions. Since the date of issuance of the private placement warrants, the liability associated with these warrants has decreased from $2.9 million at April 29, 2011 to $2.8 million at June 30, 2011.

Results of operations

Six months ended June 30, 2011 compared with the six months ended June 30, 2010

Net sales

Our net sales increased $23.3 million (53.6%) to $66.7 million for the six months ended June 30, 2011 compared to $43.4 million for the six months ended June 30, 2010. Sales volume accounted for approximately $22.1 million of the period-over-period increase. The increase in net sales was primarily due to increases in sales volume to existing customers arising from an improvement in the general global economy, together with a continued growth in sales of large power systems and the expansion of sales to Asia-based customers to which we began shipping product in 2010. Sales volumes for our established diesel power systems, and alternative fuel power systems, including aftermarket components, increased $17.3 million for the six months ended June 30, 2011 compared to the six months ended June 30, 2010, of which $5.0 million was due to growth arising from shipments to Asia. Our new, alternative fuel large power systems introduced in late 2009 accounted for $4.8 million of the sales increase for the six months ended June 30, 2011 as compared to the same period in 2010.

Cost of sales

Our cost of sales increased nearly $18.0 million (49.5%) to $54.2 million for the six months ended June 30, 2011 from $36.3 million in the comparable period of 2010. The increase in cost of sales was primarily due to the increase in our sales volume. As a percentage of net sales, cost of sales has declined to 81.3% for the six months ended June 30, 2011, compared to 83.5% for the six months ended June 30, 2010. Production costs were spread over higher volumes which favorably affected cost of sales. In addition, the increase in sales, noted in Net sales above, occurred across the majority of our customer base, broadening our product mix, which also favorably impacted our cost of sales.

Gross profit

Our gross profit increased $5.3 million (74.6%) to $12.5 million for the six months ended June 30, 2011 from $7.1 million in the comparable period of 2010. Our gross profit increased primarily due to the previously discussed increase in sales volumes. As a percentage of net sales, gross profit was 18.7% for the six months ended June 30, 2011 compared to 16.5% in 2010. The higher gross profit during the second quarter of 2011 was principally attributable to the broadening product mix and higher sales volume relative to production costs as described in Cost of sales above.

Engineering

Engineering expense increased $0.3 million (15.4%) to $2.0 million for the six months ended June 30, 2011 as compared to $1.7 million for the same period in 2010 due to an increase in customer product support activities associated with the increase in sales and product development. Wages and benefits increased $0.4 million on a year-over-year basis as we increased headcount in connection with our engineering development and support activities. This increase was offset by a $0.2 million decrease in emissions expense due, in part, to a decrease in the costs of certain emissions tests. The remaining increase was attributable to increases in other expense categories, none of which was individually significant. The increase in engineering expense was less than the growth rate of our sales. Accordingly, as a percentage of net sales, engineering expenses decreased to 3.0% in the six months ended June 30, 2011 compared to 4.0% for the same period in 2010.

Selling and service

Selling and service expenses increased $0.7 million (28.8%) to $3.2 million for the six months ended June 30, 2011 from $2.5 million in the comparable period of 2010. Wages, benefits, and travel costs increased $0.3 million, and warranty costs increased $0.1 million, both in support of our increased product sales for the six months ended June 30, 2011 as compared to the same period in 2010. In addition, promotional costs, which is primarily the cost of participation in trade shows, increased $0.1 million for the six months ended June 30, 2011 as compared to the same period in 2010. The remaining increase was attributable to increases in other expense categories, none of which was individually significant. As a percentage of net sales, selling and service expenses decreased to 4.7% in the six months ended June 30, 2011 compared to 5.7% for the same period in 2010.

General and administrative

General and administrative expenses increased $1.0 million (68.5%) to $2.4 million for the six months ended June 30, 2011 from $1.4 million in the comparable period of 2010. The increase was principally attributable to (i) a $0.6 million increase in professional, consulting, and bank fees incurred in connection with our year end audit, reverse recapitalization and the refinancing of our credit facility in April 2011, and (ii) $0.2 million for the cost of additional staff to support our higher sales volume. The remaining increase was attributable to increases in other expense categories, none of which was individually significant. As a percentage of net sales, general and administrative expenses increased to 3.6% in the six months ended June 30, 2011 from 3.3% for the same period of 2010.

Interest expense

Interest expense decreased $0.07 million (6.8%) to $0.9 million for the six months ended June 30, 2011, as compared to $1.0 million for the same period in 2010. Our average outstanding bank borrowings were $3.3 million lower for the six months ended June 30, 2011 compared to the same period in 2010. This decrease was attributable to the payoff of our bank term debt and a reduction in our outstanding revolving line of credit due to the proceeds received in the private placement.

Loss on debt extinguishment

We recognized a loss on debt extinguishment of $0.5 million in the six months ended June 30, 2011, due to the write off of remaining unamortized loan fees associated with our prior credit facility. The remaining unamortized loan fees were required to be expensed when we refinanced our prior credit facility and repaid the balances outstanding under our prior credit agreement. See “Liquidity and Capital Resources – Credit Agreement” below for a further discussion regarding the refinancing of our prior credit facility with a new lender.

Other (income) expense, net

Other expense was $0.7 million for the six months ended June 30, 2011 as compared to none for the same period in 2010. Other expense increased $0.8 million due to the transaction costs incurred in connection with the issuance of the warrants in the private placement. The attributes of the private placement warrants required that the warrants be classified as a liability. The transaction costs incurred in connection with the private placement are required to be allocated between equity and operating results based on the value attributable to the instruments recorded as equity or a liability, respectively. As such, with respect to the value of the warrants that we recorded as a liability, we recognized $0.8 million of the transaction fees as an expense. Offsetting this expense was a $0.1 million of other income relating to the change in the valuation of the warrants for the six months ended June 30, 2011.

Income tax expense

Our income tax expense increased $1.1 million for the six months ended June 30, 2011, to $1.2 million, as compared to $0.1 million in 2010. Our effective tax rate for the six months ended June 30, 2011 was 43.5% compared with 18.9% for the comparable prior year period. Our effective tax rate in 2011 increased primarily due to the non-deductibility of transaction costs incurred in connection with the reverse recapitalization and private placement as discussed above in “Other (income) expense, net” and an increase in the Illinois corporate income tax rate from 4.8% to 7%. The increase in the effective tax rate for the six months ended June 30, 2011 was partially offset by research tax credits expected to be generated and used. Our income tax expense in 2011 assumes that we will realize a comparable amount of these tax credits as that which we estimated for 2010. However, as our overall taxable income for the six months ended June 30, 2011 was higher as compared to 2010, the research tax credit had less of an impact on our effective tax rate period over period.

Year ended December 31, 2010 compared with the year ended December 31, 2009

Net sales

Our net sales increased $17.6 million (21.2%) to $100.5 million for the year ended December 31, 2010 compared to $82.9 million for the year ended December 31, 2009. This increase was driven by an increase in sales volume of approximately $15.7 million, with the remaining $1.9 million increase to cover increases in supplier component costs. Net sales volume increased $10.6 million in 2010 compared to 2009 due to increases in sales of our new alternative fuel larger power systems, which we initially introduced in 2009. In addition, sales to new, Asia-based customers contributed $3.1 million to sales volume growth year-over-year. The remaining $2.0 million increase in volume was due to our existing product base.

Cost of sales

Our cost of sales increased 26% to $83.9 million for the year ended December 31, 2010 from $66.5 million in the comparable period of 2009. The increase in cost of sales was primarily due to the increase in our sales volume. As a percentage of net sales, cost of sales increased to 83% for the year ended December 31, 2010, compared to 80% for the year ended 2009. Cost of sales as a percentage of net sales was lower in 2009 primarily due to lower costs associated with products sold in a special program discussed under “Year ended December 31, 2009 compared with the year ended December 31, 2008 -Net sales” below and the cost control initiatives begun in 2008 and which continued throughout 2009.

Gross profit

Our gross profit increased 1.5% to $16.6 million for the year ended December 31, 2010 from $16.4 million in the comparable period of 2009. Our gross profit increased primarily due to the previously discussed increase in sales volumes. As a percentage of revenue, gross profit was 17% for the year ended December 31, 2010 compared to 20% in 2009. The higher gross profit in 2009 was principally attributable to the lower material costs associated with the products sold in a special program discussed under “Year ended December 31, 2009 compared with the year ended December 31, 2008 –Net sales” below and the cost control initiatives previously identified.

Engineering expense

Engineering expenses increased 41% to $3.8 million in the year ended December 31, 2010 from $2.7 million in the comparable period of 2009. Engineering activities are staff intensive; thus, costs incurred primarily consist of salary and benefits for professional engineers and amounts paid to third parties for contract services associated with our research and development activities. Engineering salaries and benefits increased $0.7 million in 2010 compared to 2009 in connection with new customer product launches and increased product development activities. In addition, costs associated with the required initial and periodic testing of engines for emission compliance increased $0.6 million in 2010 compared to 2009. Net other expenses decreased $0.2 million, none of which was individually significant.

Selling and services expense

Selling and service expenses increased 21% to $5.5 million for the year ended December 31, 2010 from $4.5 million in the comparable period of 2009, although this expense remained consistent as a percentage of net sales year over year. The increase in selling and services expense was primarily attributable to an increase in salaries and benefits of $0.8 million to support our increased sales for the year ended December 31, 2010 as compared to 2009.

General and administrative expenses

General and administrative expenses increased 7% to $3.3 million in the year ended December 31, 2010 from $3.1 million in the comparable period of 2009. The increase in general and administrative expenses is principally attributable to a $0.3 million increase in salaries and benefits in 2010 arising from a restoration of compensation that had previously been subject to adjustments implemented as part of our cost control initiatives associated with lower sales and the global economic slowdown in 2009. Net other expenses decreased $0.1 million, none of which was individually significant. The sales growth from 2009 to 2010 outpaced the increase in general and administrative expenses as we were able to effectively leverage our general and administrative costs to support our increased sales volume. As a result, general and administrative expenses decreased to 3% of net sales in 2010 from 4% in 2009.

Interest expense

Interest expense decreased 8% to $2.1 million for the year ended December 31, 2010, as compared to $2.3 million for the year ended December 31, 2009. Our average outstanding bank borrowings were $1.8 million lower in 2010 compared to 2009. Our average effective interest rate on our bank borrowings was 5.82% in 2010 as compared to 5.01% in 2009. We benefitted from lower average outstanding debt and reduced amortization of deferred financing costs in 2010. The lower outstanding debt was primarily attributable to scheduled payments of term loans and capital lease obligations. In addition, we wrote off additional deferred financing costs in 2009 as a result of an amendment to our existing credit agreement which reduced our overall borrowing capacity. Offsetting these reductions in interest expense was a higher average interest rate in 2010.

Income tax expense

Our income tax expense decreased $1.0 million to $0.4 million for the year ended December 31, 2010 compared to 2009, primarily as the result of our lower taxable income. Our effective tax rate was 19% on income before taxes of $1.9 million for the year ended December 31, 2010 compared to an effective tax rate of 37% on pre-tax income of $3.8 million for the comparable period of 2009. The lower effective income tax rate in 2010 was attributable to available federal and state tax research credits generated and used. Absent changes to existing legislation, we expect these research tax credits, to the extent generated but not used, will be available for our benefit in the future as well.

Year ended December 31, 2009 compared with Year ended December 31, 2008

Cost control program – 2009

We initiated a cost control program in 2008, which we expanded in 2009 to reduce expenses by implementing mandatory cost reduction programs, including stringent budgetary cost controls on discretionary spending and various employee cost control programs that matched required staffing levels with the variability of product demand during the year. We historically maintained a mix of full-time and temporary staffing in both production and administrative functions, allowing us to flex the staff in response to market conditions. This mix provided us with the ability to quickly adjust our staffing cost to the decrease in demand in 2009. In addition, we were able to establish flexible production lines along with flexible work programs with the remainder of our staff, enabling us to match required production capacity and staffing levels with the variability of product demand. This also enabled us to retain our most qualified staff, which in turn provided a solid technical base to support the anticipated improvement in customer sales activity as ultimately realized in 2010.

Net sales

Net sales decreased 34% to $82.9 million in the year ended December 31, 2009 compared to $125.3 million for 2008. The decrease in net sales was attributable to lower demand as a result of the downturn in global economic conditions across our customer base. The decrease in shipments occurred across all power system products, as well as our aftermarket parts, although our customer base remained stable during this period. In spite of a general decrease in net sales in 2009, fourth quarter 2009 net sales remained strong due to increased sales activity associated with customers purchasing product before our published January 1 price increases, product purchases by customers to cover transitional requirements associated with new mobile emission standards and a special program whereby we offered our customer base the opportunity to purchase certain products scheduled for a supplier phase out in 2010 in order to avoid potential availability issues and future published price increases on those products. Sales under this program represented a substantial portion of total net sales in the fourth quarter of 2009.

Cost of sales

Our cost of sales decreased 38% to $66.5 million for the year ended December 31, 2009 from $107.4 million in the comparable period of 2008. The decrease in cost of sales was due to the decrease in our sales volume associated with the downturn in the global economy. As a percentage of net sales, cost of sales decreased to 80% in 2009 compared to 86% in 2008. The improvement in the cost of sales as a percentage of net sales between 2009 and 2008 was primarily attributable to lower costs associated with the products sold in the special program discussed under “Net sales” above, as well as lower labor and overhead costs resulting from cost control programs initiated during 2008 and 2009.

Gross profit

Our gross profit decreased 8% to $16.4 million for the year ended December 31, 2009 from $17.9 million in the comparable period of 2008. The decrease in gross profit was due to the overall decrease in sales volumes associated with the general downturn in global economic conditions that generally affected our customer base. As a percentage of sales, gross profit increased to 20% in 2009 compared to 14% in 2008. Our gross profit as a percentage of sales increased due primarily to the factors noted above in “Cost of sales.”

Engineering expense

Engineering expenses decreased 18% to $2.7 million for the year ended December 31, 2009 from $3.3 million in the comparable period of 2008. The decrease in engineering expense was primarily due to our cost control plan which was implemented in 2008 and continued into 2009, and resulted in reduced salaries and benefits expenses of $0.7 million in 2009 as compared to 2008. Engineering activities are staff intensive; thus costs incurred primarily consist of salary and benefits for professional engineers and amounts paid to third parties for contract services. Although we did reduce engineering costs according to our cost control program, we retained our technical staff to continue development of new products independent of our sales volume. Net other expenses increased $0.1 million, none of which was individually significant.

Selling and service expense

Selling and service expenses decreased 24% to $4.5 million for the year ended December 31, 2009 from $6.0 million in the comparable period of 2008. The decrease in selling and service expense was the result of the cost control plan implemented in 2008 and continuing into 2009 which resulted in lower expenses across most expense categories, including (i) a $0.6 million decrease in salaries, benefits and travel (ii) a $0.3 million decrease in advertising and promotions, and (iii) a $0.3 million decrease in consulting fees. Our bad debt expense also decreased $0.3 million as our sales decreased in the year over year period. As a percentage of net sales, selling and service expense was 5% in 2009 and 2008.

General and administrative expense

General and administrative expenses decreased 31% to $3.1 million for the year ended December 31, 2009 from $4.4 million in the comparable period of 2008. The decrease in general and administrative expense was primarily due to decreased discretionary spending and personnel costs from the continuation of the cost control program, which was expanded in 2009 in response to lower sales and general business activity levels. Accordingly, our salaries and benefits were lower by $0.7 million in 2009 as compared to 2008. Professional fees, including legal and bank fees, also decreased $0.4 million year over year. General and administrative expenses remained consistent at approximately 4% of net sales in 2009 and 2008.

Interest expense

Interest expense decreased 17% to $2.3 million for the year ended December 31, 2009 from $2.8 million in the comparable period of 2008. Our average outstanding bank borrowings were $3.2 million lower in 2009 compared to 2008. Our average effective interest rate on our bank borrowings was 5.01% in 2009 compared to 5.50% in 2008. Partially offsetting the expense decrease was a $0.2 million increase in deferred financing charges arising from an amendment to our then existing credit facility, which among other things, resulted in a decrease in our overall borrowing capacity.

Income tax expense

Our income tax provision increased to $1.4 million for the year ended December 31, 2009 from $0.8 million in 2008, primarily due to higher income before income taxes. Our effective tax rate was 37% and 53% for the years ended December 31, 2009 and 2008, respectively. We were under audit by the Internal Revenue Service for certain tax years prior to 2008. During 2008, these audits were completed, resulting in additional income tax expense of $0.2 million, which increased our effective overall income tax rate as a percentage of pre-tax income. The additional taxes arising from the settlement and closure of these tax years were partially offset by research tax credits of $0.1 million.

Liquidity and Capital Resources

Our cash requirements are dependent upon a variety of factors, foremost of which is the execution of our strategic plan. We expect to continue to devote substantial capital resources to running our business. Our primary sources of liquidity are cash flows from operations, principally collections of customer accounts receivable and borrowing capacity under our credit facility. Our existing and historical financing arrangements require that cash received by us be applied against our revolving line of credit. Accordingly, we typically do not maintain cash or cash equivalents on our balance sheet, but instead fund our operations through borrowings under a revolving line of credit which is described below under “Credit Agreement.”

Based on our current forecasts and assumptions, we believe that our sources of cash and cash equivalents, namely the sales of our power systems and aftermarket products and access to borrowing capacity, will be sufficient to meet our anticipated cash needs for working capital and capital expenditures for at least the next 12 months.

As of June 30, 2011, we had working capital of $16.9 million compared to $6.3 million as of December 31, 2010. Our working capital increased $10.6 million, which was primarily attributable to an increase in accounts receivable and a decrease in the current portion of our long-term debt as well as a reduction in borrowings under our revolving line of credit. Accounts receivable increased $4.7 million due principally to an increase in sales. Specifically, our sales in the three months ended June 30, 2011 were $5.3 million higher as compared to the three months ended December 31, 2010. The current portion of long-term debt and the revolving line of credit decreased, in aggregate by $7.6 million and were paid off and/or reduced primarily from the proceeds received in connection with the private placement discussed above under “Reverse Recapitalization, Private Placement and Stock Repurchase.” These increases to working capital were partially offset by a $1.8 million reduction in inventories due our efforts to reduce our inventories while still supporting our higher sales activity.

Our working capital decreased $0.8 million as of December 31, 2010 from December 31, 2009 principally due to the scheduled debt payments arising from collections on accounts receivable in excess of the amounts used to reduce accounts payable and our line of credit. Our accounts receivable decreased $12.3 million, while our accounts payable and revolving line of credit decreased $9.7 million. These decreases were principally attributable to our collection of receivables in 2010 on sales arising from the 2009 fourth quarter sales discussed in “Net sales” for the year ended December 31, 2009 and payment of inventory purchases associated with those sales activities. These decreases in working capital were offset by a $1.0 million increase in inventories, as well as a $0.7 million reduction in our income tax liability and net other reductions of $0.1 million. Inventories increased to support the increase in sales in 2010, and the reduction in our income tax liability was attributable to our lower estimated tax liability for 2010 as compared to 2009.

A limited number of our customers have payment terms which may extend up to 150 days. As of June 30, 2011 and December 31, 2010, our trade receivables included $3.1 million and $2.7 million, respectively, which represent aggregate customer account balances subject to these terms. Of these amounts, $2.1 million and $1.4 million at June 30, 2011 and December 31, 2010, respectively, represent the portion of the balance outstanding beyond our normal trade terms of 30 to 45 days. Under our revolving line of credit which funds our working capital as needed, these receivables represent eligible collateral the same as our other trade receivables and remain eligible as collateral upon which we may borrow up to their extended due date of 150 days. When collected, the cash from these receivables, as with all cash collected, is applied against our revolving line of credit, a component of our working capital. Through August 11, 2011, we have collected $1.5 million and $2.5 million on these accounts receivable balances with extended payment terms of up to 150 days as of June 30, 2011 and December 31, 2010, respectively.

Cash Flows for the six months ended June 30, 2011

Operating activities

For the six months ended June 30, 2011, we used $1.3 million in cash for our operations. Net income and changes in working capital are the primary drivers of our cash flows from operations. For the six months ended June 30, 2011, we generated cash flows from net income of $2.3 million (including net $0.7 million of non-cash items, consisting primarily of depreciation and loss on debt extinguishment) as compared to $0.8 million for the same period in 2010. The cash generated from operating results was offset by an increase in our working capital, principally driven by a $4.7 million increase in accounts receivable, a $0.6 million increase in prepaid expenses and a $0.6 million decrease in income taxes payable. The increase in accounts receivable was due to an increase in 2011 sales as discussed in “Results of operations – Six months ended June 30, 2011 compared to the six months ended June 30, 2010.” The increase in sales also includes an increase in sales to customers with payment terms up to 150 days. As such, the $4.7 million increase in accounts receivable includes a $0.4 million increase in accounts receivable due from customers with payment terms of up to 150 days to $3.1 million as of June 30, 2011. The decrease in income taxes payable was principally attributable to the tax payments made for 2010 and 2011. Our prepaid expenses increased due to payments of estimated income taxes and the advance payment of insurance premiums. Offsetting these working capital increases, we decreased our inventories $1.8 million. The change in inventories was attributable to an initiative to decrease our inventories while still supporting our higher level of sales activity. Net other cash generated from operations in the first six months of 2011 was $0.5 million, none of which was individually significant.

Investing activities

Net cash used in investing activities of $0.4 million for the six months ended June 30, 2011 related primarily to the acquisition of property, equipment and other assets.

Financing activities

We generated $1.7 million of cash for the six months ended June 30, 2011. In connection with the private placement for which we issued preferred stock and warrants to purchase our common stock, we generated proceeds of $18.0 million. In addition, we refinanced our revolving line of credit with a new bank, Harris, N.A., for net borrowings of $16.2 million for the six months ended June 30, 2011. The terms of the revolving line of credit with Harris N.A. are discussed below in “Credit Agreement.” The proceeds from the private placement and revolving line of credit were used to pay off our existing term loans and our revolving line of credit with our prior lender, Fifth Third Bank. We used $29.5 million in cash for the payoff of these term loans, the payoff of the prior revolving line of credit and other scheduled debt payments. We used $3.8 million of cash to pay transaction and financing costs associated with the private placement and refinancing of our revolving line of credit. We also had a $0.8 million increase in our cash overdraft balance since December 31, 2010. Consistent with our prior revolving line of credit, our current revolving line of credit requires that our cash be applied against our revolving line of credit. As such, we do not maintain a cash balance, and we borrow on the revolving line of credit to fund outstanding checks as they clear our bank. Our cash overdrafts will fluctuate based on the timing of checks issued which have not yet cleared our bank as of a given date.

Cash Flows for the six months ended June 30, 2010

Operating activities

We generated $3.4 million in cash from operating activities for the six months ended June 30, 2010, arising in part from $0.8 million of net income, (including net $0.4 million of non-cash items, consisting primarily of depreciation), but generated primarily from a reduction in our working capital for the period. Specifically, we collected $14.3 million in accounts receivable, a significant portion of which was attributable to our sales in the latter part of 2009. This decrease in accounts receivable is net of a $0.5 million increase in accounts receivable due from customers with payment terms of up to 150 days which increased the accounts receivable due from these customers to $1.8 million as of June 30, 2010 as compared to $1.3 million as of December 31, 2009, primarily attributable to an increase in shipments to these customers. In addition, we also generated cash due to a $1.8 million reduction in inventories from December 31, 2009 to June 30, 2010. Our inventories were higher at the end of 2009 due to positions we had taken to support new programs for 2010, including sales of large alternative fuel power systems. The cash generated from the collection of these receivables and the reduction in inventories were partially offset by $12.2 million in payments to suppliers in 2010 arising from the inventories associated with these sales, the additional inventory positions taken as well as current year purchasing activities. The cash collected was also offset by a $1.1 million in estimated income tax payments made in 2010 related to our 2009 operating results. Net other cash used in operations was $0.2 million.

Investing activities

Net cash used in investing activities of $0.3 million for the six months ended June 30, 2010 related primarily to the acquisition of property, plant and equipment.

Financing activities

We used $3.1 million of cash in our financing activities for the six months ended June 30, 2010. Of this amount $2.0 million relates to cash received and applied against our revolving line of credit. We also used $0.9 million of cash for scheduled payments on our long-term debt and capital lease obligations. The remaining cash used in our financing activities funded the decrease in our cash overdraft position.

Cash Flows for the year ended December 31, 2010

Operating activities

For the year ended December 31, 2010, we generated cash flows from operations of $3.9 million of which $2.6 million arose from net income and other non-cash items of depreciation and receivable allowances as compared to $3.3 million in 2009.

We also realized a reduction in our working capital during the year, which contributed to the cash generated from operations, primarily arising from a $12.0 million reduction in accounts receivable that was partially offset by a $9.3 million reduction in accounts payable and a $1.0 million increase in our inventories. The decrease in accounts receivable and accounts payable primarily arose from a high level of sales activity occurring in the fourth quarter of 2009, which resulted in both an increase in receivables from those sales and related payables from the purchase of inventories to support those sales. We collected the receivables and paid the corresponding payables in the first quarter of 2010. The $12.0 million change in accounts receivable also includes an increase of $1.1 million due from customers with payment terms of up to 150 days to $2.7 million from $1.6 million as of December 31, 2009, due to an increase in shipments to these customers in 2010.

Investing activities

Net cash used in investing activities of $0.6 million in the year ended December 31, 2010, related primarily to the acquisition of fixed assets. Fixed asset expenditures principally arose from the purchase of tooling and transportation equipment.

Financing activities

During 2010, our financing activities included scheduled payments of $1.7 million of bank term debt and $0.5 million of capital lease obligations and other notes payable. Our overall revolving line of credit decreased $0.8 million principally arising from the cash flows generated from operations. We also used $0.3 million of cash during the year for the payment of financing fees in connection with the reverse recapitalization and private placement. We also had a $0.7 million decrease in cash overdrafts. At December 31, 2010, we were not in compliance with certain of our bank covenants, including our senior debt leverage and our fixed charge coverage ratios. On January 20, 2011, we obtained a waiver from our bank for these events of non-compliance. Subsequent to December 31, 2010, we completed a reverse recapitalization and private placement offering on April 29, 2011, which resulted in the repayment in full of our remaining term debt, and we also refinanced our existing revolving line of credit with another bank.

Cash Flows for the year ended December 31, 2009

Operating activities

In the year ended December 31, 2009, we generated cash flows from operations of $3.4 million, which consisted primarily of net income of $3.3 million, including non-cash adjustments (primarily for depreciation) of $0.9 million.

With respect to our working capital, changes in accounts receivable and inventories, net of accounts payable and income taxes payable had a nominal net impact on cash flows from operations. Although our receivables and inventories increased by $9.6 million and $4.9 million year over year, these increases were offset by a $13.2 million and $1.2 increase in accounts payable and income taxes payable, respectively. The increase in receivables arose from sales activity occurring late in 2009 as further described in “Net sales” above for the year ended December 31, 2009. Included in the $9.6 million increase in accounts receivable was an increase of $0.7 million due from customers with payment terms of up to 150 days to $1.6 million at December 31, 2009. In addition, our inventories increased from the purchase of components to support new programs arising in 2010, including sales of large alternative power systems. The inventories purchased to support the sales activity and the new programs for 2010, primarily accounted for the $13.2 million increase in accounts payable. In addition, cash flows of $1.2 million were generated from an increase in our income taxes payable. The increase was attributable to the income generated late in 2009 and paid in 2010. Net other cash flows from operations was $0.2 million, none of which was individually significant.

Investing activities

Net cash used in investing activities related primarily to the acquisition of fixed assets of $0.4 million for the year ended December 31, 2009. Fixed asset expenditures principally arose from the purchase of custom tooling used in the production of components for power systems.

Financing activities

We used $3.0 million of cash for our financing activities in 2009, of which $1.6 million was used for the repayment of debt obligations. Specifically, we paid $1.2 million to our bank for scheduled term debt payments, and the remaining payments consisted of scheduled payments on capital lease obligations and other notes payable. We had a $0.6 million reduction in our revolving line of credit which arose from a reduction in our working capital as we collected more cash from customer receivables during the period than what was required to pay trade payables and other obligations. We also had a $0.7 million decrease in cash overdrafts.

Cash Flows for the year ended December 31, 2008

Operating activities

In the year ended December 31, 2008, we generated cash flows from operations of $2.7 million, which consisted primarily of net income of approximately $1.8 million, including non-cash adjustments (primarily for deferred income taxes and depreciation) of $1.1 million. We generated additional cash flow of $5.8 million from the collections of accounts receivable. The cash flow generated from a reduction in the accounts receivable in 2008 compared to 2007 arose due to the timing of receivable collections. Included in the $5.8 million decrease in accounts receivable was a decrease of $3.7 million due from customers with payment terms of up to 150 days, which decreased the accounts receivable due from these customers to $0.9 million as compared to $4.6 million at December 31, 2007. In addition, we generated cash flow through a reduction of $7.4 million of our inventories from the prior year. Throughout 2007, our inventories had increased with our sales activity. In 2008, although sales were at levels consistent with 2007, we strategically targeted a reduction of inventories, while still supporting our sales. The cash flow generated from the reductions in accounts receivable and inventories was partially offset by a $12.0 million decrease in accounts payable. Accounts payable decreased as we lowered our inventories during 2008. Net other cash flows used in operations was $0.3 million, none of which was individually significant.

Investing activities

Net cash used in investing activities related primarily to the acquisition of fixed assets of $0.6 million for the year ended December 31, 2008. Fixed asset expenditures principally arose from the purchase of custom tooling used in the production of components for power systems.

Financing activities

Net cash used in financing activities for the year ended December 31, 2008 was $2.1 million. We refinanced our existing line of credit and three term loans with arrangements with a new lender during 2008. The refinancing was completed to provide us with additional cash. Under the terms of the refinancing, we replaced the existing line of credit and term loans with our prior lender with two term loans totaling $11.1 million and a revolving line of credit arrangement to maintain sufficient borrowing capacity. Borrowings under our revolving line of credit fluctuate based upon our changes in working capital requirements during a period. We used $12.6 million to repay borrowings, including repayment of the prior revolving line of credit and scheduled term debt payments, and we used $1.3 million of cash to pay financing fees related to the debt with our new lender. We also generated cash of $0.4 million from the sale and leaseback of assets during the year. We also had a $0.4 million increase in cash overdrafts the balance of which fluctuates based upon the timing of outstanding checks clearing our bank. Our revolving line of credit requires that our cash be applied against the revolving line of credit. As such, we do not maintain a cash balance, but rather borrowing on the revolving line of credit to fund outstanding checks as they clear our bank. Accordingly, the change in our outstanding checks will fluctuate by reporting period based upon the timing of their presentation to our bank for payment.

Credit Agreement

In connection with the consummation of the reverse recapitalization and the private placement, on April 29, 2011, we entered into a loan and security agreement with certain lenders and Harris N.A., as agent for the lenders. The new credit agreement replaced the loan and security agreement with Fifth Third Bank, the terms of which are discussed below. Our credit agreement provides for borrowings of up to $35.0 million under a revolving line of credit, which new line of credit is scheduled to mature on April 29, 2014 and has a variable interest rate as described below. Borrowings under our credit agreement are collateralized by substantially all of our assets. Under our credit agreement, we are required to meet certain financial covenants, including a minimum monthly fixed charge coverage ratio of not less than 1.1 to 1.0 and a limitation on annual capital expenditures, the testing of which commenced on April 30, 2011. We were in compliance with the financial covenants under our current credit facility as of our most recent required compliance reporting period. Our credit agreement also contains customary covenants and restrictions applicable to us, including agreements to provide financial information, comply with laws, pay taxes and maintain insurance, restrictions on the incurrence of certain indebtedness, guarantees and liens, restrictions on mergers, acquisitions and certain dispositions of assets, and restrictions on the payment of dividends and distributions. In addition, our credit agreement requires our cash accounts to be held with Harris N.A. Our cash deposits in the new line of credit account are swept by Harris N.A. daily and applied against the outstanding balance on our new line of credit. As a result, we maintain a zero cash balance in our line of credit account, and we borrow on the line of credit on a daily basis to fund our cash disbursements.

Under our credit agreement (in contrast to the prior credit agreement discussed below): (a) Power Solutions International, Inc. is a party to the new credit agreement and pledged the equity interests of The W Group to Harris N.A.; (b) there are no term loans; (c) the new line of credit bears interest at Harris N.A.’s prime rate (3.25% at June 30, 2011) plus an applicable margin ranging from 0% to 0.50% or, at our option, a portion of the new line of credit can be designated to bear interest at LIBOR plus an applicable margin ranging from 2.00% to 2.50%; (d) there is a higher limit on annual capital expenditures; (e) there is no maximum quarterly senior debt leverage ratio; and (f) there is a fixed charge coverage ratio similar to the fixed charge coverage ratio in the prior credit agreement with Fifth Third Bank, except that the fixed charge coverage ratio under the new credit agreement excludes historical debt service on Term Loan A and Term Loan B (each as defined and discussed below) and certain other one-time expenses. As of June 30, 2011, $10.0 million of our outstanding borrowings under our revolving line of credit of $16.2 million had been designated to bear interest at the LIBOR rate, plus an applicable margin.

On April 29, 2011, upon consummation of the reverse recapitalization and the other transactions referred to above under “—Recent Developments,” we used net proceeds from the private placement and proceeds from a draw on the new line of credit to repay the prior loans (as discussed below) under the prior credit agreement with Fifth Third Bank in full. Upon consummation of the reverse recapitalization and immediately following the repayment of these prior loans on April 29, 2011, availability under the new line of credit was approximately $12.7 million.

The prior credit agreement was entered into in 2008 among Fifth Third Bank and The W Group and its subsidiaries. The initial proceeds from the prior credit agreement were used to retire the revolving line of credit and term loans with our predecessor bank. The prior credit agreement provided for a revolving line of credit of up to $37.5 million, a term loan of $8.7 million (“Term Loan A”) and a term loan of $2.4 million (“Term Loan B”), which prior loans collectively were scheduled to mature on July 15, 2013 and had variable interest rates. Under the terms of the prior credit agreement with Fifth Third Bank, we had the ability to elect whether outstanding amounts under the prior loans accrued interest based on the prime rate plus a margin or LIBOR plus a margin. Prior to being repaid in full, the loans under our prior credit agreement were collateralized by substantially all of our assets. Under the prior credit agreement, we were required to maintain our cash accounts with Fifth Third Bank. We had our cash deposits in our prior line of credit account swept by Fifth Third Bank daily and applied against the outstanding line of credit balance. As a result, we maintained a zero cash balance in our prior line of credit account, and we borrowed on our prior line of credit on a daily basis to fund our cash disbursements. Outstanding borrowings under our prior line of credit were $25.4 million and $21.6 million at April 29, 2011 (immediately prior to the repayment of the prior line of credit) and December 31, 2010, respectively. Prior to its repayment in full in connection with the closing of the reverse recapitalization, principal payments of Term Loan A were payable in quarterly installments ranging from $0.2 million to $0.6 million over the life of the loan. Term Loan A had an outstanding balance of $5.1 million and $5.6 million as of April 29, 2011 (immediately prior to the repayment of the loan balance) and December 31, 2010, respectively. Prior to its repayment in full in connection with the closing of the reverse recapitalization, principal payments of Term Loan B were payable in quarterly installments of less than $0.1 million over the life of the loan plus a balloon payment at maturity. Term Loan B had an outstanding balance of $2.1 million and $2.1 million as of April 29, 2011 (immediately prior to the repayment of the loan balance) and December 31, 2010, respectively. In addition to scheduled quarterly payments, prior to its replacement, the prior credit agreement required an annual repayment equal to 60% of excess cash flow.

Our prior line of credit was previously amended, in August 2009, to reduce the maximum borrowings from $37.5 million to $29.0 million, bearing interest at Fifth Third Bank’s prime rate (3.25% at December 31, 2009) plus an applicable margin ranging from 2.25% to 2.50%. Prior to the replacement of our prior credit agreement with Fifth Third Bank on April 29, 2011, at our option a portion of the prior line of credit could be designated to bear interest at LIBOR, subject to a 2.00% floor, plus an applicable margin ranging from 3.25% to 3.50%. At December 31, 2010, the entire outstanding balance of $21.6 million had been designated to bear interest at the LIBOR rate, plus margin. The interest rate on our prior line of credit was 5.50% at December 31, 2010.

As of December 31, 2010, we determined that we were not in compliance with the quarterly fixed charge coverage ratio and the quarterly senior debt leverage ratio covenants of our prior credit agreement with Fifth Third Bank. The event of non-compliance at December 31, 2010 arose principally due to the timing of the payment of certain fixed charges such as tax payments during the period and as our actual EBITDA was less than the minimum required to be in compliance with the fixed charge coverage ratio and the senior debt leverage ratio. On January 20, 2011, we received from Fifth Third Bank a waiver of our noncompliance with these financial covenants as of December 31, 2010.

Contractual obligations

As of December 31, 2010, our commitments under our revolving line of credit, term debt, purchase obligations, operating and capital leases (which do not reflect the consummation of the reverse recapitalization, our repurchase of shares of our common stock from Ryan Neely and Michelle Neely or the private placement) were as set forth in the table below (amounts in 000s). On April 29, 2011, as discussed above under “—Liquidity and Capital Resources—Credit Agreement,” we entered into a new credit agreement with Harris Bank, N.A. Except for this agreement, during the six months ended June 30, 2011, there were no material contractual obligations entered into, or modified, outside the ordinary course of business which would affect any of the amounts presented in the table.

	Total	Less than 1 year	2 - 3 years	4 - 5 years	More than 5 years
Revolving line of credit	$21,633	$—	$21,633	$—	$—

Term debt	7,824	2,148	5,663	13	—

Interest (1)	3,873	1,672	2,201	—	—

Purchase commitments (2)	1,109	378	150	150	431

Capital leases	78	78	—	—	—

Operating leases	1,630	1,184	441	5	—

Total	$36,147	$5,460	$30,088	$168	$431

(1)	For our revolving line of credit, we estimated future interest expense using the balance and interest rate as of December 31, 2010 through the remaining term of the agreement. For all other debt with scheduled principal payments, we estimated future interest expense using the applicable balances expected during the remaining term of each obligation and the interest rate in effect as of December 31, 2010.

(2)	On November 18, 2010, we entered into an agreement with a supplier to build certain tooling and fixtures to be owned by us and used to produce certain of the components for our power systems. In exchange for the intellectual development and building of the tooling and fixtures, we agreed to pay the supplier $1.125 million over a 10 year period. Of this amount, $0.9 million remains unpaid at December 31, 2010. In addition, we have a $0.2 million commitment to another supplier relating to the development of licensing exclusively for our benefit.

Off-balance sheet arrangements

We do not have any material off-balance sheet arrangements.

Impact of recently issued accounting standards

Revenue Recognition

In September 2009, the FASB reached a consensus on ASU No. 2009-13, “Revenue Recognition (Topic No. 605)—Multiple-Deliverable Revenue Arrangements,” (ASU 2009-13). ASU 2009-13 modifies the requirements that must be met for an entity to recognize revenue from the sale of a delivered item that is part of a multiple-element arrangement when other items have not yet been delivered. ASU 2009-13 eliminates the requirement that all undelivered elements must have either: (i) vendor specific objective evidence (VSOE) or (ii) third-party evidence (TPE), before an entity can recognize the portion of an overall arrangement consideration that is attributable to items that already have been delivered. In the absence of VSOE or TPE of the standalone selling price for one or more delivered or undelivered elements in a multiple-element arrangement, entities are required to estimate the selling prices of those elements. Overall arrangement consideration must be allocated to each element (both delivered and undelivered items) based on their relative selling prices, regardless of whether those selling prices are evidenced by VSOE or TPE or are based on the entity’s estimated selling price. The residual method of allocating arrangement consideration has been eliminated. The application of this standard as of January 1, 2011 had no material impact on the results of operations.

Fair value measurements

In May 2011, the FASB issued ASU No. 2011-04, “Fair Value Measurement (Topic 820) – Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.” The amendments change the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. For many of the requirements, the FASB does not intend for the amendments in this statement to result in a change in the application of the requirements of this topic. The amendments fall into two categories:

1.	Those that clarify the FASB’s intent about the application of existing fair value measurement and disclosure requirements; and

2.	Those that change a particular principle or requirement for measuring fair value, or for disclosing information about fair value measurements.

Those amendments that clarify the FASB’s intent include the following:

a.	The highest and best use and valuation premise for fair value measurement is relevant only for non-financial assets and are not relevant when measuring the fair value of financial assets or liabilities.

b.	An entity should measure the fair value of its own equity instruments from the perspective of a market participant that holds that instrument as an asset.

c.	A reporting entity is to disclose quantitative information about the unobservable inputs used in a fair value measurement of items within the Level 3 hierarchy.

Those amendments that change a particular principle or requirement include the following:

a.	Financial institutions and similar reporting entities that manage their financial instruments on the basis of their net exposure, are now allowed an exception that allows them to measure the fair value of such financial assets and liabilities at a price to sell or settle a net asset position or net liability position for a particular risk, as opposed to a fair value measurement for the gross values of each financial instrument.

b.	Application of discounts or premiums are allowed in a fair value measurement if related to the unit of account for the asset or liability being measured at fair value, and in the absence of a Level 1 input, a reporting entity should apply premiums or discounts when market participants would do so when pricing the asset or liability consistent with the unit of account in Topic 820 that requires or permits the fair value measurement. For example, control premiums included in a fair value measurement would be a valid application of this guidance; however, a block discount would not, as the former represents a characteristic of the asset, whereas the latter results only from the size of the asset acquired.

c.	Additional disclosures for fair value measurements categorized within Level 3 of the fair value hierarchy, to include:

1.	The valuation processes used for Level 3 measurements and their sensitivity to changes in unobservable inputs and the interrelationships between those unobservable inputs, if any.

2.	How a non-financial asset is used, if used other than for its highest and best use, when its fair value must be measured or disclosed on that basis.

3.	The categorization by level of the fair value hierarchy for items that are not measured at fair value in the statement of financial position, but for which fair value is disclosed (e.g., financial instruments measured at amortized cost).

The amendments in this update are to be applied prospectively by us beginning January 1, 2012. Early adoption is not allowed. Based on the nature of our financial assets and liabilities, these amendments are not expected to have a material impact on our financial statements.

Other Comprehensive Income

In June 2011, the FASB issued ASU No. 2011-05, “Comprehensive Income (Topic 220) - Presentation of Comprehensive Income” in order to increase the prominence of items presented in other comprehensive income and to facilitate the convergence of GAAP and International Financial Reporting Standards (“IFRS”). This statement gives reporting entities two options for presenting other comprehensive income (“OCI”), which until now included a third option of presenting the components of OCI in the statement of shareholder’s equity.

An OCI statement can now be included with the statement of operations, and together the two will make a statement of total comprehensive income. Alternatively, the OCI statement can be presented separately from the statement of operations, but the two statements will have to appear consecutively within a financial report. In either case, an entity is required to present each component of net income, total net income, and each component of OCI, a total for OCI, and a total for comprehensive income. Also, in either case, adjustments for items reclassified from OCI to net income are to be presented on the face of the financial statement(s) where the components of net income and OCI are presented.

Public companies will have to apply the amendments for fiscal quarters and years that start December 15, 2011, or later, with early adoption permitted. Based on the nature of the Company’s operations, we currently have no items reported in OCI. Since ASU 2011-05 does not change the items that must be reported in OCI (and does change when items must be reclassified from OCI to net income), these amendments are not expected to have a material impact on our financial statements.

Quantitative and Qualitative Disclosure About Market Risk

We maintain cash accounts with Harris N.A., which is where we also maintain our new line of credit. Our cash deposits in the new line of credit account are swept by Harris N.A. on a daily basis and applied against the outstanding line of credit balance, and we borrow on the line of credit on a daily basis to fund our cash disbursements.

Our exposure to changes in the level of interest rates is generally limited to borrowings under our credit facility with Harris N.A. In particular, our interest expense sensitivity results from changes in the underlying prime rate or LIBOR. At our option, we have the ability to elect whether outstanding amounts under our new line of credit with Harris N.A. bear interest at the prime rate plus a margin or LIBOR plus a margin and, prior to the repayment of our prior line of credit with our previous senior lender, Fifth Third Bank as of April 29, 2011, we had the ability to elect whether outstanding amounts under each of Term Loan A and Term Loan B with Fifth Third Bank, bore interest at the prime rate plus a margin or LIBOR plus a margin. We designated our outstanding balance under our prior line of credit with Fifth Third Bank to bear interest at LIBOR, subject to a 2.0% floor, plus an applicable margin ranging from 3.25% to 3.50%. At June 30, 2011 the principal amount of indebtedness outstanding under the current line of credit was $16.2 million and at December 31, 2010, the principal amount of indebtedness outstanding under the prior line of credit was $21.6 million. At June 30, 2011, we had no term loans outstanding with Harris, N.A. At December 31, 2010, the principal amounts outstanding under the Fifth Third Bank Term Loan A and Term Loan B were $5.6 million and $2.1 million, respectively.

At June 30, 2011, the Harris, N.A., line of credit had an outstanding balance of $16.2 million. We designated $10.0 million of the outstanding balance to bear interest at LIBOR at rates ranging from 2.69% to 2.75%, inclusive of the applicable margin of 2.5%. The remaining balance of $6.2 million bore interest at the prime rate of 3.25% plus the applicable margin, for an all-in interest rate of 3.75%. At December 31, 2010, the entire outstanding balance of $21.6 million under the prior line of credit bore interest at a rate of 5.50%. At December 31, 2010, the outstanding balances under Term Loan A and Term Loan B bore interest at the prime rate plus a margin. See Note 7 – “Line of Credit” and Note 8 – “Long-Term Debt” to the unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2011; and see Note 3 “Line of credit” and Note 4 “Long-term debt” to the consolidated financial statements for the years ended December 31, 2010 and 2009; and see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and capital resources – Credit agreement” above for a discussion of our current line of credit with Harris N.A., and our prior line of credit with Fifth Third Bank, Term Loan A and Term Loan B.

We previously maintained, and may maintain in the future, an interest-rate risk management strategy using derivative instruments to minimize significant, unanticipated earnings fluctuations caused by interest-rate volatility. However, we have not maintained such a strategy since the third quarter of fiscal 2008.

Based upon our current credit agreement with Harris N.A., using our balances and interest rates as of June 30, 2011, and holding other variables constant, a 10% increase in our interest rates for the next 12 month period would have decreased our pre-tax earnings and cash flow by less than $0.1 million.

We are currently not subject to any material foreign currency exchange rate risk or any investment-related risk.

Business

Company Overview

We are a global producer and distributor of a broad range of high performance, certified low emission, power systems for original equipment manufacturers of off-highway industrial equipment. Our customers include companies that are large, industry-leading and/or multinational organizations, and we are a sole source power systems provider for most of our customers. Our power systems are highly engineered, comprehensive systems which, through our technologically sophisticated development and manufacturing processes, including our in-house design, prototyping, testing and engineering capabilities and our analysis and determination of the specific components to be integrated into a given power system (driven in large part by emission standards and cost restrictions required, or desired, to be met), allow us to provide to our customers power systems customized to meet specific industrial OEM application requirements, other technical specifications of customers and requirements imposed by environmental regulatory bodies. Our power system configurations range from a basic engine block integrated with appropriate fuel system components to completely packaged power systems that include any combination of cooling systems, electronic systems, air intake systems, fuel systems, housings, power takeoff systems, exhaust systems, hydraulic systems, enclosures, brackets, hoses, tubes and other assembled componentry. The components which we integrate into our power systems include internally designed components and components for which we coordinate design efforts with third party suppliers, as well as other components supplied from third parties. Some of these key components (including engines) embody proprietary intellectual property of those suppliers. We are able to provide to our customers a comprehensive power system which can be incorporated, using a single part number, directly into a customer’s specified application. Capitalizing on our expertise in developing and manufacturing emission-certified power systems and through our access to the latest power system technologies, we believe that we are able to provide complete “green” power systems to industrial OEMs at a low cost and fast design turnaround.

Our power systems are primarily spark-ignited, running on alternative fuels such as natural gas and propane. We design, develop, manufacture, distribute and provide after-market support for our power systems for industrial OEMs in a wide range of industries with a diversified set of applications. Our power systems are used in stationary electricity generators, oil and gas equipment, forklifts, aerial work platforms, industrial sweepers, arbor equipment, agricultural and turf equipment, aircraft ground support equipment, construction and irrigation equipment, and other industrial equipment. For these applications, our low-emission, alternative fuel power systems, which range in size from under 1 liter to over 22 liters and meet, and in many cases produce emissions at levels significantly lower than those currently required by, emission standards of the EPA and CARB, represent a cleaner, and typically less expensive, alternative to diesel fuel power systems. In addition, while our power systems primarily run on alternative fuels, we also supply low-emission standard fuel (such as diesel) power systems and are in the process of developing hybrid power systems. In the markets in which our diesel and alternative fuel power systems compete, substantially all of the engines are water-cooled (as opposed to air-cooled), multi-cylinder engines.

Under a distributor agreement with Perkins, a wholly-owned subsidiary of Caterpillar, packaging and distribution agreements with Caterpillar engine dealers and our association with Caterpillar, we are one of the largest suppliers of Perkins and Caterpillar diesel power systems under 275 horsepower. This makes us a prominent supplier of EPA and CARB emission-certified diesel power systems to the industrial OEM marketplace. As we do for our alternative fuel power systems, we supply components for, and apply our sophisticated application engineering and design services to, these Perkins and Caterpillar power systems in a wide range of industrial applications. We believe that the 12-state territory covered by these distribution agreements presents us with the opportunity to capitalize on the majority of all diesel industrial OEM opportunities in the United States.

Building upon our experience in developing emission-compliant power systems, and with a view to serving our customers’ needs regarding emissions compliance, we are also developing a range of hybrid power systems. We plan to apply technology from our existing green power systems and our application expertise to provide tailored, cost-efficient, emission-compliant hybrid power systems to the industrial OEM marketplace, both domestically and internationally.

We expect that growth in domestic sales of our low-emission power systems will be driven by the substantial breadth of our emission-certified products, as well as increasing U.S. demand for alternative fuel power systems resulting from the adoption of increasingly stringent engine emission regulations. Additionally, we are seeing increasing demand for our power systems from international industrial OEMs, most significantly in Asia, that manufacture industrial equipment for the U.S. import market.

In addition to our emission-certified power systems, we also produce and distribute non-emission-certified power systems for industrial OEMs for particular applications in markets which do not currently maintain emission standards for those applications (for example, oil and gas equipment used in Canada). Approximately 65% of our net sales in 2010 consisted of sales of emission-certified products, with approximately 50% of our 2010 net sales consisting of sales of emission certified products for which we hold the applicable regulatory certification and approximately 15% of our 2010 net sales consisting of sales of diesel power systems for which the diesel engine supplier holds the applicable regulatory certification. Approximately 12% of our net sales in 2010 consisted of sales of aftermarket parts and the remaining approximately 23% of our net sales in 2010 consisted of sales of our non-emission-certified power systems.

Industry and Market Overview

Industrial OEM Market

The off-highway industrial OEM market represents a diversified set of applications and industry categories that include power generation, oil and gas, material handling, aerial work platforms, sweepers, arbor, welding, airport ground support, agricultural, turf, construction and irrigation. While the power system requirements for the industrial OEM market bear similarities to the requirements for power systems used in automotive applications, there are substantial application differences between automotive and industrial equipment applications. Torque, start, stop, low speed and, with respect to certain applications, indoor use requirements make direct use of an automotive power system impractical for use in most industrial equipment applications. Recognizing these differences, the EPA and CARB have issued distinct emission standards and regulations for industrial applications, as compared to those for automotive applications. As a result, there is not a direct cross-over of available automotive power systems into the industrial OEM market. Power systems used in the industrial OEM market must satisfy these emission standards through a certification process with the EPA and CARB that includes durability testing of the engine emission system at zero and 5,000 hours, production line testing on a quarterly basis and field compliance audit testing. Given the level of engineering and financial resources that automotive engine manufacturers would need to dedicate to supply EPA emission-certified product into this industrial OEM marketplace, and that this marketplace does not represent a core business for these manufacturers, it is generally impractical for automotive engine manufacturers to compete in the industrial OEM marketplace.

Industrial OEM power systems use internal combustion engines (both diesel and spark-ignited), as well as electric motors. Diesel engine systems, which use compression to initiate ignition to burn fuel, in contrast to spark-ignited engine systems which use a spark plug to initiate the combustion process, currently represent the dominant power systems, depending on the specific industrial application involved. For example, diesel powered equipment is generally used in outdoor industrial applications, while electric motors and alternative fuel, spark-ignited power systems are used for indoor industrial applications where carbon monoxide and air quality issues must be addressed.

The following charts illustrate the industrial OEM market in 2009 for water-cooled, multi-cylinder diesel and spark-ignited power systems, broken down by geographic regions for which these systems are purchased, and between diesel and spark-ignited engine power systems, based upon data supplied by Power Systems Research, Inc., a global supplier of business information to the engine and power products industries.

Both diesel power systems and electric motors have significant limitations. Diesel power systems present unique emission compliance challenges, while electric motors are often not feasible alternatives in industrial applications as a result of limitations on battery storage capacity. We expect demand for spark-ignited power systems within the industrial OEM marketplace, even without full consideration of the anticipated migration from diesel to spark-ignited power systems in the industrial OEM marketplace, to grow at a high rate. Worldwide demand is estimated by Power Systems Research, Inc. to be approximately 272,000 units in 2011, a 67% increase over the 2009 level of approximately 163,000 units, and approximately 357,000 units in 2015, an increase of approximately 119% over 2009 levels. Additionally, consistent with trends in the automotive marketplace, industrial OEMs are demonstrating strong interest in hybrid power systems.

Market Trends

The market for our power systems is continuing to grow globally as a result of several key drivers.

Increasingly Stringent Regulations and Growing Efforts to Reduce Emissions

Concerns regarding climate change and other environmental considerations have led to implementation of laws and regulations that restrict, cap or tax emissions in the automotive industry and throughout other industries. While emission standards vary significantly around the world, such standards have become increasingly more stringent. Over the last ten years in particular, there has been a significant increase in regulation of off-highway equipment emissions. Industrial OEMs have experienced pressure to redesign their products to address these emission regulations, as products that are unable to meet emission standards may not be sold in the marketplace. However, we believe few suppliers to industrial OEMs have been capable of providing, or are willing to make the investments of time and financial and other resources necessary to provide, products that meet the new EPA and CARB requirements.

Increased EPA and CARB emission regulations associated with diesel power systems due to take effect over the next several years are expected to increase both the cost and product footprint (in other words, the size of the power system) of diesel power products. Internal combustion engines generally produce emissions of carbon monoxide, unburned hydrocarbons (organic compounds consisting entirely of hydrogen and carbon that can be emitted as a result of incomplete fuel combustion and fuel evaporation), and oxides of nitrogen (highly reactive gases formed when oxygen and nitrogen in the air react with each other during combustion), and diesel engines produce particularly high levels of these pollutants. In addition, diesel engines produce particulate matter, which is among the areas of focus of these emission regulations. In 2004, the EPA adopted rules introducing Tier 4 emission standards which significantly reduce permitted emissions of oxides of nitrogen and particulate matter, and restrict hydrocarbon emissions, for off-road diesel engines of various sizes. The most recent standards adopted were initially implemented in 2008 and will continue to be phased in through 2015. As an example of the increasingly stringent standards to which diesel engines are subject, in 2012 permitted levels of particulate matter for nonroad diesel engines will be reduced by approximately 90% from 2009 permitted levels. As a result, manufacturers and suppliers of diesel power systems, in comparison to spark-ignited and hybrid power systems, face greater challenges in complying with the new emission regulations. A manufacturer of diesel power systems must expend significant resources to develop a compliant power system, often through incorporation of additional components into a power system to reduce levels of particulate and other emissions. This can be a lengthy and expensive process—based upon our experience with customers and suppliers, and on additional information provided by Power Systems Research, Inc., industrial OEMs are experiencing cost increases of between 30% and 100% for a comprehensive diesel power system with combustion and aftertreatments incorporated to satisfy the new requirements. Furthermore, these emission regulations will create not only a cost but also a footprint disadvantage for a diesel power system, when compared to a spark-ignited, emission-certified power system.

Additionally, countries outside of the United States have historically adopted emission regulations aligned with those of the U.S., and accordingly, it is anticipated that regulations comparable to current and future EPA and CARB emission regulations will be implemented internationally. For example, recently implemented policies in Europe, generally referred to as Stage I, II, III and IV regulations, regulate emissions of off-road mobile equipment. Similar to emission regulations in the U.S., these regulations in Europe call for reductions in emissions of hydrocarbons, oxides of nitrogen and particulate matter, to be phased in over a period of time. If foreign jurisdictions continue to adopt emission regulations consistent with those of the U.S., it is expected that the international industrial OEM market will experience similar pressures to use cost effective, emission-certified power systems.

The chart below represents our estimate of the anticipated growth in sales of water-cooled, multi-cylinder, spark-ignited engines, relative to equivalent diesel engines, in the worldwide industrial OEM market for water-cooled, multi-cylinder diesel and spark-ignited engines over the next several years, based upon data supplied by Power Systems Research, Inc.

Projected Growth in Sales of Water-Cooled, Multi-Cylinder Spark-Ignited Engines in the Worldwide

Industrial OEM Market

Increased Use of Alternative Fuels

As a result of economic considerations, the drive for energy independence and the widespread availability of alternative fuels such as natural gas and propane, in addition to environmental concerns, the market for alternative fuel technology continues to grow. We believe that providers of industrial equipment in industrial OEM categories, such as power generation, that rely significantly on coal, diesel fuel and gasoline, will face increasing pressure to use alternative fuel power systems.

In the United States, significant domestic alternative fuel reserves have been identified. These reserves include the Marcellus Gas Shale, with estimated resources recoverable using current technology of 262 trillion cubic feet of natural gas, and the Bakken Formation of the Williston Basin Province, Montana and North Dakota, with estimated undiscovered volumes of 3.65 billion barrels of oil, 1.85 trillion cubic feet of natural gas in the oil and 148 million barrels of natural gas liquids. It is believed that the alternative fuel reserves identified in the United States could satisfy much of the energy needs of the U.S. for many years.

Additionally, the infrastructure supporting alternative fuel in the United States continues to expand. Further, the United States and some other countries have taken action to increase demand and support for alternative fuels, in an effort to reduce dependence on imported oil, capitalize on domestic natural gas reserves and reduce emissions from diesel engines. For example, the EPA has provided subsidies in the form of grants and other financing programs for the advancement of alternative fuel technologies (to date directed primarily towards on-road vehicles). Additionally, industry organizations, such as the Propane Education and Research Council, an organization authorized by the U.S. Congress with the passage of the Propane Education and Research Act, award grants to a wide variety of institutions, universities, and government organizations for the continued research, development, demonstration and commercialization of alternative fuel technologies.

Industrial OEM Trend Toward Outsourcing

Industrial OEMs have been following the broader marketplace trend of outsourcing non-core functions. The dynamics of global sourcing and the need for cost competitiveness have led, and should continue to lead, industrial OEMs to assess what operations and system components are core to their business model and what they should outsource to their suppliers and partners. In particular, to comply with frequently changing environmental regulations while remaining competitive, industrial OEMs have been increasingly more reliant on outsourcing to third party suppliers and partners with specialized regulatory and design expertise. By looking to outside sources for power systems, power system components and subsystems, industrial OEMs are able to focus their resources on overall design and functionality of their products, rather than on developing the sophisticated technology associated with emission-certified power systems. We expect increasingly more industrial OEMs to outsource power systems, system components and subsystems to third party suppliers with the requisite experience and technology.

Penetration by International Suppliers into Regulated Markets

The implementation of emission regulations domestically and in non-U.S. markets also impacts international suppliers of industrial equipment products outside these regulated markets. International industrial OEMs that supply into regulated industrial OEM markets, including those already doing so and those recognizing emerging opportunities to sell their products into these markets, must meet applicable emission requirements, like those imposed by the EPA and CARB in the U.S. For example, Chinese and other Asian suppliers have recognized that, in order to effectively penetrate and sell into emission regulated industrial OEM markets like North America and Western Europe, their products must be emission-certified. These international industrial OEMs generally lack the regulatory and design expertise necessary to develop their own emission-certified power systems. Furthermore, they recognize that, even if they had or could acquire the relevant expertise, it can be much less time consuming and much more cost-effective for them to acquire compliant power systems from third-party suppliers, rather than internally developing and manufacturing their own solutions. Accordingly, just as domestic industrial OEMs are outsourcing this function, so too are international industrial OEMs, and we expect this trend to continue.

Growing Demand for Sophisticated Electronic Technology and Automotive Grade Quality Standards

Demanding automotive grade quality, as well as on-time delivery, has become standard practice in the industrial OEM marketplace. Consistent with the trend in the automotive industry, the level of technology and sophistication, including electronic controls, associated with industrial OEM power systems has advanced significantly to meet the growing demand for improved quality, reliability and performance. This has led to an ongoing reduction in the number of suppliers capable of supporting such product requirements.

Our Competitive Strengths

We have a 25-year history and reputation as a proven supplier of cost-effective, technologically advanced products to the industrial OEM marketplace. We believe that our technological superiority and the comprehensive nature of our product offerings position us to capitalize on developing trends in the industrial OEM markets and drive significant future growth.

Our Deep and Broad Array of Green Product Offerings

Alternative Fuel Power Systems

Our power systems represent a broad range of EPA and CARB emission-certified, alternative fuel products for industrial applications in the world. We are one of only a few providers of industrial OEM products that meet, and in many cases produce emissions at levels significantly lower than those currently required by, current emission standards of the EPA and CARB. We also provide advanced, standardized fuel system and component technology across our entire range of emission-certified products, using a common fuel system and electronic controls on most of our power systems. As a result, our OEM customers are able to focus internal engineering and technical support resources, and train their personnel, on one standardized fuel system and one set of electronic controls employed throughout the range of power systems they acquire from us, and are able to reduce their product design and ongoing product support costs.

Our existing capability to provide a large range of emission-certified, alternative fuel products strategically positions us to capitalize on the cost and packaging disadvantage associated with diesel power systems that will result from increased EPA and CARB emission regulations scheduled to take effect over the next several years. Given the existing dominance of diesel power systems in the industrial OEM marketplace, even a minor shift in the marketplace from diesel to spark-ignited, alternative fuel power systems will represent a significant growth opportunity for us.

Additionally, as international OEMs desire to supply industrial equipment products into the United States that must meet required EPA and CARB emission requirements, we provide a fast, certain, cost-effective route for these foreign industrial OEMs to meet these emission requirements. Specifically, because we own the EPA and CARB compliance certificates specific to our power systems, we provide foreign industrial OEMs with immediate access to EPA and CARB compliant power systems through our lineup of emission-certified product and application engineering capabilities. We have already secured commercial sales relationships with some of Asia’s largest industrial OEMs, and have begun supplying EPA and CARB compliant power systems to these industrial OEM customers for incorporation into their product lineups.

Furthermore, because we expect countries outside of the United States to implement emission regulations that are aligned with current and future U.S. emission standards, we anticipate an opportunity to further diversify and supplement our customer base with industrial OEMs that supply products outside of the U.S. If such emission regulations are implemented consistent with our expectation, we anticipate being able to provide power systems to industrial OEMs that meet applicable foreign emission standards, leveraging our technology and experience in developing our EPA and CARB emission-certified products.

In summary, we represent a “one-stop” power system solution for industrial OEMs desiring to meet the growing demands for green products with reduced emissions across their entire range of products. As such, we believe we are in a prime competitive position to continue to grow market share domestically, as well as internationally.

Hybrid Power Systems

We believe that, as increased emission standards are implemented, our existing OEM customers and other industrial OEMs may explore power system alternatives to standalone combustion engines. Accordingly, in addition to alternative fuel power systems, we are developing hybrid power systems that address future emission standards and today’s environmental and cost related concerns, with the ability to operate over an extended range. We are developing versatile hybrid powertrain units for the industrial OEM market, and expect to be able to integrate our hybrid power systems within the powertrain as a parallel system, which is coupled to a traditional hydraulic pump or transmission, or series system, which is used to provide extended on-board electrical power to an electric drive system. We believe that our hybrid power systems will reduce fuel costs, increase torque and increase productivity of the power system. Additionally, our hybrid power systems are being designed to produce low levels of noise and exhaust emissions and excellent fuel economy. These systems should also enable customers to downsize current engine displacements (in other words, get the same power out of smaller engines).

Capitalizing on our extensive experience in developing both short and long term green power systems, we will be able to accurately specify the proper engine size, battery and voltage range, along with the proper integrated hybrid system and engine management controls for a specific industrial application. We believe our ability to provide fully integrated hybrid powertrain systems to our industrial OEM customers will be an advantage over our competitors and strengthen our ability to meet the alternative power system needs of industrial OEMs in the future.

Our Deep Market Penetration and Strong and Diverse Customer Base

Through industrial OEMs outsourcing component products to us, we are able to take advantage of opportunities for component standardization across industry categories, while still providing each industrial OEM with the flexibility to customize as required for particular design and application specifications. We aggregate our product development efforts, and can amortize associated costs, over our large and diverse OEM customer base and across industry categories. Furthermore, we capitalize on volume, economies of scale and global supply opportunities when sourcing component products. We can therefore provide our OEM customers with lower cost structures than they would otherwise be able to achieve and help them reduce their part numbers and supply base by consolidating their procurement and assembly efforts down to a single part number product supplied by us. Our component sourcing relationships further enable our OEM customers to recognize resource reductions, inventory reductions and engineering support advantages.

Additionally, our relationships with international OEM customers that supply their industrial equipment into the United States generate opportunities for us to further supplement our business. We believe that, once one of our emission-certified power systems is engineered into a foreign industrial OEM’s product, that OEM is likely to also incorporate our power systems into its products that do not require emission-compliant power systems. This use by foreign industrial OEMs of our power systems for both their emission-certified and non-emission-compliant power system needs reduces ongoing engineering, aftermarket and field service support requirements, while supporting a product strategy that can easily be adjusted to any future worldwide changes in emission requirements. These relationships further provide us with growth opportunities beyond those dependent upon U.S. demand for emission regulated products, and solidify our supplier and partnership position with our foreign industrial OEM customers.

Moreover, even if our relationship with an international OEM customer is limited to United States compliant power systems, we are in an opportune position to provide additional emission-compliant power systems in the future, as emission regulations for industrial equipment begin to emerge in other countries around the world. Given our established expertise and worldwide presence, we provide a cost effective strategy to meet emerging emission regulations for both domestic and foreign industrial OEMs that can continue to benefit from our emission expertise and aggregation capabilities.

Our Superior Technology

We are a recognized leader in providing industrial OEMs with highly engineered, technologically superior, emission-certified power systems that cover a wide range of possible fuel alternatives. Rather than dedicating the significant resources necessary to develop the in-house capabilities to design and manufacture technologically sophisticated, emission-certified power systems for their products, our OEM customers are able to take advantage of our proven power system technology, our application engineering expertise, the broad range of our EPA and CARB emission-certified power systems and our industrial equipment testing and certification processes. By using our emission-certified, technologically sophisticated power systems, our OEM customers recognize potentially significant cost reductions. They are able to focus their efforts on the development of operations and system components core to their business, without having to expend considerable resources associated with the emission certification process, which requires potentially years to perform durability testing of the engine emission system at zero and 5,000 hours, production line testing on a quarterly basis and field compliance audit testing, each of which is mandated and regulated by the EPA and CARB.

The level and range of our EPA and CARB emission-certified product offering further demonstrates the strength of our technology. Our emission-certified products meet all current existing emission standards of the EPA and CARB. We are able to maintain and enhance our position as a supplier of technologically sophisticated, emission-certified power systems through our experienced and technologically savvy team of application engineers. This team gives us the ability to support and integrate our power systems into a significant number of industrial OEM applications. We believe that our continued recruitment and development of talented personnel will augment our ability to stay ahead of emerging technologies in the industrial OEM marketplace.

Further, we are not captive of our own internal manufactured components and technology. Unlike some of our competitors that focus on developing and manufacturing most of their own product technology and components, we believe that superior technology is derived from having the flexibility to incorporate the best proven technology available in the marketplace. We focus on developing deep internal engineering and application expertise, more than on developing in-house components and technology. This affords us the flexibility to capitalize on current and emerging technology that best meets the requirements of any given application, as opposed to only using internally-developed technology that might not provide the best solution. Because we do not directly compete in the development of key technology, suppliers of underlying technology are interested in supplying their latest innovations to us. As a result, we believe we have access to the best proven technology in the marketplace. We believe this strategy puts us in a strong position to benefit from our significant OEM customer base and aggregation capabilities in order to provide the best available product and technology solutions for our OEM customers.

Our Dedicated Customer-centric Product and Application Expertise

We have a customer-centric business focus. We commit our attention and efforts first on solidifying and expanding relationships with our existing customers by staying connected with our customers, being aware of challenges they face and understanding their evolving needs. Through our extensive experience in the industrial OEM marketplace and our adaptive technology strategy that we use in developing our power systems, we accept the specific requests of our individual customers and provide tailored power systems to their power system needs. We believe that satisfaction of our current customers’ needs helps generate new opportunities for us to expand our market presence and obtain new business. In addition, we are always looking for opportunities that may develop into new customer relationships.

Our goal is to be not only a leader in technology, but also a leader in customer satisfaction at all levels of customer interaction. Our product and application experience and expertise extends beyond our extensive design, prototyping, testing and application integration engineering capability. Our entire team, from production personnel to our customer support staff, is highly experienced in both the products we sell and the OEM customer applications into which they are integrated. This experience is derived from both industry experience with industrial equipment and formal training.

We assign a customer support engineer, holding an engine technology degree, to each of our OEM customers. Each customer support engineer provides dedicated application support for our OEM customers, providing a direct line of communication between the OEM’s manufacturing line and our production operations. Our quality, field service support and service operations have similar capabilities and provide knowledgeable and responsive support to our OEM customers at every point of customer interface.

Growth Strategy

Our core strategy is to develop comprehensive power systems for the industrial OEM marketplace. We believe that, with our competitive advantages, our continued pursuit of our core strategy will drive growth in our business. More specifically, we intend to seek future growth as follows:

Expand Products and Services Provided to Existing OEM Customers

We are continually working to capitalize on organic growth opportunities, building upon our strong existing customer relationships, which in many cases are on a sole source basis. We plan to expand our business with our existing customers, including through the natural expansion of the products and services we supply to them, as their own businesses grow, their product lines evolve and they use our power systems throughout their product lines. As economic conditions improve and our existing OEM customers’ businesses and product lines expand, including into new market categories, we expect to continue to satisfy all of their emission-compliant, power system needs across their entire range of products. We continue to build upon our current range of emission-certified power systems, including further broadening our range of alternative fuel power systems and developing our hybrid power systems, positioning us to offer comprehensive green power systems that meet the emerging needs of our existing OEM customers.

Establish New Industrial OEM Relationships

We expect to strengthen our OEM customer base by developing new relationships with industrial OEMs. We seek to acquire new clients and gain new business from OEMs that we do not presently serve by focusing our marketing efforts toward these potential customers and capitalizing on our reputation, the depth, breadth and technological sophistication of our power systems, our commitment to customer service and the cost savings we can offer, to develop these new relationships. Emphasizing our experience and reputation in market categories in which our power systems are already well-established, such as power generation, we focus on establishing new industrial OEM relationships in these market categories, thereby capturing an increasingly greater share of the market opportunity in these industrial OEM categories.

We aim to establish new relationships with, and supply our emission-certified power systems to, OEMs in a variety of industrial OEM market categories. In particular, we target expanding our OEM relationships in high-growth market categories, such as oil and gas applications, while maintaining and enhancing our penetration in market categories that are growing more slowly. As we gain traction in emerging industrial OEM categories that did not previously represent significant opportunities for our power systems, we plan to further focus our efforts on potential customers in those categories.

Expand Into New Geographic Markets

We plan to increase our penetration of international markets, expanding our business with existing and international OEM customers by satisfying their needs for EPA and CARB emission requirement compliant power systems for use in products sold in the U.S. and for non-compliant systems for use in products sold outside the U.S. Additionally, with our expertise in developing comprehensive, integrated green power systems, our expanding worldwide presence and our ability to provide beneficial cost structures to our customers as a result of our aggregation capabilities, we intend to take advantage of increases in demand for emission-compliant industrial OEM power systems from industrial OEMs that sell into international markets, as emissions regulations emerge in those markets.

Develop New Products

By leveraging the deep industry experience of our engineering and new product development teams, we are working to broaden the range of our power system product offerings, including with respect to engine classes and the industrial OEM market categories into which we supply our products. We capitalize on our technologically sophisticated, in-house design, prototyping, testing and application engineering capabilities to further refine our superior spark-ignited power system technology. We plan to apply our experience and expertise in developing comprehensive, integrated green power systems to expand our spark-ignited alternative fuel offerings and further develop our hybrid power systems. We also plan to develop new, complementary product offerings, such as MasterTrak, our telematics tool that we offer bundled with our power systems, as well as on a stand-alone basis, to our OEM customers and other businesses.

Selectively Pursue Complementary Strategic Transactions

We may enter into strategic transactions, such as acquisitions of, or joint ventures or partnerships with, companies that present complementary non-organic growth opportunities. Specifically, we will seek opportunities that extend or supplement our presence into new geographic markets or industrial OEM market categories, expand our customer base, add new products or service applications (such as our 2007 acquisition of the telematics technology for our MasterTrak product and services; see “—Our Products and Industry Categories—Connected Asset Services”) or provide significant operating synergies. We believe that there may be domestic or international strategic opportunities available to us, as the sophistication of technology and amount of resources necessary to develop and supply power systems that meet increasingly stringent emission standards continue to increase.

Company History

Founded in 1985, we sought to break the then-prevalent OEM focus on the diesel engine as a commodity by providing value-added engineering, procurement and packaging of products and services to the industrial OEM marketplace. Because of our expanded product and service offerings, we played a significant role in moving the industrial OEM marketplace from a simple, engine-centric model to a more comprehensive model. This comprehensive power system model includes engineering, procurement and packaging solutions for cooling, electronics, air intake, fuel systems, power takeoff, exhaust, hydraulics and packaging application requirements. Through implementation of our strategy, we grew our diesel power system sales and became one of the largest Perkins diesel power system distributors in the world, a position we still maintain today.

Our desire to expand our product and service offerings, coupled with the success of our strategy in the diesel marketplace, motivated us to move into the marketplace for spark-ignited power systems. From the mid-1990s going forward, we have applied our strategy to spark-ignited gasoline and alternative fuel products. In applying our extensive, prior experience developing power systems for our diesel power system OEM customers to the spark-ignited industrial OEM marketplace, and addressing the growing demand for diesel alternatives as a result of environmental and economic considerations, we have developed a comprehensive range of alternative fuel power systems. As a result, we have become a significant supplier of power systems to prominent OEM customers located throughout North America, with sales to OEM customers located (with location determined based upon the continent to which we ship a product) throughout North America representing approximately 94% of our net sales in 2010. We also sell our power systems to OEM customers located throughout Asia (approximately 5% of our net sales in 2010) and Europe (approximately 1% of our net sales in 2010), in which regions we intend to increase our sales efforts.

On April 29, 2011, The W Group completed a reverse acquisition transaction with Format, Inc. (which is now Power Solutions International, Inc.), in which PSI Merger Sub, Inc., a Delaware corporation that was newly-created as a wholly-owned subsidiary of Format, merged into The W Group, and The W Group remained as the surviving corporation of the merger. In that transaction, The W Group became a wholly-owned subsidiary of Power Solutions International, Inc.

Format was incorporated in the State of Nevada on March 21, 2001 for the purpose of providing EDGARizing services to various commercial and corporate entities. Immediately prior to the consummation of the reverse acquisition transaction, Format was engaged, to a limited extent, in EDGARizing corporate documents for filing with the SEC, and providing limited commercial printing services, and had assets that included cash, rights under a services agreement with Format’s sole customer (which agreement was terminated in connection with the reverse recapitalization), a real property lease pursuant to which Format leased its sole office space (which lease was transferred to Ryan Neely in connection with the reverse recapitalization) and depreciated office equipment located in Format’s transferred, leased office space. Due to the nominal operations and assets of Format immediately prior to the consummation of the reverse recapitalization and related transactions, this reverse acquisition transaction is accounted for as a recapitalization.

The reverse recapitalization transaction was consummated under Delaware corporate law pursuant to an agreement and plan of merger. Upon completion of the reverse recapitalization, Format changed its name to Power Solutions International, Inc. All of the outstanding shares of common stock of The W Group held by the three stockholders of The W Group at the closing of the reverse recapitalization converted into an aggregate of 10,000,000 shares of our common stock and 95,960.90289 shares of preferred stock. These shares represented a substantial majority of the shares of our common stock and shares of preferred stock outstanding immediately following the consummation of the reverse recapitalization transaction.

In connection with the reverse recapitalization transaction, Format entered into a stock repurchase and debt satisfaction agreement with Ryan Neely, Format’s sole director and executive officer immediately prior to the closing of the reverse recapitalization, and his wife, Michelle Neely. Pursuant to this agreement, at the time the reverse recapitalization transaction was completed, (1) Format repurchased 3,000,000 shares of Format common stock, representing approximately 79.57% of the shares of Format common stock outstanding immediately prior to the consummation of the reverse recapitalization transaction, from Ryan and Michelle Neely, and (2) Ryan Neely and Michelle Neely terminated all of their interest in, and released Format from all obligations it had with respect to, the loans made by Ryan Neely and Michelle Neely to Format from time to time, in exchange for aggregate consideration of $360,000. In addition, Ryan and Michelle Neely released Format from any obligations Format had to them in respect of any other amounts (including any accrued compensation) that may have at any time been owing from Format prior to the closing of the reverse recapitalization. In connection with, but prior to, the closing of the reverse recapitalization, Format used all of its available cash to settle remaining liabilities that Format had prior to the completion of the reverse recapitalization. These included amounts owed to Format’s accountants, independent auditors and legal counsel; provided that Format’s legal counsel agreed to release Format from its obligation to pay a portion of legal fees incurred by Format in connection with the reverse recapitalization and related transactions. Further, in connection with, but prior to, the closing of the reverse recapitalization, Format entered into a termination agreement, pursuant to which Format terminated its services agreement with its sole customer. In connection with, but prior to, the closing of the reverse recapitalization, Format also transferred to Ryan Neely all of its rights and obligations under the real property lease relating to Format’s sole office space.

As a result of the reverse recapitalization, Power Solutions International, Inc. has succeeded to the business of The W Group.

Our Products and Industry Categories

Power Systems for Off-Highway Industrial Equipment

Our power systems are customized to meet specific industrial OEM application requirements. Power system configurations range from a basic engine block integrated with appropriate fuel system components to completely packaged power systems that include any combination of cooling systems, electronic systems, air intake systems, fuel systems, housings, power takeoff systems, exhaust systems, hydraulic systems, enclosures, brackets, hoses, tubes and other assembled componentry.

Our power systems include (1) EPA and CARB emission-certified spark-ignited water cooled internal combustion engines ranging from 0.97 liters to 22.1 liters, which use alternative fuels and gasoline, (2) non-certified spark-ignited water cooled internal combustion engines ranging from 0.65 liters to 22.1 liters, which similarly use alternative fuels and gasoline, and (3) emission-certified Perkins engines ranging from 0.5 liters to 7.1 liters, which use diesel fuel. Our diesel and alternative fuel power systems use water-cooled (as opposed to air-cooled), multi-cylinder engines. We are also developing hybrid power systems.

Our products are sold into a diversified set of markets within the industrial OEM industry, including power generation, oil and gas, material handling, aerial work platforms, sweepers, arbor, welding, airport ground support, agricultural, turf, construction and irrigation. Different types of power systems are used within different industry categories (from which we receive varying, unequal amounts of revenues).

Power Generation

We offer EPA and CARB emission-certified power systems, including 0.97 liter to 22.1 liter spark-ignited power systems that use alternative fuels, for stationary emergency and non-emergency power generation products. Emergency engines are stationary engines which operate solely in emergency situations and during required periodic testing and maintenance. Examples include engines used in generators to produce power for critical networks when electrical power from the local utility provider is interrupted, and stand-by engines that pump water in the event of a fire or flood. Non-emergency products include prime power generation products, which produce continuous generation of power for an extended period of time, and peak shaving products, which generate power at times of maximum power demand.

We currently supply our power systems to a substantial number of manufacturers of power generation products. We believe that our customers choose our power systems because of our broad range of emission-certified, spark-ignited power systems for this industry category. Additionally, by using a common fuel system and electronic controls across our range of power systems, we provide our customers with the opportunity to support and train their personnel on one standardized fuel system and one set of electronic controls employed throughout the range of products they acquire from us.

Oil and Gas

The oil and gas market category includes oil field pumps, progressing cavity pumps, and other components and machines used in drilling, evaluation, completion and production of oil and gas assets. Previously OEMs competing in these markets were generally not concerned about fuel economy, cost of repair or efficiency of operation. Today, however, there is a growing focus in this market category on, and understanding of, the costs associated with down time, the value of fuel savings with more economical solutions and the benefits of using product portfolios with consistent fuel systems and aftermarket support. We believe that these factors will create significant opportunities for our power systems in this market category. Furthermore, we believe that recent discoveries of oil and gas reserves in North America will drive domestic demand for the products of oil and gas OEMs, enhancing our growth opportunities.

We are continuing to develop relationships with oil and gas companies for their well head jacks, compressors and power generators. We believe we are the only provider in this market that supplies pre-certified, as opposed to site-certified, power systems. Site certification is a tedious, and costly process for oil and gas equipment OEMs that can take many hours, to source components and integrate them into existing fuel system hardware (if even possible).

We also view this market category as an emerging market for our telematics tool, which further differentiates us from our competitors.

Material Handling – Forklift Trucks

The material handling market category includes forklift trucks and other mobile products used for movement, handling and storage of materials within a facility or at a specific location. We provide spark-ignited power systems into the high volume 1.5, 3.5 and 5 ton capacity forklift markets, and may expand production in the future to support the 8 and 10 ton forklift markets in connection with anticipated increases in diesel prices resulting from regulations on diesel engines taking effect in 2011 through 2013.

Demand is currently strong in the United States for our material handling power systems as a result of emission and OSHA regulations. Based upon data supplied by Power Systems Research, Inc., we believe that, in the United States, nearly 100% of the indoor forklift market uses spark-ignited liquid propane gas or electric powered units (with approximately equal market shares), in contrast to Asian and European forklift markets which currently use diesel in excess of 80% of all applications. In connection with the implementation of pending EPA Tier 4 and European Stage IV regulations, and the resulting price increases related to the compliance of diesel engines with these regulations, we expect foreign spark-ignited liquid propane gas markets to grow. We expect this growth to drive increased international demand for our power systems.

Aerial Work Platforms

The aerial work platforms market category consists of aerial work platforms, or machines used to provide access to areas typically inaccessible because of their height. Rental companies represent a majority of all purchasers in this industry category. We currently sell our liquid propane gas/gasoline dual fuel power systems to aerial work platform OEMs.

As a result of the increase in diesel engine pricing related to the implementation of EPA Tier 4 regulations, we expect to see an increase in the number of OEMs in the aerial work platforms market which consider our liquid propane gas and gasoline powered power systems, as an alternative to diesel powered power systems.

Industrial Sweepers

The industrial indoor sweeper market category consists of machines that clean and sweep various indoor surfaces. The power systems for this market category use both spark-ignited and diesel engines, as well as electric motors. We currently sell our 30 to 80 horsepower liquid propane gas and gasoline power systems to industrial indoor sweeper OEMs. We believe this market category represents a growth opportunity for our hybrid power systems.

Arbor Products

The arbor products market category includes wood chippers and grinders. We currently provide engines to four of the largest OEMs of wood chippers in the United States. We also design and manufacture our own proprietary power take-off clutch, which may be applied to any of our arbor product power systems. See “—Other Engine Power Products—Power Take Off (“PTO”) Clutch Assemblies for Industrial Applications.”

We believe that our diesel power systems maintain a leading position in the market for wood chippers that use water-cooled engines. We believe that diesel regulations scheduled to take effect in the near future will cause EPA Tier 4 diesel engine packages to become more expensive and, as a result, open the market for consideration of our gasoline and other alternative fuel engine packages.

Other Industry Categories

We provide power systems within other industrial OEM markets, including welding, airport ground support, agricultural, turf, construction and irrigation.

Other Engine Power Products

Power Take Off (PTO) Clutch Assemblies for Industrial Applications

We design and manufacture our own proprietary PTO clutch assemblies, which are mechanical components that drive separate power to various parts of a given piece of industrial equipment, for industrial applications. Our PTO clutch assemblies are designed for heavy duty industrial applications.

Customized OEM Subsystems, Kits and Componentry

Through our global sourcing capabilities, we supply engine packaging, subsystems, kits and componentry associated with cooling systems, electronic systems, air intake systems, fuel systems, housings and power takeoff systems, exhaust systems, hydraulic systems and enclosures to industrial OEMs for incorporation into their applications, in addition to the complete engine power systems we provide to these OEMs.

Connected Asset Services

We have begun to offer connected asset services through MasterTrak, our telematics tool, which consists of a hardware unit and related services. This hardware unit is integrated into OEM equipment, collects critical data from this equipment and transmits this data back to an OEM, service provider or end-user through wireless telecommunications technology. The services allow our customers to see the data and monitor the performance of their equipment. We provide services to our OEM customers that allow these OEMs and their customers to remain connected to their equipment, even as the equipment is being operated in the field. These capabilities and services are in many respects similar to General Motors’ “OnStar” service. Our MasterTrak offering includes:

•	GPS for location monitoring, geofencing and directions for rapid service dispatching;

•	Automated and continuous remote asset monitoring with automatic alerts and notifications that can be transmitted via e-mail and text messaging;

•

Maintenance management, which provides the ability to monitor and provide notice of impending equipment maintenance requirements based on actual equipment utilization (as opposed to random time intervals);

•	Real-time, bi-directional communication capability for remote testing and troubleshooting; and

•	Extensive web-based monitoring and reporting capability with multi-tiered system security available at all times.

Through MasterTrak, we provide our OEM customers and their customers the ability to track the location and functional status (including maintenance requirements) of their assets in real-time via web access and automated alerts. These monitoring capabilities provide information regarding the specific utilization characteristics of a connected asset, and allow our customers and their customers to efficiently and proactively schedule service maintenance. These attributes will help reduce unexpected equipment failures, which will help to further reduce the total cost of ownership of a given piece of equipment, and may generate additional sale and service opportunities for the OEM customer.

We offer MasterTrak with our engine power systems as a bundled offering, and also on a stand-alone basis both to our OEM customers and to other businesses to which we do not currently supply our power systems. We have also developed a relationship with SmartEquip, based in Norwalk, Connecticut, to incorporate MasterTrak into SmartEquip’s aftermarket service platform for industry suppliers. This product pairs data regarding failures and faults generated by MasterTrak with OEM-provided recommendations to remedy these faults, and produces a corrective or preventative maintenance solution.

While these connected asset services have not yet provided a material portion of our revenues, we believe our telematics tool represents a meaningful growth opportunity for us.

Service and Support

Aftermarket and Service Parts

We have extensive aftermarket and service parts programs. These programs consist of: (1) internal aftermarket service parts programs with worldwide sales and distribution capabilities, and (2) internal OEM developed service parts programs for components and products supplied by us. Recently, we have increased our focus on, and investment in, the aftermarket portion of our business. We have grown our industrial spark-ignited engine parts business by employing experts in the gas engine aftermarket field, increasing our investment in global sourcing of parts and expanding parts books and online ordering capabilities. We have also developed stocking programs and maintenance kits that enable OEMs, service dealers and distributors to reduce downtime and increase product use.

We have focused on capturing the aftermarket sales of the value added components that we include in our power systems. With a significant portion of the selling prices of our power systems coming from value added components, this is a large, continuing growth opportunity for our aftermarket business.

Product and Warranty Support

We provide technical support and training to our OEM customers. These services include in-plant training and support through web- and phone-based field service. Our dedicated team of product and application engineers delivers high quality, responsive technical support to our OEM customers. We further support our OEM customers by engaging regional providers to perform warranty service and offer support for our power systems. In general, we reimburse these third-party regional providers for the warranty services that they perform for our power systems.

Customers

Our customers include companies that are large, industry-leading and/or multinational organizations that demand first class engineering support, automotive grade product quality and on-time delivery. We believe that the number of competitors capable of supporting not just the sophisticated technology requirements, but also the world class automotive engineering, quality and delivery requirements emphasized by industrial OEMs is limited. We are solidly positioned to capitalize on the diminishing base of suppliers capable of meeting these increasingly stringent customer expectations. In almost every industrial OEM category, we maintain a supplier relationship with two or more of the largest OEMs in their respective industry category.

Our depth of expertise and broad range of product offerings is the underlying basis for our position as a sole source provider of products to a majority of our OEM customers. We estimate that over 70% of the power systems that we supply are provided to our major OEM customers on a sole-source basis. Our strong customer base, which includes a diversity of customers across industry categories, provides a broad range of opportunities for continued growth.

Our arrangements with our customers, including our relationships with our industrial OEM customers in Asia to which we have begun to supply our power systems, generally do not fix, on other than a short-term basis, pricing terms or quantities of our power systems to be purchased and sold and typically do not mandate exclusivity. Purchases are made by customers on a purchase order basis, with pricing of our power systems driven in large part by the volume of power systems purchased by a particular customer and market-based factors, including the price of raw materials and other components incorporated into our power systems, as well as prices for comparable power systems, if any, offered by our competitors.

Our largest customers, based upon our consolidated revenues in 2010, include Kohler, Bandit, Cummins, Baldor and Toyota, of which Kohler was the only one that represented more than ten percent of our 2010 consolidated revenues. Our relationships with these customers are all pursuant to terms and conditions substantially similar to the arrangements described above, including the manner in which prices are determined . Our largest customers change from time to time (including over the periods presented in this prospectus) as a result of various factors, including prevailing market conditions, our customers’ strategies (such as their focus on marketing and sales efforts with respect to products into which our power systems are incorporated as compared to their other products) and our customers’ existing inventory of our power systems.

Operations and Research and Development

Design and Engineering / Research and Development

Our research and development efforts are market driven. Our sales team first meets to identify and define market requirements and trends and then communicates that vision to our engineering and new product development groups. Our engineering and new product development groups then review our existing power system portfolio and develop new solutions that build upon the technology within that portfolio. We maintain in-house design, prototyping, testing and application engineering capability, including specialists in EPA and CARB certification, fuel systems, electronics, cooling systems, mechanical engineering and application engineering. Our design and application engineering expertise and capabilities include expertise in (1) emissions compliance, (2) design and development of standardized and customized products for incorporation into industrial equipment, (3) three-dimensional solid modeling, (4) computer-based modeling and testing, (5) rapid OEM product prototyping, (6) industrial OEM product retrofitting and testing and (6) support for application engineering and system integration.

We also rely upon engineering outsourcing relationships for design, development and product testing that allow us to fulfill demands for specialty services and satisfy fluctuating workload requirements. In particular, since 2009, we have used engineering relationships in India to quickly increase product design, development and testing services as dictated by demands from our industrial OEM customers. We have the ability to increase our outsourcing of these functions to effectively double our internal design, development and testing capabilities to meet our needs. Our arrangements with these outsourcing organizations include general pricing (based upon workers and time devoted to serving us) and other basic terms for services to be provided; however, these arrangements do not require us to engage these engineering outsourcing organizations for a minimum amount (whether in terms of time or number of workers) of design, development or product testing services. Accordingly, we are able to significantly and quickly reduce our use of these relationships as soon as our customer requirements have been satisfied. We require these third-party engineering service providers to treat all design, development and testing information provided to them as confidential. In 2010, these outsourced services accounted for approximately 7% of our research and development expenses. In addition to these engineering outsourcing relationships, where applicable, we also benefit from the design, development and testing capabilities of our supplier base.

We provide the design, durability testing, validation testing and compliance with other engineering and administrative requirements necessary to meet and obtain EPA and CARB certification for a range of spark-ignited engines. As a result, we provide our OEM customers with emission-certified power systems, without these OEMs having to expend considerable research and development time and resources related to obtaining power system certification. We further provide the tools and services necessary to support revalidation and other EPA and CARB requirements that exist beyond the initial emission compliance requirements. As a result of such revalidation, we become the “manufacturer of record,” which is the entity that holds the applicable regulatory certifications for a power system, for the emission-certified power system.

We staff our engineering support activities associated with released product and component sourcing programs with dedicated internal engineering personnel, separate from our product and application development engineering team. This allows us to provide committed engineering and technical attention to internal operational support, customer production support and component sourcing activities, thereby helping to buffer the demands placed on our product and application development engineering group. Through such attention and support, we are able to maximize the focus of our product and application development engineering group on current and future design, prototyping, testing and application development activities resulting in shorter design, prototyping and testing cycles for our OEM customer base.

Our research and development expenditures for our fiscal years 2010, 2009 and 2008 were approximately $3,005,000, $2,387,000 and $2,623,000, respectively.

Manufacturing

We currently manufacture our products at our facilities in Wood Dale, Illinois. We customize our power systems to meet specific requirements of industrial OEM applications and the needs of our industrial OEM customers. Our production operations encompass all aspects of manufacturing our power systems, which range from fitting a basic engine block with appropriate fuel system components to building a comprehensive power system that includes any combination of cooling systems, electronic systems, air intake systems, fuel systems, housings, power takeoff systems, exhaust systems, hydraulic systems, enclosures, brackets, hoses, tubes and other assembled componentry.

The manufacturing lines in our production facilities are technologically sophisticated and flexible, and we allocate production capacity on our manufacturing lines to accommodate the demand levels and product mix required by our OEM customers. Our manufacturing lines are equipped with display screens, through which our production personnel are able to monitor design and other technological specifications for each product being assembled on the manufacturing line at that time. The information displayed on these screens is supplied from a central server, which is updated in real-time with all current product information. Through this process, we ensure that the product manufacturing and other specifications used by our production personnel is the most current information available. We have also developed efficient in-line methods to support specialized product testing, as required by a specific customer or product application.

Our engineering and manufacturing systems use sophisticated, paperless, integrated software based management and control systems. Our warehouse systems include computerized management systems and high speed infrastructure such as wire guided racking systems and high density automated carousel systems. We use a dynamic, software-driven inventory management system, which allows us to accurately monitor inventory levels for our comprehensive power systems, subsystems and individual components. We also incorporate within our manufacturing process software that enables us to identify and deliver components and other parts to our OEM customers.

We focus on safety, quality and on-time delivery in our manufacturing operations. We are 9001-2008 ISO Certified, the highest ISO certification available. The ISO 9000 family of quality management standards, which must be met in order to become ISO certified, are designed to help organizations monitor and improve the delivery of products and/or services to their customers. We also use Six Sigma, a business management strategy designed to minimize variability in manufacturing and business processes, 5S, a workplace organization methodology designed to maximize efficiency and effectiveness, and other disciplines in our goal of continuous improvements in quality and on-time delivery. Structured staff training is a constant priority and includes closed-loop quality monitoring and feedback systems.

Supplier Relationships

Engine and Component Suppliers

We have established relationships with suppliers for the engines to be integrated into our comprehensive power systems, the most significant of which are General Motors, Perkins/Caterpillar and Doosan. We also source our other power system components from third party suppliers. We coordinate design efforts with suppliers for some of our key components. In addition, we internally design other parts and components for our products, own the tooling for such parts and components and globally source them from a variety of domestic and global suppliers. Because we design many of our parts and components in-house, we are generally not limited in our choice of suppliers. As such, we are able to select our supplier relationships based upon a supplier’s reliability and performance.

We aggregate our product sourcing efforts across our large and diverse OEM customer base and across industry categories, capitalizing on volume, economies of scale and global supply opportunities. Our OEM customers benefit from the aggregation of our global sourcing, procurement, assembly and packaging services, obtaining cost benefits that they might not obtain if they were to rely on their own internal resources, capabilities and more limited demand requirements. Through this process, industrial OEMs are able to reduce their part numbers and supply base by consolidating their procurement and assembly efforts down to a single part number product supplied by us. We deliver this single assembly to an industrial OEM’s production line as an integrated drop-in to the OEM’s end product.

Arrangements with Key Suppliers

We enter into various arrangements with suppliers from which we source engines and other components which are incorporated into our power systems. These arrangements generally govern the terms and conditions upon which we purchase engines, components and other raw materials for use in our power systems. In general, the prices at which we purchase engines, components and other raw materials are based on market factors, including the prices offered by other suppliers operating in the same market and the prevailing market prices of raw materials. The terms of each of the individual arrangements are negotiated with each supplier on an individual basis, but are generally consistent with typical arrangements between manufacturers and suppliers in our industry.

Under our distribution agreement with Perkins, we are the exclusive distributor of specified Perkins engines within a territory consisting of the States of North Dakota, South Dakota, Minnesota, Wisconsin, Iowa, Michigan, Ohio and Indiana, as well as portions of the State of Illinois, and are a non-exclusive distributor of specified Perkins engines within a territory consisting of the States of Nebraska and Kansas, as well as portions of the State of Missouri. In exchange for this exclusive territory, we are required to purchase from Perkins all of our requirements for the same or similar engines covered by the agreement. As described in further detail below under “Sales and Marketing; Value-Added Resellers; Distribution – Sales and Marketing; Value-Added Resellers,” under the distribution agreement, we are also required to establish a service and support network that provides various services to our customers that purchase power systems which use Perkins engines. This agreement with Perkins is currently scheduled to expire on December 31, 2013.

We are also party to a supply agreement with Doosan, under which we purchase and distribute, on a semi-exclusive basis, specified Doosan engines within a territory consisting of the United States, Canada and Mexico. Under this supply agreement, we are required to purchase from Doosan all of our requirements for the same or similar engines covered by the agreement. We are also required to purchase a minimum number of engines from Doosan during each year that the agreement is in effect and, if we do not meet these purchase requirements, then Doosan may terminate the exclusivity granted under the agreement. The term of our supply agreement with Doosan automatically renews annually for successive one-year periods, unless either party gives prior written notice.

Unlike our arrangements with Perkins and Doosan, we do not maintain an exclusive relationship with GM. We receive a pricing package each year (or sometimes more frequently) containing applicable price quotations, as if we operate as an OEM that uses GM engines as a key component of our power systems. Purchases of engines from GM are executed through purchase orders at prices listed in the pricing package under the general terms of sale that GM offers to its OEM customers.

Sales and Marketing; Value-Added Resellers; Distribution

Sales and Marketing; Value-Added Resellers

We employ a direct sales and marketing approach to maintain maximum interface with, and service support for, our OEM customers. This direct interface incorporates our internal technical sales representatives. In Asia, we currently complement our direct OEM relationships with a local, independent sales and product support organization. This local sales and support organization provides the necessary knowledge of local customs and requirements, while also providing immediate sales assistance and customer support. In general, we engage third parties to provide local service and support functions for our power systems sold to our domestic OEM customers on a case by case basis, as necessary. Further, as required by our agreement with Perkins, we have also established a service and support network in our 12-state territory that provides various services to our customers that purchase power systems using Perkins engines, including warranty support, servicing of Perkins engines, technical support and parts support (including support for aftermarket parts).

In Europe, we enter into arrangements with third parties, pursuant to which these third parties resell our power systems (in some cases sold with add-on power system components) to European OEM customers. These value-added resellers also provide application and engineering support for these power systems sold in Europe. We currently sell our power systems to value-added resellers in Europe on a similar basis as our sales to our OEM customers. At any particular point in time, we are typically selling our power systems to between one and five value-added resellers in Europe.

Aftermarket Distribution

Our aftermarket and service parts distribution organization consist of three main sales and distribution programs:

•

OEM Customers With an In-House, Spark-Ignited Product Service Parts Program: For our OEM customers that maintain their own service parts distribution and product support programs, we supply them with the information and component products required to support an effective global OEM customer service parts program.

•

OEM Customers Without an In-House Product Service Parts Program: For our OEM customers that do not maintain their own service parts distribution and product support programs, we maintain a web-based and internal sales oriented global aftermarket and service parts distribution system for our spark-ignited product and ancillary components. Through this product support program that we provide on behalf of our OEM customers, we capitalize on market opportunities that exist outside of those associated with our OEM customer base.

•

Perkins Diesel Service Parts Program: We provide Perkins diesel service parts through a network of established service and parts organizations located throughout our 12-state distributor territory, consisting of North Dakota, South Dakota, Nebraska, the Northern two-thirds of Missouri and Kansas, Iowa, Minnesota, Wisconsin, Indiana, Michigan, Ohio and all but the Southern tip of Illinois.

Intellectual Property

Our business depends, in substantial part, upon our proprietary technology, processes, know-how and other confidential and proprietary information. In particular, we consider portions of our emission certification process to be confidential and proprietary trade secrets. In addition to putting our OEM customers’ engines through initial emission compliance testing, including durability testing, production line testing and field compliance audit testing, we also provide the tools, and perform sophisticated testing and other services, on these engines to comply with EPA and CARB requirements. As a result of the lengthy and technologically sophisticated testing we perform to revalidate these engines, we become the “manufacturer of record” for the emission-certified power system that is incorporated into our OEM customers’ equipment. As the manufacturer of record, we are responsible for compliance with regulations as they relate to our emission-certified power systems (as more fully discussed below under “Government Regulation”). We incur the costs of certification of our power systems, as well as the risk of making sure that these systems remain compliant. Additionally, we use technologically sophisticated development, testing, launching and other manufacturing processes in connection with the manufacturing of our power systems, as well as in coordinating design efforts with power system component suppliers.

In addition, many of the components we source from our suppliers and which are integrated into our power systems embody proprietary intellectual property of such suppliers. To a limited extent, we also license proprietary software, much of which is “off the shelf,” from third parties for use in our manufacturing processes, and we also license and rely upon third party technology included in our telematics tool. We rely on a combination of trademark, trade secret and other intellectual property laws and various contract rights to protect our proprietary rights, as well as to protect the intellectual property rights of our suppliers and third party licensors. We do not currently own any material patents, but believe that the policies and safeguards we have in place, together with the costs associated with the development, testing, launch and marketing of competitive products, adequately protect our valuable trade secrets and other intellectual property rights.

Competition

We believe we are one of the few providers of comprehensive power systems to the industrial OEM market. However, the market for our products and related services is intensely competitive, subject to rapid change and sensitive to new product and service introductions and changes in technical requirements. Some competitors have longer operating histories, greater name recognition and greater financial and marketing resources. Competition in our markets may become more intense as additional companies enter them and as new technologies are adopted. Generally, we believe that the principal competitive factors for our business include the following:

•	Completeness and comprehensiveness of power systems;

•	Range of power systems employing common technology platform;

•	Emissions regulation (EPA and CARB) compliance and certification;

•	Ease of installation;

•	Pricing and cost effectiveness;

•	Breadth of product offerings, including system power and fuel alternatives;

•	Ability to tailor power system to specific customer needs;

•	Performance and quality; and

•	Customer support and service.

We believe that, with our current product lineup and our ongoing research and product development efforts, as well as our global procurement capabilities, we are able to compete effectively based on each of these factors.

Among our competitors are fuel system providers such as Westport Innovations, Inc., Fuel System Solutions and Woodward Governor, Inc. These companies supply engines and engine system componentry into the industrial OEM marketplace. However, we do not believe that any of the other fuel system providers with which we compete are able to provide the single assembly, integrated, comprehensive power systems that our OEM customers demand and that we provide on a cost-effective basis. Further, some of our competitors do not have the internal resources or capabilities to enable them to meet these customer requirements and, in their efforts to compete, sometimes rely upon third party logistic companies to fit and dress engine systems with specific engine parts and components which these competitors are unable to provide themselves. As a result of the changing environment of the marketplace, some fuel system providers have been forced into non-core competency areas and some have exited the marketplace entirely.

Other competitors have been automotive engine companies, but a number have ceased directly supplying power systems to industrial OEMs (although they continue to supply their standard engines and components to producers of power systems for this market). They have left this market primarily because production of emission-compliant and certified industrial engines is not in their core competency areas and because the changing regulations create difficulties for them as engine life spans are short. More generally, we believe that the significant costs associated with developing and certifying emission-compliant power systems as applicable regulations change have led some companies to exit our markets and have deterred others from entering them.

Government Regulation

Our Products

Our Power Systems

Our power systems are subject to extensive statutory and regulatory requirements that directly or indirectly impose standards governing exhaust emissions and noise. Our power systems are subject to compliance with all current exhaust emissions standards imposed by the EPA, state regulatory agencies in the United States, including CARB, and other regulatory agencies around the world and established for power systems used in off-highway industrial equipment. EPA and CARB regulations imposed on engines used in industrial off-highway equipment generally serve to restrict exhaust emissions, with a primary focus on oxides of nitrogen, hydrocarbons and carbon monoxide. Exhaust emission regulations for engines used in off-highway industrial equipment vary based upon the use of the equipment into which the engine is incorporated (such as stationary power generation or mobile off-highway industrial equipment), and the type of fuel used to drive the power system. Further, applicable exhaust emission thresholds differ based upon the gross power of an engine used in industrial off-highway equipment.

The first EPA emissions regulations adopted for diesel engines, known as Tier 1, applied to diesel engines used in mobile off-highway applications in the U.S., and similar standards for diesel engines, known as Stage I regulations, were implemented thereafter in Europe. The EPA and applicable agencies in Europe have continued to develop emission regulations for diesel engines in the U.S. and Europe, respectively, and have adopted more restrictive standards, with Tier 3 and Stage III regulations currently in effect in the U.S. and Europe, respectively. Recently, the EPA adopted Tier 4 diesel emission requirements, applicable to nonroad diesel engines used in industrial equipment. Similarly, Europe has adopted more restrictive standards under its Stage IV regulations. Tier 4 and Stage IV regulations call for reductions in levels of particulate matter and oxides of nitrogen (by approximately 90% from current levels in a majority of power categories under the Tier 4 requirements). The phase-in of Tier 4 regulations commenced for the smallest engines (based on horsepower) at the beginning of 2008, and the final phase-in of Tier 4 regulations for engines of all sizes will be completed in 2015. The phase-in of the Stage IV regulations will commence in 2014 and be completed in 2015. Because we do not sell diesel power systems in Europe, only the Tier 4 regulations will directly impact any of our power systems. With respect to our diesel power systems, Perkins/Caterpillar is responsible for the testing and other manufacturing processes associated with obtaining emission certification for its diesel engines (as well as making sure that these engines remain compliant) which are incorporated into our power systems and, accordingly, is the holder of the applicable regulatory emission certification. As a result, Perkins/Caterpillar is ultimately responsible for modifications to its engines necessary to meet these, and any future, emissions regulations. In part due to the anticipated larger footprint of these modified diesel engines, we will need to make corresponding adjustments to our power systems into which they will be integrated, including through the selection and design of componentry to be incorporated into these power systems.

The EPA and CARB have similarly adopted regulations to reduce pollutant exhaust emissions for spark-ignited engines used in off-road equipment. Similar to standards which apply to diesel engines, these regulations serve to reduce exhaust emissions of hydrocarbon, oxides of nitrogen and carbon monoxide for engines of varying powers and industrial equipment applications. The EPA and CARB further enhanced existing emission regulations, including in 2007 and 2010, by amending existing emission standards and test procedures for large spark-ignited off-road engines, which are engines rated at 25 horsepower or greater, by further restricting exhaust emissions of hydrocarbon, oxides of nitrogen and carbon monoxide.

All of our emission-certified power systems meet existing exhaust emission standards of the EPA and CARB. Failure to comply with these standards could result in adverse effects on our future financial results.

The initial and on-going certification requirements vary by power system application. The process for certain of our exhaust emission certifications is described below.

Pursuant to the regulations of the EPA and CARB, we are presently required to obtain emission compliance certification from the EPA and CARB to sell our power systems generally throughout the United States and in California. The emission compliance and certification process begins with the planning and development of a base fuel and emission control system technology, which may be used as a platform that can be applied to the range of power systems requiring certification. The development of this platform generally begins approximately 18 months prior to the onset of the exhaust emission standard implementation date. A complete fuel and emission controls system platform is comprised of fuel handling, trimming and transport components, electronic engine controller, sensors and exhaust after-treatment technology. This process involves developing the system to meet the requirements of the environmental regulatory agencies, as well as industry expected quality standards and other commercial expectations, all at a cost that will allow us to sell our power system at a competitive market price.

After the base technology has been developed, the next step in the certification process is long-term emission durability testing. This testing involves configuring an engine and testing it for the regulated emission useful life as established by the regulatory agencies. Currently, this useful life is 5,000 hours of use. The test is conducted by installing a power system on a dynamometer, a machine that measures power, and testing its exhaust emissions at zero hours (when an engine produces stabilized emissions at an undeteriorated emission level) and then every 500 hours over a regulatory specified test cycle for the complete useful life. The deterioration of emissions (in other words, the change in emissions from zero hour to the end of an engine’s useful life) is established by this test which takes approximately six to nine months to complete. Applicable regulations require a manufacturer of record to predict emission levels at the end of the engine’s useful life. Accordingly, we develop the base technology and system to ensure that the end of useful life requirements will be met, as the lead time between the issuance of the new regulations and the effective date does not allow for multiple testing due to a failure in the development process. Regulatory agencies require that tests be repeated in the event of a test failure. Accordingly, anticipated results are thoroughly modeled during the base technology and system development program.

After the base system technology has been developed and while the emission deterioration factor testing is in process, the development of the application technology commences. Application technology involves the development and sourcing of brackets, adapters, exhaust after-treatment packaging, wiring and other ancillary systems of the comprehensive power system based, in part, on specifications of our customers. During this work, we take efforts to strictly adhere to guidelines established during base fuel and emission control system development. Once this work is complete, a model from each certified category of power systems is calibrated and tested for zero hour exhaust emissions in order to submit for exhaust emission certificates from the regulatory agencies. This process involves the creation of designs, testing of prototype samples, release of final design, development of tooled components and ultimately the zero hour exhaust emission testing.

When the deterioration factor testing and zero hour testing are complete, the applications for emission certification are prepared, as applicable, for the respective power systems and filed with appropriate regulatory agencies. The application process differs between regulatory agencies. The required documentation must be meticulously completed and the filing requirements for each applicable power system must be fully satisfied for the application to be successfully accepted by the agencies; that process may take several weeks to complete. Once an application is filed, the regulatory agencies can take up to 90 days per power system to review and respond to the application, which often includes requests for additional information. Once an application is approved, an emission certificate is valid for 12 months (usually in conjunction with a calendar year). Each certification is renewed annually. Certified power systems cannot be sold without approved certificates from applicable regulatory agencies. Failure to perform and submit the required periodic compliance testing would result in the termination of the power system certification.

Once a power system is certified, regulatory agencies have ongoing compliance requirements, which include testing newly produced power systems on a regular quarterly schedule to ensure compliance with applicable regulations. In addition, there are field audit requirements, which require the removal of power systems from service at specified stages of their useful lives to perform confirmatory exhaust emissions testing.

Our Telematics Tool

We are also subject to various laws and regulations relating to our telematics tool and connected asset services. Among other things, wireless transceiver products are required to be certified by the Federal Communications Commission and comparable authorities in foreign countries where they are sold. We currently maintain applicable certifications from governmental agencies in each of the jurisdictions in which our telematics tool is required to be so certified.

Our Operations

Our operations are also subject to numerous federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control and disposal of hazardous or potentially hazardous substances. We may be required to incur significant costs to comply with such laws and regulations in the future. Any failure to comply with these laws or regulations could have a material adverse effect upon our ability to do business.

Properties

We operate within approximately an aggregate of 365,000 square feet of space in five facilities located in the Chicago, Illinois area. The following table lists the location of each of our facilities material to our business (one of which we own, and the others of which are leased by us), that facility’s principal use, the approximate square footage of that facility, and the current lease expiration date (to the extent applicable):

Location	Principal Use	Square Footage	Lease Expiration
Wood Dale, Illinois	Product Assembly	116,000	July 31, 2013

Wood Dale, Illinois	Sales, Engineering & Product Support Offices; Engineering Development and Product Assembly	99,000	April 30, 2012

Wood Dale, Illinois	Service Parts Sales; Warehousing & Distribution	90,000	July 31, 2013

Elk Grove Village, Illinois	Warehousing	18,000	April 30, 2012

Wood Dale, Illinois	Finance & Operations Offices; Product Assembly	42,000	Owned

The facilities collectively house our manufacturing operations. We believe that our facilities are adequate to meet our current needs and that additional facilities will be available for lease, if necessary, to meet any of our future needs.

Employees

As of July 15, 2011, our workforce consisted of approximately 248 persons, including approximately 86 full-time and two part-time employees, as well as members of our production team whose services we obtain through an arrangement with a professional employer organization and other individuals whose services we obtain through a temporary employment agency. Of these persons, approximately 24 were in Product Development and Emissions Compliance, 17 were in Sales, 19 were in Customer Support Engineering, Quality and Service, 18 were in Executive Management and Finance, 24 were in Operations Management and approximately 146 were in Production. In addition, Product Development and Engineering supplements fluctuating demands for resources through external design and drafting outsourcing services located in India, and Asian sales and procurement activities are supported through an external dedicated outsourced service organization located in Asia.

None of the members of our workforce are represented by a union or covered by a collective bargaining agreement. We believe we have a good relationship with the members of our workforce.

Legal Proceedings

From time to time, in the normal course of business, we are a party to various legal proceedings. We do not currently expect that any currently pending proceedings will have a material adverse effect on our business, results of operations or financial condition.

Management

Prior to the closing of the reverse recapitalization and the private placement, Ryan Neely was the sole member of Format’s board of directors, and the only executive officer of Format. Our articles of incorporation and bylaws provide that our board of directors has the authority to set the size of the board of directors from between one and 15 directors and, pursuant thereto, immediately prior to the consummation of the reverse recapitalization, the repurchase of common stock from Ryan Neely and Michelle Neely and the private placement, Format’s board of directors expanded the size of the board of directors to six members. Pursuant to the terms of our articles of incorporation, our board of directors is classified with respect to the terms for which its members will hold office by dividing the members into three classes, with the terms of the directors of one class expiring at each annual meeting of our shareholders, subject to the appointment and qualification of their successors. See “—Terms of Office” below. However, pursuant to the purchase agreement entered into with the investors in the private placement, we agreed to a form of certificate of incorporation for the surviving entity in the migratory merger, which certificate of incorporation will declassify our board of directors. Accordingly, upon the consummation of the migratory merger, and the declassification of our board of directors, each of our directors will hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

Mr. Neely, as the sole member of Format’s board of directors, approved the appointment of Gary Winemaster to fill one of the newly-created vacancies on our board of directors as a member of Class I of our board of directors, effective immediately following the closing of the reverse recapitalization and the private placement, and approved the appointments of (1) Thomas Somodi as a member of Class III of our board of directors, (2) each of Kenneth Winemaster and Kenneth Landini as a member of Class II of our board of directors, and (3) H. Samuel Greenawalt as a member of Class I of our board of directors, to fill the remaining vacancies on our board of directors, in each case effective as of the date (May 23, 2011) that was ten days after the date on which we filed with the SEC and mailed to our shareholders an information statement in accordance with Rule 14f-1 of the Securities Exchange Act of 1934, as amended, regarding such appointments. In connection with such action, Mr. Neely designated himself as a member of Class III of our board of directors.

Concurrently with the appointment and designation by Mr. Neely of the new members of our board of directors in connection with the reverse recapitalization and the private placement, Mr. Neely appointed the following persons as our new executive officers, effective immediately following the closing of the reverse recapitalization and the private placement: Gary Winemaster – Chairman of the Board, Chief Executive Officer and President; Thomas Somodi – Chief Operating Officer and Chief Financial Officer, and Kenneth Winemaster – Senior Vice President and Secretary. These individuals held prior to the reverse recapitalization, and currently hold, the same positions with The W Group, our wholly-owned subsidiary through which we conduct our business, provided that Gary Winemaster was also appointed as the Chairman of the Board effective immediately following the closing of the reverse recapitalization and the private placement. In connection with the consummation of the reverse recapitalization and the private placement, we agreed to endeavor to hire a new Chief Financial Officer as soon as reasonably possible. We believe that our hiring of a new Chief Financial Officer will allow Mr. Somodi (who is expected to continue as our Chief Operating Officer) to focus his efforts on his operational and strategic responsibilities with us. Our officers are elected annually by our board of directors and serve at the discretion of our board of directors.

Prior to the closing of the reverse recapitalization and the private placement, Ryan Neely delivered his irrevocable resignation from each office held by him with Format, effective immediately following the closing of the reverse recapitalization and the private placement, and from our board of directors, effective on May 23, 2011, the date that is ten days after the date on which we filed with the SEC and mailed to our shareholders the information statement. On April 29, 2011, our board of directors accepted Mr. Neely’s resignation from the offices held by him with us, effective immediately following the closing of the reverse recapitalization and the private placement, and accepted his resignation from our board of directors, effective on May 23, 2011.

Gary Winemaster, Thomas Somodi, Kenneth Winemaster, Kenneth Landini and H. Samuel Greenawalt were all directors of The W Group immediately prior to the closing of the reverse recapitalization. Pursuant to the terms of the purchase agreement entered into with the investors in the private placement, we agreed to take action such that, no later than 180 days following the closing of the private placement, our board of directors will consist of five or greater directors, a majority of whom will constitute “independent directors” as defined by the marketplace rules of The NASDAQ Stock Market. See “Composition of the Board of Directors and Director Independence” below.

The following table sets forth information concerning our executive officers and directors, including their ages and their position(s) with us and, with respect to our directors, the expiration of their current terms and the class of directors of which they are members. For purposes of the discussion below, unless the context otherwise requires, “we,” “our,” “us,” “our company” and similar expressions used in this section refer to The W Group prior to the closing of the reverse recapitalization on April 29, 2011, and Power Solutions International, Inc. (f/k/a Format, Inc.), as successor to the business of The W Group, following the closing of the reverse recapitalization. In other words, references below to service on our board of directors or as one of our executive officers prior to the reverse recapitalization means service on the board of directors, or as an executive officer, as applicable, of The W Group.

Name	Age	Position	Executive Officer Since (1)	Director Since	Term Expires	Class of Director
Gary Winemaster	53	Chairman of the Board, Chief Executive Officer and President	2001	2001(2)	2013	I

Thomas Somodi	58	Director, Chief Operating Officer and Chief Financial Officer	2005	2005(2)	2011	III

Kenneth Winemaster	47	Director, Senior Vice President and Secretary	2001	2001(2)	2012	II

Kenneth Landini	54	Director	N/A	2001(2)	2012	II

H. Samuel Greenawalt	82	Director	N/A	2001(2)	2013	I

(1)	Includes service as an executive officer of The W Group, our wholly-owned subsidiary through which we now operate our business, through the consummation of the reverse recapitalization.

(2)	Includes service as a member of the board of directors of The W Group through the consummation of the reverse recapitalization.

Executive Officers/Directors

The following information pertains to our executive officers who also serve as directors, their principal occupations and other public company directorships for at least the last five years and information regarding their specific experiences, qualifications, attributes and skills.

Gary Winemaster has served as our Chief Executive Officer and President and as a director since 2001, and served as the Chief Executive Officer and President of Power Great Lakes (which, prior to the incorporation of our company in 2001, was the parent operating company of our business, and is currently our wholly-owned subsidiary) from 1992 until our incorporation in 2001. In connection with the reverse recapitalization, Mr. Winemaster was also appointed as the Chairman of the Board. Mr. Winemaster is a co-founder of our company, and has played a significant role in developing and expanding our presence as a distributor of alternative fuel spark-ignited and diesel power systems. Prior to serving in his role as Chief Executive Officer and President of our company and of Power Great Lakes, Mr. Winemaster served as the Vice President of Sales for Power Great Lakes. Prior to founding our company, Mr. Winemaster worked in sales management for the European operations, with territory responsibility for the German, Scandinavian and Benelux markets, of Guardian Industries, a United States glass manufacturer. Mr. Winemaster holds a Bachelor of Science degree from the Wharton School at the University of Pennsylvania.

Our board of directors believes that Mr. Winemaster, as our Chief Executive Officer and President and as a co-founder of our company, should serve as a director because of Mr. Winemaster’s unique understanding of the opportunities and challenges that we face and his in-depth knowledge about our business, including our customers, products, operations and key business drivers, and our long-term growth strategies, derived from his long service as our Chief Executive Officer and President.

Thomas Somodi has served as our Chief Operating Officer and Chief Financial Officer and as a director since 2005, and previously served as a consultant to us from 2002 to 2005. Mr. Somodi has over 30 years of experience in domestic and international corporate reorganizations, acquisitions, divestitures and greenfield expansions covering the U.S., the United Kingdom, South Africa, Canada, Mexico, Japan, the Caribbean, Germany and Australia. From 1980 to 1998, Mr. Somodi served as the Corporate Controller and, for a portion of such period, as VP of Finance of International Operations for Albert Trostel & Sons Company/Everet Smith Group, LTD, an international holding company with a significant presence in the leather tanning, precision molding, metal fabrication and foundry industries. Mr. Somodi served as an executive consultant for Crowe Chizek and Company LLC, a consulting and accounting practice company, from 1998 to 2000, and has personally owned and overseen eight independent companies covering pallet & crate manufacturing, packaging, lumber mill operations, furniture manufacturing, internet technology, media & advertising, access control/security and merchant processing services. Mr. Somodi holds a Masters of Science in management from the University of Wisconsin-Milwaukee, and a Bachelor of Business Administration in finance from the University of Wisconsin-Milwaukee. Mr. Somodi is also a certified public accountant in the state of Wisconsin.

Our board of directors believes that Mr. Somodi should serve as a director because of his significant executive experience, his financial and accounting expertise, and his extensive knowledge of our business and operations, which he has acquired through his service as our Chief Operating Officer and Chief Financial Officer.

Kenneth Winemaster has served as our Senior Vice President and Secretary and as a director since 2001. Mr. Winemaster has primary responsibility for our relationships and operations with Caterpillar and Perkins. Mr. Winemaster has expertise in raw material procurement, assembly and shipping.

Our board of directors believes that Mr. Winemaster, as our Senior Vice President, should serve as a director because of his extensive knowledge of our industry and in-depth knowledge of our business and operations.

Other Directors

The following information pertains to our non-employee directors, their principal occupations and other public company directorships for at least the last five years and information regarding their specific experiences, qualifications, attributes and skills.

H. Samuel Greenawalt has served as a director since 2001. Mr. Greenawalt has over 50 years of experience in the banking industry. Over the past 25 years, Mr. Greenawalt has served an instrumental advisory role in helping us achieve our growth initiatives and address our financial requirements. Since 2000, Mr. Greenawalt has served as a vice president of Sulpho Technologies, LLC, an automotive component service-provider, for which Mr. Greenawalt is also a partner and owner. From 1959 to 1995 Mr. Greenawalt served as executive vice president at Michigan National Bank, a mid-sized Midwestern bank. Mr. Greenawalt has served as a director of Williams Controls, Inc., a publicly held manufacturer of electronic throttle controls for commercial vehicles, since 1993 and currently serves as the chairman of the audit committee and as a member of the governance and nominating committee of the board of directors of Williams Controls. Mr. Greenawalt holds a Bachelor of Science degree from the Wharton School at the University of Pennsylvania, and is a graduate of the University of Wisconsin Banking School.

Our board of directors believes that Mr. Greenawalt should serve as a director because of his experience on the board of directors of another public company, which our board of directors believes will be beneficial to us as we move forward as a public company, as well as Mr. Greenawalt’s relevant business experience and his extensive financial expertise, which he has acquired through his years of experience in the banking industry.

Kenneth Landini has served as a director since 2001 and assisted in the development and growth of the business of our company since 1985. Mr. Landini previously served as the Vice President of Finance for our subsidiary, Power Great Lakes, Inc., from December 1985 to March 1988, and assisted us in establishing distributor relationships and expanding the territories into which we provide our power systems. Mr. Landini is a partner and co-founder of Landini, Reed & Dawson, P.C., a certified public accounting and consulting firm in southeastern

Michigan, which was established in 1988. Mr. Landini has served as a certified public accountant for Landini, Reed & Dawson, P.C. since its inception. Mr. Landini holds a Bachelor of Arts degree from Albion College and is a licensed certified public accountant in the state of Michigan.

Our board of directors believes that Mr. Landini should serve as a director because of his significant knowledge of our industry, his prior experience with our business and his financial expertise, which will be important as our board of directors exercises its oversight responsibility regarding the quality and integrity of our accounting and financial reporting processes and the auditing of our financial statements.

Terms of Office

Our board of directors consists of five directors. Pursuant to the terms of our articles of incorporation, our board of directors is classified with respect to the terms for which its members will hold office by dividing the members into three classes, with the terms of the directors of one class expiring at each annual meeting of our shareholders, subject to the appointment and qualification of their successors. The term of service for directors on our board of directors is as follows: (1) Class I will expire at the 2013 annual meeting of our shareholders, (2) Class II will expire at the 2012 annual meeting of our shareholders, and (3) Class III will expire at the 2011 annual meeting of our shareholders. Each director will continue to serve as a director until such director’s term expires and such director’s successor is duly elected and qualified.

Family Relationships

Gary Winemaster, our Chairman of the Board, Chief Executive Officer and President, and Kenneth Winemaster, our Senior Vice President, Secretary and a member of our board of directors, are brothers. There are no other family relationships among the members of our board of directors or our executive officers.

Executive Compensation

Compensation Discussion and Analysis

Philosophy and objectives

The primary objective of the compensation program for the executive officers of The W Group, which program we have now adopted for our executive officers, has been to retain and motivate our talented and qualified members of management to lead our business. Prior to the consummation of the reverse recapitalization, The W Group’s compensation package consisted primarily of base salary, certain perquisites and other personal benefits and, on limited occasions, special performance-based bonuses. In 2010, The W Group paid its executive officers a mix of base salary and certain perquisites and other personal benefits, with compensation decisions being made by Gary Winemaster individually, or, where determined by Mr. Winemaster to be necessary or appropriate, in consultation with, and/or with the approval of, the board of directors of The W Group. The compensation in prior years for Mr. Somodi, The W Group’s and our current Chief Operating Officer and Chief Financial Officer, was determined based upon his employment agreement with The W Group, which expired in April 2010. See “Employment Agreements” below for a description of Mr. Somodi’s prior employment agreement, as well as a description of our new employment agreement entered into with Mr. Somodi. As a private company, The W Group’s compensation plans were developed informally as indicated above.

Prior to the consummation of the reverse recapitalization, Format, Inc. paid Ryan Neely, its only executive officer and its sole director, minimal compensation for services provided to Format, which compensation was determined by him in his discretion. Ryan Neely is no longer an executive officer or a member of our board of directors.

All future decisions regarding executive compensation will be the responsibility of our board of directors. While our board of directors has not yet established formal executive compensation programs going forward, we anticipate that such programs will focus on providing competitive levels of compensation to attract and retain qualified executives to contribute to our long-term success. We expect that our compensation program will include a mix of compensation awards that will serve both long-term and short-term goals, which may include base salary, cash bonus payments based upon the achievement of short-term individual and corporate goals, long-term equity-based awards and other benefits.

Elements of executive compensation

Base salary

Historically, The W Group has focused on providing its senior management with a level of base salary in the form of cash compensation appropriate for their roles and responsibilities. Base salaries for The W Group’s executives have been, and going forward we anticipate that base salaries of our executive officers will be, established based on the executive’s qualifications, experience, scope of responsibilities, future potential and past performance and cash available to pay executive compensation. The base salaries paid to the executive officers of The W Group in 2010 are reflected in the Summary Compensation Table below. In 2010, in determining the base salaries of The W Group’s executive officers, other than Mr. Somodi whose compensation was established by his employment agreement then in effect, The W Group considered such factors as past individual performance, cash available to pay executive compensation, and total compensation each executive officer previously received while employed with The W Group. The first factor (past performance) was measured subjectively by Mr. Winemaster individually or, where determined by Mr. Winemaster to be necessary or appropriate, in consultation with the board of directors of The W Group. The last two factors (cash available and total previous compensation) were measured objectively based on The W Group’s financial records. While our board of directors intends to re-evaluate our compensation program in its entirety, we anticipate that our board of directors will focus on similar criteria when determining annual base salaries for our executive officers. We anticipate that base salaries will be reviewed annually and adjusted from time to time by our board of directors to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

Perquisites and other benefits

Historically, The W Group has provided certain of its executive officers with perquisites and other personal benefits, but has not provided a defined benefit pension arrangement, post-retirement health coverage or similar benefits for any of its executive officers. The W Group’s executive officers have also been eligible to receive the same benefits that are generally available to all employees. We do not view perquisites as a significant element of our compensation structure, but do believe that perquisites can be useful in attracting, motivating and retaining executive talent. Our board of directors intends to re-evaluate our policies regarding perquisites and other personal benefits and may make changes as it deems appropriate.

Equity compensation

Each of our three executive officers has a significant equity interest in our company. However, The W Group has not granted equity awards as a component of compensation in the past (other than the equity in The W Group awarded to Mr. Somodi in connection with his joining The W Group as an executive officer, which equity has been converted into other securities pursuant to the reverse recapitalization), and we presently do not have a stock option plan or other similar equity compensation plan for officers, directors and employees. As of the date hereof, no stock options, restricted stock or stock appreciation rights were outstanding.

We believe, however, that successful long-term performance may be achieved through an ownership culture that encourages long-term performance by our executive officers through the use of stock and stock-based awards. In the future, we may adopt and establish an equity incentive plan pursuant to which equity awards may be granted to eligible employees (including our executive officers), directors and consultants, if our board of directors determines that it is in our best interest and the best interest of our shareholders to do so. We believe that, if such an equity incentive program is adopted, stock-based awards may be used to incentivize officers to continue their employment with us, provide our executive officers with an opportunity to obtain an (or increase his or her, as applicable) ownership interest in our company and encourage our executive officers to focus on our long-term profitable growth. We believe that the use of stock-based awards would serve to promote our overall executive compensation objectives.

Incentive cash bonuses

While The W Group generally has not awarded incentive cash bonuses in the past to its executive officers, other than the cash bonus paid to Mr. Somodi pursuant to his prior employment agreement with The W Group (see “Employment Agreements” for a description of this cash bonus paid to Mr. Somodi), our board of directors may determine that it is in the best interest of our company and our shareholders to do so. If adopted, we expect that any program awarding incentive cash bonuses would award executive officers based upon such criteria as their individual performance, as well as our overall business and strategic objectives, including corporate financial and operational goals.

Policies related to compensation

Guidelines for equity awards

We have not formalized a policy as to the amount or timing of equity grants to our executive officers. If our board of directors decides to adopt an equity incentive plan as a component of our executive compensation program, we expect that our board of directors would approve and adopt guidelines for equity awards. Among other things, we expect that such guidelines would specify procedures for equity awards to be made under various circumstances, address the timing of equity awards in relation to the availability of information about us and provide procedures for grant information to be communicated to and tracked by our finance department. We anticipate that such guidelines would require that any stock options or stock appreciation rights have an exercise or strike price not less than the fair market value of our common stock on the date of the grant.

Stock ownership guidelines

As of the date hereof, we have not established ownership guidelines for our executive officers or directors, but we intend to consider adopting such guidelines in the future.

Compliance with Sections 162(m) and 409A of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to certain executive officers, unless such compensation qualifies as performance-based compensation. Among other things, in order to be deemed performance-based compensation for Section 162(m) purposes, the compensation must be based on the achievement of pre-established, objective performance criteria and must be pursuant to a plan that has been approved by our shareholders. At least for the next few years, we expect the cash compensation paid to our executive officers to be below the threshold for non-deductibility provided in Section 162(m), and, if our board of directors adopts an equity compensation plan in the future, and our shareholders approve such an equity plan, we expect that any such plan will afford our board of directors with the flexibility to make a variety of types of equity awards to our executive officers that will qualify as performance-based compensation under Section 162(m). However, we do not know whether any such equity incentive plan will be established and, accordingly, whether any awards which may be granted in the future will satisfy the requirements for deductibility under Section 162(m).

We also currently intend for our executive compensation program to satisfy the requirements of Internal Revenue Code Section 409A, which addresses the tax treatment of certain nonqualified deferred compensation benefits.

Summary Compensation Table

Power Solutions International, Inc. (f/k/a Format, Inc.)

The table below summarizes the compensation earned for the fiscal years indicated for services rendered to Power Solutions International, Inc. (f/k/a Format, Inc.), in all capacities, by Ryan Neely, its only executive officer during the last fiscal year.

Name and Principal Position	Year	Salary (2)	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total (2)

Ryan Neely (1)	2010	$30,000	—	—	—	—	—	—	$30,000

	2009	$15,000	—	—	—	—	—	—	$15,000

	2008	—	—	—	—	—	—	—	—

(1)	Ryan Neely resigned from his position as our only executive officer effective as of April 29, 2011, immediately following the closing of the reverse recapitalization and the private placement.

(2)	As of the closing of the reverse recapitalization, $42,500 of such compensation for fiscal years 2010 and 2009 was accrued on the books and records of Format, and, in connection with the consummation of the reverse recapitalization, Mr. Neely released Format from its obligation to pay Mr. Neely such $42,500 compensation amount for fiscal years 2010 and 2009 pursuant to the terms of the stock repurchase and debt satisfaction agreement.

The W Group, Inc.

The table below summarizes the compensation earned for the fiscal year indicated for services rendered to The W Group, in all capacities, by (i) its Chairman of the Board, Chief Executive Officer and President, (ii) its Chief Operating Officer and Chief Financial Officer and (iii) the only other executive officer of The W Group during the last fiscal year.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Gary Winemaster Chairman of the Board, Chief Executive Officer and President	2010	$500,000	—	—	—	—	—	$37,655	(1)	$537,655
Thomas Somodi Chief Operating Officer and Chief Financial Officer	2010	$500,000	—	—	—	—	—	$41,897	(2)	$541,897
Kenneth Winemaster Senior Vice President and Secretary	2010	$250,000	—	—	—	—	—	$40,250	(3)	$290,250

(1)	This amount consists of (1) payments for (a) use of an automobile for Gary Winemaster, including insurance premiums, car payments, gas, parking and other similar car-related expenses, (b) mobile telephone service for Gary Winemaster and members of his family, (c) internet and landline telephone service, (d) sporting event tickets, (e) airfare for Gary Winemaster’s spouse and other family members, (f) dining-related expenses and (g) other personal and entertainment expenses, and (2) use of The W Group’s country club membership. In addition, this amount includes $1,013 paid by The W Group in respect of gross-ups of taxes for The W Group’s fiscal year ended December 31, 2010. While the automobile for Gary Winemaster and sporting event tickets are used for both business and personal purposes, the amounts reflected in the table above are the full amounts paid therefor by The W Group.

(2)	This amount consists of payments for life insurance premiums, mobile telephone service, dining-related expenses and other personal and entertainment expenses. In addition, this amount includes (1) $5,341 paid by The W Group in respect of gross-ups of taxes for The W Group’s fiscal year ended December 31, 2010, and (2) $27,381 for reimbursement of expenses incurred for professional services provided in connection with the restructuring of Mr. Somodi’s employment relationship with, and ownership interest in, The W Group.

(3)	This amount consists of payments for (a) Kenneth Winemaster’s personal automobile, including insurance premiums, gas, satellite radio, parking and other similar car-related expenses, (b) use of a company automobile by Kenneth Winemaster’s spouse, including insurance premiums, car payments, gas, parking and other similar car-related expenses, (c) mobile telephone service for Kenneth Winemaster and members of his family, (d) sporting event tickets, (e) interest payments on credit cards of Kenneth Winemaster, (f) dining-related expenses and (g) other personal and entertainment expenses. While the automobile for Kenneth Winemaster and sporting event tickets are used for both business and personal purposes, the amounts reflected in the table above are the full amounts paid therefor by The W Group.

Employment Agreements

Other than the employment agreement entered into with Mr. Somodi at the closing of the reverse recapitalization described below, we do not have any employment agreements in effect with any of our executive officers.

Mr. Somodi entered into an employment agreement with The W Group, dated as of April 16, 2005, which employment agreement was amended pursuant to the amendment to employment agreement, dated as of January 1, 2008. Mr. Somodi’s employment agreement, as amended, provided for a minimum annual base salary of $500,000, discretionary bonus payments by The W Group as deemed appropriate by The W Group and life insurance premiums. Pursuant to the amendment to the employment agreement, in The W Group’s fiscal year ended December 31, 2008, Mr. Somodi was awarded a cash bonus of $92,555, representing 25% of the prepaid interest savings resulting from the termination of The W Group’s credit facilities then in effect with Bank of America. The term of Mr. Somodi’s employment agreement commenced in April 2005 and expired in April 2010.

We entered into a new employment agreement with Mr. Somodi, dated April 29, 2011 and effective as of January 1, 2011. This employment agreement is scheduled to expire on December 31, 2012, and provides for an annual base salary of $500,000 in each of calendar years 2011 and 2012. Pursuant to the employment agreement, Mr. Somodi is further (1) eligible for a bonus for each of calendar years 2011 and 2012, as determined in the discretion of our board of directors, and (2) eligible for equity compensation under any equity plan established and maintained by us.

If Mr. Somodi’s employment is terminated, then under his employment agreement, Mr. Somodi will receive the compensation described below. If Mr. Somodi violates the employment agreement’s restrictions on competing with us or soliciting our employees, customers or suppliers, we will have the right to terminate payment or provision of the compensation described below and we will be entitled to reimbursement of any of these amounts that we have paid prior to such violation. If prior to the expiration of the term of the employment agreement we terminate Mr. Somodi without Cause (as defined in the employment agreement and described below) and Mr. Somodi executes a general release, then Mr. Somodi will be entitled to receive the remainder of his base salary he would have received if he had remained employed through and including December 31, 2012. If prior to the end of the term of the employment agreement, Mr. Somodi’s employment is terminated for Cause, Mr. Somodi will not be entitled to any compensation or other benefits, other than eligibility, to the extent permissible, for continued coverage under our health benefit plans. Upon the termination of Mr. Somodi’s employment with us, to the extent permissible, Mr. Somodi will be eligible for continued coverage under our health benefit plans, provided that Mr. Somodi reimburses us for the cost of any such continued coverage.

For purposes of Mr. Somodi’s employment agreement, “Cause” means a conviction by him of a felony, his gross negligence, willful misconduct or unlawful conduct which results in significant financial loss or liability to us, his disability, his liquidation or other transfer of an aggregate of more than fifty percent of any shares of our common Stock Mr. Somodi has received from Gary Winemaster pursuant to the purchase and sale agreement entered into between Mr. Somodi and Mr. Winemaster, his breach of any of the provisions in the employment agreement regarding confidentiality and restrictions on competing with us or soliciting our employees, customers or suppliers, and other customary events specifically set forth in the employment agreement.

Potential Payments Upon Termination or Change-in-Control

Prior to the reverse recapitalization, The W Group paid premiums for life insurance policies on the lives of each of our current executive officers. However, no amounts are presented below for any of our executive officers other than Thomas Somodi, as Gary Winemaster and Kenneth Winemaster have historically funded premiums for such life insurance policies out of their respective base salaries. Further, pursuant to our employment agreement with Mr. Somodi entered into in connection with the closing of the reverse recapitalization, Mr. Somodi is entitled to certain payments upon termination of his employment. See “—Employment Agreements” above for a description of payments to which Mr. Somodi is entitled pursuant to his employment agreement. Other than these arrangements, we currently do not have any compensatory plans or arrangements that provide for any payments or benefits upon the resignation, retirement or any other termination of any of our executive officers, as the result of a change in control, or from a change in any executive officer’s responsibilities following a change in control.

The table below provides a quantitative analysis of the amount of compensation payable to Thomas Somodi in each situation involving a termination of employment, assuming that each had occurred as of December 31, 2010.

Fiscal 2010 Potential Payments Upon Termination or Change in Control

Name and Benefit	Death		Termination w/o Cause (other than Death) (1)	Termination with Cause (2)
Thomas Somodi

Life Insurance Policies	$2,000,000	(3)	$—	$—

Base salary	$—		$1,000,000	$—

Total:	$2,000,000	(3)	$1,000,000	$—

(1)	Assumes our new employment agreement with Thomas Somodi entered into in connection with the closing of the reverse recapitalization was in place and effective as of December 31, 2010. All amounts presented were determined in accordance with Mr. Somodi’s new employment agreement and assume that Mr. Somodi executes and delivers a general release in favor of us.

(2)	In the event Mr. Somodi’s employment is terminated for “Cause,” we will not have any further obligations with respect to Mr. Somodi’s employment (except for the payment of any base salary accrued through the date on which Mr. Somodi’s employment terminates).

(3)	Any such life insurance proceeds will be payable to the beneficiary of the policy in a single, lump-sum payment by the third-party insurance provider.

Director Compensation

During fiscal 2010, (1) no directors who were employees of The W Group were entitled to receive any compensation for serving as members of The W Group’s board of directors, and (2) no directors of Power Solutions International, Inc. (f/k/a Format, Inc.) were entitled to receive any compensation for serving as members of the board of directors of Format. During fiscal 2010, The W Group did not have a standard compensation arrangement for the non-employee members of the board of directors of The W Group. The table below summarizes the compensation earned by each non-employee director for service on the board of directors of The W Group or Format, as applicable, for the last fiscal year.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
H. Samuel Greenawalt (1)	—	—	—	—	—	$11,057	(2)	$11,057

Kenneth Landini (1)	$10,000	—	—	—	—	—		$10,000

Robert Summers (3)	—	—	—	—	—	—		—

Peter Kristensen (4)	—	—	—	—	—	—		—

(1)	Includes compensation received in connection with his service on the board of directors of The W Group.

(2)	This amount consists of expenses related to use of an automobile for H. Samuel Greenawalt, including car payments and insurance premiums.

(3)	Served as a member of the board of directors of Format, Inc. (n/k/a Power Solutions International, Inc.) until his resignation effective April 8, 2010.

(4)	Served as a member of the board of directors of Format, Inc. (n/k/a Power Solutions International, Inc.) until his resignation effective May 16, 2010.

We are currently re-evaluating our director compensation programs and intend to adopt new programs in the near future. We expect that such new policies will, among other things, entitle each non-employee director to receive an annual retainer and/or participation fees for attendance at regular and special meetings of our board of directors and, if we adopt an equity compensation plan, equity awards granted under such plan. Pursuant to these new compensation policies, we will not pay additional compensation to our executive officers for their services as directors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock and our Series A Convertible Preferred Stock as of August 16, 2011, by the following individuals or groups: (1) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock and/or our preferred stock, as applicable, (2) each of our directors, (3) each of our executive officers, and (4) all of our directors and executive officers as a group. The table below further sets forth beneficial ownership information of our common stock and our preferred stock on a pro forma basis as if the proposed reverse split occurred on or prior to August 16, 2011.

The information regarding beneficial ownership of our common stock reflects shares issuable upon conversion of our preferred stock and in some cases (as indicated below), shares issuable upon exercise of warrants. As described in greater detail below under “Description of Capital Stock – Description of the Preferred Stock – Series A Convertible Preferred Stock,” prior to the reverse split, the number of shares of our common stock into which the preferred stock is convertible is subject to limitations set forth in the certificate of designation for the preferred stock. Immediately following the effectiveness of the proposed reverse split, each issued and outstanding share of preferred stock will automatically convert into a number of shares of our common stock equal to $1,000 divided by the conversion price then in effect. The private placement warrants will be exercisable only following the effectiveness of the proposed reverse split.

Gary Winemaster, Kenneth Winemaster, Thomas Somodi and Kenneth Landini, our shareholders who are also officers and/or directors of our company, have each entered into voting agreements pursuant to which such person agreed to vote his shares of our common stock and preferred stock, as applicable, in favor of the migratory merger, the reverse split and any other matters as may be necessary or advisable to consummate the migratory merger and the reverse split. See “Certain Relationships and Related Party Transactions – The Voting Agreements” below for a description of the voting agreements.

Unless otherwise indicated, to our knowledge, each person listed below has sole dispositive and voting power with respect to the shares of our common stock shown below as beneficially owned by such person, except to the extent authority is shared by spouses under applicable law and except for the shares of our common stock set forth next to our directors and executive officers listed as a group. Beneficial ownership and percentage have been determined in accordance with Rule 13d-3 under the Exchange Act and generally includes voting or investment power with respect to the securities. The information is not necessarily indicative of beneficial ownership for any other purpose.

As of August 16, 2011, (a) 10,770,083 shares of our common stock (336,597 shares of our common stock on a pro forma basis as if the reverse split of our common stock was consummated on or prior to such date), and (b) 113,960.90289 shares of Series A Convertible Preferred Stock, were issued and outstanding.

	Amount and Nature of Beneficial Ownership				Percent of Class				Pro Forma Amount and Nature of Beneficial Ownership (Giving Effect to Reverse Split) (3)			Pro Forma Percent of Class (Giving Effect to Reverse Split) (3)
Name and Address of Beneficial Owner (1)	Series A Convertible Preferred Stock		Common Stock (2)		Series A Convertible Preferred Stock		Common Stock (2)		Series A Convertible Preferred Stock	Common Stock		Series A Convertible Preferred Stock	Common Stock
Gary Winemaster	62,079.57914	(4)	27,283,588	(5)	54.47	%(4)	86.47	%(5)	—	5,376,425	(5)	—	54.68	%(5)

Thomas Somodi	9,596.09002	(6)	4,212,670	(7)	8.42	%(6)	30.13	%(7)	—	830,925	(7)	—	8.45	%(7)

Kenneth Winemaster	33,291.30775		14,645,578	(8)	29.21%		66.83	%(8)	—	2,883,651		—	29.33%

Kenneth Landini	590.01600		197,531	(9)	0.52%		1.80	%(9)	—	49,168		—	0.50%

H. Samuel Greenawalt	—		—		—		—		—	—		—	—

Austin W. Marxe and David M. Greenhouse (10)	7,000	(11)	2,343,526	(12)	6.14	%(11)	17.87	%(12)	—	875,002	(13)	—	8.64	%(13)

Park West Asset Management LLC Peter S. Park (14)	3,000	(15)	1,004,368	(16)	2.63	%(15)	8.53	%(16)	—	375,001	(17)	—	3.77	%(17)

All directors and executive officers as a group (5 persons)	95,960.90289		42,126,697	(18)	84.21%		98.20	%(18)	—	8,309,244		—	84.50%

(1)	Unless otherwise indicated, the address of each person or entity is c/o Power Solutions International, Inc., 655 Wheat Lane, Wood Dale, IL 60191.

(2)	Reflects the shares of common stock issuable upon conversion of the preferred stock, subject to limitations on conversion of the preferred stock set forth in the certificate of designation.

(3)	Includes the shares of our common stock issuable upon automatic conversion of each share of preferred stock upon effectiveness of the reverse split of our common stock.

(4)	Includes 9,596.09002 shares of preferred stock acquired by Mr. Somodi pursuant to the reverse recapitalization which Mr. Winemaster has agreed to purchase pursuant to the purchase and sale agreement between Mr. Winemaster and Mr. Somodi.

(5)	Includes 17,570,918 shares of our common stock issuable upon the conversion of 52,483.48912 shares of preferred stock held by Mr. Winemaster, giving effect to the limitations on conversion of the preferred stock (4,373,625 shares of our common stock giving effect to the reverse split). Also includes 3,212,670 shares of our common stock issuable upon conversion of 9,596.09002 shares of preferred stock, giving effect to the limitations on conversion of the preferred stock (799,675 shares of our common stock giving effect to the reverse split), and 1,000,000 shares of our common stock (31,250 shares of our common stock giving effect to the reverse split), in each case acquired by Mr. Somodi pursuant to the reverse recapitalization, which Mr. Winemaster has agreed to purchase pursuant to the purchase and sale agreement between Mr. Winemaster and Mr. Somodi.

(6)	Includes 9,596.09002 shares of preferred stock acquired by Mr. Somodi pursuant to the reverse recapitalization which Mr. Somodi has agreed to sell pursuant to the purchase and sale agreement between Mr. Winemaster and Mr. Somodi. Giving effect to the sale of such shares as if it occurred concurrently with the closing of the reverse recapitalization, Mr. Somodi would not beneficially own any shares of preferred stock.

(7)	Includes 3,212,670 shares of our common stock issuable upon conversion of 9,596.09002 shares of preferred stock, giving effect to the limitations on conversion of the preferred stock (799,675 shares of our common stock giving effect to the reverse split), and 1,000,000 shares of our common stock (31,250 shares of our common stock giving effect to the reverse split), in each case acquired by Mr. Somodi pursuant to the reverse recapitalization, which Mr. Somodi has agreed to sell pursuant to the purchase and sale agreement between Mr. Winemaster and Mr. Somodi. Giving effect to the sale of such shares as if it occurred concurrently with the closing of the reverse recapitalization, Mr. Somodi would not beneficially own any shares of our common stock.

(8)	Includes 11,145,578 shares of our common stock issuable upon conversion of 33,291.30775 shares of preferred stock held by Mr. Winemaster, giving effect to the limitations on conversion of the preferred stock.

(9)	Includes 197,531 shares of our common stock issuable upon conversion of 590.01600 shares of preferred stock held by Mr. Landini, giving effect to the limitations on conversion of the preferred stock.

(10)	MGP Advisers Limited Partnership (“MGP”) is the general partner of the Special Situations Fund III QP, L.P. (“SSF III”). AWM Investment Company, Inc. (“AWM”) is the general partner of MGP, the general partner of and investment adviser to the Special Situations Cayman Fund, L.P. (“SSF Cayman”) and the investment adviser to SSF III and the Special Situations Private Equity Fund, L.P. (“SSF PE”). Austin W. Marxe and David M. Greenhouse are the principal owners of MGP and AWM. Through their control of MGP and AWM, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of each of the funds listed above. The address for Messrs. Marxe and Greenhouse is 527 Madison Avenue, Suite 2600, New York, NY 10022.

(11)	Consists of (i) 4,900 shares of preferred stock held by SSF III, (ii) 1,400 shares of preferred stock held by SSF Cayman and (iii) 700 shares of preferred stock held by SSF PE.

(12)	Consists of (i) 1,640,468 shares of our common stock issuable upon conversion of shares of preferred stock held by SSF III, (ii) 468,705 shares of our common stock issuable upon conversion of shares of preferred stock held by SSF Cayman and (iii) 234,353 shares of our common stock issuable upon conversion of shares of preferred stock held by SSF PE, in each case giving effect to the limitations on conversion of the preferred stock.

(13)	Consists of (i) 408,334 shares of our common stock issuable upon conversion of shares of preferred stock and 204,167 shares of our common stock issuable upon exercise of warrants held by SSF III, (ii) 116,667 shares of our common stock issuable upon conversion of shares of preferred stock and 58,333 shares of our common stock issuable upon exercise of warrants held by SSF Cayman and (iii) 58,334 shares of our common stock issuable upon conversion of shares of preferred stock and 29,167 shares of our common stock issuable upon exercise of warrants held by SSF PE.

(14)	Peter S. Park is the sole member and manager of Park West Asset Management LLC (“PWAM”), the investment manager of Park West Investors Master Fund, Limited (“PWIMF”) and Park West Partners International, Limited (“PWPI”), and Mr. Park and PWAM have voting and dispositive control over the securities held by PWIMF and PWPI. The address for each of PWAM and Peter S. Park is c/o Park West Asset Management LLC, 900 Larkspur Landing Circle, Suite 165, Larkspur, CA 94939.

(15)	Includes 2,425 and 575 shares of preferred stock held by PWIMF and PWPI, respectively.

(16)	Includes an aggregate of 811,864 and 192,504 shares of our common stock issuable to PWIMF and PWPI, respectively, upon conversion of 2,425 and 575 shares of preferred stock, subject to limitations on conversion set forth in the certificate of designation for the preferred stock.

(17)	Includes an aggregate of 125,000 shares of our common stock issuable upon exercise of the warrants issued to PWPI and PWIMF at an exercise price of $13.00 per share (as adjusted for the reverse split).

(18)	Includes an aggregate of 32,126,697 shares of our common stock issuable upon conversion of an aggregate of 95,960.90289 shares of preferred stock, giving effect to the limitations on conversion of the preferred stock.

Selling Securityholders

On April 29, 2011, we entered into the purchase agreement for the private placement with 29 accredited investors, pursuant to which we issued to the investors an aggregate of 18,000 shares of Series A Convertible Preferred Stock and warrants to purchase shares of our common stock (subject to adjustment), at a purchase price of $1,000 per share and related warrant, receiving total gross proceeds of $18,000,000, in a transaction exempt from the registration requirements of the Securities Act and state securities laws. The shares of preferred stock issued in the private placement are convertible into an aggregate of 6,026,211 shares of our common stock, giving effect to the limitations on conversion set forth in the certificate of designation for the preferred stock, at a conversion price of $0.375 per share (subject to adjustment, including upon the effectiveness of the reverse stock split of our common stock, as set forth in the certificate of designation). Immediately following the effectiveness of the reverse split, each issued and outstanding share of preferred stock will automatically convert into a number of shares of our common stock equal to $1,000 divided by $12.00, the conversion price for the preferred stock giving effect to the adjustment resulting from the reverse split. For a detailed description of the preferred stock, including the limitations on conversion and the adjustment provisions of the preferred stock, see “Description of Capital Stock – Description of the Preferred Stock – Series A Convertible Preferred Stock” below.

The securities covered by this prospectus are issuable from time to time upon conversion of the preferred stock. The selling securityholders named below, or their respective successors, including transferees, may from time to time sell or otherwise dispose of, pursuant to this prospectus or a supplement to this prospectus, any or all of the securities they own. The securities covered hereby consist of 6,026,211 shares of our common stock issuable upon conversion of shares of preferred stock, giving effect to the limitations on conversion of the preferred stock set forth in the certificate of designation.

The following table sets forth, as of August 16, 2011, (i) the number of shares of our common stock beneficially owned by each selling securityholder named below, (ii) the number of shares of our common stock that may be sold or otherwise disposed of by each of the selling securityholders named below pursuant to this prospectus, and (iii) the number of shares of our common stock, and the percent of the class, beneficially owned by each selling securityholder named below assuming all of the shares registered hereby are sold by the selling securityholders, in each case giving effect to the limitations on conversion of preferred stock. The information set forth in the table below does not give effect to the reverse split.

Unless otherwise indicated, to our knowledge, each person listed below has sole dispositive and voting power with respect to the shares of our common stock shown below as beneficially owned by such person, except to the extent authority is shared by spouses under applicable law and except for the shares of our common stock set forth next to our directors and executive officers listed as a group. Beneficial ownership and percentage have been determined in accordance with Rule 13d-3 under the Exchange Act (giving effect to any limitations on conversion of preferred stock) and generally includes voting or investment power with respect to the securities. The information is not necessarily indicative of beneficial ownership for any other purpose.

As of August 16, 2011, 10,770,083 shares of our common stock were issued and outstanding.

Information in the table below, and under the heading “Material Relationship with Selling Securityholders,” has been provided to us by the selling securityholders. We do not know when or in what amounts the selling securityholders may sell or otherwise dispose of the shares of our common stock covered hereby. The selling securityholders may sell or otherwise dispose of all, some or none of the shares offered by this prospectus. Because the selling securityholders may sell or otherwise dispose of all, some, or none of the shares covered hereby, we cannot estimate the number of the shares that will be sold or otherwise disposed of by the selling securityholders pursuant to this prospectus. Accordingly, for purposes of this prospectus, we have assumed that all of the shares covered by this prospectus will be sold by the selling securityholders.

Name	Number of Shares of Common Stock Beneficially Owned Prior to This Offering (1)		Number of Shares of Common Stock Offered Hereby (1)		Number of Shares of Common Stock / Percent of Class After This Offering
Special Situations Fund III QP, L.P. (2)	1,640,468	(3)	1,640,468	(3)	—
Park West Investors Master Fund, Limited (4)	811,864	(5)	811,864	(5)	—
BTG Investments LLC (6)	557,090	(7)	557,090	(7)	—

Special Situations Cayman Fund, L.P. (2)	468,705	(8)	468,705	(8)	—
CCM Master Qualified Fund, Ltd. (9)	451,966	(10)	451,966	(10)	—
Alder Capital Partners I, L.P. (11)	234,353	(12)	234,353	(12)	—
Special Situations Private Equity Fund, L.P. (2)	234,353	(13)	234,353	(13)	—
Park West Partners International, Limited (4)	192,504	(14)	192,504	(14)	—
Ardsley Partners Fund II, L.P. (15)	189,056	(16)	189,056	(16)	—
Ardsley Partners Institutional Fund, L.P. (17)	145,734	(18)	145,734	(18)	—
North Star Opportunity Fund, L.P. (19)	140,612	(20)	140,612	(20)	—
Delaware Charter G&T Cust. FBO Amir L. Ecker IRA	117,176	(21)	117,176	(21)	—
Hermes Partners, LP (22)	117,176	(23)	117,176	(23)	—

Kingsbrook Opportunities Master Fund LP (24)	110,481	(25)	110,481	(25)	—
ACT Capital Partners L.P. (26)	100,437	(27)	100,437	(27)	—
Empery Asset Master, LTD (28)	83,697	(29)	83,697	(29)	—
Hudson Bay Master Fund, Ltd. (30)	83,697	(31)	83,697	(31)	—
Invision Capital LLC (32)	83,697	(33)	83,697	(33)	—

Mark Mays	83,697	(34)	83,697	(34)	—

Amir L. Ecker	50,218	(35)	50,218	(35)	—

Eric D. Rindahl	40,175	(36)	40,175	(36)	—

Gordon J. Roth	23,435	(37)	23,435	(37)	—

North Star Kelco Long Short Fund, L.P. (38)	20,087	(39)	20,087	(39)	—

John J. Weber	10,044	(40)	10,044	(40)	—

Theodore D. Roth	10,044	(41)	10,044	(41)	—

Cooper Family Trust dtd 08/01/04 (42)	10,044	(43)	10,044	(43)	—

J&V Schimmelpfennig Family Trust (44)	8,370	(45)	8,370	(45)	—

Name	Number of Shares of Common Stock Beneficially Owned Prior to This Offering (1)		Number of Shares of Common Stock Offered Hereby (1)		Number of Shares of Common Stock / Percent of Class After This Offering
Jeffrey M. Ng	18,355	(46)	5,022	(46)	13,333 /*

Ellis Living Trust dtd 04/08/11 (47)	2,009	(48)	2,009	(48)	—

*	Less than one percent.

(1)	Includes all shares of our common stock issuable upon conversion of shares of preferred stock, giving effect to the limitations on conversion of preferred stock.

(2)	MGP Advisers Limited Partnership (“MGP”) is the general partner of Special Situations Fund III QP, L.P. (“SSF III”). AWM Investment Company, Inc. (“AWM”) is the general partner of MGP, the general partner of and investment adviser to the Special Situations Cayman Fund, L.P. (“SSF Cayman”) and the investment advisor to SSF III and the Special Situations Private Equity Fund, L.P. (“SSF PE”). Austin W. Marxe and David M. Greenhouse are the principal owners of MGP and AWM. Through their control of MGP and AWM, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of each of the funds listed above.

(3)	Consists of 1,640,468 shares of our common stock issuable upon the conversion of 4,900 shares of preferred stock held by SSF III.

(4)	Peter S. Park is the sole member and manager of Park West Asset Management LLC (“PWAM”), the investment manager of Park West Investors Master Fund, Limited (“PWIMF”) and Park West Partners International, Limited (“PWPI”), and Mr. Park and PWAM have voting and dispositive control over the securities held by PWIMF and PWPI.

(5)	Includes 811,864 shares of our common stock issuable upon conversion of 2,425 shares of preferred stock beneficially owned by the selling securityholder.

(6)	BTG Investments LLC is a wholly owned affiliate of Roth Capital Partners, LLC, which is a registered broker dealer and served as the placement agent for the private placement. Byron C. Roth and Gordon J. Roth share voting and dispositive control over the securities held by BTG Investments LLC. Additionally, Gordon J. Roth individually beneficially owns 70 shares of preferred stock and 23,435 shares of our common stock issuable upon conversion of the preferred stock, without giving effect to the reverse split and subject to the limitations on conversion of preferred stock.

(7)	Includes 557,090 shares of our common stock issuable upon conversion of 1,664 shares of preferred stock beneficially owned by the selling securityholder. BTG Investments LLC is engaged in the business of buying, holding and selling securities and has certified to us that (i) it purchased the shares being registered for resale in the ordinary course of business; and (ii) at the time of the purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(8)	Consists of 468,705 shares of our common stock issuable upon the conversion of 1,400 shares of preferred stock held by SSF Cayman.

(9)	Clint Coghill has investment and voting control over the securities held by CCM Master Qualified Fund, Ltd.

(10)	Includes 451,966 shares of our common stock issuable upon conversion of 1,350 shares of preferred stock beneficially owned by the selling securityholder.

(11)	Michael Licosati has investment and voting control over the securities held by Alder Capital Partners I, L.P.

(12)	Includes 234,353 shares of our common stock issuable upon conversion of 700 shares of preferred stock beneficially owned by the selling securityholder.

(13)	Consists of 234,353 shares of our common stock issuable upon the conversion of 700 shares of preferred stock held by SSF PE.

(14)	Includes 192,504 shares of our common stock issuable upon conversion of 575 shares of preferred stock beneficially owned by the selling securityholder.

(15)	Philip J. Hempleman has investment and voting control over the securities held by Ardsley Partners Fund II, L.P.

(16)	Includes 189,506 shares of our common stock issuable upon conversion of 564.7 shares of preferred stock beneficially owned by the selling securityholder.

(17)	Philip J. Hempleman has investment and voting control over the securities held by Ardsley Partners Institutional Fund, L.P.

(18)	Includes 145,734 shares of our common stock issuable upon conversion of 435.3 shares of preferred stock beneficially owned by the selling securityholder.

(19)	Kuby-Gottlieb Investments is the investment manager of North Star Opportunity Fund LP. Eric Kuby is the President of Kuby-Gottlieb Investments and he has investment and voting control over the securities held by North Star Opportunity Fund.

(20)	Includes 140,612 shares of our common stock issuable upon conversion of 420 shares of preferred stock beneficially owned by the selling securityholder.

(21)	Includes 117,176 shares of our common stock issuable upon conversion of 350 shares of preferred stock beneficially owned by the selling securityholder.

(22)	Paul Flather has investment and voting control over the securities held by Hermes Partners, LP.

(23)	Includes 117,176 shares of our common stock issuable upon conversion of 350 shares of preferred stock beneficially owned by the selling securityholder.

(24)	Kingsbrook Partners LP (“Kingsbrook Partners”) is the investment manager of Kingsbrook Opportunities Master Fund LP (“Kingsbrook Opportunities”) and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC (“Opportunities GP”) is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities. KB GP LLC (“GP LLC”) is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result have investment and voting control over the securities held by Kingsbrook Opportunities and may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaims beneficial ownership of these securities.

(25)	Includes 110,481 shares of our common stock issuable upon conversion of 330 shares of preferred stock beneficially owned by the selling securityholder.

(26)	Amir L. Ecker and Carol G. Frankenfeld, the general partners of ACT Capital Partners, L.P., share voting and investment control over the securities held by ACT Capital Partners, L.P.

(27)	Includes 100,437 shares of our common stock issuable upon conversion of 300 shares of preferred stock beneficially owned by the selling securityholder.

(28)	Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. Mr. Hoe and Mr. Lane disclaim any beneficial ownership of these shares.

(29)	Includes 83,697 shares of our common stock issuable upon conversion of 250 shares of preferred stock beneficially owned by the selling securityholder.

(30)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over securities held by Hudson Bay Master Fund Ltd. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP, and thus he has voting and investment power over the securities held by Hudson Bay Master Fund Ltd. Sander Gerber disclaims beneficial ownership over these securities.

(31)	Includes 83,697 shares of our common stock issuable upon conversion of 250 shares of preferred stock beneficially owned by the selling securityholder.

(32)	Robert Castillo has investment and voting control over the securities held by Invision Capital LLC.

(33)	Includes 83,697 shares of our common stock issuable upon conversion of 250 shares of preferred stock beneficially owned by the selling securityholder.

(34)	Includes 83,697 shares of our common stock issuable upon conversion of 250 shares of preferred stock beneficially owned by the selling securityholder.

(35)	Includes 50,218 shares of our common stock issuable upon conversion of 150 shares of preferred stock beneficially owned by the selling securityholder.

(36)	Includes 40,175 shares of our common stock issuable upon conversion of 120 shares of preferred stock beneficially owned by the selling securityholder. The selling securityholder certified to us that such selling securityholder purchased the shares being registered for resale in the ordinary course of business and, at the time of the purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(37)	Includes 23,435 shares of our common stock issuable upon conversion of 70 shares of preferred stock beneficially owned by the selling securityholder. The selling securityholder certified to us that such selling securityholder purchased the shares being registered for resale in the ordinary course of business and, at the time of the purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(38)	Kuby-Gottlieb Investments is the investment manager of North Star Kelco Long Short Fund, L.P. Eric Kuby is the President of Kuby-Gottlieb Investments and he has voting and investment control over the securities held by North Star Kelco Long Short Fund, L.P.

(39)	Includes 20,087 shares of our common stock issuable upon conversion of 60 shares of preferred stock beneficially owned by the selling securityholder.

(40)	Includes 10,044 shares of our common stock issuable upon conversion of 30 shares of preferred stock beneficially owned by the selling securityholder. The selling securityholder certified to us that such selling securityholder purchased the shares being registered for resale in the ordinary course of business and, at the time of the purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(41)	Includes 10,044 shares of our common stock issuable upon conversion of 30 shares of preferred stock beneficially owned by the selling securityholder. The selling securityholder certified to us that such selling securityholder purchased the shares being registered for resale in the ordinary course of business and, at the time of the purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(42)	Chad J. Cooper, trustee of the Cooper Family Trust dtd 08/01/04, has voting and investment control over the securities held by Cooper Family Trust dtd 08/01/04.

(43)	Includes 10,044 shares of our common stock issuable upon conversion of 30 shares of preferred stock beneficially owned by the selling securityholder. The selling securityholder certified to us that such selling securityholder purchased the shares being registered for resale in the ordinary course of business and, at the time of the purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(44)	Joseph P. Schimmelpfennig and Vanessa R. Schimmelpfennig, trustees of J&V Schimmelpfennig Family Trust, share voting and investment control over the securities held by J&V Schimmelpfennig Family Trust.

(45)	Includes 8,370 shares of our common stock issuable upon conversion of 25 shares of preferred stock beneficially owned by the selling securityholder. The selling securityholder certified to us that such selling securityholder purchased the shares being registered for resale in the ordinary course of business and, at the time of the purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(46)	Includes 5,022 shares of our common stock issuable upon conversion of 15 shares of preferred stock beneficially owned by the selling securityholder. The selling securityholder certified to us that such selling securityholder purchased the shares being registered for resale in the ordinary course of business and, at the time of the purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(47)	Louis J. Ellis and Michaela E. Ellis, trustees of Ellis Living Trust dtd 04/08/11, share voting and investment control over the securities held by Ellis Living Trust dtd 04/08/11.

(48)	Includes 2,009 shares of our common stock issuable upon conversion of 6 shares of preferred stock beneficially owned by the selling securityholder. The selling securityholder certified to us that such selling securityholder purchased the shares being registered for resale in the ordinary course of business and, at the time of the purchase, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

Information about the selling securityholders may change over time, and changed information will be set forth in supplements to this prospectus if and when required.

Material Relationship with Selling Securityholders

Pursuant to an engagement letter dated June 28, 2010, as amended by the letter agreement dated April 29, 2011, The W Group engaged Roth Capital Partners, LLC to act as a financial advisor in connection with the reverse recapitalization and as its exclusive placement agent in connection with the private placement. In connection with the consummation of the reverse recapitalization and the private placement, we assumed The W Group’s obligations under the engagement letter. Pursuant to the engagement letter, we (1) paid Roth Capital Partners, LLC $570,109 as advisory fees for service by Roth Capital Partners, LLC as financial advisor in connection with the reverse recapitalization, and (2) paid Roth Capital Partners, LLC $1,260,000 in fees, and issued to Roth Capital Partners, LLC a warrant as compensation for service by Roth Capital Partners, LLC as the exclusive placement agent in connection with the private placement. Roth Capital Partners, LLC is a registered broker-dealer. The warrant issued to Roth represents the right to purchase an aggregate of 3,360,000 shares of our common stock, subject to limitations on exercise set forth in that warrant, at an exercise price of $0.4125 per share, subject to adjustment upon the effectiveness of the reverse split and as otherwise set forth in that warrant. Giving effect to the reverse split, as if it occurred immediately following the closing of the reverse recapitalization and the private placement, the warrant issued to Roth would represent the right to purchase an aggregate of 105,000 shares of our common stock, at an exercise price of $13.20 per share.

BTG Investments, LLC is a selling securityholder that is wholly-owned by Roth Capital Partners, LLC, and is engaged in the business of buying, holding and selling securities. In addition, each of Eric D. Rindahl, Gordon J. Roth, John J. Weber, Theodore D. Roth, Jeffrey M. Ng, Chad J. Cooper (a trustee of Cooper Family Trust dtd 08/01/04), Joe Schimmelpfennig (a trustee of J&V Schimmelpfennig Family Trust) and Louis Ellis (a trustee of Ellis Living Trust dtd 04/08/11) is an employee of Roth Capital Partners, LLC and a selling securityholder (or, in the case of each of Chad J. Cooper, Joe Schimmelpfennig and Louis Ellis, a trustee of a selling securityholder). Each such selling securityholder has certified to us that such selling securityholder acquired the shares being registered hereby for resale in the ordinary course of business, and at the time of such acquisition, such selling securityholder had no agreements or understandings, directly or indirectly, with any person to distribute such shares.

Each of the other selling securityholders has certified to us that such selling securityholder is not a broker-dealer and that such selling securityholder is either (a) not an affiliate of a broker-dealer or (b) is an affiliate of a broker-dealer, but acquired the shares being registered hereby for resale in the ordinary course of business, and at the time of such acquisition, such selling securityholder had no agreements or understandings, directly or indirectly, with any person to distribute such shares.

Further, pursuant to an engagement letter dated June 28, 2010, The W Group engaged Invision Capital to serve as its financial consultant in connection with the private placement. Invision Capital LLC is a selling securityholder. In connection with the consummation of the reverse recapitalization and the private placement, we assumed The W Group’s obligations under the engagement letter, and paid to Invision Capital an aggregate of $830,000 in cash fees for such consulting services. Pursuant to the terms of the engagement letter, we also agreed to reimburse Invision Capital for expenses incurred in connection with the private placement. Invision Capital provides other financial and consulting services to us, including consulting fees provided in connection with the refinancing of our prior credit agreement with Fifth Third Bank in 2008 for which Invision Capital received a fee of $729,000. From time to time since 2008 and on an ongoing basis, we have also engaged Invision Capital and/or Robert Castillo, a principal of Invision Capital, to provide consulting services to management and our board of directors in connection with corporate strategic planning and operational matters. Fees paid to Invision Capital and/or Mr. Castillo for such services totaled approximately $14,000 and $25,000 in 2010 and 2008, respectively.

Except for the foregoing relationships, there are not, and there have not at any time through the date of this prospectus been, any relationships between us and any selling securityholder, other than any relationships directly relating to such selling securityholder’s investment in securities issued in the private placement.

Certain Relationships and Related Party Transactions

Reverse Recapitalization Transaction

On April 29, 2011, The W Group completed the reverse recapitalization transaction with Format (which was renamed Power Solutions International, Inc.), in which PSI Merger Sub, Inc., newly-created as a wholly-owned subsidiary of Format, merged with and into The W Group, and The W Group remained as the surviving corporation of the merger. As a result, The W Group became a wholly-owned subsidiary of Power Solutions International, Inc. The reverse recapitalization transaction was consummated under Delaware corporate law pursuant to an agreement and plan of merger, dated as of April 29, 2011. All of the outstanding shares of common stock of The W Group held by the three stockholders of The W Group (Gary Winemaster, Kenneth Winemaster and Thomas Somodi, our Chief Executive Officer, President and Chairman of the Board, our Senior Vice President and Secretary and our Chief Operating Officer and Chief Financial Officer, respectively) at the closing of the reverse recapitalization transaction converted into, and Power Solutions International, Inc. issued to the three stockholders of The W Group, an aggregate of 10,000,000 shares of our common stock and 95,960.90289 shares of preferred stock (5,500,000 shares of common stock and 52,778.49712 shares of preferred stock for Gary Winemaster, 3,500,000 shares of common stock and 33,586.31575 shares of preferred stock for Kenneth Winemaster and 1,000,000 shares of common stock and 9,596.09002 shares of preferred stock for Thomas Somodi). These shares collectively represented a substantial majority of the shares of common stock and shares of preferred stock outstanding immediately following the consummation of the reverse recapitalization transaction.

The terms of the reverse recapitalization transaction (including the number of shares of common stock and preferred stock to be issued to the former shareholders of The W Group), the repurchase of common stock from Ryan and Michelle Neely and related transactions, were determined through arms-length negotiations among the applicable parties. Prior to such negotiations, The W Group consulted with its financial advisors and legal counsel regarding transactions of this nature and reviewed proposed sales prices of a limited number of other companies with similar attributes. The W Group did not, however, conduct a formal valuation of Format or its equity.

The board of directors of Format (consisting solely of Ryan Neely) evaluated the terms of the reverse recapitalization transaction, the stock repurchase transaction, the private placement, the reverse split, the migratory merger and the other transactions entered into in connection with the reverse recapitalization transaction, including the transaction agreements contemplated to be entered into to effectuate these transactions, as well as the other documents and other instruments contemplated by those agreements. After considering a number of factors, including (1) historical information and projections concerning Format’s business, financial performance and condition, operations, management and competitive position; and (2) its belief that the terms of the merger agreement and the other transaction documents, including the parties representations, warranties and covenants, and the conditions to their respective obligations, were reasonable, the board of directors of Format determined that the reverse recapitalization, the stock repurchase transaction, the private placement, the reverse split, the migratory merger and other related transactions and the terms thereof were advisable and in the best interests of Format’s shareholders (including the shareholders of Format whose shares of common stock were not subject to repurchase in the stock repurchase transaction).

Purchase and Sale Transaction

The W Group and Thomas Somodi, its Chief Operating Officer and Chief Financial Officer, previously entered into (1) a subscription agreement, dated as of April 16, 2005, as amended by the amendment to subscription agreement, effective as of January 1, 2008, and (2) an employment agreement, dated as of April 16, 2005, as amended by the amendment to employment agreement, effective as of January 1, 2008. See “Executive Compensation – Employment Agreements” for a description of this employment agreement between Mr. Somodi and The W Group. Pursuant to the subscription agreement entered into with Mr. Somodi, Mr. Somodi acquired shares of common stock of The W Group, which represented 10% of the issued and outstanding shares of common stock of The W Group as of the date of such agreement and immediately prior to the closing of the reverse recapitalization, and the subscription agreement provided that, upon any issuance or change in the structure of capital stock, The W Group would make an equitable adjustment to the shares held by Mr. Somodi so that Mr. Somodi would maintain an interest equal to 10% of the fully-diluted capital stock of The W Group. The subscription agreement further provided (1) Mr. Somodi with the right to require The W Group to purchase his shares, and (2) The W Group with the right to require Mr. Somodi to sell his shares to The W Group, upon The W Group’s achievement of certain thresholds relating to the valuation of The W Group. Also, pursuant to the subscription agreement, Mr. Somodi agreed to sell his shares, if requested by The W Group, to a third party in connection with a sale of The W Group.

Pursuant to the purchase and sale agreement between Gary Winemaster and Thomas Somodi, entered into on April 28, 2011 and effective on the closing of the reverse recapitalization, Gary Winemaster agreed to purchase from Mr. Somodi, and Mr. Somodi agreed to sell to Mr. Winemaster, 1,000,000 shares of our common stock and 9,596.09002 shares of preferred stock (in each case without giving effect to the proposed reverse split of our common stock), representing all of the shares of our common stock and the preferred stock acquired by Mr. Somodi in the reverse recapitalization, at an initial closing to occur within 120 days (changed from 90 days pursuant to a letter exchanged between Messrs. Winemaster and Somodi) following the closing of the reverse recapitalization, in exchange for (1) a cash payment equal to $2,500,000, payable at such initial closing, (2) an additional cash payment equal to $1,750,000, payable after the earlier of the hiring by us of a new Chief Financial Officer (which we have agreed to endeavor to do as soon as reasonably possible) and April 29, 2013, two years after the closing of the reverse recapitalization (provided that Mr. Winemaster has agreed to make such payment in no event later than the later of 60 days after such earlier date and eight months following the closing of the reverse recapitalization), and (3) Mr. Winemaster’s agreement to transfer to

Mr. Somodi shares of our common stock, or cash payment in lieu thereof, upon our achievement of certain market value per share of common stock milestones, as described in detail below.

Pursuant to the terms of the purchase and sale agreement, after the initial payment of $2,500,000 at the initial closing, approximately 41% of the shares agreed to be purchased by Mr. Winemaster (on a pro forma, as-converted basis, without giving effect to any limitations on conversion set forth in the certificate of designation for the preferred stock) will be held in escrow until the remaining $1,750,000 payment has been delivered pursuant to the terms of the purchase and sale agreement. At Mr. Winemaster’s election, in lieu of depositing such shares to be held in escrow, Mr. Winemaster may pledge such shares to Mr. Somodi to secure Mr. Winemaster’s obligation to make the remaining $1,750,000 payment to Mr. Somodi.

As additional consideration for the acquisition by Mr. Winemaster of the shares issued to Mr. Somodi in the reverse recapitalization, Mr. Winemaster agreed to deliver to Mr. Somodi, within 90 days of the first date on which we first achieve common stock market value per share milestones as follows: (A) an aggregate of 3,933,333 shares of our common stock (122,917 shares giving effect to the reverse split) after the first period of 10 consecutive trading days after the effectiveness of the reverse split on each of at least seven of which the market value per share of the outstanding common stock (calculated in accordance with the purchase and sale agreement) is at least $0.6356 ($20.3392 giving effect to the reverse split); (B) an additional aggregate of 4,720,000 shares of our common stock (147,500 shares giving effect to the reverse split) after the first period of 10 consecutive trading days after the effectiveness of the reverse split on each of at least seven of which the market value per share of the outstanding common stock (calculated in accordance with the purchase and sale agreement) is at least $0.7945 ($25.424 giving effect to the reverse split); and (C) an additional aggregate of 3,146,656 shares of our common stock (98,333 shares giving effect to the reverse split) after the first period of 10 consecutive trading days after the effectiveness of the reverse split on each of at least seven of which the market value per share of the outstanding common stock (calculated in accordance with the purchase and sale agreement) is at least $0.9534 ($30.5088 giving effect to the reverse split). All share numbers and share prices set forth above are subject to adjustment for stock splits, stock dividends and other similar transactions, as set forth in the purchase and sale agreement. Mr. Winemaster may, at his sole option and in lieu of delivering shares of our common stock to Mr. Somodi as described above, elect to make a payment to Mr. Somodi equal to the then-market value of the shares Mr. Winemaster would otherwise be required to deliver pursuant to the provisions described above. Mr. Winemaster’s obligation will expire if we have not achieved the applicable market value per share of common stock milestones by the fifth anniversary of the closing of the reverse recapitalization.

Prior to the closing of the reverse recapitalization, and in connection with Mr. Winemaster and Mr. Somodi entering into the purchase and sale agreement, (i) on April 28, 2011, The W Group and Mr. Somodi entered into a termination agreement, pursuant to which each of Mr. Somodi’s employment agreement with The W Group (the term of which expired in April 2010) and the subscription agreement between the W Group and Mr. Somodi, were terminated effective upon the closing of the reverse recapitalization; and (ii) on April 29, 2011, we entered into a new employment agreement with Mr. Somodi, which sets forth the terms of Mr. Somodi’s employment with us. See “Executive Compensation – Employment Agreements” for a description of our new employment agreement with Mr. Somodi.

Other Transactions with The W Group

The W Group has engaged (and we continue to engage) Landini, Reed & Dawson, a certified public accounting and consulting firm, to prepare tax returns and to provide other tax advice and consultation services, including in respect of the reverse recapitalization, the private placement and related transactions. Kenneth Landini, who was a director of The W Group prior to the consummation of the reverse recapitalization and is a member of our board of directors, is a partner and co-founder of Landini, Reed & Dawson, P.C. During The W Group’s fiscal year ended December 31, 2010 (“fiscal 2010”) and six-month period ended June 30, 2011, Landini, Reed & Dawson, P.C. charged $123,223 and $69,846, respectively, for its services provided to The W Group during such periods.

For each of fiscal 2010 and The W Group’s fiscal years ended December 31, 2009 (“fiscal 2009”) and 2008 (“fiscal 2008”), William Winemaster (the father of Gary Winemaster and Kenneth Winemaster, our Chairman of the Board, Chief Executive Officer and President and our Senior Vice President and Secretary, respectively), serving as an employee performing consulting and advisory type services for The W Group and its subsidiaries, received (1) annual salaries of $138,158, $127,744 and $127,744, respectively, (2) payments for automobiles and related auto insurance premiums equal to $9,927, $12,767 and $12,643, respectively, and (3) payments related to mobile telephone service equal to $1,295, $1,240 and $1,361, respectively. It is anticipated that William Winemaster will continue to serve as an employee of The W Group performing consulting and advisory type services going forward, and that Mr. Winemaster’s compensation for our fiscal year ended December 31, 2011 will be consistent with his compensation for such services in fiscal 2010.

In fiscal 2010, fiscal 2009 and fiscal 2008, The W Group had outstanding loans to each of Gary Winemaster and Kenneth Winemaster in the aggregate principal amount of $156,024 and $67,969, respectively. These loan amounts did not bear interest and were payable on demand by The W Group. At December 31, 2010 and at

March 30, 2011, the amounts outstanding on such notes were $156,024 and $67,969, respectively, which such amounts represent the largest principal amounts outstanding under these loans at any time during fiscal 2010, fiscal 2009 or fiscal 2008. Effective March 30, 2011 (prior to the consummation of the reverse recapitalization), the board of directors of The W Group declared a non-cash offset dividend to each of Gary Winemaster and Kenneth Winemaster in amounts necessary to cancel the loans. Thomas J. Somodi, as a stockholder of The W Group, waived any right to receive any dividend payments as a result of the offset dividend received by Gary Winemaster. Kenneth Winemaster waived any right to receive any dividend in excess of the $67,969 offset dividend he received as a result of the offset dividend received by Gary Winemaster.

The W Group previously maintained a credit facility with Bank of America. In the year ended December 31, 2007 (“fiscal 2007”), H. Samuel Greenawalt, who is a member of our board of directors and continues to serve as a member of the board of directors of The W Group, obtained a line of credit and used the proceeds therefrom to guarantee The W Group’s obligations under its credit facility with Bank of America. As a condition to Mr. Greenawalt obtaining this personal line of credit and guaranteeing The W Group’s obligations to Bank of America, The W Group agreed to guarantee Mr. Greenawalt’s personal line of credit and pay interest on the proceeds from Mr. Greenawalt’s line of credit at a rate of 11% per annum. In fiscal 2007 and fiscal 2008, The W Group paid to Mr. Greenawalt $43,250 and $57,750, respectively, representing interest on the proceeds from Mr. Greenawalt’s personal line of credit. In fiscal 2008, Mr. Greenawalt’s guarantee obligations were terminated, and his personal line of credit was paid in full and cancelled, thereby releasing The W Group’s guarantee obligations with respect to Mr. Greenawalt’s personal line of credit.

Format, Inc. Transactions

From time to time prior to the consummation of the reverse recapitalization, Ryan Neely, Format’s sole director and executive officer immediately prior to the closing of the reverse recapitalization, loaned amounts to Format for working capital purposes, which loans did not bear interest and were due on demand. As of December 31, 2010 and immediately prior to April 29, 2011, the closing date of the reverse recapitalization, the outstanding principal amount on such loans was $114,156. The largest principal amount outstanding under these loans at any time during fiscal 2010, fiscal 2009 or fiscal 2008, or during the period commencing January 1, 2011 and ending April 29, 2011, was $168,177. During the period commencing January 1, 2008 through April 29, 2011 (but before closing the repurchase of shares of our common stock from Ryan Neely and Michelle Neely, described below), Format repaid $62,041 in principal amount in respect of these loans to Mr. Neely. In connection with the reverse recapitalization and the private placement, Format entered into a stock repurchase and debt satisfaction agreement, pursuant to which Format repurchased and cancelled 3,000,000 shares of our common stock beneficially owned by Mr. Neely and his spouse, Michelle Neely, and Ryan and Michelle Neely released Format from any obligations Format had to them in respect of these loans (which, as of April 29, 2011, was $114,156 in principal amount), for aggregate consideration of $360,000. In addition, Ryan and Michelle Neely released Format from any obligations Format had to them in respect of any other amounts (including any accrued compensation) that may have at any time been owing from Format prior to the closing of the reverse recapitalization. In connection with, but prior to, the closing of the reverse recapitalization, Format used all of its available cash to settle remaining liabilities that Format had prior to the consummation of the reverse recapitalization, which included amounts owed to Format’s accountants, independent auditors and legal counsel; provided that Format’s legal counsel agreed to release Format from its obligation to pay a portion of legal fees incurred by Format in connection with the reverse recapitalization and related transactions. Further, in connection with, but prior to, the closing of the reverse recapitalization, Format entered into a termination agreement, pursuant to which Format terminated its services agreement with its sole customer, and Format transferred to Ryan Neely all of its rights, including Format’s rights to any security deposit thereunder, and obligations, and Ryan Neely assumed Format’s obligations, under the real property lease pursuant to which Format leased its sole office space.

Private Placement

On April 29, 2011, we entered into a purchase agreement with 29 accredited investors to consummate the private placement. In the private placement, Special Situations Fund III QP, L.P., Special Situations Cayman Fund, L.P. and Special Situations Private Equity Fund, L.P. (collectively, the “SSF Funds”) purchased a total of 7,000 shares of our preferred stock and related warrants, representing beneficial ownership of approximately 6.14% of our preferred stock and 17.87% of our common stock (and approximately 39% of the preferred stock issued in the private placement), giving effect to the limitations on conversion of our preferred stock. MGP Advisers Limited Partnership (“MGP”) is the general partner of the Special Situations Fund III QP, L.P. AWM Investment Company, Inc. (“AWM”) is the general partner of MGP, the general partner of and investment adviser to the Special Situations Cayman Fund, L.P. and the investment adviser to Special Situations Fund III QP, L.P. and the Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP and AWM. Through their control of MGP and AWM, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of each of the SSF Funds.

In the private placement, Park West Investors Master Fund, Limited and Park West Partners International, Limited (collectively, the “Park West Funds”) purchased a total of 3,000 shares of our preferred stock and related warrants, representing beneficial ownership of approximately 2.63% of our preferred stock and 8.53% of our common stock (and approximately 17% of the preferred stock issued in the private placement). Peter S. Park is the sole member and manager of Park West Asset Management LLC, the investment manager of Park West Investors Master Fund, Limited and Park West Partners International, Limited, and Mr. Park and Park West Asset Management LLC have voting and dispositive control over the securities held by the Park West Funds. For further information regarding the securities acquired and beneficially owned by these selling securityholders, see “Security Ownership of Certain Beneficial Owners and Management” above.

Pursuant to the purchase agreement for the private placement, and as a condition to the investors’ investment in the private placement, we agreed to comply with various covenants. In particular, pursuant to the purchase agreement, we agreed that until the earlier of (1) April 29, 2016 and (2) the date upon which the SSF Funds beneficially own, in the aggregate, less than 25% of the aggregate shares of our common stock to which the SSF Funds are entitled upon conversion or exercise of the securities held by the SSF Funds as of the closing of the private placement, we may not adopt or maintain any shareholder rights plan or other “poison pill” arrangement without the consent of either the entity that is the general partner and investment advisor to the SSF Funds or a majority of the independent members of our board of directors. Further, we agreed with the investors that the agreement may not be amended, and no provision may be waived, without our written consent and (1) prior to the consummation of the reverse split, the consent of the holders of at least 66 2/3% of the shares of preferred stock purchased in the private placement, and (2) immediately following the consummation of the reverse split, the consent of the holders of at least 66 2/3% of the shares of our common stock issued to the investors in the private placement upon automatic conversion of our preferred stock or upon exercise of the warrants, to the extent any warrants have been exercised. Accordingly, given the number of shares of preferred stock and related warrants purchased in the private placement by the SSF Funds, relative to the total amount purchased by all of the investors, no provision of the purchase agreement may be waived without the consent of the SSF Funds. The purchase agreement prohibits our payment to any one entity (other than our company) any consideration to amend or consent to a waiver or modification of any provision of the documents entered into in connection with the private placement unless the same consideration is also offered to each of the investors.

In connection with the reverse recapitalization and the private placement, each of our shareholders that is also one of our executive officers and/or directors entered into a voting agreement with us pursuant to which such person agreed to vote his shares of our common stock and preferred stock, as applicable, in favor of the migratory merger (including the reverse split) and any other matters as may be necessary or advisable to consummate the migratory merger and the reverse split. The voting agreements, similar to the purchase agreement, may not be amended or terminated without our consent and without the consent of each of the individual parties thereto and the holders of 66 2/3% of our outstanding preferred stock. A proxy is granted to Messrs. David M. Greenhouse and Austin W. Marxe pursuant to each of the voting agreements; however, the voting power granted by each proxy is limited to votes involving the migratory merger, the reverse split and any other matters as may be necessary or advisable to consummate the migratory merger and the reverse split. Further, Messrs. Greenhouse and Marxe are only permitted to exercise their rights under such proxies if an individual subject to a voting agreement fails to honor the terms of the voting agreement. The securities held by persons who entered into the voting agreements represent, as of August 16, 2011, approximately 86.11% of the total voting power of the outstanding capital stock of our company.

Composition of the Board of Directors and Director Independence

We are not subject to listing requirements of any national securities exchange and, as a result, our board of directors is not currently required to be composed of a specified number of “independent directors.” Our board of directors has determined that Mr. H. Samuel Greenawalt is a non-employee director who meets the applicable independence requirements for directors of The NASDAQ Stock Market. Pursuant to the purchase agreement for the private placement, we agreed to take action such that, no later than 180 days following the closing of the private placement, our board of directors will consist of five or greater directors, a majority of whom will constitute “independent directors” as defined by the marketplace rules of The NASDAQ Stock Market. Additionally, in the event our common stock becomes listed on a national securities exchange, the composition of our board of directors, and any future audit committee, compensation committee, nominating and corporate governance committee and any other committee of our board of directors, will be subject to the corporate governance provisions of such exchange, including rules relating to the independence of directors. Pursuant to the purchase agreement for the private placement, we have agreed to use our reasonable best efforts to list our common stock for trading on a national securities exchange as soon as reasonably practicable after we meet the initial quantitative listing standards of any such exchange. However, we cannot be certain that we will meet such initial listing standards or receive approval to list our common stock on any national securities exchange.

In evaluating the composition of our board of directors, we may consider such factors as diversity of backgrounds, experience and competencies that our board of directors desires to have represented. These competencies may include independence; adherence to ethical standards; the ability to exercise business judgment; industry knowledge and experience and/or other relevant business or professional experience and the ability to offer our management meaningful advice and guidance based on that experience; and ability to devote sufficient time and effort to service as a director. We believe that each of the members of our board of directors possesses these qualities and has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and to our board of directors.

Description of Capital Stock

Description of Our Common Stock

We are authorized to issue up to an aggregate of 50,000,000 shares of our common stock, par value $0.001 per share. As of August 16, 2011, an aggregate of 10,770,083 shares of our common stock were issued and outstanding. Each holder of a share of our common stock is entitled to one vote per share held on each matter to be considered by holders of our common stock. Our articles of incorporation, as amended, do not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. However, the current policy of our board of directors is to retain earnings, if any, for our operations and expansion. Upon any liquidation, dissolution or winding-up of our company, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities and the preferences of any then outstanding shares of preferred stock. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. All issued and outstanding shares of our common stock are fully-paid and non-assessable.

Description of the Preferred Stock

We are authorized to issue up to an aggregate of 5,000,000 shares of preferred stock, par value $0.001 per share, in one or more series as may be determined by our board of directors, which may establish from time to time the number of shares to be included in such series, and fix the designations, powers, preferences and rights of the shares of such series and the qualifications, limitations or restrictions thereof. Any preferred stock so established and designated by our board of directors may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. The issuance of shares of preferred stock, the existence of unissued preferred stock, or the issuance of rights to purchase such shares of preferred stock, may have the effect of delaying or deterring an unsolicited merger or other change of control transaction.

Series A Convertible Preferred Stock

In accordance with our articles of incorporation, our board of directors approved the filing of the certificate of designation for the preferred stock designating and authorizing the issuance of up to 114,000 shares of Series A Convertible Preferred Stock. As of August 16, 2011, an aggregate of 113,960.90289 shares of Series A Convertible Preferred Stock were issued and outstanding.

Each share of Series A Convertible Preferred Stock is convertible into shares of our common stock at any time at the election of the holder, subject to limitations on conversion set forth in the certificate of designation (as described below), at a conversion price of $0.375 per share. This conversion price is subject to adjustment for non-cash dividends, distributions, stock splits or other subdivisions or reclassifications of our common stock. The preferred stock is also subject to full-ratchet anti-dilution protection. This means that when shares of our common stock are issued at a price below the then-current conversion price of the preferred stock (or are deemed to be issued upon the issuance of securities convertible into or exercisable for shares of our common stock at a price below the then-current conversion price of the preferred stock) (but not based upon the trading price of our common stock), subject to specified exceptions, the conversion price of the preferred stock will be reduced to the effective price at which the shares of our common stock are issued (or are deemed to be issued). Giving effect to the reverse split, as if it occurred immediately following the closing of the reverse recapitalization and the private placement, the conversion price at which each share of preferred stock would convert into shares of our common stock would be $12.00 per share.

Prior to the reverse split, the holders of preferred stock will have the right to receive an aggregate of 38,152,908 shares of our common stock upon conversion of the preferred stock, which amount is equal to 50,000,000 authorized shares of our common stock less 110% of the 10,770,083 shares of our common stock outstanding as of the closing of the reverse recapitalization. Prior to the reverse split, each holder of preferred stock will have the right to receive its pro rata portion of such shares upon conversion of such holder’s shares of preferred stock. The purpose of this limitation on conversion is to ensure that we are not obligated to issue any shares of our common stock in excess of the number of shares of our common stock which we are authorized to issue. We are obligated at all times prior to the effectiveness of the reverse split to reserve and keep available out of our authorized but unissued shares of common stock the maximum number of shares of our common stock issuable upon conversion of the preferred stock, subject to the limitations on conversion described above, solely for the purpose of effecting the conversion of shares of the preferred stock.

Immediately following the effectiveness of the reverse split, each issued and outstanding share of preferred stock will automatically convert into a number of shares of our common stock equal to $1,000 divided by the conversion price then in effect. Accordingly, immediately following the effectiveness of the reverse split, the aggregate of 113,960.90289 outstanding shares of preferred stock, representing all of the shares of preferred stock issued in the reverse recapitalization and in the private placement, will automatically convert into a total of 9,496,753 shares of our common stock (assuming a conversion price of $12.00 per share, giving effect to the reverse split, and assuming that no shares of preferred stock have previously been converted).

The purchase agreement entered into with the investors in the private placement also contains the following provision, which may be deemed to be a form of anti-dilution protection: If prior to the earlier of (a) the second anniversary of the date on which the registration statement for the shares of our common stock underlying the preferred stock and the private placement warrants becomes effective and (b) 180 days after the closing of a firm commitment public underwritten offering of equity securities resulting in gross proceeds of not less than $15.0 million, we issue equity securities in a public or private offering (or series of related offerings) resulting in gross proceeds of at least $5.0 million at or below an effective price per share of $0.375, subject to adjustment for stock splits, stock dividends or other reclassifications or combinations of our common stock (which effective price per share will, accordingly, be $12.00 immediately following the effectiveness of the proposed migratory merger and reverse split), we will have to issue to each investor in the private placement (1) additional shares of our common stock so that after giving effect to such issuance, the effective price per share of our common stock acquired by such investors in the private placement will be equal to the effective price per share in such offering and (2) additional warrants covering a number of shares of our common stock equal to 50% of the shares of our common stock issued pursuant to clause (1) above. These provisions are not triggered based on the market price of our common stock, but rather on the issuance by our company of additional equity securities below an effective price per share of $0.375, subject to adjustment for stock splits, stock dividends or other reclassifications or combinations of our common stock (which effective price per share will, accordingly, be $12.00 immediately following the effectiveness of the proposed migratory merger and reverse split).

Each holder of a share of preferred stock is entitled to vote with the holders of our common stock as a single class on all matters voted on by holders of our common stock. Each share of preferred stock entitles the holder to cast the number of votes equal to the total number of votes which could be cast in such vote by a holder of the number of shares of our common stock into which such shares of preferred stock are convertible as of the date immediately prior to the record date for such vote, subject to the limitations on conversion of the preferred stock described above. Accordingly, the 113,960.90289 shares of preferred stock outstanding as of August 16, 2011 entitle the holders thereof to cast a total of 38,152,908 votes, or approximately 335 votes per share of preferred stock, giving effect to the limitations on conversion of the preferred stock set forth in the certificate of designation. Upon any liquidation, dissolution or winding up of our company, each holder of preferred stock will be entitled to be paid, before any distribution or payment is made upon our common stock, an amount in cash equal to the sum of $1,000 plus the amount of any declared or accrued but unpaid dividends thereon as of such date, for each share of preferred stock held by such holder, and such holder will not be entitled to any further payment.

No dividends are payable on the preferred stock, except in two specific situations. First, if we pay dividends on our common stock, the preferred stock will participate as if, for purposes thereof, each share of preferred stock had converted into shares of our common stock after giving effect to the reverse split (i.e., without giving effect to the limitations on conversion of the preferred stock) as of the date immediately prior to the record date for such dividend. Additionally, in the event the reverse split is not effective on or prior to August 27, 2011, each share of preferred stock will entitle its holder to receive, when, as and if declared by our board of directors, non-cumulative cash dividends, accruing on a daily basis from August 27, 2011, through and including the date on which such dividends are paid, at the annual rate of 2% of the preferred stock liquidation preference. See “Description of Capital Stock – Reverse Split and Migratory Merger” below for a description of payments we will be required to make to investors, pursuant to the terms of the purchase agreement for the private placement, in the event the shareholders meeting at which our shareholders will be asked to approve the migratory merger and the reverse split is not held by a specified date and/or the migratory merger and the reverse split are not effected on or prior to a specified date.

The holders of preferred stock are not entitled to any preemptive, subscription, redemption or other similar rights, and we do not have any right to redeem the preferred stock. All issued and outstanding shares of preferred stock are fully-paid and non-assessable.

Description of the Warrants

For every share of our common stock issuable upon conversion of preferred stock purchased in the private placement, each investor in the private placement also received a warrant to purchase one-half of a share of our common stock, at an exercise price of $0.40625 per share, subject to adjustment for non-cash dividends, distributions, stock splits or other reorganizations or reclassifications of our common stock. The private placement warrants are also subject to full ratchet anti-dilution protection. This means that when shares of our common stock are issued at a price below the then-current exercise price of the private placement warrants (or are deemed to be issued upon the issuance of securities convertible into or exercisable for shares of our common stock at a price below the then-current exercise price of the private placement warrants) (but not based upon the trading price of our common stock), subject to specified exceptions, the exercise price of the private placement warrants will be reduced to the effective price at which the shares of our common stock are issued (or are deemed to be issued).

In addition, as described above, the purchase agreement entered into with the investors in the private placement contains a provision (which may be deemed to be a form of anti-dilution protection) whereby if prior to the earlier of (a) the second anniversary of the date on which the registration statement for the shares of our common stock underlying the preferred stock and the private placement warrants becomes effective and (b) 180 days after the closing of a firm commitment public underwritten offering of equity securities resulting in gross proceeds of not less than $15.0 million, we issue equity securities in a public or private offering (or series of related offerings) resulting in gross proceeds of at least $5.0 million at or below an effective price per share of $0.375, subject to adjustment for stock splits, stock dividends or other reclassifications or combinations of our common stock (which effective price per share will, accordingly, be $12.00 immediately following the effectiveness of the proposed migratory merger and reverse split), we will have to issue to each investor in the private placement (1) additional shares of our common stock so that after giving effect to such issuance, the effective price per share of our common stock acquired by such investors in the private placement will be equal to the effective price per share in such offering and (2) additional warrants covering a number of shares of our common stock equal to 50% of the shares of our common stock issued pursuant to clause (1) above. These provisions are not triggered based on the market price of our common stock, but rather on the issuance by our company of additional equity securities below an effective price per share of $0.375, subject to adjustment for stock splits, stock dividends or other reclassifications or combinations of our common stock (which effective price per share will, accordingly, be $12.00 immediately following the effectiveness of the proposed migratory merger and reverse split).

The private placement warrants represent the right to purchase an aggregate of 24,000,007 shares of our common stock; however, the warrants are not exercisable prior to the effectiveness of the reverse split and will expire on April 29, 2016. Giving effect to the reverse split, as if it occurred immediately following the closing of the reverse recapitalization and the private placement, the private placement warrants would represent the right to purchase an aggregate of 750,002 shares of our common stock, at an exercise price of $13.00 per share.

At any time beginning six months after the closing of the private placement at which we are required to register the shares issuable upon exercise of the warrants pursuant to the registration rights agreement entered into in connection with the private placement, but such shares may not be freely sold to the public, the warrants may be “cashlessly” exercised by their holders. The warrantholders may “cashlessly” exercise the warrants by causing us to withhold a number of shares of our common stock otherwise issuable upon such exercise having a value, based upon the market price of our common stock, equal to the aggregate exercise price associated with such exercise. In other words, in such circumstances, the exercise of the warrants will occur without any cash being paid by the holders of the warrants.

The warrants further include a requirement that, from and after the effective date of the reverse split, we will keep reserved out of the authorized and unissued shares of our common stock sufficient shares to provide for the exercise of the warrants.

Description of the Roth Warrant

Concurrently with the closing of the reverse recapitalization, we issued to Roth Capital Partners, LLC, as compensation for its role as placement agent, a warrant. This warrant represents the right to purchase an aggregate of 3,360,000 shares of our common stock, subject to limitations on exercise set forth in the warrant. The warrant has an exercise price of $0.4125 per share, subject to adjustment upon the effectiveness of the reverse split and non-cash dividends, distributions, stock splits or other reorganizations or reclassifications of our common stock. This warrant is not, however, subject to price-based anti-dilution provisions like those set forth in the warrants issued in the private placement, whereby when shares of our common stock are issued at a price below the then-current exercise price of the private placement warrants (or are deemed to be issued upon the issuance of securities convertible into or exercisable for shares of our common stock at a price below the then-current exercise price of the private placement warrants) (but not based upon the trading price of our common stock), subject to specified exceptions, the exercise price of the private placement warrants will be reduced to the effective price at which the shares of our common stock are issued (or are deemed to be issued), nor to the provisions in the purchase agreement for the private placement that provide for the issuance of additional shares of our common stock and warrants under the circumstances described above under “Description of Capital Stock – Description of the Preferred Stock – Series A Convertible Preferred Stock” and “Description of Capital Stock – Description of the Warrants” and which may be deemed to be an additional form of price-based anti-dilution protection. The warrant is not exercisable prior to the effectiveness of the reverse split, and will expire on April 29, 2016. Giving effect to the reverse split, as if it occurred immediately following the closing of the reverse recapitalization and the private placement, the warrant would represent the right to purchase an aggregate of 105,000 shares of our common stock, at an exercise price of $13.20 per share. At any time following the effectiveness of the reverse split, the warrant may be “cashlessly” exercised by its holder by causing us to withhold a number of shares of our common stock otherwise issuable upon such exercise having a value, based upon the market price of our common stock, equal to the aggregate exercise price associated with such exercise. In other words, in such circumstances, the exercise of the warrant will occur without any cash being paid by the holder of the warrant. The warrant includes a requirement that we reserve a sufficient number of shares of our common stock solely for the purpose of effecting the exercise of the warrant into shares of our common stock.

Reverse Split and Migratory Merger

In connection with, and prior to the consummation of, the reverse recapitalization, the board of directors of Format, Inc. approved a 1-for-32 reverse stock split of issued and outstanding shares of our common stock, immediately following the effectiveness of which every 32 issued and outstanding shares of our common stock will automatically convert into one share of our common stock. Any shareholder of our company that would otherwise be entitled to a fraction of a share of our common stock (after aggregating all fractional shares of our common stock to be received by such holder) as a result of the reverse split, will receive an additional share of our common stock (i.e., the aggregate number of shares of our common stock of a shareholder resulting from the reverse split would be rounded up to the nearest whole number). The reverse split will not affect the number of authorized shares of capital stock of our company or the par value of our common stock. Immediately following the effectiveness of the reverse split, each issued and outstanding share of preferred stock will automatically convert into a number of shares of our common stock equal to $1,000 divided by the conversion price then in effect.

Further, in connection with the reverse recapitalization and the private placement, the board of directors of Format, Inc. approved the migratory merger of our company with and into a Delaware corporation that will be newly-created as a wholly owned subsidiary of our company, which migratory merger will be effected for the purpose of changing our jurisdiction of incorporation from Nevada to Delaware. The parties agreed that the reverse split may be effected through the consummation of the migratory merger, whereby each 32 shares of our common stock will be converted into one share of common stock of the surviving entity in the migratory merger. The consummation by our company of the migratory merger, including the reverse split to be effected thereby, is subject to the approval of our shareholders.

Pursuant to the purchase agreement for the private placement, we agreed to file with the SEC within 60 days of the closing of the reverse recapitalization and the private placement, and deliver to our shareholders of record, a proxy statement on Schedule 14A for the purpose of submitting to our shareholders the approval of the reverse split and the migratory merger at a meeting of our shareholders. We also agreed to use our commercially reasonable best efforts to hold the meeting of our shareholders within 120 days after the closing of the reverse recapitalization. Further, the purchase agreement for the private placement provides that if (1) the shareholders meeting at which our shareholders will be asked to approve the migratory merger and the reverse split is not held on or prior to the date (August 28, 2011) which is 120 days after the closing of the reverse recapitalization, and/or (2) the migratory merger and the reverse split are not effected on or prior to the date that is two business days after receipt of shareholder approval of the migratory merger and the reverse split, then we are required to pay amounts representing liquidated damages to each of the investors. Specifically, in any such case we are required to pay each investor 1.5% of the aggregate amount invested by such investor for each 30-day period (or pro rata portion thereof) following the date by which the shareholders meeting should have been held or by which the migratory merger and the reverse split should have been effective, as applicable. As a result of the foregoing provisions of the purchase agreement, on August 15, 2011, we filed, and mailed to our shareholders of record as of August 9, 2011, the record date for the special meeting of our shareholders, a definitive proxy statement on Schedule 14A proposing that our shareholders approve the migratory merger, the reverse split and related matters at a special meeting to be held on August 25, 2011. Accordingly, the consummation of the migratory merger, upon receipt of shareholder approval, will constitute the reverse split for all purposes, as contemplated by the transaction documents entered into in connection with the reverse recapitalization and the private placement.

Pursuant to the purchase agreement for the private placement, we agreed with the investors in the private placement to forms of the certificate of incorporation and bylaws for the Delaware corporation that will be the surviving entity in the migratory merger. Upon the consummation of the migratory merger, the certificate of incorporation and bylaws of the Delaware corporation will be the certificate of incorporation and bylaws for the surviving entity in the migratory merger. Pursuant to the SEC’s interpretation of Rule 14a-4(a)(3), also known as the “Unbundling Rule,” if provisions of a corporation’s charter not previously part of such corporation’s charter will become applicable as a result of a transaction, and shareholder approval of the proposed changes would be required if the proposed changes were made independent of a transaction, each affected provision (or group of related affected provisions) is required to be separately approved by the shareholders of the corporation. Accordingly, our proxy statement also proposes that our shareholders approve proposals to amend our existing articles of incorporation to be consistent with material provisions of the certificate of incorporation that will govern the surviving entity in the migratory merger that differ materially from provisions in our existing articles of incorporation addressing substantially similar matters. These proposals reflect only those changes to our existing articles of incorporation as a result of the migratory merger that would require the approval of our shareholders if effected separately from the migratory merger. Consummation of the migratory merger is conditioned upon shareholder approval of these proposals. For information regarding the material differences between the rights of our shareholders under the laws and documents governing our company prior to the migratory merger and the rights of our shareholders under the laws and documents governing the surviving entity in the migratory merger, see “— Comparison of Shareholder Rights Before and After the Migratory Merger” below.

In connection with the reverse recapitalization and the private placement, each of our shareholders that is also one of our executive officers and/or directors entered into a voting agreement with us pursuant to which such person agreed to vote his shares of our common stock and Series A Convertible Preferred Stock, as applicable, in favor of the migratory merger, the proposed reverse split of our common stock and any other matters as may be necessary or advisable to consummate the migratory merger and the reverse split. The voting agreements may not be amended or terminated without our consent, the consent of each of the individual parties thereto and the consent of the holders of 66 2/3% of our outstanding preferred stock. A proxy is granted to Messrs. David M. Greenhouse and Austin W. Marxe pursuant to each of the voting agreements; however, the voting power granted by each proxy is limited to votes involving the migratory merger, the reverse split and any other matters as may be necessary or advisable to consummate the migratory merger and the reverse split. Further, the proxy is only exercisable if an individual subject to a voting agreement fails to honor the terms of the voting agreement. The securities held by persons who entered into the voting agreements represent, as of August 16, 2011, approximately 86.11% of the total voting power of the outstanding capital stock of our company (giving effect to the limitations on conversion of the Series A Convertible Preferred Stock set forth in the certificate of designation). Accordingly, approval of the reverse split and the migratory merger is probable.

Shareholders are urged to read the proxy statement and the other documents filed by us with the SEC in connection with the special meeting when they become available because they contain important information about the reverse split, the migratory merger and related matters. Shareholders can obtain these documents free of charge at the SEC’s website (http://www.sec.gov) or at the website of one of our subsidiaries at www.powergreatlakes.com/proxy. The directors, executive officers and certain other members of management and employees of our company and its subsidiaries are participants in the solicitation of proxies in favor of approval of the reverse split, the migratory merger and related matters. Information about the directors and executive officers of our company is set forth in this Prospectus. Additional information regarding the interests of such participants is included in the proxy statement and will be included in any other relevant documents filed with the SEC when they become available.

Comparison of Shareholder Rights Before and After the Migratory Merger

As discussed above, upon the consummation of the migratory merger, the certificate of incorporation and bylaws of the Delaware corporation that will be newly-created as a wholly owned subsidiary of our company will be the certificate of incorporation and bylaws for the surviving entity in the migratory merger. As a result of differences between the Nevada Revised Statutes and the General Corporation Law of the State of Delaware, as well as differences between our current articles of incorporation and bylaws, on the one hand, and the certificate of incorporation and bylaws of the Delaware corporation that will be the surviving entity in the migratory merger, on the other hand, the migratory merger will effect changes in the rights of our shareholders. Summarized below are material rights of our shareholders (including significant differences thereof) prior to and after giving effect to the migratory merger resulting from the differences between Nevada and Delaware corporate law, our current articles of incorporation and bylaws and the certificate of incorporation and bylaws of the Delaware corporation that will be the surviving entity in the migratory merger. We filed a definitive proxy statement with the SEC on August 15, 2011 for the purpose of submitting to our shareholders the approval of the migratory merger and the reverse split. Our definitive proxy statement also proposes that our shareholders approve proposals to amend our existing articles of incorporation to be consistent with material provisions of the certificate of incorporation that will govern the surviving entity in the migratory merger that differ materially from provisions in our existing articles of incorporation addressing substantially similar matters. The following section describes the provisions of our existing articles of incorporation that will be amended, subject to shareholder approval as contemplated by our proxy statement, both as such provisions exist as of the date of this prospectus (i.e. without giving effect to the amendments contemplated by our proxy statement) and as such provisions will be in effect assuming shareholder approval of such amendments to our articles of incorporation. For a description of the matters covered by our proxy statement, including the proposed amendments to our articles of incorporation, see “Description of Capital Stock – Reverse Split and Migratory Merger” above. For the purposes of the chart below, our current articles of incorporation and bylaws are referred to as the “Nevada Articles” and the “Nevada Bylaws,” respectively, the Delaware corporation that will be the surviving entity in the migratory merger is referred to as “PSI Delaware,” and the certificate of incorporation and bylaws of PSI Delaware are referred to as the “Delaware Certificate” and the “Delaware Bylaws,” respectively.

Provision	Nevada Law	Delaware Law

ELECTIONS; VOTING; PROCEDURAL MATTERS

Number of Directors

Nevada law provides that a corporation must have at least one director and may provide in its articles of incorporation or bylaws for a fixed or variable number of directors, and for the manner in which the number of directors may be increased or decreased.

The Nevada Articles provide that our board of directors will consist of not more than 15 persons nor less than one person, as determined from time to time by a vote of a majority of our board of directors; provided that the number of directors will not be reduced so as to reduce the term of any director at the time in office.

The comparable provision of Delaware law is substantially the same as the described provision of Nevada law.

The Delaware Certificate provides that the board of directors of PSI Delaware will consist of not less than five nor more than 11 directors. The exact number of directors is determined in the same manner provided by the Nevada Articles.

Classified Board of Directors

Nevada law permits corporations to classify their boards of directors. At least 1/4 of the total number of directors of a Nevada corporation must be elected annually.

The Nevada Articles currently provide that our board of directors will be divided into three classes, with the term of office of one class expiring each year. This provision of the Nevada Articles will be amended, subject to shareholder approval, as described in our proxy statement filed with the SEC on August 15, 2011, to declassify our board of directors. Upon receipt of shareholder approval and the amendment to this provision of the Nevada Articles, this provision will be consistent with the comparable provision of the Delaware Certificate.

The comparable provision of Delaware law is substantially the same as the described provision of Nevada law, except that under Delaware law the board of directors may be divided into a maximum of three classes of directors, such that at least 1/3 of the total number of directors of a Delaware corporation must be elected annually.

The board of directors of PSI Delaware does not have a classified structure, consistent with the structure of our board of directors once our shareholders approve the amendment to the comparable provision of the Nevada Articles.

Removal of Directors

Under Nevada law, any one or all of the directors of a corporation may be removed by the holders of not less than 2/3 of the voting power of a corporation’s issued and outstanding stock. Nevada law does not distinguish between removal of directors with or without cause.

The Nevada Articles currently provide that any director or our entire board of directors may be removed at any time, but only for cause and only by the affirmative vote of the holders of 75% or more of the total voting power of the outstanding capital stock of our company. This provision of the Nevada Articles will be amended, subject to shareholder approval, as described in our proxy statement filed with the SEC on August 15, 2011, to provide that any director or our entire board of directors may be removed, with or without cause, by 2/3 of the total voting power of the outstanding capital stock of our company. Upon receipt of shareholder approval and the amendment to this provision of the Nevada Articles, this provision will

Under Delaware law, directors of a corporation without a classified board may be removed with or without cause, by the holders of only a majority of the shares then entitled to vote (in contrast to Nevada’s 2/3 requirement).

The Delaware Certificate provides that directors may be removed, with or without cause, by the holders of at least a majority of the votes regularly entitled to vote at an election of directors. This provision will be consistent with the Nevada Articles once our shareholders approve the amendment to the comparable provision of the Nevada Articles, except that the threshold for removal of directors from the board of directors under the Delaware Certificate is less than the 2/3 threshold required by the Nevada Articles.

be consistent with the comparable provision of the
Delaware Certificate, except that the threshold for
removal of directors from the board of directors
under the Delaware Certificate is only a majority
of the total voting power of the outstanding
capital stock of our company entitled to vote
generally in the election of directors.

Board Action by Written Consent

Nevada law provides that, unless the articles of incorporation or bylaws provide otherwise, any action required or permitted to be taken at a meeting of the board of directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the board or committee.

The Nevada Bylaws provide that unless otherwise restricted by the Nevada Articles, any action required or permitted to be taken at any meeting of our board of directors, or of any committee thereof, may be taken without a meeting if all members of the board of directors or committee consent thereto in writing or by electronic transmission. The Nevada Articles do not restrict the ability of our board of directors to act by written consent.

The comparable provision of Delaware law is substantially the same as the described provision of Nevada law.

The Delaware Bylaws contain substantially the same provision as the Nevada Bylaws regarding board action by written consent. The Delaware Certificate does not restrict the ability of the board of directors of PSI Delaware to act by written consent.

Vacancies

Under Nevada law, all vacancies on the board of directors of a Nevada corporation may be filled by a majority of the remaining directors, though less than a quorum, unless the articles of incorporation provide otherwise. Unless otherwise provided in the articles of incorporation, the board may fill the vacancies caused by resignation for the remainder of the term of office of the resigning director or directors. Unless otherwise provided in the articles of incorporation or bylaws, directors chosen to fill any other vacancies will hold office until a successor is elected and qualified, or until the director resigns or is removed.

The Nevada Articles currently provide that any vacancies in our board of directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by our board of directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen will hold office until the next election of the class for which such directors will have been chosen and until their successors will be elected and qualified. This provision of the Nevada Articles will be amended, subject to shareholder approval, as described in our proxy statement filed with the SEC on August 15, 2011, to provide that vacancies on our

The comparable provision of Delaware law is substantially the same as the described provision of Nevada law.

The Delaware Certificate provides that vacancies on the board of directors of PSI Delaware and newly-created directorships may be filled by the board of directors or the shareholders; provided, however, that any vacancy resulting from the removal of a director by the shareholders may only be filled by the shareholders. This provision will be consistent with the Nevada Articles once our shareholders approve the amendment to the comparable provision of the Nevada Articles.

board of directors may be filled by, in addition to a majority of our directors, our shareholders, and that any vacancies on our board of directors resulting from the removal of a director by our shareholders may only be filled by our shareholders. Upon receipt of shareholder approval and the amendment to this provision of the Nevada Articles, this provision will be consistent with the comparable provision of the Delaware Certificate.

Special Meetings of Shareholders

Nevada law provides that unless otherwise provided in a corporation’s articles of incorporation or bylaws, the entire board of directors, any two directors, or the president of the corporation may call a special meeting of the shareholders.

The Nevada Bylaws provide that special meetings of the shareholders of our company may be called and conducted, upon not less than 10 nor more than 60 days notice, only by our board of directors pursuant to a resolution approved by a majority of the board of directors or at the request in writing of shareholders owning at least 50% of our entire capital stock issued and outstanding and entitled to vote (which threshold can be increased or decreased by the board of directors, without obtaining the approval of our shareholders, by amending the Nevada Bylaws), and the business transacted at any special meeting will be limited to the purposes stated in the notice.

The comparable provision of Delaware law is substantially the same as the described provision of Nevada law, except that only the board of directors is given the default right to call a special meeting.

The Delaware Certificate provides that special meetings of the shareholders of PSI Delaware may be called, upon not less than 10 nor more than 60 days’ written notice, only (1) by the chairman of the board of directors of PSI Delaware, (2) by the chief executive officer of PSI Delaware, (3) by the board of directors pursuant to a resolution approved by a majority of the board of directors, or (4) at the request in writing of shareholders owning at least 20% of the entire capital stock of PSI Delaware issued and outstanding and entitled to vote, and the Delaware Bylaws provide that business transacted at a special meeting will be limited to the purposes stated in the written notice.

Failure to Hold an Annual Meeting	Nevada law provides that if a corporation fails to hold an annual meeting to elect directors within 18 months after the last election, a Nevada district court may order an election upon the petition of one or more shareholders holding 15% of the corporation’s voting power.	The comparable provision of Delaware law is substantially the same as the described provision of Nevada law, except that there are different requirements for the waiting period and for who may petition the court. Delaware law provides that if a corporation fails to hold an annual meeting for the election of directors or there is no written consent to elect directors in lieu of an annual meeting taken, in both cases for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the last election of directors, a director or any shareholder (not just a shareholder or group of shareholders holding more than 15% of the corporation’s voting power) of the corporation may apply to the Court of Chancery of the State of Delaware to order an annual meeting for the election of directors.

Voting Provisions	Under Nevada law, unless otherwise provided by the articles of incorporation or bylaws: (1) a majority of the voting power present in person or by proxy generally constitutes a quorum at a meeting of shareholders; (2) generally, action by the shareholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action; (3) directors are generally elected by a plurality of the votes of the shares present in person or

The comparable provision of Delaware law is substantially the same as the described provision of Nevada law, except that under Delaware law: (1) in no event may a quorum consist of less than 1/3 of the shares entitled to vote at a meeting; (2) where a separate vote by a class or series is required, a quorum may consist of no less than 1/3 of the shares of such class or series; and (3) unless otherwise provided in the certificate of incorporation or bylaws, action by the shareholders on a matter other than the election of directors is approved only if a majority of the shares present at the meeting in person or by proxy vote in favor of the action (and not merely if the votes cast in favor of the action exceeds the number of votes cast in opposition to the action).

The Delaware Certificate and Delaware Bylaws do not depart from the default provisions of Delaware law.

Upon the consummation of the migratory merger, no shares of preferred stock will be outstanding.

represented by proxy at the meeting and entitled to vote on election of directors; (4) where a separate vote by a class or series is required, a majority of the voting power of the class or series that is present or represented by proxy generally constitutes a quorum; and (5) generally, an act by the shareholders of each class or series is approved if a majority of the voting power of a quorum of the class or series votes for the action.

The Nevada Articles and Nevada Bylaws do not depart from the default provisions of Nevada law.

Pursuant to the certificate of designation for the preferred stock, except as otherwise required by applicable law and in addition to any voting rights provided by law, the holders of outstanding shares of our preferred stock are entitled to vote together with the holders of our common stock, will have other rights specified in the Nevada Articles or as provided by Nevada law, and are entitled to receive notice of any shareholders’ meeting.

Each share of our preferred stock entitles the holder thereof to cast one vote for each whole vote that such holder would be entitled to cast had such share of preferred stock been converted into shares of our common stock as of the date immediately prior to the record date for determining the shareholders of our company eligible to vote on any such matter, subject to the limitations on conversion set forth in the certificate of designation.

Shareholder Action by Written Consent

Nevada law provides that, unless the articles of incorporation or bylaws provide otherwise, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consent to the action in writing.

The Nevada Articles currently provide that no action required to be taken or which may be taken at any annual meeting of our shareholders may be taken without a meeting, and the power of shareholders to consent in writing, without a meeting, is specifically denied. This provision of the Nevada Articles will be amended, subject to shareholder approval, as described in our proxy statement filed with the SEC on August 15, 2011, to permit the holders of shares of our capital stock having a majority of the total votes represented by the outstanding shares of our capital stock to act by written consent. Upon receipt of shareholder approval and the amendment of this provision of the Nevada Articles, this provision will be consistent with the comparable provision of the Delaware Certificate. The Nevada Bylaws defer to the Nevada Articles with

The comparable provision of Delaware is substantially the same as the described provision of Nevada law, except that in addition, Delaware law requires the corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those shareholders that did not consent in writing.

The Delaware Certificate provides that any corporate action required or permitted to be taken at any annual or special meeting of shareholders may be taken by written consent of the holders of shares of capital stock of PSI Delaware having a majority of the total votes represented by the outstanding capital stock of PSI Delaware, in lieu of a meeting. This provision will be consistent with the comparable provision of the Nevada Articles once our shareholders approve the amendment to the Nevada Articles.

regard to shareholder action by written consent.

Shareholder Vote for Mergers and Other Corporate Reorganizations

Unless otherwise provided in the articles of incorporation, Nevada law requires authorization by an absolute majority of outstanding shares entitled to vote, as well as approval by the board of directors, with respect to the terms of a merger or a sale of substantially all of the assets of the corporation. So long as the surviving corporation is organized in Nevada, Nevada law does not generally require a shareholder vote of the surviving corporation if: (a) the existing articles of incorporation are not amended; (b) each share of stock of the surviving corporation outstanding immediately before the merger is identical after the merger; (c) the number of voting shares outstanding immediately after the merger, plus the number of new voting shares issued as a result of the merger will not exceed the total number of voting shares of the surviving corporation outstanding immediately before the merger by more than 20%; and (d) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger will not exceed the total number of participating shares outstanding immediately before the merger by more than twenty percent.

The Nevada Articles do not contain any provisions that depart from the default provision of Nevada law.

The comparable provision of Delaware law is substantially the same as the described provision of Nevada law, except there is no distinction between voting shares and participating shares under Delaware law. Delaware law does not require a shareholder vote of the surviving corporation if either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or if the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

Cumulative Voting

Nevada law permits cumulative voting in the election of directors as long as the articles of incorporation provide for cumulative voting and certain procedures are followed.

There is no provision granting cumulative voting rights in the election of our directors in the Nevada Articles or Nevada Bylaws.

The comparable provision of Delaware law is substantially the same as the described provision of Nevada law.

Like the Nevada Articles, the Delaware Certificate does not have a provision granting cumulative voting rights in the election of the directors of PSI Delaware.

INDEMNIFICATION OF OFFICERS AND DIRECTORS AND ADVANCEMENT OF EXPENSES; LIMITATION ON PERSONAL LIABILITY

Indemnification

Under Nevada law, a corporation may indemnify current and former directors and officers against expenses incurred in any action brought against those persons as a result of their role with the corporation, if those persons meet a minimum standard of conduct and certain other requirements are satisfied. A director or officer who is successful in defense of any proceeding subject to the Nevada corporate statutes’ indemnification provisions must be indemnified by the corporation for reasonable expenses incurred in connection therewith, including attorneys’ fees.

The Nevada Bylaws provide that we will, to the maximum extent and in the manner permitted by Nevada law, indemnify each of our directors and officers against expenses (including attorneys’ fees),

The comparable provision of Delaware law is substantially the same as the described provision of Nevada law.

The Delaware Certificate provides that PSI Delaware will indemnify its directors and executive officers to the fullest extent permitted by Delaware law, subject to the standards set forth in the Delaware Certificate.

judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was our agent.

Advancement of Expenses

Under Nevada law, the articles of incorporation, bylaws or an agreement made by the corporation may provide that the corporation must pay advancements of expenses in advance of the final disposition of the action, suit or proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

The Nevada Bylaws provide that we will pay expenses incurred by an individual selected for indemnification by our board of directors in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such individual to repay such amount if it is ultimately determined by a court of competent jurisdiction that such individual is not entitled to be indemnified by us.

The comparable provision of Delaware law is substantially the same as the described provision of Nevada law.

The Delaware Certificate includes a provision regarding advancement of expenses that is substantially the same as the comparable provision of the Nevada Bylaws.

Limitation on Personal Liability of Directors

Under Nevada law, neither a director nor an officer of a Nevada corporation can be held personally liable to the corporation, its shareholders or its creditors unless the director or officer committed both a breach of fiduciary duty and such breach was accompanied by intentional misconduct, fraud or knowing violation of law. Nevada does not exclude breaches of the duty of loyalty or instances where the director has received an improper personal benefit.

The Nevada Articles provide for elimination of director liability to the fullest extent permitted by Nevada law. In addition, the Nevada Articles provide that any repeal or modification by the shareholders of the provision of the Nevada Articles limiting the personal liability of directors will not adversely affect any right or protection of any director existing at the time of such repeal or modification.

Delaware law does not statutorily limit the personal liability of a director, but does permit a corporation to adopt provisions in its certificate of incorporation that limit or eliminate the liability of a director in substantially the same manner as Nevada law, except that a corporation may not limit the liability of a director for actions involving a breach of the duty of loyalty or improper personal benefit.

The Delaware Certificate provides for substantially the same limitations on director liability as the Nevada Articles, except that director liability is limited to the fullest extent permitted by Delaware law, and the Delaware Certificate provides that if an amendment is made to Delaware law, liability is limited to the fullest extent permitted by the amended Delaware law.

DIVIDENDS

Declaration and Payment of Dividends

Under Nevada law, a corporation may make distributions to its shareholders, including by the payment of dividends, provided that, after giving effect to the distribution, the corporation would be able to pay its debts as they become due and the corporation’s total assets would not be less than the sum of its total liabilities plus any amount needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights of shareholders whose rights are superior to those receiving the distribution.

The Nevada Bylaws provide that dividends upon our capital stock, subject to the relevant provisions of the Nevada Articles and Nevada law, if any, may be declared by our board of directors at any regular or special meeting thereof, pursuant to law, out of funds legally available therefor.

Pursuant to the certificate of designation for our preferred stock, if dividends are declared or paid with respect to our common stock, each holder of shares of our preferred stock will be entitled to receive as dividends an amount equal to the amount of the dividends that such holder would have received had such shares of preferred stock been converted into common stock as of the date immediately prior to the record date of such dividend on our common stock.

If the shares of our preferred stock have not automatically converted into shares of our common stock within 120 days after the original issuance date of the preferred stock, each holder of then outstanding shares of preferred stock will be entitled to receive, when, as and if declared by our board of directors, non-cumulative cash dividends, accruing on a daily basis from the end of such 120 day period, through and including the date on which such dividends are paid, at the annual rate of 2% of the liquidation preference per share of the preferred stock.

The comparable provision of Delaware law is significantly different than the described provision of Nevada law. Under Delaware law, unless further restricted in the certificate of incorporation, a corporation may declare and pay dividends, only out of surplus (defined as the excess of a corporation’s net assets over the aggregate par value of such corporation’s issued stock), or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, and only if the amount of capital of the corporation is greater than or equal to the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. A corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation. A repurchase or redemption would impair the capital of a corporation if the funds used for such repurchase or redemption would exceed the amount of such corporation’s surplus.

The Delaware Bylaws provide for substantially the same rights regarding dividends as the Nevada Bylaws, which rights are subject to provisions of the Delaware Certificate and Delaware law as described above. The Delaware Certificate contains no restrictions on dividends.

ANTI-TAKEOVER STATUTES

Business Combination Statute	Nevada law generally prohibits an interested shareholder from engaging in a business combination with a corporation that has at least 200 shareholders of record and has a class of voting securities registered with the SEC for three years after the person first became an interested shareholder unless the combination or the transaction is approved by the board of directors before the person first became an interested shareholder. An interested shareholder is (1) a person that beneficially owns, directly or indirectly, 10% or more of the voting power of the outstanding voting shares of a corporation, or (2) an	Delaware law provides for a similar three year prohibition on business combinations with interested shareholders, except the prohibition is limited to corporations with securities that are either listed on a national securities exchange, designated as national market system securities on an interdealer quotation system by the Financial Industry Regulatory Authority or held of record by more than 2,000 shareholders. Delaware law also generally defines an interested shareholder as the beneficial owner of 15% or more of a company’s stock, which is higher than the 10% threshold set by Nevada affiliate or associate of the corporation that, at any time within the past three years, was an interested shareholder of the corporation. Because we currently have less than 200 shareholders of record, this provision of Nevada law is not applicable to us.

A Nevada corporation may elect not to be governed by these provisions in its original articles of incorporation, or it may adopt an amendment to its articles of incorporation expressly electing not to be governed by these provisions, if such amendment is approved by the affirmative vote of a majority of the disinterested shares entitled to vote.

The Nevada Articles provide that, generally, the affirmative vote of at least 2/3 of the outstanding shares of our common stock by shareholders of our company other than the related person, is required for the approval or authorization of any business combination with any related person. Such voting requirements will not be applicable, however, if specific conditions outlined in the Nevada Articles are met.

Law. Further, unlike Nevada law, under Delaware law the moratorium will not apply if the business combination is approved by the holders of 2/3 of the company’s voting stock not owned by the interested shareholder.

The comparable provision of Delaware law (Section 203 of the General Corporation Law of the State of Delaware) is substantially the same as the described provision of Nevada law regarding the ability of a company to elect not to be governed by the provisions of state law regarding business combinations.

The Delaware Certificate contains a provision irrevocably expressly electing not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

Control Share Acquisition Statute

Nevada law limits the rights of persons acquiring a controlling interest in a Nevada corporation with 200 or more shareholders of record, at least 100 of whom have Nevada addresses appearing on the stock ledger of the corporation, and that does business in Nevada directly or through an affiliated corporation. Under Nevada law, an acquiring person that acquires a controlling interest in such a corporation may not exercise voting rights on any control shares unless such voting rights are conferred by a majority vote of the disinterested shareholders of the corporation at a special or annual meeting of the shareholders. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any shareholder, other than the acquiring person, that does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person’s shares.

The control share acquisition statute does not apply if the corporation opts out of such provision in the articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest by an acquiring person.

The Nevada Bylaws expressly provide that the provisions of Nevada law regarding the acquisition of a controlling interest will not apply to our company.

Delaware does not have a control share acquisition statute.

AMENDMENTS TO CHARTER AND BYLAWS

Amendments to the Charter	Under Nevada law, subject to certain exceptions, in order for a corporation to amend its articles of incorporation, its board of directors must first adopt a resolution setting forth the amendment proposed and	The comparable provision of Delaware law is substantially the same as the described provision of Nevada law.

either call a special meeting of the shareholders entitled to vote on the amendment or direct that the proposed amendment be considered at the next annual meeting of the shareholders entitled to vote on the amendment. At the meeting, a vote of the shareholders entitled to vote must be taken for and against the proposed amendment. If any proposed amendment would adversely alter or change any preference or any relative or other right given to any class or series of outstanding shares, such amendment must be approved by the holders of shares representing a majority of the voting power of such class. Whenever the articles of incorporation require for action the vote of a greater number or proportion than is required by Nevada law, the provision of the articles of incorporation requiring such greater vote shall not be altered, amended or repealed except by such greater vote. If shareholders with voting power over a sufficient number of shares have voted in favor of the amendment, an officer of the corporation will sign a certificate setting forth the amendment, or setting forth the articles of incorporation as amended, and the vote by which the amendment was adopted. Finally, the signed certificate must be filed with the Secretary of State of the State of Nevada.

The Nevada Articles currently provide that our board of directors reserves the right at any time, and from time to time, to adopt a resolution proposing to amend, alter, change or repeal any provision in the Nevada Articles, and to add any other provisions authorized by Nevada law. This provision of the Nevada Articles will be amended, subject to shareholder approval, as described in our proxy statement filed with the SEC on August 15, 2011, to require the vote of the holders of at least 80% of the voting power of the shares entitled to vote generally in the election of directors to amend, alter or repeal, or to adopt any provision inconsistent with, Article Eighth, Tenth or Fourteenth of the Nevada Articles. Upon receipt of shareholder approval and the amendment to this provision of the Nevada Articles, this provision will be consistent with the comparable provision of the Delaware Certificate, except that the 80% threshold requirement will apply to additional provisions in the Delaware Certificate that do not appear in the Nevada Articles.

In addition, the certificate of designation for the preferred stock provides that, so long as the preferred stock is in existence, the Nevada Articles may not be amended without the consent of the holders (other than holders who are directors and officers of the Company) of at least 66 2/3% of the shares of preferred stock outstanding (excluding any shares held by directors or officers of the Company).

The Delaware Certificate provides that the board of directors of PSI Delaware may adopt a resolution proposing to amend, alter, change or repeal any provision contained in the Delaware Certificate. An affirmative vote of the holders of at least 80% of the voting power of the shares entitled to vote generally in the election of directors is required to amend, alter or repeal, or to adopt any provision inconsistent with, Article Fifth, Sixth, Seventh, Eighth or Ninth of the Delaware Certificate. An affirmative vote of the holders of a majority of the voting power of the shares entitled to vote generally in the election of directors is required to amend any other provisions of the Delaware Certificate. This provision will be consistent with the Nevada Articles once our shareholders approve the amendment to the comparable provision of the Nevada Articles.

Immediately following the consummation of the migratory merger, no shares of preferred stock will be outstanding and, accordingly, no separate approval of any class of capital stock (other than PSI Delaware’s common stock) will be required.

Amendments to the Bylaws

Under Nevada law, unless otherwise prohibited by any bylaw adopted by the shareholders, the directors may adopt, amend or repeal any bylaw, including any bylaw adopted by the shareholders. The articles of incorporation may grant the authority to adopt, amend or repeal bylaws exclusively to the directors.

The Nevada Articles provide that our board of directors has the power to make, adopt, alter, amend

Unlike Nevada law that grants this power to the directors of a corporation (and also allows for this power to be exclusively held by such directors), under Delaware law, the power to adopt, amend or repeal bylaws is granted to the shareholders entitled to vote. Although a Delaware corporation may also confer the power to adopt, amend or repeal bylaws upon its directors, the fact that such power has been so conferred upon the directors does not divest the and repeal our bylaws, subject to the right of the shareholders to adopt, alter, amend and repeal bylaws by the vote of the holders of not less than 2/3 of the outstanding shares of stock entitled to vote upon the election of directors.

In addition, the certificate of designation for the preferred stock provides that, so long as the preferred stock is in existence, the Nevada Bylaws may not be amended without the consent of the holders (other than holders who are directors and officers of the Company) of at least 66 2/3% of the shares of preferred stock outstanding (excluding any shares held by directors or officers of the Company).

shareholders of the power, nor limit their power to adopt, amend or repeal bylaws.

The Delaware Certificate provides that the board of directors of PSI Delaware is expressly authorized to make, alter, amend or repeal the bylaws. The bylaws may also be altered, amended, or repealed, or new bylaws may be adopted by a majority vote of the shareholders entitled to vote generally in the election of directors at an annual or special meeting of shareholders. The board of directors does not have the power to amend, alter or repeal, or to adopt any provision inconsistent with, any bylaw adopted by the shareholders.

Immediately following the consummation of the migratory merger, no shares of preferred stock will be outstanding and, accordingly, no separate approval of any class of capital stock (other than PSI Delaware’s common stock) will be required.

MISCELLANEOUS

Interested Party Transactions

Under Nevada law, a contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other organization in which one or more of its directors or officers are directors or officers, or are financially interested, is not void or voidable solely for that reason, if one or more of the following circumstances exist: (1) the director’s or officer’s interest is known to the board of directors or shareholders and the transaction is approved by the board or shareholders in good faith without counting the vote or votes of the interested director or officer; (2) the common interest is known to the shareholders, and they approve or ratify the transaction in good faith by a majority vote of shareholders; (3) the common interest is not known to the director or officer at the time the transaction is brought before the board; or (4) the transaction is fair to the corporation at the time it is authorized or approved.

The Nevada Articles and Nevada Bylaws conform to the statutory rules.

The comparable provision of Delaware law is substantially the same as the described provision of Nevada law regarding interested party transactions, except that in Delaware, the fact that the common interest is not known to the director or officer at the time the transaction is brought before the board is not sufficient to overcome the presumption that such a transaction is void or voidable solely because it is an interested party transaction.

The Delaware Bylaws conform to the statutory rules.

Authorization of Capital Stock	Under Nevada law, if a corporation desires to have more than one class or series of stock, the articles of incorporation must prescribe, or vest authority in the board of directors to prescribe, the classes, series and the number, and the voting powers, designations, preferences, limitations, restrictions and relative rights, of each class or series of stock. If more than one class or series of stock is authorized, the articles of incorporation or the resolution of the board of directors passed pursuant to a provision of the articles must prescribe a distinguishing designation for each class and series. The voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation of each class or series of stock must be described in the articles of incorporation or the resolution of the board of directors before the issuance of shares of that class or series.	The comparable provision of Delaware law is substantially the same as the described provision of Nevada law. The Delaware Certificate provides substantially the same rights as the Nevada Articles.

The Nevada Articles provide that our board of directors is authorized to provide for the issuance of the shares of our preferred stock in series, and to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions or each such series.

Anti-Dilution	Our preferred stock is subject to full-ratchet anti-dilution whereby, upon the issuance (or deemed issuance) of shares of our common stock at a price below the then-current conversion price of the preferred stock (but not based upon the trading price of our common stock), subject to specified exceptions, the conversion price of the preferred stock will be reduced to the effective price of our common stock so issued (or deemed to be issued). The conversion price of the preferred stock is also subject to adjustments for non-cash dividends, distributions, stock splits or other subdivisions or reclassifications of our common stock.	Immediately following the consummation of the migratory merger, no shares of our preferred stock will be outstanding.

Appraisal Rights

Under Nevada law, a shareholder of a Nevada corporation, with certain exceptions, has the right to dissent from, and to obtain payment of the fair value of his shares in the event of: (1) a merger or plan of exchange to which the corporation is a party if the shareholder is entitled to vote on such merger or plan of exchange; and (2) any corporate action taken pursuant to a vote of the shareholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or non-voting shareholders are entitled to dissent and obtain payment for their shares.

The Nevada Articles and the Nevada Bylaws do not contain any provisions regarding appraisal rights.

Although the appraisal process operates differently, the comparable provision of Delaware law provides substantially the same rights as the described provision of Nevada law.

The Delaware Certificate and the Delaware Bylaws do not contain any provisions regarding appraisal rights.

Amended and Restated Bylaws

On April 29, 2011, prior to the consummation of the reverse recapitalization, the board of directors of our company approved our amended and restated bylaws, to amend and restate our bylaws then in effect, effective immediately. Our amended and restated bylaws reflect modifications to generally modernize our bylaws and streamline them for consistency with our articles of incorporation. In addition, our amended and restated bylaws provide that special meetings of our shareholders may be called by shareholders owning at least 50% of our capital stock issued and outstanding and entitled to vote (an increase from the 10% threshold set forth in our previous bylaws) which minimum percentage of shareholders necessary to call a special meeting of our shareholders will be changed, upon the consummation of the migratory merger, to 20% of our capital stock issued and outstanding and entitled to vote, as set forth in the certificate of incorporation for the Delaware corporation that will be the surviving entity in the migratory merger. Our amended and restated bylaws also provide that the record date for a shareholder meeting shall not be more than 60 days before the actual date of the meeting, in contrast to the similar provision under our previous bylaws which provided that the record date shall not be more than 70 days prior to the meeting. Furthermore, our amended and restated bylaws provide for permissive indemnification for our present or former officers, which were granted mandatory indemnification under our previous bylaws, and generally modify the procedures pursuant to which our current or former officers, directors or employees can receive indemnification under our bylaws.

Registration Rights

We entered into a registration rights agreement with the investors in the private placement and Roth Capital Partners, LLC, pursuant to which we agreed to file a registration statement on Form S-1 with the SEC covering the resale of “Registrable Securities” (as defined below) (which includes the shares of our common stock issuable upon conversion of shares of preferred stock originally issued in the private placement and shares of our common stock issuable upon exercise of the warrants originally issued in the private placement and to Roth), on or before the date which is 30 days after the closing date of the private placement, and to use our commercially reasonable efforts to have such registration statement declared effective by the SEC as soon as practicable. We further agreed, within 30 days after we become eligible to use a registration statement on Form S-3 to register the Registrable Securities for resale, to file a registration statement on Form S-3 covering the Registrable Securities. Pursuant to this registration rights agreement, the holders of Registrable Securities are also entitled to certain piggyback registration rights. “Registrable Securities,” as contemplated by this registration rights agreement, means certain shares of our common stock, including the shares of our common stock issuable upon conversion of shares of preferred stock issued in the private placement and shares of our common stock issuable upon exercise of the warrants issued with the preferred stock in the private placement and to Roth; provided, that, any such shares shall cease to be a Registrable Security upon (A) sale pursuant to the registration statement or Rule 144 under the Securities Act, (B) such share becoming eligible for sale without restriction by the selling securityholder holding such share pursuant to Rule 144 under the Securities Act or (C) such share otherwise becoming eligible for sale without restriction pursuant to Section 4(1) of the Securities Act, provided that, any restrictive legend on any certificate or other instrument representing such shares has been removed or there has been delivered to the transfer agent for such shares irrevocable documentation (including any necessary legal opinion) to the effect that, upon submission by the applicable selling securityholder of the certificate or instrument representing such security, any such restrictive legend shall be removed.

The registration rights agreement provides that if a registration statement is not filed with the SEC on or prior to the date which is 30 days after the closing date of the private placement, or if (1) a registration statement covering the Registrable Securities is not declared effective by the SEC prior to the earlier of (A) five business days after the SEC informs us that no review of such registration statement will be made or that the SEC has no further comments on such registration statement, or (B) the 120th day after the closing of the private placement, or (2) after a registration statement has been declared effective by the SEC, sales cannot be made pursuant to such registration statement for any reason, but excluding any period for which the use of any prospectus included in a registration statement has been suspended if and so long as certain conditions exist (which period may not be for more than 20 consecutive days or for a total of more than 45 days in any 12-month period), then we are required to pay amounts representing liquidated damages to each of the investors. Specifically, in any such case we are required to pay each investor 1.5% of the aggregate amount invested by such investor for each 30-day period (or pro rata for any portion thereof) following the date by which such registration statement should have been filed with the SEC or been declared effective, or is unavailable, as applicable.

We are obligated to maintain the effectiveness of the registration statement until the earliest of (1) the first date on which all Registrable Securities covered by such registration statement have been sold, (2) the first date on which all Registrable Securities covered by such registration statement may be sold without restriction pursuant to Rule 144 or (3) the first date on which none of the securities included in the registration statement constitute Registrable Securities.

In connection with the consummation of the reverse recapitalization, we also entered into a registration rights agreement with Gary Winemaster, Kenneth Winemaster and Thomas Somodi, pursuant to which we agreed to provide to such persons piggyback registration rights with respect to shares of our capital stock, including shares issuable upon exercise, conversion or exchange of securities, held by such persons at any time on or after the closing of the reverse recapitalization. The piggyback registration rights under this registration rights agreement are subject to customary cutbacks and are junior to the piggyback registration rights granted to investors in the private placement and to Roth Capital Partners pursuant to the registration rights agreement entered into in connection with the private placement.

Anti-Takeover Effects of our Articles of Incorporation, Our Amended and Restated Bylaws and Nevada Law; Anti-Takeover Effects of our Certificate of Incorporation, Bylaws and Delaware Law, following the consummation of the Migratory Merger

Classified Board of Directors. Pursuant to the terms of our articles of incorporation, our board of directors is classified with respect to the terms for which its members will hold office by dividing the members into three classes, with the terms of the directors of one class expiring at each annual meeting of our shareholders, subject to the appointment and qualification of their successors. As a result, the term for service on our board of directors will expire for only a portion of our board of directors at each annual shareholder meeting. The classification of our board of directors into separate classes with staggered terms may delay or prevent a change of our board of directors as a whole or our management or a change in control of our company. Pursuant to the purchase agreement for the private placement, however, we agreed to a form of certificate of incorporation for the surviving entity in the migratory merger, which certificate of incorporation will declassify our board of directors. Accordingly, upon the consummation of the migratory merger, pursuant to our certificate of incorporation then-in effect, each of our directors will then hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified.

Authorized but Unissued Shares; “Blank Check” Preferred Stock. We currently have authorized but unissued shares of our common stock which will be available for future issuance without any further vote or action by our shareholders. In addition, pursuant to the terms of our articles of incorporation, we are authorized to issue, without shareholder approval, up to an aggregate of 5,000,000 shares of preferred stock, par value $0.001 per share, in one or more series as may be determined by our board of directors, which may establish from time to time the number of shares to be included in such series, and fix the designations, powers, preferences and rights of the shares of such series and the qualifications, limitations or restrictions thereof. Any preferred stock so established and designated by our board of directors may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. The form of certificate of incorporation for the surviving entity in the migratory merger contains substantially identical provisions regarding the authorization of “blank check” preferred stock.

These shares of common stock and preferred stock may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock, and our ability to fix the designations, powers, preferences and rights of shares of our preferred stock, could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer or merger, or otherwise.

Shareholder Action by Written Consent. Our articles of incorporation and bylaws, as amended, do not permit the shareholders of our company to consent in writing, without a meeting, to any action required to be taken or which may be taken at any annual or special meeting of our shareholders. The inability of our shareholders to act by written consent may have the effect of deterring hostile takeovers or delaying changes in control of our management. However, the forms of certificate of incorporation and bylaws for the surviving entity in the migratory merger, to which we agreed pursuant the purchase agreement for the private placement, permit requisite stockholders to act by written consent.

Business Combinations. As a Nevada corporation, we are also subject to provisions of Nevada law which restrict shareholders beneficially owning 10% or more of our outstanding voting shares from engaging in certain business combinations without approval of our board of directors or the holders of our stock representing a majority of the voting power not beneficially owned by the interested shareholder. Our articles of incorporation contain a similar provision restricting shareholders beneficially owning 20% or more of our outstanding voting shares from engaging in certain business combinations without approval of our board of directors or the holders of our common stock representing two-thirds of the outstanding shares of common stock, subject to the voting rights of any issued and outstanding preferred stock. The form of certificate of incorporation for the surviving entity in the migratory merger, to which we agreed pursuant to the purchase agreement for the private placement, provides that we will not to be governed by the provisions of Section 203 of the Delaware General Corporation Law, which would otherwise impose similar restrictions on business combinations with our stockholders.

Shares Eligible For Future Sale

A substantial number of shares of our common stock could be sold in the public market (a) pursuant to the registration statement or (b) otherwise after the lapse of the contractual and legal restrictions described below. The sale of a substantial amount of our common stock in the public market could adversely affect the prevailing market price of our common stock.

As of August 16, 2011, we had outstanding an aggregate of 10,770,083 shares of our common stock and 113,960.90289 shares of our Series A Convertible Preferred Stock, without giving effect to the reverse split. As of August 16, 2011, on a pro forma basis, as if the reverse split (including the automatic conversion of shares of preferred stock into shares of our common stock upon the consummation of the reverse split) were consummated on or prior to August 16, 2011, we would have had an aggregate of 9,833,350 shares of our common stock, and no shares of preferred stock, outstanding, assuming no exercise of any outstanding warrants. See “Description of Capital Stock – Description of the Preferred Stock – Series A Convertible Preferred Stock” above for a description of the terms of the preferred stock, including their automatic conversion upon consummation of the proposed reverse stock split of our common stock. The shares of our common stock and preferred stock issued in the reverse recapitalization transaction and the private placement, as well as other outstanding shares of our common stock, and the warrants issued in the private placement and to Roth Capital Partners, are, and the shares of our common stock issuable upon conversion of the preferred stock and upon exercise of the warrants will be, “restricted securities” as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the public market if they are registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act, as summarized below.

Lock-Up Agreements

Each of our shareholders who was a stockholder of The W Group and who received shares in the reverse recapitalization (each of whom served as a director and executive officer of The W Group and is currently an executive officer and director of our company), and Kenneth Landini (who served as a director of The W Group and is currently a director of our company), who received shares of preferred stock as a gift from each of Gary Winemaster and Kenneth Winemaster, executed a lock-up agreement which provides that such person will not, for a period commencing on April 29, 2011, the date on which we entered into the purchase agreement for the private placement, and ending 180-days following the effective date of the registration statement of which this prospectus is a part, offer, sell or otherwise transfer any shares of our common stock, any securities substantially similar to our common stock and any securities convertible into or exercisable for shares of our common stock (including shares of our preferred stock), other than in connection with the reverse recapitalization, the repurchase of shares of our common stock from Ryan Neely and Michelle Neely, the transactions contemplated by the purchase and sale agreement between Gary Winemaster and Thomas Somodi and the gifts of shares of preferred stock to Mr. Landini described above, and otherwise subject to customary exceptions. The shares of our capital stock subject to the restrictions set forth in these lock-up agreements are an aggregate of 10,000,000 shares of our common stock and 95,960.90289 shares of our preferred stock (or an aggregate of 8,309,244 shares of our common stock giving effect to the reverse split).

Rule 144

Prior to the reverse recapitalization, Format, Inc. may be deemed to have been a “shell company,” as defined in Rule 12b-2 under the Exchange Act, with nominal operations and assets, which we have assumed to be the case for purposes of this prospectus, for purposes of filing our Current Report on Form 8-K filed with the SEC in connection with the consummation of the reverse recapitalization on May 5, 2011, and for purposes of Rule 144. As a result of the consummation of the reverse recapitalization, we are no longer a shell company. Accordingly, on May 5, 2011, we filed a Current Report on Form 8-K that includes “Form 10 information,” in connection with the reverse recapitalization transaction.

Rule 144(i) permits restricted securities of an issuer that was previously, but has ceased to be, a shell company to first be sold pursuant to Rule 144 only after one year has elapsed from the date that the issuer filed “Form 10 information” with the SEC reflecting its status as an entity that no longer is a shell company and only so long as the issuer is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all reports required to be filed by section 13 or 15(d) of the Exchange Act, other than Form 8-K reports, during the preceding 12 months.

Accordingly, pursuant to Rule 144(i) as currently in effect, and based upon the foregoing assumptions, no shares of our common stock, including shares of our common stock issuable upon conversion of shares of our preferred stock or exercise of outstanding warrants, may be sold pursuant to Rule 144 until May 5, 2012, the date that is one year after we filed our Form 8-K including Form 10 information with the SEC. Until such time, we will not accommodate or otherwise consider, any purported sales of shares or our capital stock, or requests for removal of restrictive legends, pursuant to Rule 144 (including any such purported sales or legend removal requests by any of the persons who were holders of our common stock prior to the reverse recapitalization transaction). In this regard, pursuant to the purchase agreement for the private placement, each of the investors acknowledged that Format may have been a shell company prior to the consummation of the reverse recapitalization and acknowledged the limitations on the availability of Rule 144 to shareholders of a company that was at any time a shell company. Format acknowledged substantially the same in the merger agreement for the reverse recapitalization transaction, and Ryan and Michelle Neely assumed responsibility for such acknowledgment in the stock repurchase and debt satisfaction agreement.

On or after May 5, 2012, a person who has held restricted shares of our common stock for at least six months would be entitled to sell its securities provided that we then satisfy the current public information requirement discussed above. To the extent such shares of common stock are issued to any person upon conversion of shares of our preferred stock or upon “cashless” (net issue) exercise of our outstanding warrants, any such person will be entitled to “tack” the period during which such person held shares of our preferred stock or warrants, as applicable. The applicable holding period for shares of our common stock issued upon exercise of warrants, other than through cashless exercise, will be a period of six months from the date of exercise.

Persons who are our affiliates at the time of, or at any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of restricted or unrestricted securities that does not exceed the greater of (1) one percent of the number of shares of our common stock then outstanding, and (2) if our common stock is then listed on a national securities exchange, the average weekly trading volume of our common stock on such exchange during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale of shares of our common stock.

Sales by affiliates must also comply with the manner of sale and notice provisions of Rule 144.

For purposes of computing the holding period under Rule 144, shareholders should be deemed to have acquired their shares of the common stock of the surviving entity in the migratory merger on the date they originally acquired their shares of our common stock or our preferred stock.

Registration Rights

See “Description of Capital Stock – Registration Rights” for a description of registration rights granted to investors in the private placement, to Roth Capital Partners and to Gary Winemaster, Kenneth Winemaster and Thomas Somodi.

Plan of Distribution

The selling securityholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of our common stock or interests in shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling securityholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through broker-dealers that agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus filed under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgees or secured parties as selling securityholders under this prospectus. The selling securityholders also may transfer the shares of our common stock in other circumstances, including as a gift or partnership distribution, in which case the donees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus, provided that an amendment or supplement to this prospectus is filed under Rule 424(b)(3) or other applicable provisions of the Securities Act amending the list of selling securityholders to include the donees, transferees or other successors in interest as selling securityholders under this prospectus.

In connection with the sale of our common stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling securityholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling securityholders from the sale of our common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states our common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or Rule 144 under the Securities Act or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 under the Securities Act, or (3) the first date on which none of the shares covered by this prospectus constitute Registrable Securities.

Legal Matters

The validity of the shares of common stock offered hereby will be passed upon for us by our Nevada counsel, Woodburn and Wedge.

Experts

The consolidated financial statements as of December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010, included in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the Registration Statement. Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Industry data included in the “Business” section of this Prospectus has been provided by Power Systems Research, Inc., a global supplier of business information to the engine and power products industries, as specified in such section.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-1, including exhibits and schedules, under the Securities Act with respect to the common stock to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. For further information about us and our common stock, you may refer to the registration statement.

You may read, without charge, and copy, at prescribed rates, all or any portion of the registration statement or any reports, statements or other information in the files at the public reference room at the SEC’s principal office at 100 F Street NE, Washington, D.C., 20549. You may request copies of these documents, for a copying fee, by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our filings, including the registration statement, will also be available to you on the Internet website maintained by the SEC at http://www.sec.gov.

We are subject to the information and reporting requirements of the Securities Exchange Act and will file annual, quarterly and current reports, proxy statements and other information with the SEC. You can request copies of these documents, for a copying fee, by writing to the SEC. These reports, proxy statements and other information will also be available on the Internet website of the SEC referred to above and our website www.powergreatlakes.com (which is not part of this prospectus). We intend to furnish our shareholders with annual reports containing financial statements audited by our independent auditors.

POWER SOLUTIONS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollar amounts in thousands, except per share amounts)	June 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash	$—	$—
Accounts receivable, net	20,962	16,282
Inventories	30,388	32,168
Prepaid expenses and other current assets	1,487	1,028
Deferred income taxes	835	687

Total current assets	53,672	50,165

Property, plant and equipment, net	2,690	2,883
Other noncurrent assets	1,393	2,305

Total assets	$57,755	$55,353

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Income taxes payable	—	619
Current maturities of long-term debt and capital lease obligations	22	2,226
Line of credit	16,223	21,633
Accounts payable	18,095	17,210
Accrued liabilities	2,474	2,211

Total current liabilities	36,814	43,899

LONG-TERM OBLIGATIONS
Other non-current liabilities	189	189
Deferred income taxes	257	233
Private placement warrants	2,783	—
Long-term debt and capital lease obligations, net of current maturities	54	5,676

Total liabilities	40,097	49,997

Commitments and contingencies	—	—

Shareholders’ equity:
Series A convertible preferred stock - $0.001 par value: Authorized 114,000 shares. Issued and outstanding: 113,961 and 95,961 shares at June 30, 2011 and December 31, 2010, respectively.	10,319	—
Common stock - $0.001 par value. Authorized 50,000,000 shares. Issued and outstanding: 10,770,083 and 10,000,000 shares at June 30, 2011 and December 31, 2010, respectively.	11	10
Common stock warrant	399	—
Additional paid-in-capital	5	(3)
Retained earnings	6,924	5,349

Total shareholders’ equity	17,658	5,356

Total liabilities and shareholders’ equity	$57,755	$55,353

The accompany notes are an integral part of these Condensed Consolidated Financial Statements.

POWER SOLUTIONS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollar amounts in thousands, except per share amounts)	Three months ended June 30, 2011	Three months ended June 30, 2010	Six months ended June 30, 2011	Six months ended June 30, 2010
Net sales	$35,329	$23,770	$66,682	$43,399
Cost of sales	28,844	19,684	54,218	36,259

Gross profit	6,485	4,086	12,464	7,140

Operating expenses:
Engineering	1,016	1,026	2,008	1,740
Selling and service	1,775	1,287	3,167	2,458
General and administrative	1,124	715	2,426	1,440

	3,915	3,028	7,601	5,638

Operating income	2,570	1,058	4,863	1,502
Other (income) expense:
Interest expense	301	486	930	998
Loss on debt extinguishment	485	—	485	—
Other (income) expense, net	658	—	658	—

Income before income taxes	1,126	572	2,790	504
Income tax provision	612	108	1,215	95

Net income	$514	$464	$1,575	$409

Undistributed earnings	$514	$464	$1,575	$409

Undistributed earnings allocable to Series A convertible preferred shares	$496	$448	$1,518	$394

Undistributed earnings allocable to common shares	$18	$16	$57	$15

Weighted-average preferred shares outstanding:
Basic	108,422	95,961	102,192	95,961
Diluted	108,422	95,961	102,192	95,961

Weighted-average common shares outstanding:
Basic	10,533,134	10,000,000	10,266,567	10,000,000
Diluted	10,533,134	10,000,000	10,266,567	10,000,000

Undistributed earnings per share - Basic
Series A convertible preferred shares	$4.57	$$4.67	$14.85	$4.11

Common shares	$0.00	$$0.00	$0.01	$0.00

Undistributed earnings per share - Diluted
Series A convertible preferred shares	$4.57	$$4.67	$14.85	$4.11

Common shares	$0.00	$$0.00	$0.01	$0.00

See Note 4, Earnings Per Share, for the computation of undistributed earnings per share allocated to preferred and common shares and the computation of earnings per share on a post-Reverse Split basis.

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

POWER SOLUTIONS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Dollar amounts in thousands)	Six months ended June 30, 2011	Six months ended June 30, 2010
Cash flows from operating activities:
Net income	$1,575	$409
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	389	401
Deferred income taxes	(124)	(7)
Increase (decrease) in accounts receivable allowances	55	(2)
Decrease in valuation of private placement warrants	(105)	—
Loss on debt extinguishment	485	—
(Increase) decrease in operating assets:
Accounts receivable	(4,735)	14,286
Inventories	1,780	1,807
Prepaid and other current assets	(608)	(492)
Other noncurrent assets	246	290
(Increase) decrease in operating liabilities:
Accounts payable	74	(12,249)
Accrued liabilities	263	23
Income taxes payable	(619)	(1,117)
Deferred revenue	—	90

Net cash (used in) provided by operating activities	(1,324)	3,439

Cash flows from investing activities:
Purchase of property, plant, equipment and other assets	(372)	(281)
Increase in cash surrender value of life insurance	(12)	—

Net cash used in investing activities	(384)	(281)

Cash flows from financing activities:
(Decrease) increase in cash overdraft	781	(307)
Initial proceeds from borrowings under current line of credit	18,338	—
Net decrease in current line of credit	(2,115)	—
Repayment of prior line of credit	(21,633)	(1,970)
Proceeds from long-term debt	43	52
Proceeds from issuance of preferred stock with warrants	18,000	—
Payments on long-term debt and capital lease obligations	(7,869)	(933)
Cash paid for transaction and financing fees	(3,837)	—

Net cash provided by (used in) financing activities	1,708	(3,158)

Net change in cash	—	—

Cash at beginning of period	—	—

Cash at end of period	$—	$—

Supplemental disclosures of cash flow information:
Cash paid for interest	$718	$934
Cash paid for income taxes	2,318	1,193

Supplemental disclosure of noncash transactions:
Transaction fees	$588	$—
Dividends	224	—
Common stock warrant issued	399	—

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

POWER SOLUTIONS INTERNATIONAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Dollar amounts in thousands, except per share amounts)

1.	Basis of Presentation

Description of the Company

Power Solutions International, Inc. (“Power Solutions International”, “PSI” or the “Company”) was formerly known as Format, Inc. (“Format”), a company engaged, to a limited extent, in EDGARizing corporate documents for filing with the Securities and Exchange Commission (“SEC”), and providing limited commercial printing services. On April 29, 2011, Format consummated a reverse acquisition transaction with The W Group, Inc. and its subsidiaries (“The W Group”), and The W Group remained as the surviving corporation of the reverse acquisition, becoming a wholly-owned subsidiary of Power Solutions International. Based upon the nominal operations and assets of Format immediately prior to the consummation of the reverse acquisition and the other transactions described in Note 3 to the Condensed Consolidated Financial Statements, Reverse Recapitalization of The W Group, Private Placement, Reverse Split and Migratory Merger, Format, Inc. may be deemed to have been a shell company (as that term is defined in Rule 12b-2 of the Exchange Act). Therefore, the reverse acquisition transaction has been accounted for as a reverse recapitalization and no goodwill or intangible assets have been recorded (“Reverse Recapitalization”). The W Group is the accounting acquiror in the Reverse Recapitalization because The W Group’s former stockholders received the greater portion of the voting rights in the combined entity and The W Group’s senior management dominates all of the senior management of PSI. Therefore, it is The W Group’s historical financial position and results of operations that are presented in the condensed consolidated financial statements within this Form 10-Q, with The W Group’s historical equity restated to reflect the originally issued and outstanding equity of Format, Inc., plus the equity issued by Power Solutions International, Inc. pursuant to the Reverse Recapitalization.

Upon the closing of the Reverse Recapitalization of The W Group, the Company succeeded to the business of The W Group, which is described below. In connection with the Reverse Recapitalization, effective April 29, 2011, Format changed its corporate name to Power Solutions International, Inc. Unless the context otherwise requires, the “Company” refers to The W Group prior to the closing of the Reverse Recapitalization on April 29, 2011, and Power Solutions International, Inc. (f/k/a Format, Inc.), as successor to the business of The W Group, following the closing of the Reverse Recapitalization.

The accompanying unaudited condensed consolidated financial statements present information in accordance with generally accepted accounting principles in the U.S. (“GAAP”) for interim financial information and applicable rules of Regulation S-X and reflect all adjustments (including normal recurring adjustments) necessary to present fairly the consolidated financial position, results of operations and cash flows of the Company, The W Group, Inc. and its wholly-owned subsidiaries for the periods presented. The interim consolidated results of operations are not necessarily indicative of the results for the full fiscal year. This report should be read in conjunction with the consolidated financial statements and accompanying notes included in the Company’s Form 8-K, as amended, dated April 29, 2011, which includes the financial statements and other financial information of The W Group for the year ended December 31, 2010, and the three months ended March 31, 2011.

Business

The Company is a global producer and distributor of a broad range of high performance, certified low emission, power systems for original equipment manufacturers of off-highway industrial equipment (“industrial OEMs”). The Company’s customers include companies that are large, industry-leading and/or multinational organizations, and the Company is a sole source power system provider for most of its customers. The Company’s power systems are highly engineered, comprehensive systems which, through its technologically sophisticated development and manufacturing processes, including its in-house design, prototyping, testing and engineering capabilities and its analysis and determination of the specific components to be integrated into a given power system (driven in large part by emission standards and cost restrictions required, or desired, to be met), allows the Company to provide to its customers power systems customized to meet specific industrial OEM application requirements, other technical specifications of customers and requirements imposed by environmental regulatory bodies. The Company’s power system configurations range from a basic engine block integrated with appropriate fuel system components to completely packaged power systems that include any combination of cooling systems, electronic systems, air intake systems, fuel systems, housings, power takeoff systems, exhaust systems, hydraulic systems, enclosures, brackets, hoses, tubes and other assembled componentry. The Company is able to provide to its customers a comprehensive power system which can be incorporated, using a single part number, directly into a customer’s specified application. Capitalizing on its expertise in developing and manufacturing emission-certified power systems and through its access to the latest power system technologies, the Company believes that it is able to provide complete “green” power systems to industrial OEMs at a low cost and with fast design turnaround. In addition to the certified products described above, the Company sells diesel and non-certified power systems and aftermarket components.

Use of Estimates

The preparation of consolidated financial statements in accordance with GAAP requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates.

2.	Recently Issued Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-04, an update to Topic 820 – Fair Value Measurements and Disclosures of the Accounting Standards Codification. This update provides guidance on how fair value accounting should be applied where its use is already required or permitted by other standards and does not extend the use of fair value accounting. The Company will adopt this guidance effective January 1, 2012 as required and does not expect the adoption to have a significant impact to its consolidated financial statements.

In June 2011, the FASB issued ASU No. 2011-05, an update to Topic 220 – Comprehensive Income of the Accounting Standards Codification. The update is intended to increase the prominence of other comprehensive income in the financial statements. The guidance requires that the Company present components of comprehensive income in either one continuous statement or two separate but consecutive statements and no longer permits the presentation of comprehensive income in the consolidated statement of shareholders’ equity. The Company will adopt this new guidance effective January 1, 2012, as required. The Company does not expect the adoption to have a significant impact to its consolidated financial statements.

3.	Reverse Recapitalization of The W Group, Private Placement, Reverse Split and Migratory Merger

On April 29, 2011, Power Solutions International, Inc. (formerly known as Format, Inc.) completed a reverse acquisition transaction in which PSI Merger Sub, Inc., a Delaware corporation that was newly-created as a wholly-owned subsidiary of Power Solutions International, Inc., merged with and into The W Group, Inc. The W Group remained as the surviving corporation of the reverse acquisition transaction and became a wholly-owned subsidiary of Power Solutions International, Inc. Pursuant to an agreement and plan of merger, all of the outstanding shares of common stock of The W Group held by the three stockholders of The W Group at the closing of the reverse acquisition transaction converted into, and Power Solutions International, Inc. issued to the three stockholders of The W Group, an aggregate 10,000,000 shares of common stock and 95,960.90289 shares of Series A Convertible Preferred Stock. In accordance with FASB Accounting Standards Codification (“ASC”) section 805, “Business Combinations” The W Group is considered the accounting acquiror in the reverse acquisition. The W Group is considered the acquiror for accounting purposes, and has accounted for the transaction as a reverse recapitalization, because (1) The W Group’s former stockholders received the greater portion of the voting rights in the combined entity, (2) The W Group’s senior management represents all of the senior management of the combined entity and (3) immediately prior to the transaction, Format, Inc., was a company with nominal operations and assets. Consequently, the assets and liabilities and the historical operations that are reflected in Power Solutions International, Inc’s consolidated financial statements are those of The W Group and have been recorded at the historical cost basis of The W Group, with a recapitalization adjustment to report the issued equity of PSI. However, PSI has accounted for the reverse acquisition as a reverse recapitalization of The W Group, and no goodwill or other intangible assets has been recorded because immediately prior to, and at the time of the reverse acquisition, Format Inc, Inc. the accounting acquiree, was a company with nominal assets and nominal operations, engaged to a limited extent in EDGARizing corporate documents for filing with the SEC and limited commercial printing services.

The results of operations of Format, Inc. have not been included in the consolidated statement of operations from the date of the Reverse Recapitalization, or April 29, 2011, because Format had nominal operations and assets, which consisted mostly of cash immediately prior to consummation of the Reverse Recapitalization transaction. In accordance with the accounting for an entity with nominal operations and assets under a reverse recapitalization transaction, the net income and equity of Format, immediately prior to the Reverse Recapitalization have been reclassified to preferred equity. The related party obligations owed by Format immediately prior to the Reverse Recapitalization were settled through the terms of a repurchase agreement while the remaining obligations were settled with the available cash on Format Inc.’s balance sheet. Immediately prior to the reverse acquisition transaction, Format had assets with a net book value of five-thousand dollars which were written off in connection with the transaction.

Concurrent with the closing of the Reverse Recapitalization, Power Solutions International, Inc. and The W Group entered into a purchase agreement (“Private Placement”) whereby Power Solutions International, Inc. completed the sale of an aggregate of 18,000 shares of PSI preferred stock together with private placement warrants (“Private Placement Warrants”) representing the right to purchase an aggregate of 24,000,007 shares of PSI common stock, subject to certain limitations on exercise. The shares of PSI preferred stock issued in the Private Placement are initially convertible into an aggregate of 48,000,007 shares of PSI common stock, subject to certain limitations. In consideration, Power Solutions International, Inc. and The W Group received proceeds of $18.0 million before estimated transaction fees, costs and expenses of approximately $5.2 million in connection with the Reverse Recapitalization and Private Placement.

In connection with the Private Placement, the Company also issued to Roth Capital Partners, LLC a warrant (“Roth Warrant”) to purchase initially 3,360,000 shares of PSI common stock, subject to certain limitations on exercise set forth in the Roth Warrant.

In connection with, and prior to the consummation of, the Reverse Recapitalization, the board of directors of Format approved a 1-for-32 reverse stock split of issued and outstanding shares of the Company’s common stock (“Reverse Split”), immediately following the effectiveness of which every 32 issued and outstanding shares of the Company’s common stock will automatically convert into one share of Company common stock. Any shareholder of the Company that would otherwise be entitled to a fraction of a share of the Company’s common stock (after aggregating all fractional shares of the Company’s common stock to be received by such holder) as a result of the Reverse Split, will receive an additional share of the Company’s common stock (i.e., the aggregate number of shares of the Company’s common stock of a shareholder resulting from the Reverse Split would be rounded up to the nearest whole number). The Reverse Split will not affect the number of authorized shares of capital stock of the Company or the par value of the Company’s common stock. Immediately following the effectiveness of the Reverse Split, each issued and outstanding share of Company preferred stock will automatically convert into a number of shares of Company common stock equal to one-thousand dollars divided by the conversion price then in effect.

Further, in connection with the Reverse Recapitalization and the Private Placement, the board of directors of Format approved the migratory merger (“Migratory Merger”) of the Company with and into a Delaware corporation that will be newly-created as a wholly owned subsidiary of the Company, which Migratory Merger will be effected for the purpose of changing the Company’s jurisdiction of incorporation from Nevada to Delaware. The parties agreed that the Reverse Split may be effected through the consummation of the Migratory Merger, whereby each 32 shares of the Company’s common stock will be converted into one share of common stock of the surviving entity in the Migratory Merger. The consummation of the Migratory Merger will constitute the Reverse Split for all purposes, as contemplated by the transaction documents entered into in connection with the consummation of the Reverse Recapitalization and the Private Placement. The consummation by the Company of the Migratory Merger, including the Reverse Split to be effected thereby, is subject to the approval of the Company’s shareholders.

4.	Earnings Per Share

The Company computes earnings per share by applying the guidance stated in ASC 260, Earnings per Share, to determine the net income (loss) available per share of its common stock. Earnings per share (“EPS”) is calculated using the two-class method before taking into account the Reverse Split (as described above under Note 3, Reverse Recapitalization of The W Group, Private Placement, Reverse Split and Migratory Merger), because the convertible preferred shares participate in any undistributed earnings with the common shareholders, specifically, on a one-to-one, as-if converted basis (without giving effect to the limitations on conversion of the preferred stock). Thus, under the two-class method, earnings allocated to preferred shares are based upon the proportion of the “as-if converted” preferred shares to the combined total of common shares, plus the “as-if converted” shares. EPS under the two-class method is then calculated by dividing these allocated earnings by the actual, unconverted number of common and preferred shares outstanding as of the last day of the reporting period.

Though the Company has not and does not intend to pay dividends prior to the Reverse Split, because the preferred stock grants the right to participate in undistributed earnings with Company common stock, it is considered a participating security, and the Company has applied the two-class method to calculate per share amounts for distributed and undistributed earnings required under ASC 260-10-45, until all of the shares of preferred stock convert into shares of Company common stock. Upon the Reverse Split, the shares of the Company’s preferred stock will automatically convert into shares of the Company’s common stock. As a result, the net income (loss) per share will then be calculated as consolidated net income available to common shareholders divided by the weighted average shares of the common stock of Power Solutions International (the legal acquiror), immediately after the Reverse Split, with restatement of the shares for both the Reverse Recapitalization and the Reverse Split.

Diluted earnings per share, under both the two-class method and the treasury stock method, is calculated by evaluating the dilutive effect of potential shares of the Company’s common stock issuable through the exercise of the Private Placement Warrants and the Roth Warrant. The PSI preferred stock is subject to full-ratchet anti-dilution whereby, upon the issuance (or deemed issuance) of shares of PSI common stock at a price below the then-current conversion price of the PSI preferred stock, subject to specified exceptions, the conversion price of the PSI preferred stock is reduced to the effective price of PSI common stock so issued (or deemed to be issued). Contingently issuable shares per terms of the full ratchet anti-dilution protection granted to the Company’s preferred shares, have not been evaluated for their dilutive effect, as the conditions for their issuance have not been met as of June 30, 2011, and thus, are not included in diluted earnings per share.

The purchase agreement for the Private Placement contains the following provision, which may be deemed to be a form of anti-dilution protection: if prior to the earlier of (a) the second anniversary of the date on which the registration statement for the shares of Company common stock underlying the preferred stock and the Private Placement warrants become effective and (b) 180 days after the closing of a firm commitment public underwritten offering of equity securities resulting in gross proceeds of not less than $15.0 million, the Company issues equity securities in a public or private offering (or series of related offerings) resulting in gross proceeds of at least $5.0 million at or below an effective price per share of $0.375 ($12.00 per share giving effect to the Reverse Split) (“Reset Price”), subject to adjustment, the Company will have to issue to each investor in the Private Placement (1) additional shares of Company common stock so that after giving effect to such issuance, the effective price per share of its common stock acquired by such investors in the Private Placement will be equal to the Reset Price and (2) additional Private Placement warrants covering a number of shares of Company common stock equal to 50% of the shares of its common stock issued pursuant to clause (1) above. These provisions are not triggered based on the market price of Company common stock, but rather on the issuance by the Company of additional equity securities below an effective price per share of $0.375 ($12.00 per share giving effect to the Reverse Split). The contingent issuance of additional common shares as a result of the anti-dilution provisions discussed above represents a market-based contingency that does not become a reality until the Company issues securities in the manner described above.

The Company utilizes the treasury stock method described in ASC 260-10-55 to determine the number of treasury shares assumed to be purchased from the proceeds of warrant exercises, with any residual shares representing the incremental common shares to be issued and included in diluted EPS. The Private Placement Warrants and the Roth Warrant have been evaluated for their potentially dilutive effect using the treasury stock method. An excess number of treasury shares could be purchased with the proceeds from exercise of these warrants, resulting in exclusion of these warrants from diluted EPS.

Computation of Undistributed Earnings and Allocation of Undistributed Earnings to Participating Securities

The table below presents the computation of undistributed earnings that are available to be allocated to the participating securities (i.e., common shares and the convertible preferred shares).

	Three months ended June 30		Six months ended June 30
	2011	2010	2011	2010
Net income	$514	$464	$1,575	$409
Less dividends paid:
Preferred	—	—	—	—
Common	—	—	—	—

Undistributed earnings	$514	$464	$1,575	$409

The allocation of undistributed earnings to each class of participating stock is computed as follows, based upon the proportionate ratio of average outstanding shares in each class of stock to the total average shares outstanding, on an as-if converted basis:

	Three months ended June 30,						Six months ended June 30,
	2011			2010			2011			2010
	Weighted average shares outstanding	Ratio	Allocation of undistributed earnings	Weighted average shares outstanding	Ratio	Allocation of undistributed earnings	Weighted average shares outstanding	Ratio	Allocation of undistributed earnings	Weighted average shares outstanding	Ratio	Allocation of undistributed earnings

Preferred shares, if converted	289,126,516	96.48%	$496	255,895,742	96.24%	$448	272,511,129	96.37%	$1,518	255,895,742	96.24%	$394
Common shares	10,533,134	3.52%	18	10,000,000	3.76	16	10,266,567	3.63	57	10,000,000	3.76	15

Total common shares, if converted	299,659,650	100.00%	$514	265,895,742	100.00%	$464	282,777,696	100.00%	$1,575	265,895,742	100.00%	$409

Earnings per share for each participating security under the two-class method represents the undistributed earnings allocated to each security, as computed above, divided by the weighted average of actual shares outstanding during the period, as shown on the face of the Company’s condensed consolidated statement of operations.

Anti-dilutive Potential Common Shares Excluded from the Diluted Earnings Per Share Computation

Roth Warrant: 3,360,000 shares of the Company common stock pre-Reverse Split; 105,000 shares post Reverse Split; exercise price $13.20 per share post-Reverse Split ($0.4125 price per share pre-Reverse Split); average share price of the Company common stock is $10.08 (post-Reverse Split).

Private Placement Warrants: 24,000,007 shares of the Company common stock pre-Reverse Split; 750,002 shares post-Reverse Split; exercise price $13.00 per share post-Reverse Split ($0.40625 price per share pre-Reverse Split); average share price of the Company common stock is $10.08 (post-Reverse Split).

5.	Other Noncurrent Assets

Other noncurrent assets include the following:

	June 30, 2011	December 31, 2010

Deferred transaction expenses	$—	$870
Loan origination fees, net	215	338
Other	1,178	1,097

Total	$1,393	$2,305

Deferred transaction expenses at December 31, 2010 primarily consist of professional and consulting fees incurred in connection with the Reverse Recapitalization and the Private Placement completed on April 29, 2011 as described in Note 3.

Loan origination fees included in other assets as of June 30, 2011 and December 31, 2010 represents the noncurrent portion of unamortized loan fees associated with the New Credit Agreement and the Prior Credit Agreement (each as described under Note 7), respectively. The total unamortized loan origination fees were $353 and $558 as of June 30, 2011 and December 31, 2010, respectively, the current portion of which is classified in “Prepaid and other” on the balance sheet. As described in Note 7 and Note 8, the Company repaid its debt obligations under the Prior Credit Agreement effective April 29, 2011. Accordingly, the Company recognized a loss on debt extinguishment of $485 related to the remaining unamortized loan fees associated with the Prior Credit Agreement. Amortization expense related to loan origination fees and classified as interest expense was $93 and $143 for the six months ended June 30, 2011 and 2010, respectively.

The remaining balance of other noncurrent assets of $1,178 and $1,097 as of June 30, 2011 and December 31, 2010, respectively, primarily includes deferred emission certification costs, deposits, and other assets.

6.	Fair Value of Financial Instruments

The Company’s financial instruments, carried at cost, include accounts receivable, accounts payable, a line of credit, notes payable, and capital lease obligations. The carrying amounts of accounts receivable and accounts payable approximate fair value because of their short-term nature. The carrying value of the line of credit, notes payable and capital lease obligations approximate fair value because the interest rates fluctuate with market interest rates or the fixed rates are based on current rates offered to the Company for debt with similar terms and maturities and the Company’s credit rating has not changed significantly since the origination of its line of credit, notes payable or capital lease obligations.

As of June 30, 2011, the Company measures its fair value instruments under ASC Topic 825, Financial Instruments, which defines fair value as the price that would be received to sell an asset or paid to transfer a liability (i.e., exit price) in an orderly transaction between market participants at the measurement date. It also establishes a three-level valuation hierarchy for disclosures of fair value measurement as follows:

•	Level 1 – quoted prices in active markets for identical assets or liabilities,

•	Level 2 – other significant observable inputs for the assets or liabilities through corroboration with market data at the measurement date, and

•	Level 3 – significant unobservable inputs that reflect management’s best estimate of what market participants would use to price the assets or liabilities at the measurement date.

Private Placement Warrants Liability

As of June 30, 2011, the Company’s sole financial instrument measured at fair value is the Company’s warrants issued in the Private Placement, discussed further in Note 10. The liability for these warrants is valued based on unobservable inputs and thus is considered a Level 3 financial instrument. The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, Distinguishing Liabilities from Equity, and ASC 815. The value of the warrants was determined based upon an exercise price of $13.00 per share (post-Reverse Split), the purchase price for (i.e., the value of) the Company’s preferred stock and related warrants of $18.0 million in aggregate, and an assessment of the risk-free interest rate of 2.1% using 5-year Treasury Bond yields, an anticipated volatility factor of 50.0% from peer group companies, and a zero dividend yield, all incorporated into the valuation using the Black-Scholes option pricing model. Some level 3 inputs were used to estimate the fair value of these warrants due to the limited trading activity of the Company’s common stock and no trading market for the warrants, and a lack of comparable market quotes for similar entities. As a result of limited market trading of its common stock to date, the Company believes that changes in the fair value of the warrant liability will be insignificant.

The following table summarizes fair value measurements by level as of June 30, 2011 for the Company’s financial instrument measured at fair value on a recurring basis:

	Level 1	Level 2	Level 3
Private placement warrant liability	$—	$—	$2,783

The following table summarizes the change in the fair value of the Company’s Level 3 financial instrument for the six months ended June 30, 2011:

Level 3 Liability – Private placement warrant liability	Six months ended June 30, 2011
Balance at December 31, 2010	$—
Warrants issued	2,888
Changes in warrant liability value	(105)

Balance at June 30, 2011	$2,783

As of December 31, 2010, the Company did not identify any assets and liabilities required to be presented on the balance sheet at fair value.

7.	Line of Credit

The Company has a revolving credit facility with Harris, N.A. The existing and historical financing arrangements require that cash received be applied against the Company’s revolving line of credit. Accordingly, the Company does not maintain cash or cash equivalents on its balance sheet, but instead funds its operations through borrowings under its revolving line of credit.

On April 29, 2011, in connection with the closing of the Reverse Recapitalization, The W Group and Power Solutions International, Inc. entered into a loan and security agreement with Harris, N.A. (“Harris Agreement”), which replaced the existing loan and security agreement that The W Group had with its senior lender (“Prior Credit Agreement”) prior to the closing of the Reverse Recapitalization. Pursuant to the Harris Agreement, among other things, the maximum loan amount was reduced from the maximum loan amount under The W Group’s Prior Credit Agreement to reflect The W Group’s repayment in full of its two previously outstanding term loans under the Prior Credit Agreement, and the financial covenants under the Prior Credit Agreement were replaced with a new fixed charge coverage ratio covenant. The Harris Agreement provides for borrowings up to $35.0 million under a Revolving Line of Credit (“Line of Credit”) which is scheduled to mature on April 29, 2014. The Harris Agreement is collateralized by substantially all of the Company’s assets. The Company is required to meet certain financial covenants, including a minimum monthly fixed charge coverage ratio and a limitation on annual capital expenditures. The Harris Agreement also contains customary covenants and restrictions, including agreements to provide financial information, comply with laws, pay taxes and maintain insurance, restrictions on the incurrence of certain indebtedness, guarantees and liens, restrictions on mergers, acquisitions and certain dispositions of assets, and restrictions on the payment of dividends and distributions. In addition, the Harris Agreement requires cash accounts to be held with Harris N.A. The cash deposits are swept by Harris N.A. daily and applied against the outstanding Line of Credit. The unused and available line of credit balance was $18.4 million at June 30, 2011.

Under the Harris Agreement (in contrast to the Prior Credit Agreement): (a) the Company is a party to the Harris Agreement and pledged all of its shares of The W Group to Harris N.A. as collateral for the Line of Credit; (b) there are no term loans; (c) the Line of Credit bears interest at Harris’ prime rate (3.25% at June 30, 2011) plus an applicable margin ranging from to 0% to 0.50%; or, at the Company’s option, all or a portion of the Line of Credit can be designated to bear interest at LIBOR plus an applicable margin ranging from 2.00% to 2.50%; (d) the limitation on annual capital expenditures was increased from the limitation under The W Group’s Prior Credit Agreement; (e) a maximum quarterly senior debt leverage ratio, which was included in the Prior Credit Agreement, was eliminated; and (f) a fixed charge coverage ratio similar to the fixed charge coverage ratio in the Prior Credit Agreement was included, except that this fixed charge coverage ratio under the Harris Agreement excludes historical debt service on the Term Loans (as discussed below in Note 8) and certain other one-time expenses. The Company was in compliance with the financial covenants under its current credit facility as of its most recent required compliance reporting period.

The Company’s Prior Credit Agreement provided borrowings up to $29.0 million, bearing interest at the bank’s prime rate (3.25% at December 31, 2010), plus an applicable margin ranging from 2.25% to 2.50%. At December 31, 2010, the Company had designated the entire outstanding balance of $21,633 to bear interest at LIBOR as allowed under the Prior Credit Agreement. The unused line balance was $7.4 million at December 31, 2010, and the interest rate on the line of credit was 5.50%.

The line of credit under the Prior Credit Agreement was scheduled to mature on July 15, 2013, and was cross-defaulted with the Term Loans discussed and defined below under Note 8 and collateralized by substantially all business assets. As discussed above, the revolving line of credit under the Prior Credit Agreement was repaid in full on April 29, 2011 and replaced with the Line of Credit under the Harris Agreement.

8.	Long-Term Debt

Long-term debt consists of the following at June 30, 2011 and December 31, 2010, respectively. The December 31, 2010 balances are prior to the full repayment of the Term Loan A and Term Loan B on April 29, 2011, using a portion of the proceeds from the Private Placement of preferred stock:

	June 30, 2011	December 31, 2010
Term Loan A	$—	$5,638
Term Loan B	—	2,100
Notes payable	76	86
Capital lease obligations	—	78

	76	7,902
Less current maturities	22	2,226

Total	$54	$5,676

Prior to their repayment as of April 29, 2011, as discussed in Note 7, the Prior Credit Agreement provided for two term loans of $8.7 million (“Term Loan A”) and $2.4 million (“Term Loan B” and together with Term Loan A, the “Term Loans”), which Term Loans were scheduled to mature on July 15, 2013 and had variable interest rates. Under the terms of the Prior Credit Agreement, the Company had the ability to elect whether outstanding amounts under the Term Loans accrued interest based on the prime rate plus a margin or LIBOR plus a margin. Prior to its repayment in full in connection with the closing of the Reverse Recapitalization, principal payments of Term Loan A were payable in quarterly installments ranging from $0.2 million to $0.6 million over the life of the loan. Term Loan A had an outstanding balance of $5.6 million as of December 31, 2010, with an effective interest rate of 7.5% as of December 31, 2010 and at the time it was repaid. Prior to its repayment in full in connection with the closing of the Reverse Recapitalization, principal payments of Term Loan B were payable in quarterly installments of less than $0.1 million over the life of the loan plus a balloon payment at maturity. Term Loan B had an outstanding balance of $2.1 million as of December 31, 2010, with an effective interest rate of 5.5% as of year-end and at the time it was repaid. In addition to scheduled quarterly payments, the Prior Credit Agreement required an annual repayment equal to 60% of excess cash flow as defined under the Prior Credit Agreement.

9.	Income Taxes

At the end of each interim period, the Company estimates its annual effective tax rate (“ETR”) and applies that rate to its interim earnings. The Company also records the tax impact of certain unusual or infrequently occurring items, including the effects of changes in valuation allowances and tax laws or rates, in the interim period in which they occur. Any penalties and/or interest incurred in connection with the payment of the Company’s income tax obligations are classified within general and administrative expenses and interest expense, respectively.

The computation of the annual ETR at each interim period requires certain estimates and significant judgments, including, but not limited to, the expected operating income for the year, projections of the proportion of income earned and taxed in state jurisdictions, permanent and temporary differences, and the likelihood of recovering deferred tax assets generated in the current year. The accounting estimates used to compute the provision for income taxes may change as new events occur, additional information is obtained, or the tax environment changes.

The Company’s ETR for the six months ended June 30, 2011 was 43.5% compared with 18.9% for the comparable prior year period. The Company’s effective tax rate in 2011 is expected to be higher primarily due to the non-deductibility of certain transaction costs incurred in connection with the Reverse Recapitalization and Private Placement and an increase in the Illinois corporate income tax rate from 4.8% to 7%. Offsetting these increases to the Company’s ETR are research tax credits which are generated each year as a result of its engineering research and development activities. In general, these credits which are general business credits, may be carried forward up to 20 years to be offset against future taxable income.

10.	Shareholders’ Equity

The following table presents the changes in the Company’s shareholders’ equity in the six months ended June 30, 2011, giving effect to the Reverse Recapitalization and related transactions.

	Series A convertible preferred stock		Common stock		Common stock warrant		Additional paid-in capital	Retained earnings	Total shareholders’ equity
	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount	Amount	Amount	Amount
Balance at December 31, 2010	95,961	$—	10,000,000	$10	—	$—	$(3)	$5,349	$5,356
Net income								1,575	1,575
Reverse recapitalization	—	(389)	770,083	1	—	—	8	—	(380)
Private placement	18,000	10,708	—	—	3,360,000	399	—	—	11,107

Balance at June 30, 2011	113,961	$10,319	10,770,083	$11	3,360,000	$399	$5	$6,924	$17,658

Series A Convertible Preferred Stock

Series A Convertible preferred stock is initially convertible into shares of Company common stock at any time at the election of its holder subject to limitations on conversion set forth in the certificate of designation. The preferred stock conversion price is $12.00 per share giving effect to the Reverse Split ($0.375 per share pre-Reverse Split) and is subject to adjustment for non-cash dividends, distributions, stock splits or other subdivisions or reclassifications of Company common stock. Series A Convertible preferred stock is also subject to full-ratchet anti-dilution whereby, upon the issuance (or deemed issuance) of shares of the Company’s common stock, subject to specified exceptions, the conversion price of the Company’s preferred stock will be reduced to the effective price of its common stock so issued (or deemed to be issued). The Company preferred stock does not have a stated maturity date and upon the occurrence of liquidation, dissolution or winding up of the Company each holder of preferred stock is entitled to be paid before any distribution or payment is made upon the Company’s common stock. The Company preferred stock may only be converted to shares of its common stock and is not redeemable for cash upon the occurrence of any other events. The Company preferred stock is not within the scope of ASC 480, Distinguishing Liabilities from Equity, as the preferred stock is not a mandatorily redeemable financial instrument; it does not embody an obligation to repurchase the Company’s equity shares by transferring assets; and it does not embody an unconditional obligation to issue a variable number of the Company’s equity shares. Accordingly, the Company’s preferred stock does not meet the conditions in paragraph 2 of ASC 480-10-S99-3A (as interpreted in paragraph 3f) that would require temporary equity classification. Therefore, the preferred stock is classified as permanent equity on the Company’s balance sheet.

The Company estimated the fair value of its common stock using the “Backsolve Method,” as described in the current working draft of the American Institute of Certified Public Accountants practice aid Valuation of Privately Held Company Equity Securities Issued as Compensation. The Backsolve Method, a form of the market approach to valuation, derives the implied equity value for one type of equity security (e.g. common equity) from a contemporaneous transaction involving another type of equity security (e.g., preferred stock). In this case, the Company solved for the common equity value ($10.08 per share post-Reverse Split) in an option pricing model such that the aggregate fair value of the securities issued in the Private Placement, considering both the Company’s preferred stock component and Private Placement component, equaled $18.0 million. That is, $10.08 per common share multiplied by 1,500,009 shares of the Company’s common stock issuable upon conversion of the shares of the Company’s preferred stock issued in the Private Placement (on a post-Reverse Split, as-if converted basis) plus $3.85 per common share multiplied by 750,002 shares of the Company’s common stock issuable upon exercise of the Private Placement Warrants (on a post-Reverse Split basis) equals $18.0 million.

Immediately following the effectiveness of the Reverse Split, each issued and outstanding share of the Company’s preferred stock will automatically convert into a number of shares of the Company’s common stock equal to one thousand dollars divided by $12.00 per share, the conversion price for the preferred stock giving effect to the adjustment resulting from the Reverse Split. At issuance, no portion of the proceeds of the Company preferred stock was assigned to the conversion feature as a separate derivative instrument under ASC 815-15-25-1 because the economic characteristics and risks of the conversion option are clearly and closely related to those characteristics of the Company’s preferred stock as further discussed below.

The determination of the accounting for the embedded conversion option of the Company’s preferred stock is driven by ASC 815-15-25-1, which requires that an embedded derivative be separated from the host contract (i.e., the Company’s preferred stock in this case) and accounted for as a derivative instrument if all of the following criteria are met: (a) the economic characteristics and risks of the embedded derivative are not clearly and closely related to the economic characteristics and risks of the host contract; (b) the hybrid instrument (i.e., the Company preferred stock and its embedded conversion option) is not remeasured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur; and (c) a separate instrument with the same terms as the embedded derivative would, pursuant to ASC 815-10-15, be a derivative instrument subject to the requirements of ASC 815-15-25-1.

The host contract (i.e. the Company preferred stock), absent the conversion option, does not provide the holders with principal protection and it encompasses a residual interest in the Company. Therefore, the host contract is more analogous to equity. The conversion option enables the holders to convert the preferred stock into shares of Company common stock, subject to certain adjustments and limitations on conversion. Since the host contract is an equity host and the conversion option is to convert the preferred stock into Company common stock and both possess principally equity characteristics related to the same entity, the economic characteristics and risks of the conversion option are clearly and closely related to those of the Company preferred stock host contract. Therefore, the criterion in paragraph ASC 815-15-25-1(a) is not met. Accordingly, the embedded conversion option is not required to be separately classified and accounted for apart from the Company preferred stock.

The preferred stock grants voting rights and participation rights to dividends on par with common shareholders, with 2% preference dividends payable should the Reverse Split not be effective within 120 days after the Private Placement.

Private Placement Warrants

For every share of Company common stock issuable upon conversion of preferred stock purchased in the Private Placement, each investor in the Private Placement also received a warrant to purchase one-half of a share of the Company’s common stock, at an initial exercise price of $0.40625 per share ($13.00 per share giving effect to the Reverse Split), subject to adjustment for non-cash dividends, distributions, stock splits or other reorganizations or reclassifications of the Company’s common stock. These warrants represent the right to purchase a total of 24,000,007 shares of the Company’s common stock, but the Private Placement Warrants are not exercisable prior to the effectiveness of the Reverse Split. The Private Placement Warrants are also subject to full ratchet anti-dilution protection similar to the anti-dilution provisions of Company preferred stock, whereby, upon the issuance (or deemed issuance) of shares of the Company’s common stock at a price below the then-current exercise price of the Private Placement Warrants, subject to specified exceptions, the exercise price of the Private Placement Warrants shall be reduced to the effective price of the Company’s common stock so issued (or deemed to be issued). Giving effect to the Reverse Split, immediately following the closing of the Reverse Recapitalization and the Private Placement, the Private Placement Warrants represent the right to purchase an aggregate of 750,002 shares of the Company’s common stock, at an exercise price of $13.00 per share. The Private Placement Warrants will expire on April 29, 2016.

At any time beginning six months after the closing of the Private Placement at which the Company is required to register the shares issuable upon exercise of the Private Placement Warrants pursuant to the registration rights agreement entered into in connection with the Private Placement, but such shares may not be freely sold to the public, the Private Placement Warrants may be “cashlessly” exercised by their holders. The warrant holders may “cashlessly” exercise the Private Placement Warrants by causing the Company to withhold a number of shares of its common stock otherwise issuable upon such exercise having a value, based upon the market price of the Company’s common stock, equal to the aggregate exercise price associated with such exercise. In other words, in such circumstances, the exercise of the Private Placement Warrants will occur without any cash paid by the holders of the Private Placement Warrants. The Private Placement Warrants further include a requirement that, from and after the effective date of the Reverse Split, the Company will keep reserved out of the authorized and unissued shares of its common stock sufficient shares to provide for the exercise of the Private Placement Warrants.

Also, pursuant to the purchase agreement for the Private Placement, additional shares of the Company’s common stock and additional warrants may be issued to the investors in the Private Placement in the event that the Company issues securities in one or a series of related offerings at an effective price per share of its common stock at or below an effective price per share of $0.375, subject to adjustment for stock splits, stock dividends or other reclassifications or combinations of the Company’s common stock (which effective price per share will, accordingly, be $12.00 immediately following the effectiveness of the Migratory Merger and the Reverse Split). See “Series A Convertible Preferred Stock” above for a detailed description of this provision.

The Company’s Private Placement Warrants are accounted for as a liability, in accordance with ASC 480-10-25-14, Distinguishing Liabilities from Equity. ASC 480-10-25-14 states that an entity which must or could settle an instrument by issuing a variable number of its own shares, and, as in this case, if the obligation’s monetary value is based solely or predominantly on variations in the fair value of the company’s equity shares, but moves in the opposite direction, then the obligation to issue shares is to be recorded as a liability at inception of the arrangement, and is adjusted with subsequent changes in the fair value of the underlying stock. The effect of the change in value of the obligation is reflected as “Other (income) expense” in the Company’s consolidated statement of operations.

The Private Placement Warrants issued with the 18,000 shares of the Company’s preferred stock had a fair value of $2,888 at the closing of the Reverse Recapitalization transaction and the Private Placement on April 29, 2011, determined based upon an agreed-upon exercise price of the Private Placement Warrants; the agreed-upon purchase price for (value of) the Company’s preferred stock and Private Placement Warrants, in the aggregate as agreed upon with the investors in the Private Placement; and assessment of an appropriate risk-free interest rate of 2.1%, an anticipated volatility factor of 50.0%, and a zero percent dividend yield, all incorporated into the valuation using the Black-Scholes option pricing model. The Company determined that the five-year Treasury Bond yield was a reasonable assumption for a risk-free rate, and that an appropriate volatility rate would represent the upper end of the range of implied volatility of publicly traded call options of benchmark companies, which reflects the mid-range of their historical volatility. The Company’s past history of not paying dividends and management’s intentions to continue such a dividend policy resulted in a zero dividend yield assumption. The five-year term of the Private Placement Warrants, the stated warrant exercise price of $13.00 per share (on a post-Reverse Split basis, when the Private Placement Warrants become exercisable), and the Company’s common stock valuation of $10.08 per share (post-Reverse Split basis, when the Private Placement Warrants become exercisable) comprise the balance of the inputs into the Black-Scholes pricing model for the warrant valuation.

Roth Warrant

The Company issued to Roth Capital Partners, LLC the Roth Warrant to purchase shares of the Company’s common stock, as compensation for its role as placement agent in connection with the Private Placement. The Roth Warrant represents the right to purchase initially an aggregate of 3,360,000 shares of the Company’s common stock, subject to the limitations on exercise set forth in this warrant, at an initial exercise price of $0.4125 per share, subject to adjustment upon the effectiveness of the Reverse Split and non-cash dividends, distributions, stock splits, or other reorganizations or reclassifications of the Company’s common stock. This warrant does not contain and is not subject to, price-based anti-dilution provisions. This warrant is not exercisable prior to the effectiveness of the Reverse Split. Giving effect to the Reverse Split, immediately following the closing of the Reverse Recapitalization and the Private Placement, the Roth Warrant would represent the right to purchase an aggregate of 105,000 shares of the Company’s common stock, at an exercise price of $13.20 per share and expires on April 29, 2016. At any time following the Reverse Split, the Roth Warrant may be “cashlessly” exercised by its holder by causing the Company to withhold a number of shares of its common stock otherwise issuable upon such exercise having a value, based upon the market price of the Company’s common stock, equal to the aggregate exercise price associated with such exercise. This warrant includes a requirement that the Company reserve a sufficient number of shares of its common stock solely for the purpose of effecting the exercise of this warrant into shares of the Company’s common stock pursuant to the terms (and subject to the limitations) thereof.

The value of the Roth Warrant of $0.4 million was determined using the same assumptions used to value the Private Placement Warrants described above, and by using the same inputs, but for its specific exercise price of $13.20 per share (on a Post-Reverse split basis, when the Roth Warrant becomes exercisable). The Roth Warrant is classified as equity and was recorded as an adjustment between the Roth Warrant and the Company’s preferred stock equity. Unlike the Private Placement Warrants, the Roth Warrant does not contain, and is not otherwise subject to, any price-based anti-dilution provisions and may only be settled by the Company with a fixed number of shares of the Company’s common stock (subject to customary adjustments for non-cash dividends, distributions, stock splits or other reorganizations or reclassifications of the Company’s common stock). Under ASC 815-40-25, this lack of price-based anti-dilution provisions is the distinctive attribute as compared to the warrants issued in the Private Placement that requires the Roth Warrant to be classified as equity on the Company’s balance sheet. The recent valuation of the Company’s preferred stock, common stock and warrants employs the Black-Scholes option pricing model and incorporates the purchase price of the Company’s preferred stock and related warrants issued to investors in the Private Placement, including the warrant issued to Roth Capital Partners, LLC, and the Company’s assessment relative to the interest rate, volatility factor, and other inputs utilized in the model. The warrant issued to Roth Capital Partners represents compensation for their services in their capacity as placement agent, and its $0.4 million estimated fair value ($3.80 per share of common stock issuable upon exercise of this warrant giving effect to the Reverse Split) is recorded as a reduction of capital from the preferred stock issuance.

Transaction Costs

The transaction costs incurred in connection with the Reverse Recapitalization and the Private Placement consist of cash costs of approximately $5.2 million and the issuance to Roth Capital Partners, LLC, as placement agent, of a warrant (with a fair value of approximately $0.4 million). The cash costs consist of fees to the placement agent in the Private Placement, legal and accounting fees, consulting fees, fees for the repurchase of shares of Format stock from the former sole director and executive officer of Format and termination of his interest in and obligations owed by Format to him, and other expenses associated with the Reverse Recapitalization transaction. The cash transaction costs were required to be allocated between equity (approximately $4.4 million) for the costs allocated to the Company’s preferred stock and operating results (approximately $0.8 million) for the costs allocated to the Private Placement Warrants in accordance with ASC 825, Financial Instruments.

Shares Reserved for Specific Purposes

Prior to the Reverse Split, the holders of Company preferred stock have the right to receive an aggregate of 38,152,908 shares of Company common stock upon conversion of the preferred stock, which is equal to 50,000,000 authorized shares of the Company’s common stock less 110% of the 10,770,083 shares of its common stock outstanding as of the closing of the Reverse Recapitalization. Prior to the Reverse Split, each holder of Company preferred stock will have the right to receive its pro rata portion of such shares of Company common stock issuable upon conversion of such holder’s shares of preferred stock. The purpose of this limitation on conversion is to ensure that the Company is not obligated to issue any shares of common stock in excess of the number of shares of Company common stock which the Company is authorized to issue. Prior to the Reverse Split, the Company is required to reserve and keep available out of authorized but unissued shares of common stock the maximum number of shares of Company common stock issuable upon conversion of the Company’s preferred stock, subject to the limitations on conversion described above, solely for the purpose of effecting the conversion of shares of its preferred stock. Accordingly, as of June 30, 2011 and December 31, 2010, the Company had reserved 38,152,908 and zero shares, respectively, of Company common stock on a pre-Reverse Split basis relating to the conversion of shares of Company preferred stock.

Contingently Issuable Securities

Pursuant to the purchase agreement for the Private Placement, additional shares of the Company’s common stock and additional warrants may be issued to the investors in the Private Placement in the event that the Company issues securities in one or a series of related offerings at an effective price per share of its common stock at or below an effective price per share of $0.375, subject to adjustment for stock splits, stock dividends or other reclassifications or combinations of the Company’s common stock (which effective price per share will, accordingly, be $12.00 immediately following the effectiveness of the Migratory Merger and the Reverse Split). See “Series A Convertible Preferred Stock” above for a detailed description of this provision. The conditions under which such issuance may occur have not yet occurred as of June 30, 2011, nor are they reasonably certain to occur as of the date of issuance of the Condensed Consolidated Financial Statements presented in this Form 10-Q.

Registration Rights Agreement

In connection with the Private Placement, the Company entered into a Registration Rights Agreement with the investors in the Private Placement and Roth Capital Partners, LLC, pursuant to which it agreed to file a registration statement on Form S-1 with the SEC covering the resale of “Registrable Securities” (as defined below) (which includes the shares of the Company’s common stock issuable upon conversion of shares of the Company’s preferred stock originally issued in the Private Placement and shares of the Company’s common stock issuable upon exercise of the warrants originally issued in the Private Placement and the Roth Warrant), on or before the date which is 30 days after the closing date of the Private Placement, and to use its commercially reasonable efforts to have such registration statement declared effective by the SEC as soon as practicable. The Company further agreed, within 30 days after it becomes eligible to use a registration statement on Form S-3 to register the Registrable Securities for resale, to file a registration statement on Form S-3 covering the Registrable Securities. Pursuant to the Private Placement Registration Rights Agreement, the holders of Registrable Securities are also entitled to certain piggyback registration rights. “Registrable Securities,” as contemplated by the Private Placement Registration Rights Agreement, means certain shares of the Company’s common stock, including those shares issuable upon conversion of shares of Company preferred stock issued in the Private Placement and shares of the Company’s common stock issuable upon exercise of the warrants issued with the Company preferred stock in the Private Placement and the Roth Warrant; provided, that, any such shares shall cease to be a Registrable Security upon (A) sale pursuant to the registration statement or Rule 144 under the Securities Act, (B) such share becoming eligible for sale without restriction by the selling securityholder holding such security pursuant to Rule 144 under the Securities Act or (C) such share otherwise becoming eligible for sale without restriction pursuant to Section 4(1) of the Securities Act, provided that, any restrictive legend on any certificate or other instrument representing such shares has been removed or there has been delivered to the transfer agent for such shares irrevocable documentation (including any necessary legal opinion) to the effect that, upon submission by the applicable selling securityholder of the certificate or instrument representing such security, any such restrictive legend shall be removed.

The Company is also obligated to maintain the effectiveness of the registration statement until the earliest of (1) the first date on which all Registrable Securities covered by such registration statement have been sold, (2) the first date on which all Registrable Securities covered by such registration statement may be sold without restriction pursuant to Rule 144 or (3) the first date on which none of the securities included in the registration statement constitute Registrable Securities.

In addition, at any time beginning six months after the closing of the Private Placement at which the Company is required to register the shares issuable upon exercise of the warrants issued in the Private Placement, but such shares may not be freely sold to the public, the warrants may be “cashlessly” exercised by the holders thereof. The warrantholders may “cashlessly” exercise the warrants by causing the Company to withhold a number of shares of its common stock otherwise issuable upon such exercise having a value, based upon the market price of the Company’s common stock, equal to the aggregate exercise price associated with such exercise. The Roth Warrant contains a similar cashless exercise feature, except that the Roth Warrant may be “cashlessly” exercised by its holder at any time following the Reverse Split.

In connection with the consummation of the Reverse Recapitalization, the Company also entered into a registration rights agreement with the former stockholders of The W Group, pursuant to which it agreed to provide to such persons certain piggyback registration rights with respect to shares of the Company’s capital stock, including shares issuable upon exercise, conversion or exchange of securities, held by such persons at any time on or after the closing of the Reverse Recapitalization. The piggyback registration rights under this Registration Rights Agreement are subject to customary cutbacks and are junior to the piggyback registration rights granted to investors in the Private Placement and to Roth Capital Partners, LLC pursuant to the Registration Rights Agreement entered into in connection with the Private Placement.

11.	Commitments and Contingencies

Pursuant to the purchase agreement for the Private Placement, the Company agreed to file with the SEC within 60 days of the closing of the Reverse Recapitalization and the Private Placement, and deliver to its shareholders of record, a proxy statement on Schedule 14A for the purpose of submitting to its shareholders the approval of the Reverse Split and the Migratory Merger at a meeting of its shareholders. The Company also agreed to use its commercially reasonable best efforts to hold the meeting of its shareholders within 120 days after the closing of the Reverse Recapitalization. Further, the purchase agreement for the Private Placement provides that if (1) the shareholders meeting at which its shareholders will be asked to approve the Migratory Merger and the Reverse Split is not held on or prior to the date (August 28, 2011) which is 120 days after the closing of the Reverse Recapitalization, and/or (2) the Migratory Merger and the Reverse Split are not effected on or prior to the date that is two business days after receipt of shareholder approval of the Migratory Merger and the Reverse Split, then the Company is required to pay amounts representing liquidated damages to each of the investors. Specifically, in any such case the Company is required to pay each investor 1.5% of the aggregate amount invested by such investor for each 30-day period (or pro rata portion thereof) following the date by which the shareholders meeting should have been held or by which the Migratory Merger and the Reverse Split should have been effective, as applicable. Thus, liquidated damages to investors could amount to approximately $0.3 million every 30 days. As the payment of liquidated damages did not appear probable at the inception of the Private Placement, and remained so as of the date the financial statements were issued, the Company has not recorded any contingent liability as an allocation of the gross proceeds from the Private Placement, nor subsequently, to-date, as an expense in accordance with ASC 450-20, Loss Contingencies. As a result of the foregoing provisions of the purchase agreement, on June 28, 2011, the Company has filed a proxy statement on Schedule 14A proposing that its shareholders approve the Migratory Merger, in which each 32 shares of its common stock will be converted into one share of common stock of the surviving entity in the Migratory Merger. Accordingly, the consummation of the Migratory Merger, upon receipt of shareholder approval, will constitute the Reverse Split for all purposes, as contemplated by the transaction documents entered into in connection with the Reverse Recapitalization and the Private Placement. As of the date of these financial statements, the Migratory Merger and Reverse Split have not been effected.

If a registration statement is not filed with the SEC on or prior to the date which is 30 days after the closing date of the Private Placement, or if (1) a registration statement covering the Registrable Securities is not declared effective by the SEC prior to the earlier of (A) five business days after the SEC informs the Company that no review of such registration statement will be made or that the SEC has no further comments on such registration statement, or (B) the 120th day after the closing of the Private Placement, or (2) after a registration statement has been declared effective by the SEC, sales cannot be made pursuant to such registration statement for any reason, but excluding any period for which the use of any prospectus included in a registration statement has been suspended if and so long as certain conditions exist (which period may not be for more than 20 consecutive days or for a total of more than 45 days in any 12-month period), then the Company is required to pay amounts representing liquidated damages to each of the investors. Specifically, in any such case the Company is required to pay each investor 1.5% of the aggregate amount invested by such investor for each 30-day period (or pro rata for any portion thereof) following the date by which such registration statement should have been filed with the SEC or been declared effective, or is unavailable, as applicable. Thus, liquidated damages to investors could amount to approximately $0.3 million every 30 days. The terms of the Registration Rights Agreement do not specify a maximum potential amount of liquidated damages and settlement alternatives are not provided. As the payment of liquidated damages did not appear probable at inception of the Private Placement, and remained so as of the date the financial statements were issued, the Company has not recorded any contingent liability as an allocation of the gross proceeds from the Private Placement, nor subsequently, to-date, as an expense in accordance with ASC 450-20, Loss Contingencies.

The Company is involved in various legal proceedings arising in the normal course of doing business. The Company is required to record a provision for a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated; however, the resolution of the legal proceedings in which the Company is involved, either individually or in the aggregate, is not expected to have a material effect on the Company’s consolidated results of operations or financial condition based upon a review of information currently available to the Company regarding the potential impact of negotiations, settlements, rulings, advice of legal counsel and other information and events pertaining to any particular case.

On June 30, 2011, the Company entered into a two-year lease agreement for an additional facility for its production operations. The lease for this facility commenced on July 1, 2011 and terminates on July 31, 2013. The lease will be accounted for as an operating lease. Total rent expense during the term of this lease approximates $1.1 million.

On June 30, 2011, the Company entered into a 15 month extension of one of its existing production facilities to July 31, 2013. The additional total base rent expense associated with this lease extension approximates $0.6 million.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

The W Group, Inc.

Wood Dale, IL

We have audited the accompanying consolidated balance sheets of The W Group, Inc. and subsidiaries (the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2010. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of The W Group, Inc. and subsidiaries as of December 31, 2010 and 2009, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
Chicago, Illinois
May 3, 2011

The W Group, Inc.

Consolidated Balance Sheets

December 31, 2010 and 2009

(Dollar amounts in thousands except per share amounts)

	2010	2009
ASSETS
CURRENT ASSETS
Cash	$—	$—
Accounts receivable, net	16,282	28,540
Inventories	32,168	31,167
Prepaid and other	1,028	495
Deferred income taxes	687	585

Total current assets	50,165	60,787

PROPERTY AND EQUIPMENT, NET	2,883	3,330
OTHER NONCURRENT ASSETS	2,305	1,469

TOTAL ASSETS	$55,353	$65,586

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Cash overdraft	$529	$649
Income taxes payable	619	1,290
Current maturities of long-term debt and capital lease obligations	2,226	2,218
Line of credit	21,633	22,409
Accounts payable	16,681	25,579
Accrued liabilities	2,211	1,549

Total current liabilities	43,899	53,694

LONG-TERM OBLIGATIONS
Deferred revenue	189	—
Deferred income taxes	233	290
Long-term debt and capital lease obligations, net of current maturities	5,676	7,815

TOTAL LIABILITIES	49,997	61,799

Contingencies and Commitments

	2010	2009
STOCKHOLDERS’ EQUITY
Common stock, $0.0001 par value: 3,500,000 shares authorized; 1,444,444 shares issued and outstanding	—	—
Additional paid-in capital	7	7
Retained earnings	5,349	3,780

	5,356	3,787

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$55,353	$65,586

The accompanying notes are an integral part of these consolidated financial statements

The W Group, Inc.

Consolidated Statements of Operations

Years Ended

December 31, 2010, 2009, and 2008

(Dollar amounts in thousands)

	2010	2009	2008
Net sales	$100,521	$82,902	$125,318
Cost of sales	83,894	66,520	107,419

Gross profit	16,627	16,382	17,899
Operating expenses
Engineering	3,846	2,721	3,305
Selling and service	5,465	4,519	5,979
General and administrative	3,250	3,065	4,407

Operating expenses	12,561	10,305	13,691

Operating income	4,066	6,077	4,208
Interest expense	2,131	2,303	2,794

Income before income taxes	1,935	3,774	1,414
Income tax provision	366	1,387	750

Net income	$1,569	$2,387	$664

The accompanying notes are an integral part of these consolidated financial statements.

The W Group, Inc.

Consolidated Statements of Stockholders’ Equity

December 31, 2010, 2009, and 2008

(Dollar amounts in thousands)

	Common stock	Additional paid-in capital	Retained earnings	Total stockholders’ equity
Balance at December 31, 2007	$—	$7	$729	$736
Net income	—	—	664	664

Balance at December 31, 2008	—	7	1,393	1,400
Net income	—	—	2,387	2,387

Balance at December 31, 2009	—	7	3,780	3,787
Net income	—	—	1,569	1,569

Balance at December 31, 2010	$—	$7	$5,349	$5,356

The accompanying notes are an integral part of these consolidated financial statements.

The W Group, Inc.

Consolidated Statements of Cash Flows

December 31, 2010, 2009, and 2008

(Dollar amounts in thousands)

	2010	2009	2008
Cash flows from operating activities
Net income	$1,569	$2,387	$664
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Deferred income taxes	(159)	38	348
Depreciation	988	984	672
Increase (decrease) in trade receivable allowances	246	(120)	103
(Increase) decrease in assets
Accounts receivable	12,012	(9,572)	5,826
Other receivables	—	—	124
Inventories	(1,001)	(4,861)	7,361
Prepaid and other	(533)	(72)	(312)
Other assets	76	360	169
Increase (decrease) in liabilities
Income taxes payable	(671)	1,234	(9)
Accounts payable	(9,255)	13,218	(12,010)
Accrued liabilities	463	(208)	(249)
Deferred revenue	189	—	—

Net cash provided by operating activities	3,924	3,388	2,687

Cash flows from investing activities
Purchases of property, plant and equipment	(541)	(363)	(579)
Increase in cash surrender value of life insurance	(42)	—	(16)

Net cash used in investing activities	(583)	(363)	(595)

Cash flows from financing activities
(Decrease) increase in cash overdraft	(120)	(718)	378
Net change in line of credit	(776)	(592)	(6,126)
Proceeds from long-term debt	95	—	11,100

	2010	2009	2008
Proceeds from sale leaseback of equipment	—	—	409
Payments on long-term debt and capital lease obligations	(2,226)	(1,645)	(6,512)
Cash paid for financing fees	(314)	(70)	(1,341)

Net cash used in financing activities	(3,341)	(3,025)	(2,092)

Change in cash	—	—	—
Cash at beginning of year	—	—	—

Cash at end of year	$—	$—	$—

Supplemental disclosures of cash flow information
Cash paid for interest	$1,899	$1,772	$2,825

Cash paid for income taxes	$1,196	$234	$268

Supplemental disclosure of noncash transactions
Deferred Financing Fees	$556	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

The W Group, Inc.

Notes to Consolidated Financial Statements

December 31, 2010, 2009, and 2008

(Dollar amounts in thousands except per share amounts)

1.	Business

The W Group, Inc. (“The W Group” or the “Company”) is a producer and distributor of high-performance, emission-compliant, power solutions for original equipment manufacturers of off-highway industrial equipment (industrial OEMs). The W Group’s power systems are primarily spark-ignited, which run on alternative fuels such as natural gas and propane. The Company designs, develops, manufactures, distributes and provides after-market support for the Company’s power solutions for industrial OEMs in a wide range of industries with a diversified set of applications.

Financial Accounting Standards Board (FASB) Accounting Standards Codification ASC 280, “Segment Reporting” establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available and is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance.

The Company’s chief operating decision maker is the Chief Executive Officer. The Chief Executive Officer reviews financial information presented on a consolidated basis. The Company operates in one industry segment, which is the assembly and aftermarket support of power solutions for off-highway industrial equipment. Therefore, the Company has concluded that it has only one operating segment.

2.	Summary of significant accounting policies

Principles of consolidation

The consolidated financial statements include the accounts of The W Group, Inc., and its wholly-owned subsidiaries, Power Production, Inc., Power Great Lakes, Inc., Power Solutions, Inc., Power Global Solutions, Inc., Auto Manufacturing, Inc., Torque Power Source Parts, Inc., XISync, LLC, PSI International, LLC, and Power Properties, L.L.C. Collectively, these entities produce and distribute off-highway industrial engines and provide aftermarket support for the industrial engine market. All intercompany balances and transactions have been eliminated in the consolidation.

Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States (GAAP) requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates.

Revenue recognition

The W Group recognizes revenue upon transfer of title and risk of loss, which is when products are shipped, provided there is persuasive evidence of an arrangement, the sales price is fixed or determinable and management believes collectability is reasonably assured. At the request of a customer, the Company may enter into a bill and hold arrangement, whereby the Company will recognize a sale under the same terms and conditions as any other sale, except that the products are held by the Company until the customer initiates the shipment of the product from the Company’s premises. Transfer of title and risk of loss pass to the customer at the time the bill and hold sale is recognized, delivery is in accordance with the customer’s delivery schedule, and there are no future performance obligations. Products sold under a bill and hold arrangement are complete and ready for shipment. Any product that has been sold under a bill and hold arrangement is segregated from the Company’s owned inventory. As of December 31, 2010, the Company had $1,742 of undelivered product of which $391 was unpaid.

The Company’s returned goods from customers are nominal.

The Company classifies shipping and handling charges billed to customers as revenue. Shipping and handling costs paid to others are classified as a component of cost of sales when incurred.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are due under normal trade terms which generally require payment within 30 to 45 days from the invoice date. A limited number of customers have terms which may extend up to 150 days from the date of invoice. Collection of accounts with extended payment terms is reasonably assured based upon historical collection activity.

The W Group records an allowance for doubtful accounts for amounts due from third parties that are not expected to be collected. The Company estimates the allowance for doubtful accounts based upon historical experience and management review of specific customer balances. The activity in the Company’s allowance for doubtful accounts is as follows:

	2010	2009
Balance, beginning of year	$411	$531
Charged to expense	4	72
Write-offs	(75)	(192)

Balance, end of year	$340	$411

Inventories

Inventory consists primarily of engines and parts. Engines are valued at the lower of cost plus estimated freight-in, as determined by specific serial number identification or market value. Parts are valued at the lower of cost (first-in, first-out) plus freight-in, or market value. The components of inventory were as follows at December 31:

	2010	2009
Raw material	$26,156	$28,385
Finished	6,012	2,782

Total	$32,168	$31,167

When necessary, the Company writes down the valuation of its inventory in an amount equal to the difference between the cost of inventory and the estimated realizable value based upon assumptions about future demand and market conditions.

Property, plant and equipment

	2010	2009
Building and improvements	$1,899	$1,882
Office furniture and equipment	2,633	2,551
Warehousing tooling and equipment	3,314	3,142
Transportation equipment	431	365
Construction in progress	160	130

	8,437	8,070
Accumulated depreciation	(5,814)	(5,000)

Property, plant and equipment, net	2,623	3,070
Land	260	260

Total	$2,883	$3,330

Property, plant and equipment are recorded at cost. The Company computes depreciation using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated over the shorter of their estimated useful lives or the period from the date the assets are placed in service to the end of the initial lease term. Depreciation expense totaled $988, $984, and $672 for the years ended December 31, 2010, 2009, and 2008, respectively.

Depreciation of equipment acquired under a capital lease is provided using the straight line method over the shorter of the useful life of the equipment or the duration of the lease. The related depreciation for capital lease assets is included in depreciation expense. The carrying value of property under capital lease was $456 and $741 at December 31, 2010 and 2009, respectively, net of accumulated depreciation of $1,148 and $869, respectively.

Repairs and maintenance costs are charged directly to expense as incurred. Major renewals or replacements that substantially extend the useful life of an asset are capitalized and depreciated.

Estimated useful lives by major asset category are as follows:

Asset	Life (in years)
Buildings	39
Office furniture and equipment	8
Warehousing equipment and tooling	3-8
Transportation equipment	5
Leasehold improvements	8-10
Property under capital lease	3-8

Long-lived assets

Long-lived assets, such as property, plant and equipment and land, are evaluated for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. If such review indicates that the carrying amount of long-lived assets is not recoverable, the carrying amount of such assets is reduced to fair value. There were no adjustments to the carrying value of long-lived assets during the years ended December 31, 2010 and 2009.

Other noncurrent assets

Other assets consist primarily of deferred emissions certification costs, loan origination fees and deferred financing expenses which are amortized over the periods for which benefits are expected to be realized.

The Company is required to certify that certain engines sold comply with various emissions laws, in accordance with regulations issued by the Environmental Protection Agency (EPA) and the California Air Resources Board (CARB). Once issued, the emissions certifications for these engines are typically valid for periods of three to five years. The costs of obtaining the emissions certificates are classified as other assets and expensed through operating expenses over the estimated life of the respective certificate. Deferred emissions classified as noncurrent assets totaled $523 and $517 at December 31, 2010 and 2009, respectively. Estimated annual amortization of deferred emissions as of December 31, 2010 is as follows:

2011	$481
2012	474
2013	49

$1,004

Loan origination fees are classified as assets and amortized over the lives of the related loans of three to five years. Unamortized loan fees totaled $558 and $788 at December 31, 2010 and 2009, respectively, net of accumulated amortization of $872 and $642, respectively. Amortization expense related to loan origination fees and classified as interest expense was $230, $502 and $350 for the years ended December 31, 2010, 2009, and 2008, respectively. Estimated annual amortization of amounts deferred as of December 31, 2010 is as follows:

2011	$220
2012	220
2013	118

$558

Deferred financing expenses represent costs incurred in connection with the Reverse Recapitalization discussed in the Subsequent events section below. Deferred financing costs incurred were $870 at December 31, 2010.

Cash overdrafts

Under the Company’s cash management system, cash overdraft balances exist for the Company’s primary disbursement accounts. These overdrafts represent uncleared checks in excess of cash balances in the related bank accounts. Funds are transferred, from borrowings on our line of credit, to cover cash overdrafts on an as-needed basis to pay for clearing checks.

Warranty costs

The Company offers a standard limited warranty on the workmanship of its products that in most cases covers defects for a period of (i) one year from the date of shipment or (ii) six months from the date products are placed into service, whichever occurs first. Warranties for certified emission products are mandated by either the EPA and or the CARB and will be longer than the Company’s standard warranty on certain emission related products. The Company’s products also carry limited warranties from suppliers. Costs related to supplier warranty claims are borne by the supplier. The Company’s warranties apply only to the modifications it makes to supplier base products. The Company charges the estimated costs of warranty programs against income at the time products are shipped to customers. The Company assesses the warranty exposure using historical experience to estimate the remaining liability.

Research and development costs

The W Group expenses research and development costs when incurred except for initial emission certification costs which are capitalized and amortized over the estimated life of the certification. Research and development costs classified within engineering expenses in the consolidated statements of operations, consist primarily of wages related to engineering work and approximated $3,005, $2,387, and $2,623 for the years ended December 31, 2010, 2009, and 2008, respectively.

Concentrations

The W Group maintains cash balances in various accounts at one financial institution in the Midwest. Interest-bearing accounts are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250 per institution and per depositor. In addition, FDIC insurance on noninterest-bearing accounts is unlimited through December 31, 2012. At December 31, 2010, the Company had no uninsured cash balances.

The W Group is exposed to potential credit risks associated with its accounts receivable. The Company performs ongoing credit evaluations of its customers and does not require collateral on its accounts receivable. The Company has not experienced significant credit-related losses to date.

Two customers (“Customer A”, and “Customer B”) individually accounted for more than 10% of the Company’s sales during one or more years for 2008 through 2010. Customer A represented 19%, 25% and 21% of consolidated net sales in 2010, 2009, and 2008, respectively. Customer B represented 11% of consolidated net sales in 2008.

Three customers (“Customer A” referred to above, “Customer C” and “Customer D”) individually accounted for more than 10% of consolidated accounts receivable at December 31, 2010 or 2009. At December 31, 2010 and 2009, Customer A represented 12% and 43% of consolidated accounts receivable. Customer C represented 14% of consolidated accounts receivable at December 31, 2010, and Customer D represented 12% and 15% of consolidated accounts receivable at December 31, 2010 and 2009, respectively.

Two vendors (“Vendor A” and “Vendor B”) individually accounted for more than 10% of the Company’s purchases during one or more years for 2008 through 2010. Vendor A accounted for 31%, 39% and 39% of the Company’s purchases in 2010, 2009, and 2008, respectively. Vendor B accounted for 16% of the Company’s purchases in 2010.

Fair value of financial instruments

The Company’s financial instruments include accounts receivable, accounts payable, letters of credit, notes payable and capital lease obligations. The carrying amounts of accounts receivable and accounts payable approximate fair value because of their short-term nature. The carrying value of the line of credit, notes payable and capital lease obligations approximate fair value because the interest rates fluctuate with market interest rates or the fixed rates are based on current rates offered to the Company for debt with similar terms and maturities.

The Company maintained an interest-rate risk management strategy that used derivative instruments to minimize significant unanticipated earnings fluctuations caused by interest-rate volatility. The W Group’s goal was to lower the cost of borrowed funds designated to bear interest based upon the London InterBank Offered Rate (LIBOR). During 2007, the Company entered into an interest rate swap agreement related to its prior debt facility. The differential to be paid or received on the swap agreement was accrued as interest rates changed. The agreement was set to expire in August 2009 and had a fixed rate of 5.24%. The notional amount of the swap was $15,000. On July 15, 2008, the swap agreement was extinguished in conjunction with the Company’s debt refinancing. Upon extinguishment, a loss of $424 was realized.

Self-funded insurance

The W Group is self-insured for certain costs of its employee health insurance plan, although the Company obtains third-party insurance coverage to limit its exposure. The Company maintains a stop-loss insurance policy with individual and aggregate stop-loss coverage.

Income taxes

The W Group accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured pursuant to tax laws using rates expected to apply to taxable income in the years in which The W Group expects those temporary differences to be recovered or settled. The Company recognizes the effects of a change in income tax rates on deferred tax assets and liabilities in its consolidated statements of operations in the period that includes the enactment date. The W Group records a valuation allowance to reduce the carrying amounts of deferred tax assets when, in the opinion of management, it is more likely than not that such assets will not be realized.

In determining the provision for income taxes, The W Group uses an annual effective income tax rate based on annual income, permanent differences between book and tax income and statutory income tax rates. The effective income tax rate also reflects the Company’s assessment of the ultimate outcome of tax audits. The W Group adjusts its annual effective income tax rate as additional information on outcomes or events becomes available. Discrete events such as audit settlements or changes in tax laws are recognized in the period in which they occur. The W Group reduces its net tax assets for the estimated additional tax and interest that may result from tax authorities disputing uncertain tax positions the Company has taken. During interim reporting periods, income tax provisions are based upon the estimated annual effective tax rate of those taxable jurisdictions where The W Group conducts business.

New accounting pronouncements

Revenue Recognition—In September 2009, the FASB reached a consensus on Accounting Standards Update (ASU) No. 2009-13, “Revenue Recognition (Topic No. 605)—Multiple-Deliverable Revenue Arrangements,” (ASU 2009-13). ASU 2009-13 modifies the requirements that must be met for an entity to recognize revenue from the sale of a delivered item that is part of a multiple-element arrangement when other items have not yet been delivered. ASU 2009-13 eliminates the requirement that all undelivered elements must have either: (i) vendor-specific objective evidence (VSOE) or (ii) third-party evidence (TPE), before an entity can recognize the portion of an overall arrangement consideration that is attributable to items that already have been delivered. In the absence of VSOE or TPE of the standalone selling price for one or more delivered or undelivered elements in a multiple-element arrangement, entities will be required to estimate the selling prices of those elements. Overall arrangement consideration will be allocated to each element (both delivered and undelivered items) based on their relative selling prices, regardless of whether those selling prices are evidenced by VSOE or TPE or are based on the entity’s estimated selling price. The residual method of allocating arrangement consideration has been eliminated. Early adoption is permitted. This new update is effective for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Based on the current nature of the Company’s operations, The W Group does not expect the adoption of this requirement will have a material effect on its consolidated financial statements.

3.	Line of credit

Our primary sources of liquidity are cash flows from operations, principally collections of customer accounts receivable and borrowing capacity under our revolving credit facility. Our existing and historical financing arrangements require that cash received by us be applied against our revolving line of credit. Accordingly, we do not maintain cash or cash equivalents on our balance sheet, but instead fund our operations through borrowings under our revolving line of credit.

Prior to August 20, 2009, the Company’s Prior Credit Agreement with a bank that provided for borrowings up to $37,500 bearing interest at the bank’s prime rate plus an applicable margin ranging from -0.25% to 0.00%. At the Company’s option, a portion of the line could have been designated to bear interest at LIBOR plus an applicable margin ranging from 2.25% to 2.50%. On August 20, 2009, the Prior Credit Agreement was amended to provide borrowings up to $29,000, bearing interest at the bank’s prime rate (3.25% at December 31, 2010 and 2009), plus an applicable margin ranging from 2.25% to 2.50%. At The W Group’s option, a portion of the line can be designated to bear interest at LIBOR, subject to a 2.00% floor, plus an applicable margin ranging from 3.25% to 3.50%. At December 31, 2010 and 2009, the entire outstanding balance of $21,633 and $22,409, respectively had been designated to bear interest at LIBOR. The unused line balance was $7,367 and $6,591 at December 31, 2010 and 2009, respectively. The interest rate on the line of credit was 5.50% at December 31, 2010 and 2009.

The line of credit of the Prior Credit Agreement is scheduled to mature on July 15, 2013, and is cross-defaulted with Term Notes A and B discussed below and collateralized by substantially all business assets. Borrowings under the line of credit of the Prior Credit Agreement are restricted by borrowing base calculations, as defined in the agreement. In addition, the Company is required to meet certain financial covenants, which include a minimum quarterly fixed charge coverage ratio, a maximum quarterly senior debt leverage ratio, and a limitation on annual capital expenditures. The Prior Credit Agreement also contains customary requirements and restrictions applicable to us, including agreements to provide financial information, comply with laws, pay taxes and maintain insurance, restrictions on the incurrence of certain indebtedness, guarantees and liens, restrictions on mergers, acquisitions and certain dispositions of assets, and restrictions on the payment of dividends and distributions.

As of December 31, 2010, the Company was not in compliance with the quarterly fixed charge coverage ratio and the quarterly senior debt leverage ratio covenants of the Prior Credit Agreement. On January 20, 2011, the Company received a waiver from the bank for the events of non-compliance.

4.	Long-term debt

Long-term debt consisted of the following at December 31:

	2010	2009
Term Note A	$5,638	$7,237
Term Note B	2,100	2,220
Notes payable	86	—
Capital lease obligations	78	576

	7,902	10,033
Less current maturities	2,226	2,218

Total	$5,676	$7,815

Term Note A is payable in quarterly installments ranging from $213 to $629 plus interest at the prime rate plus an applicable margin of 4.25%, with the balance of the note due on July 13, 2013. At the option of the Company, a portion of this note can be designated to bear interest at LIBOR plus an applicable margin of 6.00%. At December 31, 2010, none of the outstanding balance had been designated to bear interest at LIBOR. The note is collateralized by substantially all business assets and cross-defaulted with the line of credit and Term Note B. The note is subject to the financial covenants discussed in Note 3. The interest rate was 7.50% at December 31, 2010 and 2009.

Term Note B is payable in quarterly installments of $30 plus interest at the prime rate plus an applicable margin ranging from 2.00% to 2.25%, with a balloon payment of $1,800 due at maturity on July 15, 2013. At the option of the Company, a portion of this note can be designated to bear interest at LIBOR plus an applicable margin ranging from 3.75% to 4.00%. At December 31, 2010, none of the Company’s outstanding balance had been designated to bear interest at LIBOR. This note is collateralized by substantially all business assets and cross-defaulted with the line of credit and Term Note A. The note is subject to the financial covenants discussed in Note 3. The interest rate was 5.5% at December 31, 2010 and 2009.

The capital lease obligation is due in 2011. The capital lease obligations at December 31, 2010 and 2009 had interest rates from 9.15% to 9.25%.

At December 31, 2010, the future maturities of long-term debt, excluding capitalized leases, consisted of the following:

2011	$2,148
2012	2,375
2013	3,288
2014	11
2015	2

Total	$7,824

5.	Leases

The W Group leases certain buildings and transportation equipment under various noncancelable operating lease agreements that contain renewal provisions. Rent expense under these leases approximated $1,436, $1,439 and $1,400 for the years ended December 31, 2010, 2009, and 2008, respectively.

The future minimum lease payments due under operating leases by fiscal year at December 31, 2010, were as follows:

Operating Leases
2011	$1,184
2012	396
2013	45
2014	5

$1,630

The W Group also leases equipment under a capital lease maturing in 2011. The present value of the future minimum lease payments for this capital lease is $78.

6.	Defined contribution plan

The W Group sponsors a retirement savings plan for employees meeting certain eligibility requirements. Participants may choose from various investment options and can contribute an amount of their eligible compensation annually as defined by the plan document, subject to Internal Revenue Code limitations. The plan is funded by participant contributions and discretionary Company contributions. The Company made no discretionary contributions during 2010, 2009, or 2008.

7.	Income taxes

The provision for income taxes and the reconciliation of the income tax provision at the U.S. federal income tax rate of 34 percent to the actual effective tax rate were as follows as of December 31:

	2010		2009		2008
	Amount	Percent	Amount	Percent	Amount	Percent
Federal statutory rate	$658	34.0%	$1,283	34.0%	$481	34.0%
State income tax, net of federal effect	76	3.9	133	3.5	65	4.6
Research tax credits	(260)	(13.4)	(180)	(4.8)	(70)	(4.9)
Settlement of tax audits	—	—	—	—	178	12.6
Other, net	(108)	(5.6)	151	4.0	96	6.7

Tax provision	$366	18.9%	$1,387	36.7%	$750	53.0%

Deferred taxes are the result of differences between the bases of assets and liabilities for financial reporting and income tax purposes. Deferred tax assets and liabilities consisted of the following as of December 31:

	2010	2009
Allowances and bad debts	$295	$168
Accrued warranty	114	82
Accrued legal fees	13	54
Accrued vacation	175	136
Deferred revenue	49	—
Other	41	63
Estimated R&D credit carryforward	—	82

Total current deferred tax assets	687	585

Tax depreciation in excess of book	(233)	(290)

Total deferred tax liabilities	(233)	(290)

Net deferred tax assets	$454	$295

The current and deferred tax provision components are as follows:

	2010	2009	2008
Current tax expense
Federal	$418	$1,152	$221
State	107	197	33

	525	1,349	254
Deferred tax expense (benefit)
Federal	(112)	33	430
State	(47)	5	66

	(159)	38	496

	$366	$1,387	$750

At December 31, 2010 and 2009, there was no deferred tax valuation allowance, as the Company believed it was more likely than not that earnings will be sufficient to realize the deferred tax assets.

Effective for its fiscal year ended December 31, 2007, the Company has complied with FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (codified in FASB ASC Topic 740, Income Taxes), which requires that income tax positions must be more likely than not to be sustained based solely on their technical merits in order to be recognized. The Company has recorded no liability for uncertain tax positions. The Company has elected to record interest and penalties from unrecognized tax benefits in the tax provision.

The W Group files a consolidated income tax return in the U.S. federal jurisdiction and in various states. Because of closure of an Internal Revenue Service examination, The W Group is no longer subject to U.S. federal income tax examinations for years prior to 2008. The W Group believes that it is no longer subject to state income tax examinations for years prior to 2007.

8.	Contingencies and commitments

The Company is involved in various legal proceedings arising in the normal course of conducting business. The resolution of such proceedings is not expected to have a material effect on the Company’s consolidated results of operations or financial condition.

9.	Subsequent Events

In preparing the accompanying consolidated financial statements, we evaluated the period from December 31, 2010 through May 3, 2011, the date which the financial statements were issued, for material subsequent events requiring recognition or disclosure. As of December 31, 2010, the Company was not in compliance with the quarterly fixed charge coverage ratio and the quarterly senior debt leverage ratio covenants of its credit agreement (“Prior Credit Agreement”), which included the Company’s revolving line of credit (discussed in Note 3) and Term Notes A and B (collectively, the “Term Notes”) (discussed in Note 4). On January 20, 2011, the Company received a waiver from the bank for these defaults effective as of that date.

On March 30, 2011, the Company’s Board of Directors approved a dividend of $224 to two of the Company’s stockholders. The dividend is a noncash transaction and arises from previously issued loans to two stockholders. The loans receivable due from the stockholders have been classified as an offset of Additional Paid-in Capital on the Company’s balance sheet. The dividends were paid in the form of releasing the two stockholders from the repayment of the loans receivable. Accordingly, no cash was required to be exchanged in connection with the dividend, and there was no effect on stockholders’ equity as the loans receivable had been previously classified as an offset of Additional Paid-in Capital.

On April 29, 2011, Power Solutions International, Inc. (formerly known as Format, Inc.) (“PSI Inc.” or “PSI”) completed a reverse acquisition transaction in which PSI Merger Sub, Inc., a Delaware corporation that was newly-created as a wholly-owned subsidiary of PSI Inc., merged with and into The W Group, Inc. The W Group remained as the surviving corporation of the reverse acquisition transaction and became a wholly-owned subsidiary of PSI Inc., At the closing of the reverse acquisition transaction, in exchange for all of the outstanding shares of common stock of The W Group that were then held by the three stockholders of The W Group converted into and PSI Inc. issued to the three stockholders of The W Group, an aggregate of 10,000,000 shares of PSI Inc. Common Stock (“PSI Common Stock”) and 95,960.90289 shares of PSI Inc. Series A Convertible Preferred Stock (“PSI Preferred Stock”). In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) section 805-40, “Business Combinations Reverse Acquisitions”, The W Group is considered the acquiror reverse acquisition, because (1) The W Group’s former stockholders received the greater portion of the voting rights in the combined entity and (2) The W Group’s senior management represents all of the senior management of the combined entity. and (3) the relative size of The W Group is significantly larger than that of Format, Inc. Consequently, the assets and liabilities and the historical operations that will be reflected in PSI Inc.’s consolidated financial statements will be those of The W Group and will be recorded at the historical cost basis of The W Group, with a recapitalization adjustment to report the issued equity of PSI Inc. However, PSI Inc. will account for the reverse acquisition as a reverse recapitalization (the “Reverse Recapitalization”) of The W Group, and no goodwill or other intangible assets will be recorded because immediately prior to, and at the time of the reverse acquisition, Format Inc., the accounting acquiree, was a company with nominal assets and nominal operations, engaged to a limited extent in EDGARizing corporate documents for filing with the SEC and limited commercial printing services. Under Rule 12-b-2 of the Exchange Act., and Format, Inc. may be deemed to have been a shell corporation, which is defined as a company with nominal operations and nominal assets, whose assets consisted primarily of cash.

In connection with, and prior to the consummation of the Reverse Recapitalization, the board of directors of PSI Inc. approved a 1-for-32 reverse stock split (“Reverse Split”) of issued and outstanding shares of PSI Common Stock, immediately following the effectiveness of which every 32 issued and outstanding shares of PSI Common Stock will automatically convert into one share of PSI Common Stock. Any shareholder of PSI that would otherwise be entitled to a fraction of a share of PSI Common Stock (after aggregating all fractional shares of PSI Common Stock to be received by such holder) as a result of the Reverse Split, will receive an additional share of PSI Common Stock (i.e., the aggregate number of shares of PSI Common Stock of a shareholder resulting from the Reverse Split would be rounded up to the nearest whole number). The Reverse Split will not affect the number of authorized shares of capital stock of PSI or the par value of PSI common stock. Immediately following the effectiveness of the Reverse Split, each issued and outstanding share of PSI Preferred Stock will automatically convert into a number of shares of PSI Common Stock equal to one-thousand dollars divided by the conversion price then in effect.

Further, in connection with the Reverse Recapitalization and the Private Placement, the board of directors of PSI approved the merger of PSI Inc. with and into a Delaware corporation that will be newly-created as a wholly owned subsidiary of PSI Inc., which merger will be effected for the purpose of changing PSI Inc.’s jurisdiction of incorporation from Nevada to Delaware (the “Migratory Merger”). The Reverse Split will be effected through the consummation of the Migratory Merger, whereby each 32 shares of PSI Common Stock will be exchanged for one share of common stock of the surviving entity in the Migratory Merger. Accordingly, the consummation of the Migratory Merger will constitute the Reverse Split for all purposes. The consummation by PSI Inc. of the Migratory Merger (and accordingly, the Reverse Split) is subject to the approval of PSI Inc. shareholders.

In connection with the Private Placement, and following the consummation of the Reverse Recapitalization, each PSI shareholder who is also an officer and/or director of PSI Inc., entered into a voting agreement (collectively, the “Voting Agreements”), pursuant to which such person agreed to vote his shares of PSI Common Stock and PSI Preferred Stock, as applicable, in favor of the Reverse Split, the Migratory Merger, and any other matters as may be necessary or advisable to consummate both. Because the persons who entered in the Voting Agreements hold, in the aggregate, a substantial majority of the voting securities of PSI, Inc., approval of the Reverse Split and the Migratory Merger is assured.

Concurrently with the closing of the Reverse Recapitalization, PSI Inc. and The W Group entered into a purchase agreement (“Private Placement”) whereby PSI Inc. completed the sale of an aggregate of 18,000 shares of PSI Preferred Stock together with Private Placement Warrants (“Private Placement Warrants”) representing the right to purchase an aggregate of 24,000,000 shares of PSI Common Stock, subject to certain limitations on exercise, and also issued a warrant (“Roth Warrant”) to purchase PSI Common Stock to ROTH Capital Partners, LLC in connection with the Private Placement. The shares of PSI Preferred Stock issued in the Private Placement are initially convertible into an aggregate of 48,000,000 shares of PSI Common Stock, subject to certain limitations and conditions described below. In consideration, PSI Inc. and The W Group received proceeds of $18.0 million before estimated transaction fees, costs and expenses of approximately $4.8 million in connection with the Reverse Recapitalization and Private Placement.

Following are further details regarding the rights and privileges granted per the terms of the PSI Preferred Stock and the Private Placement Warrants.

•

PSI Preferred Stock is initially convertible at the option of the holder at any time, subject to limitation based upon the shareholder’s proportion of the available shares for conversion, and PSI is obligated to reserve out of authorized, but unissued shares, a number of shares of PSI Common Stock to effect the conversion. Prior to the Reverse Split discussed above, the holders of PSI Preferred Stock are subject to an aggregate conversion limitation of 38,152,908 shares of PSI Common Stock, which is equal to 50,000,000 authorized shares of PSI Common Stock less 110% of the 10,770,083 shares of PSI Common Stock outstanding as of the closing of the Reverse Recapitalization. The purpose of the conversion limitation is to ensure that PSI is not obligated to issue any shares of its PSI Common Stock in excess of the number of its authorized shares. Immediately following the effectiveness of the Reverse Split, each issued and outstanding share of PSI Preferred Stock will automatically convert into a number of shares of PSI Common Stock equal to one-thousand dollars divided by the conversion price then in effect. Accordingly, immediately following the effectiveness of the Reverse Split, the aggregate of 113,960.90289 outstanding shares of PSI Preferred Stock, representing all of the shares of PSI Preferred Stock issued in the Reverse Recapitalization and in the Private Placement, will automatically convert into an aggregate of 9,496,753 shares of PSI Common Stock (assuming a conversion price of $12.00 per share, giving effect to the Reverse Split, and assuming that no shares of PSI Preferred Stock have previously been converted). The PSI Preferred Stock conversion price is subject to adjustment for non-cash dividends, distributions, stock splits and other subdivisions or reclassifications of PSI Common Stock.

•

PSI Preferred Stock grants each holder voting rights and participation rights to dividends on par with PSI Common Stock, with 2% annual preference dividends payable, when, as and if declared by the Company’s board of directors, should the Reverse Split not be effective within 120 days after the Private Placement. Each holder of a share of PSI Preferred Stock is entitled to vote with the holders of PSI Common stock as a single class on all matters voted on by holders of PSI Common Stock. Each share of PSI Preferred Stock entitles its holder to cast the number of votes equal to the total number of votes which could be cast in such vote by a holder of the number of shares of PSI Common Stock into which such shares of Preferred Stock are convertible as of the date immediately prior to the record date for such vote (subject to the limitation on conversion described above). Accordingly, the 113,960.90289 shares of PSI Preferred Stock (issued in the Reverse Recapitalization and in the Private Placement, combined) entitle these holders to cast an aggregate of 38,152,908 votes, or approximately 335 votes per share of PSI Preferred Stock.

•

No dividends are payable on the PSI Preferred Stock, except that (1) if PSI pays dividends on its common stock, the PSI Preferred Stock will participate as if, for purposes thereof, each share of PSI Preferred Stock had converted into shares of PSI Common Stock after giving effect to the Reverse Split (i.e., without giving effect to the limitations on conversion of the PSI Preferred Stock) as of the date immediately prior to the record date for such dividend, and (2) in the event the Reverse Split is not effective on or prior to August 27, 2011, each share of PSI Preferred Stock will entitle its holder to receive, when, as and if declared by PSI Inc.’s board of directors, non-cumulative cash dividends, accruing on a daily basis from August 27, 2011, through and including the date on which such dividends are paid, at the annual rate of two percent (2%) of the PSI Preferred Stock liquidation preference, defined as an amount in cash equal to the sum of one-thousand dollars plus the amount of any declared but unpaid dividends thereon as of such date, for each share of PSI Preferred Stock held thereby.

•

PSI Preferred Stock is subject to full-ratchet anti-dilution whereby, upon the issuance (or deemed issuance) of shares of PSI Common Stock at a price below the then-current conversion price of the PSI Preferred Stock, subject to specified exceptions, the conversion price of the PSI Preferred Stock shall be reduced to the effective price of PSI Common Stock so issued (or deemed to be issued).

•

The holders of PSI Preferred Stock are not entitled to any preemptive, subscription, redemption or other similar rights, and PSI does not have any right to redeem the Preferred Stock. All issued and outstanding shares of PSI Preferred Stock are fully-paid and non-assessable.

•

Upon any liquidation, dissolution or winding up of PSI, Inc., each holder of PSI Preferred Stock will be entitled to be paid, before any distribution or payment is made upon PSI Common Stock, an amount in cash equal to the sum of one-thousand dollars plus the amount of any declared but unpaid dividends thereon as of such date, for each share of PSI Preferred Stock held thereby, and such holder will not be entitled to any further payment.

•

For every share of PSI Common Stock issuable upon conversion of PSI Preferred Stock purchased in the Private Placement, each investor in the Private Placement also received a warrant to purchase one-half of a share of PSI Common Stock, at an initial exercise price of $0.40625 per share, subject to adjustment upon the effectiveness of the Reverse Split and for non-cash dividends, distributions, stock splits or other reorganizations or reclassifications of PSI Common Stock. The Private Placement Warrants are also subject to full ratchet anti-dilution protection similar to the anti-dilution provisions of the PSI Preferred Stock as described above, whereby, upon the issuance (or deemed issuance) of shares of PSI Common Stock at a price below the then-current exercise price of the Private Placement Warrants, subject to specified exceptions, the exercise price of the Private Placement Warrants shall be reduced to the effective price of PSI Common Stock so issued (or deemed to be issued). The Private Placement Warrants are not exercisable prior to the effectiveness of the Reverse Split. Giving effect to the Reverse Split as if it occurred immediately following the Reverse Recapitalization and the Private Placement, the Private Placement Warrants would represent the right to purchase an aggregate of 750,002 shares of PSI Common Stock at an exercise price of $13.00 per share. At any time beginning six months after the closing of the Private Placement at which PSI is required to register the shares issuable upon exercise of the Private Placement Warrants pursuant to the registration rights agreement entered into in connection with the Private Placement, but such shares may not be freely sold to the public, the Private Placement Warrants may be “cashlessly” exercised by their holders. The warrant holders may “cashlessly” exercise the Private Placement Warrants by causing PSI to withhold a number of shares of its common stock otherwise issuable upon such exercise having a value, based upon the market price of PSI Common Stock, equal to the aggregate exercise price associated with such exercise. In other words, in such circumstances, the exercise of the Private Placement Warrants will occur without any cash paid by the holders of the Private Placement Warrants. The Private Placement Warrants further include a requirement that, from and after the effective date of the Reverse Split, PSI will keep reserved out of the authorized and unissued shares of its common stock sufficient shares to provide for the exercise of the Private Placement Warrants. The Private Placement Warrants will expire on April 29, 2016.

•

The purchase agreement for the Private Placement contains the following provision, which may be deemed to be a form of anti-dilution protection: If prior to the earlier of (a) the second anniversary of the date on which the registration statement for the shares of PSI Common Stock underlying the PSI Preferred Stock and the Private Placement Warrants becomes effective and (b) 180 days after the closing of a firm commitment public underwritten offering of equity securities resulting in gross proceeds of not less than $15.0 million, PSI issues equity securities in a public or private offering (or series of related offerings) resulting in gross proceeds of at least $5.0 million at or below an effective price per share of $0.375, subject to adjustment, PSI will have to issue to each investor in the Private Placement (1) additional shares of PSI Common Stock so that after giving effect to such issuance, the effective price per share of PSI Common Stock acquired by such investors in the Private Placement will be equal to the effective price per share in such offering and (2) additional Private Placement Warrants covering a number of shares of PSI Common Stock equal to 50% of the shares of PSI Common Stock issued pursuant to clause (1) above. These provisions are not triggered based on the market price of PSI Common Stock, but rather on the issuance by PSI of additional equity securities below an effective price per share of $0.375, subject to adjustment.

•

Concurrently with the closing of the Reverse Recapitalization, PSI issued to ROTH Capital Partners, LLC, as compensation for its role as placement agent in the Private Placement, the Roth Warrant. The Roth Warrant represents the right to purchase initially an aggregate of 3,360,000 shares of PSI Common Stock, subject to the limitations on exercise set forth in the Roth Warrant, at an initial exercise price of $0.4125 per share, subject to adjustment upon the effectiveness of the Reverse Split and non-cash dividends, distributions, stock splits, or other reorganizations or reclassifications of PSI Common Stock. The Roth Warrant is not exercisable prior to the effectiveness of the Reverse Split. Giving effect to the Reverse Split, immediately following the closing of the Reverse Recapitalization and the Private Placement, the Roth Warrant would represent the right to purchase an aggregate of 105,000 shares of PSI Common Stock, at an exercise price of $13.20 per share and expires on April 29, 2016. At any time following the Reverse Split, the Roth Warrant may be “cashlessly” exercised by its holder by causing PSI to withhold a number of shares of its common stock otherwise issuable upon such exercise having a value, based upon the market price of PSI Common Stock, equal to the aggregate exercise price associated with such exercise. In other words, in such circumstances, the exercise of the Roth Warrant will occur without any cash being paid by the holder of the Roth Warrant. The Roth Warrant includes a requirement that PSI reserve a sufficient number of shares of its common stock solely for the purpose of effecting the exercise of the Roth Warrant into shares of PSI Common Stock pursuant to the terms (and subject to the limitations) thereof.

•

The Purchase Agreement provides that if (1) the shareholders meeting at which the shareholders of PSI will be asked to approve the Migratory Merger and the Reverse Split is not held on or prior to the date (August 28, 2011) which is 120 days after the closing of the Reverse Recapitalization, and/or (2) the Migratory Merger and the Reverse Split are not effected on or prior to the date that is two business days after receipt of shareholder approval of the Migratory Merger and the Reverse Split, then PSI is required to pay amounts representing liquidated damages to each of the investors. Specifically, in any such case PSI is required to pay each investor 1.5% of the aggregate amount invested by such investor for each 30-day period (or pro rata portion thereof) following the date by which the shareholders meeting should have been held or by which the Migratory Merger and the Reverse Split should have been effective, as applicable.

On April 29, 2011, in connection with the closing of the Reverse Recapitalization PSI Inc. and The W Group entered into a loan and security agreement with Harris, N.A., (“Harris Agreement”) which replaced the existing loan and security agreement that The W Group had with its senior lender prior to the closing of the Reverse Recapitalization. Pursuant to the Harris Agreement, among other things, the maximum loan amount was reduced from the maximum loan amount under The W Group’s Prior Credit Agreement to reflect The W Group’s repayment in full of its two previously outstanding term loans under the Prior Credit Agreement and the financial covenants under the Prior Credit Agreement were replaced with a new fixed charge coverage ratio covenant. The Harris Agreement provides for borrowings up to $35.0 million under a Revolving Line of Credit (“Line of Credit”) which is scheduled to mature on April 29, 2014. The Harris Agreement is collateralized by substantially all of the assets of PSI Inc. PSI. is required to meet certain financial covenants, including a minimum monthly fixed charge coverage ratio and a limitation on annual capital expenditures. The Harris Agreement also contains customary covenants and restrictions applicable to PSI Inc., including agreements to provide financial information, comply with laws, pay taxes and maintain insurance, restrictions on the incurrence of certain indebtedness, guarantees and liens, restrictions on mergers, acquisitions and certain dispositions of assets, and restrictions on the payment of dividends and distributions. In addition, the Harris Agreement requires cash accounts to be held with Harris N.A. The cash deposits are swept by Harris N.A. daily and applied against the outstanding Line of Credit.

Under the Harris Agreement: (a) PSI Inc. is a party to the Harris Agreement and pledged all of its shares of The W Group to Harris N.A. as collateral for the line of credit; (b) there are no term loans; (c) the Line of Credit bears interest at Harris’ prime rate (3.25% at December 31, 2010) plus an applicable margin ranging from 0% to 0.50% or, at PSI option, a portion of the Line of Credit can be designated to bear interest at LIBOR plus an applicable margin ranging from 2.00% to 2.50%; (d) the limitation on annual capital expenditures was increased from the limitation under The W Group’s Prior Credit Agreement; (e) a maximum quarterly senior debt leverage ratio, which was included in the Prior Credit Agreement was eliminated; and (f) a fixed charge coverage ratio similar to the fixed charge coverage ratio in the Prior Credit Agreement was included, except that, this fixed charge coverage ratio under the Harris Agreement excludes historical debt service on the Term Notes (as discussed below) and certain other one-time expenses.

Index to Unaudited Pro Forma Combined Statements of Operations

Page

Unaudited Pro Forma Combined Statements of Operations of Power Solutions International, Inc.

Unaudited Pro Forma Combined Statements of Operations for the six months ended June 30, 2011 and for the year ended December 31, 2010	P-2

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

The following unaudited pro forma combined statements of operations combines the consolidated historical statements of operations of Format, Inc. (“Format”) and the consolidated historical statements of operations of The W Group, Inc., a Delaware corporation (“The W Group”) for the six months ended June 30, 2011 and the year ended December 31, 2010, to reflect the completion of a reverse acquisition transaction, in which PSI Merger Sub, Inc., (“Merger Sub”) a Delaware corporation that was newly-created as a wholly-owned subsidiary of Power Solutions International, Inc. (f/k/a Format, Inc.) (the “Company”) merged with and into The W Group, and The W Group remained as the surviving corporation of the reverse acquisition transaction, becoming a wholly-owned subsidiary of the Company. Prior to the consummation of the reverse acquisition transaction, Format was engaged, to a limited extent, in EDGARizing corporate documents for filing with the SEC, and providing limited commercial printing services. Due to the nominal operations and assets of Format prior to the consummation of this reverse acquisition transaction and the other transactions entered into in connection therewith, this reverse acquisition transaction is accounted for as a recapitalization. This reverse acquisition transaction among Format, The W Group and PSI Merger Sub is referred to for purposes hereof as the “Reverse Recapitalization.” Concurrent with the closing of the Reverse Recapitalization, the Company completed a private placement (“Private Placement”) of shares of its newly designated Series A Convertible Preferred Stock and warrants to purchase shares of the Company’s common stock for gross proceeds of $18,000,000 and the Company completed the refinancing of its bank debt (“Bank Refinancing”). The following unaudited pro forma combined statements of operations combine the historical statements of operations of Format, Inc. and The W Group for the six months ended June 30, 2011 and the year ended December 31, 2010, giving effect to the Reverse Recapitalization, Private Placement and Bank Refinancing (collectively the “Transactions”), as if they had occurred on January 1, 2010. Because the Reverse Recapitalization was consummated on April 29, 2011, the Consolidated Balance Sheet of Power Solutions International, Inc. as of June 30, 2011, which is included in this Registration Statement on Form S-1, as amended, already reflects the actual effects of the Transactions on the financial position of the Company. Accordingly, a pro forma combined balance sheet as of June 30, 2011 has not been presented, in accordance with Regulation S-X, 17 CFR Part 210.11-02 (c) (1).

Also, in connection with and prior to the consummation of the Reverse Recapitalization, the board of directors approved a 1-for-32 reverse stock split of shares of the Company’s common stock (“Reverse Split”) and a migratory merger for purposes of changing the Company’s jurisdiction of incorporation from Nevada to Delaware (“Migratory Merger”), each of which is discussed further below. In connection with the Private Placement, each of the Company’s current shareholders who is also an officer and/or director of the Company entered into a voting agreement (collectively, the “Voting Agreements”), pursuant to which such person agreed to vote his shares of the Company’s common stock and preferred stock, as applicable, in favor of the Reverse Split and the Migratory Merger and any other matters as may be necessary or advisable to consummate both. The persons who entered into the Voting Agreements hold, in the aggregate, a substantial majority of the voting securities of the Company. Accordingly, approval of the Reverse Split and the Migratory Merger is probable, and the shareholder approval contingency related to the Reverse Split and Migratory Merger is deemed satisfied. The effects of the Reverse Split and Migratory Merger are reflected in the pro forma results presented herein as well.

The following unaudited pro forma combined financial statements are presented to illustrate the estimated effects of the Transactions. The unaudited pro forma combined financial statements were prepared using the historical financial statements of Format, Inc. and The W Group for the six months ended June 30, 2011, and for the year ended December 31, 2010.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the Transactions, the Reverse Split and the Migratory Merger and factually supportable. Additionally, the pro forma adjustments related to the statements of operations are expected to have a continuing impact on the combined results and are based on available data and certain assumptions that we believe are reasonable.

The following information should be read in conjunction with the pro forma combined financial statements.

•	Accompanying notes to the unaudited pro forma combined statements of operations

•	Separate historical financial statements of Format, Inc. for the year ended December 31, 2010 as filed in its annual report on Form 10-K with the Securities and Exchange Commission

•	Separate historical financial statements of Format, Inc. for the three months ended March 31, 2011 as filed in its quarterly report on Form 10-Q with the Securities and Exchange Commission

•	Separate historical financial statements of The W Group for the year ended December 31, 2010 included in this prospectus

•

Separate historical financial statements of Power Solutions International, Inc. (f/k/a Format, Inc.), giving effect to the Reverse Recapitalization, for the six months ended June 30, 2011 included in this prospectus

The unaudited pro forma information is not necessarily indicative of what the results of operations actually would have been had the Transactions, the Reverse Split and the Migratory Merger been completed at the dates indicated. In addition, the unaudited pro forma combined statements of operations do not purport to project the future operating results of the combined company.

The unaudited pro forma combined statements of operations are presented as a reverse recapitalization based upon the substance and intent of the transaction as guided by paragraph 12100 of Topic 12 of the SEC Financial Reporting Manual. Accordingly, the unaudited pro forma combined statements of operations are presented as a continuation of The W Group’s statements of operations. As the Transactions occurred on April 29, 2011 and are reflected in the Company’s financial position as of June 30, 2011 as set forth in the Company’s unaudited condensed consolidated balance sheet included in this Registration Statement on Form S-1, as amended, a pro forma balance sheet is not required to be presented herein.

UNAUDITED PRO FORMA

COMBINED STATEMENT OF OPERATIONS

OF

POWER SOLUTIONS INTERNATIONAL, INC.

SIX MONTHS ENDED JUNE 30, 2011

(Dollar amounts in thousands, except per share amounts)

	Historical		Pro Forma		Pre-Reverse Split Combined	Post-Reverse Split Combined
	The W Group, Inc.	Format, Inc.	Adjustments	Notes	Pro Forma	Pro Forma
Net sales	$66,682	$10	$(10)	a	$66,682	$66,682
Cost of sales	54,218	—	—		54,218	54,218

Gross profit	12,464	10	(10)		12,464	12,464

Operating expenses:
Engineering	2,008	—	—		2008	2008
Selling and service	3,167	—	—		3,167	3,167
General and administrative	2,426	33	(33)	a	2,426	2,426

	7,601	33	(33)		7,601	7,601

Operating income	4,863	(23)	23		4,863	4,863
Other (income) expense:
Interest expense	930	—	(211)	b	539	539
			(148)	b
			(73)	c
			41	c
Loss on debt extinguishment	485		(485)	d	—	—
Other (income) expense	658	20	(767)	d	(109)	(109)
			(20)	a

Income (loss) before income taxes	2,790	(3)	1,646		4,433	4,433
Income tax provision	1,215	1	(1)	a	1,594	1,594
			379	e

Net income (loss)	$1,575	$(4)	$1,268		$2,839	$2,839

Undistributed earnings (loss)	$1,575	$(4)	$1,268		$2,839	$2,839

Undistributed earnings allocable to Series A Convertible Preferred Shares				f	$2,742

Undistributed earnings allocable to Common Shares				f	$97	$2,839

Pro forma weighted average preferred shares outstanding:
Basic				g	113,961	—

Diluted					113,961	—

Pro forma weighted average common shares outstanding:
Basic		3,770,083		h	10,770,083	9,833,350

Diluted		3,770,083			10,770,083	9,833,350

Undistributed Earnings per share – Basic
Pro forma Series A Convertible Preferred Shares					$24.06	$—

Pro forma Common Shares					$0.01	$0.29

Undistributed Earnings per share – Diluted
Pro forma Series A Convertible Preferred Shares					$24.06	$—

Pro forma Common Shares					$0.01	$0.29

	Historical		Pro Forma		Pre- Reverse Split Combined	Post- Reverse Split Combined
	The W Group, Inc.	Format, Inc.	Adjustments	Notes	Pro Forma	Pro Forma
Pro forma Preferred Shares, if converted		303,895,749	96.58%		$2,742

		314,665,832
Pro forma Common Shares		10,770,083	3.42%		$97

		314,665,832

UNAUDITED PRO FORMA

COMBINED STATEMENT OF OPERATIONS

OF

POWER SOLUTIONS INTERNATIONAL, INC.

YEAR ENDED DECEMBER 31, 2010

(Dollar amounts in thousands, except per share amounts)

	Historical		Pro Forma		Pre-Reverse Split Combined	Post-Reverse Split Combined
	The W Group, Inc.	Format, Inc.	Adjustments	Notes	Pro Forma	Pro Forma
Net sales	$100,521	$78	$(78)	i	$100,521	$100,521
Cost of sales	83,894	—	—		83,894	83,894

Gross profit	16,627	78	(78)		16,627	16,627

Operating expenses
Engineering	3,846	—	—		3,846	3,846
Selling and service	5,465	—	—		5,465	5,465
General and administrative	3,250	104	(104)	i	3,250	3,250

	12,561	104	(104)		12,561	12,561

Operating income (loss)	4,066	(26)	26		4,066	4,066
Other (income) expense:
Interest expense	2,131	—	(736)	j	881	881
			(418)	j
			(220)	k
			124	k
Other (income) expense	—	(1)	1	i	—	—

Income (loss) before income taxes	1,935	(25)	1,275		3,185	3,185
Income tax provision	366	1	(1)	i
			236	l	602	602

Net income (loss)	$1,569	$(26)	$1,040		$2,583	$2,583

Undistributed earnings (loss)	$1,569	$(26)	$1,040		$2,583	$2,583

Undistributed earnings allocable to Series A Convertible Preferred Shares				m	$2,495	$—

Undistributed earnings allocable to Common Shares				m	$88	$2,583

Pro forma weighted average preferred shares outstanding:
Basic				n	113,961	—

Diluted					113,961	—

Pro forma weighted average common shares outstanding:
Basic		3,770,083		o, p	10,770,083	9,833,350

Diluted		3,770,083			10,770,083	9,833,350

Undistributed Earnings per share – Basic
Pro forma Series A convertible Preferred Shares					$21.89	$—

Pro forma Common Shares					$0.01	$0.26

Undistributed Earnings per share – Diluted
Pro forma Series A convertible Preferred Shares					$21.89	$—

Pro forma Common Shares					$0.01	$0.26

	Historical		Pro Forma		Pre- Reverse Split Combined	Post- Reverse Split Combined
	The W Group, Inc.	Format, Inc.	Adjustments	Notes	Pro Forma	Pro Forma
Pro forma Preferred Shares, if converted		303,895,749	96.58%		$2,495

		314,665,832
Pro forma Common Shares		10,770,083	3.42%		$88

		314,665,832

NOTES TO UNAUDITED PRO FORMA

COMBINED FINANCIAL STATEMENTS

1.	Description of Transaction and Basis of Presentation

On April 29, 2011, Power Solutions International, Inc. (f/k/a Format, Inc.) (the “Company”) completed a reverse acquisition transaction pursuant to an agreement and plan of merger (the “Merger Agreement”), in which PSI Merger Sub, Inc., a Delaware corporation that was newly-created as a wholly-owned subsidiary of the Company (“Merger Sub”), merged with and into The W Group, Inc., a Delaware corporation (“The W Group”), and The W Group remained as the surviving corporation of the merger, becoming a wholly-owned subsidiary of the Company. Prior to the consummation of the reverse acquisition transaction, Format was engaged, to a very limited extent, in EDGARizing corporate documents for filing with the SEC, and providing limited commercial printing services. Due to the nominal operations and assets of Format immediately prior to the consummation of this reverse acquisition transaction and other transactions entered into in connection therewith, Format may be deemed to have been a shell company (as that term is defined in Rule 12b-2 of the Exchange Act) prior to consummation of the reverse acquisition transaction. The transaction is considered to be a capital transaction and as such is the equivalent to the issuance of common stock by The W Group for the net monetary assets of Format, Inc. accompanied by a recapitalization. For accounting purposes, The W Group is treated as the continuing reporting entity, and this reverse acquisition transaction is accounted for as a recapitalization. This reverse acquisition transaction among Format, The W Group, and PSI Merger Sub is referred to for purposes hereof as the “Reverse Recapitalization.” As a result, the historical financial statements of The W Group constitute the historical financial statements of the Company, giving effect to the reverse acquisition transaction.

Concurrent with the closing of the Reverse Recapitalization, pursuant to a purchase agreement (the “Purchase Agreement”), the Company completed a private placement (“Private Placement”) of shares of its newly designated Series A Convertible Preferred Stock, liquidation preference of $1,000 per share (“Company Preferred Stock”), together with warrants (“Private Placement Warrants”) to purchase shares of the Company’s common stock (“Company Common Stock”), to accredited investors, receiving total gross proceeds of $18,000,000 at the closing of the Private Placement. The incremental transaction costs incurred by The W Group were charged pro rata to equity and expenses based on the cash received and allocated between the Company Preferred Stock and the Private Placement Warrants in proportion to their respective estimated fair values. The transaction costs incurred by Format, Inc. (i.e., the Company prior to the closing of the Reverse Recapitalization, which is also referred to herein as “Format”) were expensed.

In connection with the Reverse Recapitalization and the Private Placement, the Company entered into a stock repurchase and debt satisfaction agreement (“Repurchase Agreement”), dated as of April 29, 2011, with Ryan Neely, Format’s sole director and executive officer immediately prior to the closing of the Reverse Recapitalization, and his wife, Michelle Neely. Pursuant to this agreement, at the time the Reverse Recapitalization was completed, (1) Format repurchased 3,000,000 shares of Format common stock from Ryan Neely and Michelle Neely, which represented approximately 79.57% of the shares of Format common stock outstanding immediately prior to the Reverse Recapitalization and the Private Placement, and immediately thereafter these shares were cancelled; and (2) Ryan Neely and Michelle Neely terminated all of their right, title and interest in and to, and released Format from any and all obligations it had with respect to, the loans made by Ryan Neely and Michelle Neely to Format (which as of April 29, 2011 was approximately $114,000), in exchange for a cash payment of $360,000. As part of the Repurchase Agreement, Ryan Neely and Michelle Neely also released Format from any other obligations owed to them which included the balance of accrued liabilities on Format’s balance sheet of approximately $50,000. The remaining liabilities of Format, which consisted of accounts payable, were settled in connection with but prior to, the consummation of the recapitalization with the available cash on Format’s balance sheet, and Format also transferred to Ryan Neely all of its rights and obligations under the real property lease relating to Format’s sole office space. In addition, assets, consisting of prepaid expenses, office equipment and furniture, with a net book value of approximately $5,000, were written off.

The Reverse Recapitalization and Private Placement occurred in a series of steps outlined below:

•

Pursuant to the Repurchase Agreement, Format repurchased 3,000,000 shares of Format common stock from Ryan Neely and Michelle Neely, which represented approximately 79.57% of the shares of Company Common Stock outstanding and immediately thereafter cancelled these shares.

•

At the closing of the Reverse Recapitalization, the Company issued an aggregate of 10,000,000 shares of Company Common Stock and 95,960.90289 shares of Company Preferred Stock in exchange for all of the outstanding shares of common stock of The W Group held by the three stockholders of The W Group. The Company Common Stock and Company Preferred Stock each have a par value of $0.001 per share. No cash consideration arose relating to this exchange.

•

The Company received gross proceeds of $18,000,000 from the Private Placement of 18,000 shares of Company Preferred Stock together with Private Placement Warrants at a purchase price of $1,000 per share, including the related warrants. Each share of Company Preferred Stock is initially convertible into 2,666.666667 shares of Company Common Stock, subject to certain limitations, at an initial conversion price of $0.375 per share, subject to adjustment. The shares of Company Preferred Stock are initially convertible into an aggregate of 48,000,007 shares of Company Common Stock subject to certain limitations. For every share of Company Common Stock issuable upon conversion of Company Preferred Stock purchased in the Private Placement, each investor in the Private Placement also received a warrant to purchase initially one-half of a share of Company Common Stock at an initial exercise price of $0.40625, subject to certain adjustments. The Private Placement Warrants represent the right to purchase initially an aggregate of 24,000,007 shares of Company Common Stock, subject to limitations set forth in the Private Placement Warrants.

•

In connection with the Private Placement, the Company also issued to Roth Capital Partners, LLC, as compensation for its role as placement agent, a warrant to purchase initially 3,360,000 shares of Company Common Stock, subject to certain limitations on exercise set forth in the Roth Warrant, at an initial exercise price of $0.4125 per share, subject to adjustment.

•

Concurrent with the repurchase of Format shares of common stock from Ryan and Michelle Neely pursuant to the Repurchase Agreement, the Reverse Recapitalization and the Private Placement, The W Group repaid its outstanding obligations with its former lender, Fifth Third Bank (“Prior Credit Agreement”) and Power Solutions International, Inc. and The W Group entered into a new credit agreement (“Credit Agreement”) with Harris N.A. (“Harris”).

•

In connection with, and prior to the consummation of, the Reverse Recapitalization, the board of directors of Format approved a 1-for-32 reverse stock split of issued and outstanding shares of the Company Common Stock, immediately following the effectiveness of which every 32 issued and outstanding shares of the Company Common Stock will automatically convert into one share of Company Common Stock (“Reverse Split”).

•

Further, in connection with the Reverse Recapitalization and the Private Placement, the board of directors of Format approved the migratory merger of the Company with and into a Delaware corporation that will be newly-created as a wholly-owned subsidiary of the Company, which migratory merger will be effected for the purpose of changing the Company’s jurisdiction of incorporation from Nevada to Delaware (“Migratory Merger”). The parties agreed that the Reverse Split will be effected through the consummation of the Migratory Merger, whereby each 32 shares of Company Common Stock will be converted into one share of common stock of the surviving entity in the Migratory Merger. The consummation of the Migratory Merger will constitute the Reverse Split for all purposes, as contemplated by the transaction documents entered into in connection with the consummation of the Reverse Recapitalization and Private Placement. The consummation by the Company of the Migratory Merger (and accordingly, the Reverse Split) is subject to the approval of the Company’s shareholders.

In connection with the Private Placement each of the Company’s current shareholders who was a stockholder of The W Group and who received shares pursuant to the Reverse Recapitalization, or who received stock as a gift from the stockholders of The W Group, entered into a voting agreement (collectively, the “Voting Agreements”), pursuant to which such person agreed to vote his shares of Company Common Stock and Company Preferred Stock, as applicable, in favor of the Reverse Split and the Migratory Merger. The persons who entered into the Voting Agreements hold, in the aggregate, a substantial majority of the voting securities of the Company. Accordingly, approval of the Reverse Split and the Migratory Merger is probable, and the shareholder approval contingency related to the Reverse Split and the Migratory Merger is deemed substantially satisfied.

2.	Pro Forma Adjustments

There were no inter-company balances and transactions between Format, Inc. and The W Group for the periods of these pro forma combined statements of operations, except for the payment of $20,000 in March 2011 by The W Group to Format as consideration for the extension of a deadline for the consummation of the Reverse Recapitalization and related transactions, which has been eliminated in the pro forma statements of operations as a result of the Reverse Recapitalization.

The pro forma combined provision for income taxes reflects the amounts anticipated for the Company and does not reflect the amounts that would have resulted had Format, Inc. and The W Group filed consolidated tax returns during the period presented. The pro forma adjustments included in the unaudited pro forma combined statements of operations are as follows:

Pro Forma Combined Statement of Operations Adjustments

Because the Reverse Recapitalization was consummated on April 29, 2011, the pro forma adjustments on the combined statement of operations for the six months ended June 30, 2011 reflect the pro forma impact of the Reverse Recapitalization and other related transactions on the operating results of the Company from January 1, 2011 until April 29, 2011, the day of closing, as if the transactions had occurred on January 1, 2010. Amounts presented in the historical Statement of Operations of the Company for the six months ended June 30, 2011 reflect the results of on-going business operations of Power Solutions International, Inc. (through its wholly-owned subsidiary, The W Group) from April 30, 2011 through June 30, 2011, which incorporate any recurring benefits or additional charges as a result of the Reverse Recapitalization and other transactions, such as lower interest expense than periods prior to April 29, 2011, as a result of the bank refinancing.

The pro forma combined statements of operations reflect the pro forma impact of the Reverse Recapitalization and other related transactions as if these transactions had occurred on January 1, 2010. These Reverse Recapitalization and related transactions were actually consummated on April 29, 2011. Accordingly, the pro forma combined statements of operations reflect the following adjustments:

Six months ended June 30, 2011

a)	In accordance with the accounting for an entity with nominal operations and assets under a reverse recapitalization transaction, each element of Format’s net income is closed to retained earnings and reclassified as part of the preferred equity of the Company.

b)	To record the estimated interest expense reduction of (i) approximately $211,000 from the application of a portion of the net proceeds from the Private Placement to fully repay Term Note A and Term Note B and apply the remaining net proceeds against the revolving line of credit, as if these obligations had been repaid as of January 1, 2010 and (ii) approximately $148,000 representing the incremental interest expense reduction arising from an overall interest rate reduction of 200 basis points on the Company’s remaining line of credit borrowings attributable to the Bank Refinancing.

For both the year ended December 31, 2010 and the six months ended June 30, 2011, the Company determined the total pro forma reduction in interest expense by comparing actual interest expense (excluding loan fee amortization) recorded on the Company’s term loans A and B, and the Company’s revolving line of credit with its prior lender, to the anticipated interest expense under the new credit facility with Harris N.A., after taking into account the available proceeds from the Private Placement to pay off the term loans in full, and to pay down a portion of the Company’s new line of credit (estimated at $3.0 million as of January 1, 2010), once all cash expenses and other cash payments described in the pro forma adjustments were considered.

The Harris N.A. credit facility involves no term loans, and the interest rate used in the Company’s pro forma calculation is the optional contractual rate of the new revolving line of credit of 3.50%, which represents the choice at January 1, 2010 of the lesser of the interest rate options granted to the Company: either (1) the Harris N.A. prime rate, which was 3.25% at December 31, 2010 and April 29, 2011, plus an applicable margin ranging from 0.00% to 0.50%; or (2) LIBOR, plus a margin ranging from 2.00% to 2.50%. The Company’s pro forma adjustment accordingly reflects the latter LIBOR rate option, which equates to 3.50%.

The Company’s prior revolving credit line allowed the Company to designate a LIBOR-based interest rate, plus an applicable margin, which equated to 5.50% at both April 29, 2011 and December 31, 2010. The actual interest rate on prior term loans A and B were 7.50% and 5.50%, respectively, as of April 29, 2011 and December 31, 2010. Thus, the Company’s average interest rate was approximately 5.86% for the year-to-date period ended April 29, 2011 (at the closing of the Transactions), and 5.82% for the year ended December 31, 2010, including interest on less than $50,000 for two vehicle loans, at the end of each reporting period, respectively.

The Company’s pro forma interest expense reduction is the sum of (1) all of the interest expense that would have been incurred on the Company’s term loans; (2) an interest savings of 3.5% under the new Harris credit facility on the portion of the revolving line of credit that was paid down; and (3) a two hundred basis point interest rate reduction on the Company’s remaining revolving line of credit borrowings, representing the difference between 5.5% under the Prior Credit Agreement and 3.5% under the new Credit Agreement.

c)	To recognize approximately $41,000 (year-to-date April 29, 2011) of amortization of the $374,000 total loan fees associated with the new three-year Harris revolving line of credit, and to eliminate approximately $73,000 (year-to-date April 29, 2011) of loan fee amortization associated with the Prior Credit Agreement, which annual amortization was $220,000.

d)	To eliminate the non-recurring expenses of (1) a loss on debt extinguishment of $485,000 for the write off of unamortized deferred financing fees arising from the repayment of its existing obligations under its Prior Credit Agreement and (2) transaction costs of $767,000 included in the statement of operations and arising from the allocation of costs associated with the Private Placement.

e)	To record the estimated additional tax expense of $379,000. Of the total, approximately $168,000 was due to $391,000 of taxable transactions identified in Note b and Note c by utilizing the Company’s estimated annual effective tax rate of 43.5%, which approximates the federal statutory rate of 34.0%, plus state income taxes, plus permanent differences primarily resulting from the non-deductible portion of $767,000 of certain transaction costs, offset by applicable research tax credits generated and used. Income tax expense also includes $211,000 representing the tax benefit arising from the loss on debt extinguishment of $485,000 which is eliminated due to its non-recurring nature.

f)	Under the two-class method, 96.58% of the undistributed earnings were allocated to the Company Preferred Stock, and 3.42% were allocated to the Company Common Stock based upon the relative number of shares of each type of stock to the total of the combined shares on a post conversion basis, because the Company Preferred Stock participates in earnings on a one-to-one basis with Company Common Stock, as if this stock had been converted. Thus, the Company Preferred Stock was allocated $2,742,000 of undistributed earnings, calculated as follows:

113,960.90289	Company Preferred Stock
2,666.666667	Conversion rate

303,895,749	Converted Company Common Stock[1]
10,770,083	Company Common Stock

314,665,832	Total Company Common Stock
96.58%	Percent allocable to Converted Company Common Stock

$2,742,000	Undistributed earnings to Converted Company Common Stock

3.42%	Percent allocable to Company Common Stock

$97,000	Undistributed earnings to Company Common Stock

1 Reflects rounding up of fractional shares.

g)	113,960.90289 shares of Company Preferred Stock represents the sum of 95,960.90289 shares issued to the three stockholders of The W Group upon conversion of all of their stock in The W Group in the Reverse Recapitalization, plus the 18,000 shares of Company Preferred Stock issued in the Private Placement.

h)	10,770,083 shares of Company Common Stock represents the 10,000,000 shares issued to the three stockholders of The W Group upon conversion of all of their stock in The W Group in the Reverse Recapitalization; plus the 770,083 remaining shares of Company Common Stock of Format, Inc., after the repurchase of 3,000,000 shares from its former director and officer, Ryan Neely and his wife, Michelle Neely. See post-Reverse Split earnings per share calculation which follows for the determination of 9,833,350 shares of post-Reverse Split Company Common Stock outstanding on a pro forma basis.

Year ended December 31, 2010

i)	In accordance with the accounting for an entity with nominal operations and assets under a reverse recapitalization transaction, each element of Format’s net income was closed to retained earnings and reclassified as part of the preferred equity of the Company.

j)	To record the estimated interest expense reduction of approximately $736,000 arising from the application of the proceeds from the Private Placement to fully repay Term Note A and Term Note B and apply the remaining proceeds against the revolving line of credit as if these obligations had been repaid as of January 1, 2010. Additional interest expense reduction of approximately $418,000 was estimated as arising from an overall interest rate reduction of 200 basis points on the Company’s remaining line of credit borrowings that are attributable to the Bank Refinancing. See Note b for an explanation of the process the Company used to estimate its pro forma interest expense adjustments.

k)	To recognize approximately $124,000 (or one-third) of amortization of the $374,000 total loan fees associated with the new three-year Harris revolving line of credit. To eliminate approximately $220,000 of annual loan fee amortization associated with the Prior Credit Agreement, as presented on page F-30, Note 2, Summary of significant accounting policies-Other noncurrent assets in the historical financial statements for the years ended December 31, 2010 and 2009.

l)	To record the estimated additional tax expense of $236,000 arising from approximately $1,250,000 in taxable transactions identified in Note j and Note k at the Company’s estimated annual effective tax rate of 18.9% for 2010, which approximates the federal statutory rate of 34.0%, plus state income taxes, offset most significantly by applicable research tax credits generated and used, as well as other permanent differences. There are no tax-versus-book differences expected to arise from these items.

m)	Under the two-class method, 96.58% of the undistributed earnings were allocated to the Company Preferred Stock, and 3.42% were allocated to the Company Common Stock based upon the relative number of shares of each type of stock to the total of the combined shares on a post conversion basis, because the Company Preferred Stock participates in earnings on a one-to-one basis with Company Common Stock, as if this stock had been converted. Thus, the Company Preferred Stock was allocated $2,495,000 of undistributed earnings, calculated as follows:

113,960.90289	Company Preferred Stock
2,666.666667	Conversion rate

303,895,749	Converted Company Common Stock[2]
10,770,083	Company Common Stock

314,665,832	Total Company Common Stock
96.58%	Percent allocable to Converted Company Common Stock

$2,495,000	Undistributed earnings to Converted Company Common Stock

3.42%	Percent allocable to Company Common Stock

$88,000	Undistributed earnings to Company Common Stock

n)	113,960.90289 shares of Company Preferred Stock represents the sum of 95,960.90289 shares issued to the three stockholders of The W Group as part of the exchange for all of their stock in The W Group in the Reverse Recapitalization, plus the 18,000 shares of Company Preferred Stock issued in the Private Placement.

2 Reflects rounding up of fractional shares.

o)	10,770,083 shares of Company Common Stock represents the 10,000,000 shares issued to the three stockholders of The W Group as part of the exchange for all of their stock in The W Group in the Reverse Recapitalization; plus, the 770,083 remaining shares of Company Common Stock of Format, Inc., after the repurchase of 3,000,000 shares from its former director and officer, Ryan Neely and his wife, Michelle Neely.

p)	See post-Reverse Split earnings per share calculation which follows for the determination of 9,833,350 shares of post-Reverse Split Company Common Stock outstanding on a pro forma basis

3.	Pro Forma Net Income (Loss) Per Share

The Company computes earnings per share by applying the guidance stated in ASC 260, Earnings per Share, to determine the net income (loss) available per share of its common stock. Pro forma earnings per share (“EPS”) is calculated as if the Reverse Recapitalization had occurred as of January 1, 2010, using the two-class method before taking into account the Reverse Split, because the convertible preferred shares participate in any undistributed earnings with the common shareholders, specifically, on a one-to-one, as-if converted basis. Thus, under the two-class method, earnings allocated to preferred shares are based upon the proportion of the “as if converted” preferred shares to the combined total of pro forma common shares, plus the “as if converted” shares. EPS under the two-class method is then calculated by dividing these allocated earnings by the weighted average of the pro forma, unconverted number of common and preferred shares outstanding during the reporting period.

Upon the Reverse Split, the shares of Company Preferred Stock will automatically convert into shares of Company Common Stock. As a result, the pro forma net income (loss) per share will then be calculated under the treasury stock method, as consolidated net income available to common shareholders divided by the weighted average shares of the Company Common Stock of Format, Inc. (the legal acquiror) immediately after the Reverse Split, with restatement of the shares for both the Reverse Recapitalization and the Reverse Split, both of which are also presumed to have occurred as of January 1, 2010.

Diluted earnings per share, under both the two-class method and the treasury stock method, is calculated by evaluating the dilutive effect of potential shares of Company Common Stock issuable per the terms of the Company Preferred Stock, Private Placement Warrants and the Roth Warrant, as described below.

Series A Convertible Preferred Stock

The Company Preferred Stock is initially convertible at the option of the holder at any time, subject to limitation based upon the shareholder’s proportion of the available shares for conversion, and will automatically convert to common shares upon effectiveness of the Reverse Split at a conversion price of $12.00 per share ($0.375 pre-Reverse Split), subject to adjustment for non-cash dividends, distributions, stock splits, or other subdivisions or reclassifications of Company Common Stock. The conversion of all the preferred shares could be considered contingent upon a substantive event other than market price triggers, which, per ASC 260-10-45-43, requires that the converted shares not be included in diluted EPS until such time that the contingency (in this case, shareholder approval of the Reverse Split) has been met. However, approval of the Reverse Split is controlled by the majority shareholders of the Company, who have agreed to vote in favor of the Reverse Split pursuant to voting agreements entered into in connection with the Reverse Recapitalization and the Private Placement, and have therefore substantially resolved the contingency. Accordingly, all shares of Company Preferred Stock have been evaluated for their dilutive effect in the calculation of pro forma diluted EPS, and for purposes of the two-class method described above, Company Preferred Stock has already been considered in the calculation of basic earnings per share.

The Company Preferred Stock is subject to full-ratchet anti-dilution whereby, upon the issuance (or deemed issuance) of shares of Company Common Stock at a price below the then-current conversion price of the Company Preferred Stock, subject to specified exceptions, the conversion price of the Company Preferred Stock will be reduced to the effective price of Company Common Stock so issued (or deemed to be issued).

The Purchase Agreement for the Private Placement also contains the following provision, which may be deemed to be a form of anti-dilution protection and which creates a contingency that requires potential consideration in the diluted EPS computation: if prior to the earlier of (a) the second anniversary of the date on which the initial Registration Statement is declared effective, as described previously in this document and (b) 180 days after the closing of a firm commitment public underwritten offering of equity securities resulting in gross proceeds of not less than $15.0 million, the Company issues equity securities in a public or private offering (or series of related offerings) resulting in gross proceeds of at least $5.0 million at or below a pre-determined effective price per share (“Reset Price”), the Company will have to issue to each investor in the Private Placement (1) additional shares of Company Common Stock so that after giving effect to such issuance, the effective price per share of Company Common Stock acquired by such investors in the Private Placement will be equal to the Reset Price and (2) additional Private Placement Warrants covering a number of shares of Company Common Stock equal to 50% of the shares of Company Common Stock issued pursuant to clause (1) above. These provisions are not triggered based on the market price of the Company’s Common Stock, but rather on the issuance by the Company of additional equity securities below an effective price per share of $0.375 ($12.00 per share giving effect to the Reverse Split). The contingent issuance of additional common shares as a result of the anti-dilution protection provisions discussed above represents a market-based contingency that does not become a reality until the Company issues securities in the manner described above. The Company’s discretion in this matter, and the inability to determine the variable number of additional common shares to be issued, makes the adjustment for these potential shares indeterminable until these events occur. Thus, such potential shares are not considered in the diluted EPS calculation.

Lastly, because the preferred stock grants the right to participate in undistributed earnings with Company Common Stock, it is considered a participating security, and the Company has applied the two-class method to calculate per share amounts for distributed and undistributed earnings required under ASC 260-10-45, until all of the shares of preferred stock convert into shares of Company Common Stock. Upon consummation of the Reverse Split, the Company Preferred Stock will automatically convert into shares of Company Common Stock, and the two-class method to calculate earnings per share will no longer apply.

Private Placement Warrants

For every share of Company Common Stock issuable upon conversion of shares of Company Preferred Stock purchased by investors in the Private Placement, each investor in the Private Placement also received a warrant to purchase one-half of a share of the Company Common Stock at an initial exercise price of $0.40625 per share ($13.00 per share post-Reverse Split), subject to adjustment for non-cash dividends, distributions, stock splits or other reorganizations or reclassifications of Company Common Stock. These warrants represent the right to purchase a total of 24,000,007 shares (750,002 shares post-Reverse Split) of Company Common Stock upon exercise of the Private Placement Warrants, but the Private Placement Warrants are not exercisable prior to the effectiveness of the Reverse Split. The Private Placement Warrants are subject to full-ratchet anti-dilution protection similar to the anti-dilution protection provisions of the Company Preferred Stock, whereby, upon the issuance (or deemed issuance) of shares of Company Common Stock at a price below the then-current exercise price of the Private Placement Warrants, subject to specified exceptions, the exercise price of the Private Placement Warrants shall be reduced to the effective price of the Company Common Stock so issued (or deemed to be issued). As described in further detail above, pursuant to the Purchase Agreement, under the circumstances described above additional shares of Company Common Stock and additional warrants may be issued to the investors in the Private Placement in the event that the Company issues equity securities in one or a series of related offerings at an effective price per share of the Company Common Stock at or below an effective price per share of $0.375, subject to adjustment for stock splits, stock dividends, and other reclassifications or combinations of the Company Common Stock (which effective price per share will, accordingly, be $12.00 immediately following the effectiveness of the Migratory Merger and the Reverse Split. See “Series A Convertible Preferred Stock” above for a detailed description of this anti-dilution protection provision. At any time beginning six months after the closing of the Private Placement at which the Company is required to register the shares issuable upon exercise of the Private Placement Warrants pursuant to the registration rights agreement entered into in connection with Private Placement, but such shares may not be freely sold to the public, the Private Placement Warrants may be “cashlessly” exercised by their holders. The warrant holders may “cashlessly” exercise the Private Placement Warrants by causing the Company to withhold a number of shares of Company Common Stock otherwise issuable upon such exercise having a value, based upon the market price of Company Common Stock, equal to the aggregate exercise price associated with such exercise. In other words, in such circumstances, the exercise of the Private Placement Warrants will occur without any cash being paid by the holders of the Private Placement Warrants. The treasury stock method has been applied to determine the number of treasury shares assumed to be purchased from the proceeds of warrant exercises, with any residual shares representing the incremental shares of Company Common Stock to be issued and included in diluted EPS. The average market price of the Company Common Stock during the reporting period is used to approximate the number of treasury shares repurchased from the proceeds of an assumed warrant exercise. Since the Company Common Stock was not actively traded during 2010 and the first half of 2011, the Company’s recent valuation has been used and assumed to have remained the same throughout the period. Management’s estimated fair value of $10.08 per common share results in an excess number of treasury shares purchased over the number of shares issued upon exercise of the Private Placement Warrants at $13.00 per share; thus, the Private Placement Warrants were not considered dilutive securities.

Roth Warrant

A warrant representing the right to purchase initially 3,360,000 shares of Company Common Stock at an initial exercise price of $0.4125 per share, subject to adjustment upon the effectiveness of the Reverse Split ($13.20 per share post-Reverse Split) and non-cash dividends, distributions, stock splits, or other reorganizations or reclassifications of Company Common Stock, was issued to Roth Capital Partners, LLC in their capacity as placement agent in the Private Placement, subject to limitations on exercise set forth in this warrant. The Roth Warrant is not exercisable before the effective date of the Reverse Split, and thereafter is exercisable immediately, and has been evaluated for its potentially dilutive effect using the treasury stock method~~.~~ , as described above for the Private Placement Warrants. Unlike the Private Placement Warrants, the Roth Warrant does not contain and is not subject to price-based anti-dilution protection. At any time following the Reverse Split, the Roth Warrant may be “cashlessly” exercised by its holder by causing the Company to withhold a number of shares of Company Common Stock otherwise issuable upon such exercise having a value, based upon the market price of Company Common Stock, equal to the aggregate exercise price associated with such exercise. In other words, in such circumstances, the exercise of the Roth Warrant will occur without any cash being paid by the holder of the Roth Warrant. An excess number of treasury shares could be purchased with the proceeds from exercise of the Roth Warrant, resulting in exclusion of the Roth Warrant from diluted EPS.

The table below presents the computation of undistributed earnings that are available to be allocated to participating securities (i.e., the convertible preferred shares and common shares) under the two-class method, followed by a table depicting earnings per share for each participating security which is derived from the allocation of undistributed earnings to each type of participating security divided by the weighted average of pro forma shares of those securities that were outstanding during the reporting period. This EPS calculation is presented on the face of the Pro forma Combined Statements of Operations.

(Dollar amounts in thousands, except per share amounts):	Six months ended June 30, 2011		Year ended December 31, 2010
Net Income		$2,839		$2,583
Less dividends paid:
Preferred	$—		$—
Common	—		—

Undistributed earnings		$2,839		$2,583

(Dollar amounts in thousands, except per share amounts):	Six months ended June 30, 2011		Year ended December 31, 2010
Allocation of undistributed earnings (Basic and diluted earnings per share amounts):

	Preferred Stock	Common Stock	Preferred Stock	Common Stock
Distributed earnings	$—	$—	$—	$—
Undistributed earnings	24.06	0.01	21.89	0.01

Totals	$24.06	$0.01	$21.89	$0.01

Anti-dilutive potential common shares excluded from the diluted earnings per share computation:

Roth Warrant: 3,360,000 shares of Company Common Stock pre-Reverse Split; 105,000 shares post-Reverse Split; exercise price $13.20 post-Reverse Split; average share price of Company Common Stock is $10.08 (post-Reverse-Split)

Private Placement Warrants: 24,000,007 shares of Company Common Stock pre-Reverse Split; 750,002 shares post-Reverse Split; exercise price $13.00 post-Reverse Split; average share price of Company Common Stock is $10.08 (post-Reverse-Split)

On a post-Reverse Split basis, the Company Preferred Stock will no longer exist, and with no other participating securities, the two-class method for the EPS calculation would no longer apply.

Because the preferred shares are convertible automatically upon the effectiveness of the Reverse Split, which is probable because of voting agreements consummated by the majority shareholders which approve the Reverse Split, the preferred shares are substantively equivalent to common shares on a post-Reverse Split basis, and are included as such in the basic earnings per share calculation on this basis.

Following is the calculation of earnings per share on a post-Reverse Split basis:

(Dollar amounts in thousands, except per share amounts)	Six months ended June 30, 2011	Year ended December 31, 2010
Post-Reverse Split
Numerator:
Net income available to common shareholders	$2,839	$2,583
Denominator:
Pro forma weighted-average common shares outstanding used for basic earnings per share:
Shares originally issued as common	336,597	336,597
Shares automatically converted to common	9,496,753	9,496,753

Pro forma weighted average common shares outstanding	9,833,350	9,833,350
Basic Earnings per Share	$0.29	$0.26

Effect of dilutive securities:
Outstanding private placement warrants	—	—
Outstanding Roth warrant	—	—

Pro forma weighted-average common and potential common shares outstanding for diluted earnings per share	9,833,350	9,833,350
Diluted Earnings per Share	$0.29	$0.26

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

Set forth below is an estimate of the approximate amount of fees and expenses payable by the registrant in connection with the issuance and distribution of the shares. The registrant will pay all of these expenses. All expenses other than the SEC registration fee are estimated.

Approximate Amount
SEC Registration Fee	$882

Accounting Fees and Expenses	90,000

Legal Fees and Expenses	200,000

Miscellaneous	10,000

Total	$300,882

Item 14.	Indemnification of Directors and Officers

Section 78.7502 of the Nevada Revised Statutes, as amended, provides that a corporation may indemnify directors and officers as well as other employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 78.751 of the Nevada Revised Statutes provides that the indemnification pursuant to Section 78.7502 does not exclude any other rights to which those seeking indemnification may be entitled under the articles of incorporation, any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. The registrant’s amended and restated bylaws (i) provide for the indemnification of the registrant’s directors with regards to actions by or in the right of the registrant, (ii) provide for indemnification of the registrant’s directors to the fullest extent permitted by the registrant with regards to other actions, and (iii) allow the registrant to indemnify its officers, employees and agents to the extent determined by the registrant’s board of directors.

In addition, the registrant’s articles of incorporation provides that no director or officer of the registrant will be personally liable to the registrant or its shareholders for damages for breach of fiduciary duty as a director or officer, except for liability (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of Nevada law.

The registrant may enter into indemnification agreements with each of the registrant’s directors and executive officers, which will provide for mandatory indemnification of an executive officer or a director made party to a proceeding by reason of the fact that the person is or was an executive officer or a director of ours, if the executive officer or director acted in good faith and in a manner the executive officer or director reasonably believed to be in, or not opposed to, the registrant’s best interests and, in the case of a criminal proceeding, the executive officer or director had no reasonable cause to believe that his or her conduct was unlawful. Such agreements would also obligate the registrant to advance expenses to an executive officer or a director who may have a right to be indemnified by the registrant; provided, that the executive officer or director will repay advanced expenses if it is ultimately determined that he or she is not entitled to indemnification. Under such agreements, the registrant’s executive officers and directors would also be entitled to indemnification and indemnification for expenses incurred as a result of acting at the registrant’s request as a director, an officer or an agent of an employee benefit plan or other partnership, corporation, joint venture, trust or other enterprise owned or controlled by the registrant.

Upon the consummation of the Migratory Merger, the registrant’s jurisdiction of incorporation will change from Nevada to Delaware, and the registrant will be subject to Section 145 of the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law provides rights of directors and officers to indemnification that are substantially similar to those provided by Sections 78.7502 and 78.751 of the Nevada Revised Statutes. Pursuant to the purchase agreement entered into in connection with the private placement, and in connection with the migratory merger, the registrant has also agreed to a form of a certificate of incorporation and bylaws for the surviving entity in the migratory merger. The form of certificate of incorporation for the surviving entity in the Migratory Merger (i) provides for the indemnification of the registrant’s directors with regards to actions by or in the right of the registrant, (ii) provides for the indemnification of the registrant’s directors to the fullest extent permitted by the Delaware General Corporation Law with regards to other actions, and (iii) provides for the indemnification of the registrant’s officers, employees and agents to the extent determined by its board of directors.

In addition, the form of certificate of incorporation for the surviving entity in the Migratory Merger provides that the personal liability of the registrant’s directors is eliminated to the fullest extent permitted by the Delaware General Corporation Law. The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds, or (iv) for any transaction from which the director derives an improper personal benefit.

The registrant also maintains standard policies of insurance under which coverage is provided (a) to the registrant’s directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to the registrant with respect to payments which may be made by it to such officers and directors pursuant to the above indemnification provisions or otherwise as a matter of law.

Item 15.	Recent Sales of Unregistered Securities

During the past three years, the registrant has made the following sales of securities that were not registered under the Securities Act:

Reverse Recapitalization

On April 29, 2011, Format, Inc. (n/k/a Power Solutions International, Inc.) entered into an agreement and plan of merger and completed the reverse recapitalization. Pursuant to the merger agreement, all of the outstanding shares of common stock of The W Group held by the three stockholders of The W Group at the closing of the reverse recapitalization converted into, and Power Solutions International, Inc. issued to the three stockholders of The W Group, an aggregate of 10,000,000 shares of the registrant’s common stock and 95,960.90289 shares of preferred stock.

The shares of preferred stock and shares of the registrant’s common stock issued to the former stockholders of The W Group in the reverse recapitalization were not registered under the Securities Act or the securities laws of any state, and were in each case offered, sold and issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering, and Rule 506 of Regulation D promulgated thereunder, and the exemption from state securities law registration requirements provided by Section 18(b)(4)(D) of the Securities Act. The registrant relied on such exemptions based in part on written representations made by the former stockholders of The W Group in the respective transaction documents, including representations with respect to each stockholder’s status as an accredited investor and investment intent with respect to the acquired securities. To the extent that any shares of the registrant’s common stock are issued upon conversion of any shares of preferred stock issued in the reverse recapitalization, such shares of the registrant’s common stock will be issued in transactions anticipated to be exempt from registration under Section 3(a)(9) of the Securities Act, because no commission or other remuneration will be paid in connection with such conversions and any resulting issuance of such shares of the registrant’s common stock.

Private Placement

Substantially concurrently with the closing of the reverse recapitalization, on April 29, 2011, the registrant entered into a purchase agreement with 29 accredited investors and consummated the private placement, pursuant to which the registrant issued to these investors an aggregate of 18,000 shares of preferred stock, together with warrants to purchase share of the registrant’s common stock, at a purchase price of $1,000 per share and related warrant, receiving total gross proceeds of approximately $18,000,000. The shares of preferred stock issued in the private placement are convertible into an aggregate of 48,000,007 shares of the registrant’s common stock, subject to limitations on conversion, and upon the terms and conditions set forth in the certificate of designation for the preferred stock. For every one share of the registrant’s common stock issuable upon conversion of shares of preferred stock purchased in the private placement, each investor in the private placement also received a warrant to purchase one-half of a share of the registrant’s common stock at an exercise price of $0.40625 per share, subject to adjustment as set forth in the private placement warrants. Accordingly, the warrants issued in the private placement represent the right to purchase an aggregate of 24,000,007 shares of the registrant’s common stock, subject to limitations on exercise set forth in the warrants. In connection with the private placement, the registrant also issued to Roth Capital Partners, LLC a warrant to purchase 3,360,000 shares of the registrant’s common stock, subject to limitations on exercise set forth in the Roth warrant, at an exercise price of $0.4125 per share and upon the terms and conditions set forth in the Roth warrant.

The shares of preferred stock issued in the private placement, the warrants and the Roth warrant were offered, sold and issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, in each case as a transaction by an issuer not involving a public offering, and Rule 506 of Regulation D promulgated thereunder, and the exemption from state securities law registration requirements provided by Section 18(b)(4)(D) of the Securities Act. The registrant relied on such exemptions based in part on representations made by each of the investors in the private placement in the purchase agreement, or in the case of Roth Capital Partners, LLC, in the Roth warrant, including representations with respect to each investor’s status or the status of Roth Capital Partners, LLC, as applicable, as an accredited investor and investment intent with respect to the acquired securities. To the extent that any shares of the registrant’s common stock are issued upon conversion of any shares of preferred stock issued in the private placement, such shares of the registrant’s common stock will be issued in transactions anticipated to be exempt from registration under Section 3(a)(9) of the Securities Act, because no commission or other remuneration will be paid in connection with such conversions and any resulting issuance of such shares of the registrant’s common stock. To the extent any shares of the registrant’s common stock are issued upon the exercise of any of the private placement warrants, and to the extent any shares of the registrant’s common stock are issued upon the exercise of the Roth warrant, such shares will be issued in transactions anticipated to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder or, in the case of “cashless exercise” of the private placement warrants or the Roth warrant, as applicable, Section 3(a)(9) of the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules

The Exhibits filed herewith are set forth on the Index to Exhibits filed as a part of this Registration Statement beginning on page II-6 hereof.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wood Dale, State of Illinois, on August 18, 2011.

Power Solutions International, Inc. (Registrant)

By:	/S/ THOMAS J. SOMODI

Thomas J. Somodi

Chief Operating Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Title	Date

* Gary S. Winemaster		Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	August 18, 2011

/S/ THOMAS J. SOMODI Thomas J. Somodi		Director, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 18, 2011

* Kenneth J. Winemaster		Director, Senior Vice President and Secretary	August 18, 2011

* Kenneth Landini		Director	August 18, 2011

* H. Samuel Greenawalt		Director	August 18, 2011

*By:	/S/ THOMAS J. SOMODI Thomas J. Somodi Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger between Format, Inc., PSI Merger Sub, Inc. and The W Group, Inc. (incorporated by reference from Exhibit 2.1 to the registrant’s Current Report on Form 8-K, as amended, dated April 29, 2011). †

3.1	Certificate of Designation of Series A Convertible Preferred Stock of Power Solutions International, Inc. (f/k/a Format, Inc.) (incorporated by reference from Exhibit 3.1 to the registrant’s Current Report on Form 8-K, as amended, dated April 29, 2011).

3.2	Amended and Restated Bylaws of Power Solutions International, Inc. (f/k/a Format, Inc.) adopted April 29, 2011 (incorporated by reference from Exhibit 3.2 to the registrant’s Current Report on Form 8-K, as amended, dated April 29, 2011).

3.3	Articles of Incorporation of Power Solutions International, Inc. (f/k/a Format, Inc.), originally filed with the Secretary of State of the State of Nevada on March 21, 2011, including the Articles of Merger originally filed with the Secretary of State of the State of Nevada on April 29, 2011 and the Certificate of Designation of Series A Convertible Preferred Stock of Power Solutions International, Inc. originally filed with the Secretary of State of the State of Nevada on April 29, 2011.

3.4	Certificate of Incorporation of Power Solutions International, Inc., a Delaware corporation, originally filed with the Secretary of State of the State of Delaware on August 12, 2011.

3.5	Bylaws of Power Solutions International, Inc., a Delaware corporation, adopted August 12, 2011.

5.1	Opinion of Woodburn and Wedge as to the validity of the shares registered.

10.1	Stock Repurchase and Debt Satisfaction Agreement, dated as of April 29, 2011, between Format, Inc. and Ryan Neely and Michelle Neely (incorporated by reference from Exhibit 10.1 to the registrant’s Current Report on Form 8-K, as amended, dated April 29, 2011).

10.2	Termination Agreement, dated as of April 28, 2011, between The W Group, Inc. and Thomas Somodi, including the Purchase and Sale Agreement, dated as of April 28, 2011, between Gary Winemaster and Thomas Somodi referenced therein (incorporated by reference from Exhibit 10.2 to the registrant’s Current Report on Form 8-K, as amended, dated April 29, 2011).

10.3	Employment Agreement, dated as of April 29, 2011, between Power Solutions International, Inc. and Thomas Somodi (incorporated by reference from Exhibit 10.3 to the registrant’s Current Report on Form 8-K, as amended, dated April 29, 2011).

10.4	Purchase Agreement, dated April 29, 2011, among Format, Inc. and the investors in the private placement (incorporated by reference from Exhibit 10.4 to the registrant’s Current Report on Form 8-K, as amended, dated April 29, 2011).

10.5	Form of Voting Agreement, dated April 29, 2011, between Power Solutions International, Inc. and each of Gary Winemaster, Kenneth Winemaster, Thomas Somodi and Kenneth Landini (incorporated by reference from Exhibit 10.5 to the registrant’s Current Report on Form 8-K, as amended, dated April 29, 2011).

10.6	Form of Warrant, dated April 29, 2011, issued by Power Solutions International, Inc. to the investors in the private placement (incorporated by reference from Exhibit 10.6 to the registrant’s Current Report on Form 8-K, as amended, dated April 29, 2011).

10.7	Warrant, dated April 29, 2011, issued by Power Solutions International, Inc. to ROTH Capital Partners, LLC (incorporated by reference from Exhibit 10.7 to the registrant’s Current Report on Form 8-K, as amended, dated April 29, 2011).

10.8	Form of Lock-Up Agreement entered into by each of Gary Winemaster, Kenneth Winemaster, Thomas Somodi and Kenneth Landini (incorporated by reference from Exhibit 10.8 to the registrant’s Current Report on Form 8-K, as amended, dated April 29, 2011).

10.9	Registration Rights Agreement, dated as of April 29, 2011, among Power Solutions International, Inc., the investors in the private placement and ROTH Capital Partners, LLC (incorporated by reference from Exhibit 10.9 to the registrant’s Current Report on Form 8-K, as amended, dated April 29, 2011).

10.10	Registration Rights Agreement, dated as of April 29, 2011, among Power Solutions International, Inc. and Gary Winemaster, Kenneth Winemaster and Thomas Somodi (incorporated by reference from Exhibit 10.10 to the registrant’s Current Report on Form 8-K, as amended, dated April 29, 2011).

10.11	Loan and Security Agreement, dated as of April 29, 2011, by and among Harris N.A., as agent for itself and other lenders party thereto, each of the lenders party thereto, Power Solutions International, Inc., The W Group, Inc., Power Solutions, Inc., Power Great Lakes, Inc., Auto Manufacturing, Inc., Torque Power Source Parts, Inc., Power Properties, L.L.C., Power Production, Inc., Power Global Solutions, Inc., PSI International, LLC and XISync LLC, and related documents (incorporated by reference from Exhibit 10.11 to the registrant’s Current Report on Form 8-K, as amended, dated April 29, 2011). ††

10.12	Supply Agreement, dated December 11, 2007, by and between PSI International, LLC and Doosan Infracore Co., Ltd., as amended (incorporated by reference from Exhibit 10.12 to the registrant’s Current Report on Form 8-K, as amended, dated April 29, 2011). ††

10.13	Distribution Agreement for Perkins Products, dated January 1, 2004, by and between Perkins Engines Inc. and Power Great Lakes, Inc., as amended (incorporated by reference from Exhibit 10.13 to the registrant’s Current Report on Form 8-K, as amended, dated April 29, 2011). ††

10.14	Consent and Waiver Agreement, dated January 20, 2011, by and among Fifth Third Bank, in its individual capacity and as agent for itself and other lenders party thereto, each of the lenders party thereto, The W Group, Inc., Power Solutions, Inc., Power Great Lakes, Inc., Auto Manufacturing, Inc., Torque Power Source Parts, Inc., Power Properties, L.L.C., Power Production, Inc., Power Global Solutions, Inc., PSI International, LLC and XISync LLC (incorporated by reference from Amendment No. 1 to the registrant’s Registration Statement on Form S-1 filed July 26, 2011).

10.15	Industrial Lease Agreement, dated as of June 30, 2011, by and between Power Great Lakes, Inc. and Centerpoint Properties Trust (incorporated by reference from Exhibit 10.12 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed August 15, 2011).

10.16	Industrial Space Lease Agreement, dated as of January 11, 2011, by and between Power Great Lakes, Inc. and Dickal 770 L.L.C.

10.17	Lease Agreement, dated as of August 28, 2006, as amended, by and between Power Great Lakes, Inc. and AMB Partners II Local, L.P.

10.18	Lease Agreement, dated as of July 20, 2004, as amended, by and between Power Great Lakes, Inc. and Gateway Jefferson, Inc.

16.1	Letter from Miller Cooper & Co., Ltd. to the Securities and Exchange Commission dated May 20, 2011 (incorporated by reference from Exhibit 16.1 to the registrant’s Current Report on Form 8-K, as amended, dated April 29, 2011).

16.2	Letter from Jonathon P. Reuben, CPA, to the Securities and Exchange Commission dated May 5, 2011 (incorporated by reference from Exhibit 16.2 to the registrant’s Current Report on Form 8-K, as amended, dated April 29, 2011).

21.1	Subsidiaries of Power Solutions International, Inc. (incorporated by reference from Exhibit 21.1 to the registrant’s Current Report on Form 8-K, as amended, dated April 29, 2011).

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Woodburn and Wedge (contained in Exhibit 5.1).

23.3	Consent of Power Systems Research, Inc.

24	Power of Attorney (see signature page).

†	Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish a supplemental copy of an omitted exhibit or schedule to the SEC upon request.

††	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been separately filed with the Securities and Exchange Commission.